Exhibit 10.1
     The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any email communication which refers to this document in Austria or sending any email communication to which a PDF scan of this document is attached to an Austrian addressee or sending any email communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to this document in Austria or sending any email communication to which a PDF scan of this document is attached to an Austrian addressee or sending any email communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
               AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT dated as of August 9, 2011 (this “Amendment and Assumption Agreement”), related to the Amended and Restated Credit Agreement dated as of February 9, 2011 (as amended, supplemented or modified prior to the date hereof, the “Credit Agreement”; and as amended by this Amendment and Assumption Agreement, the “Second Amended and Restated Credit Agreement”), by and among Reynolds Group Holdings Inc. (“RGHI”), Pactiv Corporation, Reynolds Consumer Products Holdings Inc., Closure Systems International Holdings Inc., SIG Euro Holding AG & Co. KGaA, SIG Austria Holding GmbH, Closure Systems International B.V., Reynolds Group Holdings Limited (“Holdings”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Credit Suisse AG, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
     A. Holdings has entered into the Agreement and Plan of Merger dated as of June 17, 2011 (as amended prior to the date hereof, the “Merger Agreement”), by and among Holdings, Bucephalas Acquisition Corp. (“Merger Sub”) and Graham Packaging Company Inc. (“GPCI”), pursuant to which Merger Sub intends to merge (the “Merger”; the date of the Merger being referred to herein as the “Closing Date”) with and into GPCI, with GPCI surviving as a wholly owned subsidiary of RGHI, and with the existing stockholders of GPCI (subject to stockholder dissent rights) receiving an amount of $25.50 per share in cash (the “Merger Consideration”).
     B. In connection with the Merger, (i) on or prior to the Closing Date, one or more subsidiaries of Holdings (each, an “Issuing Subsidiary”) may issue secured notes (the “New Senior Secured Notes”) in an aggregate principal amount of up to $1,500,000,000 and unsecured notes (the “New Senior Unsecured Notes” and, together with the New Senior Secured Notes, the “New Senior Notes”) in an aggregate principal amount of up to $1,000,000,000, in each case in a Rule 144A or other private placement and pursuant to one or more indentures or indenture supplements, (ii) (a) to the extent the Issuing Subsidiaries are not able to issue the full amount of the New Senior Secured Notes, one or more subsidiaries of Holdings (each a “Bridge Loan Borrower”) may incur secured bridge loans (the “Secured Bridge Loans”) under a new senior secured increasing rate bridge facility (the “Secured Bridge Facility”) in an aggregate principal amount that, together with the New Senior Secured Notes incurred by the Issuing Subsidiaries, does not exceed $1,500,000,000 and (b) to the extent the Issuing Subsidiaries are not able to issue the full amount of the New Senior Unsecured Notes, one or more Bridge Loan Borrowers may incur unsecured bridge loans (the “Unsecured Bridge Loans” and, together with the Secured Bridge Loans, the “Bridge Loans”) under a new senior unsecured increasing rate bridge facility (the “Unsecured Bridge Facility”) in an aggregate principal amount that, together with the New Senior Unsecured Notes incurred by the Issuing Subsidiaries, does not exceed $1,000,000,000, (iii) the U.S. Term Borrowers shall borrow the Tranche C Term Loans (as defined below) and (iv) certain existing indebtedness of Holdings and its subsidiaries (including GPCI) will be repaid, prepaid, repurchased, redeemed or otherwise retired, including with the proceeds of Graham Packaging Secured Intercompany Loans (the Merger, the other transactions described in this paragraph and the payment of related fees and expenses and other related transaction costs agreed to by the Administrative Agent are referred to collectively herein as the “Transactions”).
     C. In connection with the Transactions, Holdings and the U.S. Term Borrowers have requested that the persons set forth on Schedule 1 (together with their permitted successors and assigns, the “Tranche C Term Lenders”) commit to make Incremental Term Loans (the “Tranche C Term Loans”) in an aggregate principal amount of $2,000,000,000, which Tranche C Term Loans shall be made (A) on the Closing Date, to the U.S. Term Borrowers, or (B) prior to the Closing Date, to an Escrow Subsidiary pursuant to the Escrow Arrangement (as defined in Schedule 4), in each case pursuant to Section 2.23 of the Second Amended and Restated Credit Agreement. The proceeds of the Tranche C Term Loans will be used solely to finance, in part, the Transactions.
     D. In connection with the Transactions, Holdings and the Borrowers have further requested that the Required Lenders (as defined in the Credit Agreement) agree to the amendments to the Credit Agreement provided for herein and to the terms of the Tranche C Term Loans provided for herein and in the Second Amended and Restated Credit Agreement (it being understood that any notice requirement in connection with the request for such amendments shall be deemed satisfied by the execution and delivery of this Amendment and Assumption Agreement by the parties hereto).
     E. (i) The Tranche C Term Lenders are willing to make the Tranche C Term Loans to the U.S. Term Borrowers on the Closing Date or, pursuant to the Escrow Arrangement, to an Escrow Subsidiary prior to the Closing Date, and (ii) the Tranche C Term Lenders and the Required Lenders are willing to agree to the amendments to the Credit Agreement provided for herein, in each case on the terms set forth herein and in the Second Amended and Restated Credit Agreement and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Defined Terms; Interpretation; Etc. The rules of construction set forth in Section 1.02 of the Second Amended and Restated Credit Agreement shall apply mutatis mutandis to this Amendment and Assumption Agreement. This Amendment and Assumption Agreement shall be a “Loan Document” and, to the extent it relates to the making of Incremental Term Loans, an “Incremental Assumption Agreement”, for all purposes of the Second Amended and Restated Credit Agreement and the other Loan Documents. Capitalized terms used but not defined herein have the meanings assigned thereto in the Second Amended and Restated Credit Agreement.
     SECTION 2. Amendments to Credit Agreement. Effective as of the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended and restated in its entirety to be in the form of Annex A hereto.
     SECTION 3. Incremental Term Loans. (a) Each Tranche C Term Lender agrees, severally and not jointly, to make, on or, pursuant to the Escrow Arrangement, prior to the Closing Date, a Tranche C Term Loan to the U.S. Term Borrowers or an Escrow Subsidiary, as the case may be, in each case in Dollars and in a principal amount not to exceed the amount set forth next to such Tranche C Term Lender’s name on Schedule 1 or in the Assignment and Acceptance pursuant to which such Tranche C Term Lender assumed its Tranche C Term Loan Commitment, as applicable, as the same may be (A) reduced from time to time pursuant to Section 2.09 of the Second Amended and Restated Credit Agreement and (B) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 of the Second Amended and Restated Credit Agreement (the “Tranche C Term Loan Commitments”). The Tranche C Term Loan Commitments and the Tranche C Term Loans shall have the terms set forth herein and such other terms applicable to the “Tranche C Term Loans” as defined in the Second Amended and Restated Credit Agreement. For convenience of reference, the U.S. Term Loans (as defined in the Credit Agreement) outstanding immediately prior to the Amendment Effective Date shall, on the Amendment Effective Date, be redesignated as “Tranche B Term Loans” and shall have the terms provided for “Tranche B Term Loans” under the Second Amended and Restated Credit Agreement.
          (b) The Tranche C Term Loan Commitment of each Tranche C Term Lender shall automatically terminate upon the earliest to occur of (i) the making of the Tranche C Term Loan by such Tranche C Term Lender on or, pursuant to the Escrow Arrangement, prior to the Closing Date, (ii) the termination or expiration of the Merger Agreement and (iii) 5:00 p.m., New York City time, March 20, 2012.
          (c) The proceeds of the Tranche C Term Loans are to be used by the U.S. Term Borrowers solely for the purposes set forth in Recital C of this Amendment and Assumption Agreement.

          (d) Notwithstanding anything to the contrary contained herein, until the Closing Date, the only Loan Parties obligated with respect to the Tranche C Term Loan Commitments and Tranche C Term Loans shall be Holdings and the U.S. Term Borrowers.
     SECTION 4. Conditions Precedent to Borrowing of Tranche C Term Loans and Release of Escrow Funds. The obligations of the Tranche C Term Lenders to make the Tranche C Term Loans hereunder on the Closing Date or, if the Tranche C Term Loans hereunder are made prior to the Closing Date pursuant to Section 7, the release of the cash proceeds of the Tranche C Term Loans from escrow, shall be subject to the satisfaction (or waiver by the Administrative Agent; provided that the Administrative Agent shall not waive the condition in the first sentence of paragraph (f) or paragraph (h) without the consent of the Tranche C Term Lenders) of the following conditions precedent:
          (a) With respect to the making of the Tranche C Term Loans on the Closing Date, the Administrative Agent shall have received a Borrowing Request with respect to the Tranche C Term Loans pursuant to Section 2.03 of the Second Amended and Restated Credit Agreement; provided that notwithstanding Section 2.03 of the Second Amended and Restated Credit Agreement, such Borrowing Request may be conditioned on the occurrence of the Closing Date and revoked if the Closing Date does not occur on the requested date of the Borrowing; provided further, however that any such revocation of such Borrowing Request shall be deemed to be a “Breakage Event” under Section 2.16 of the Second Amended and Restated Credit Agreement if the Borrowing requested to have been made on such date was a Eurocurrency Borrowing.
          (b) Subject to the Agreed Security Principles and, in the case of the Limited Loan Parties, the limitations set forth in Schedule 2, the Administrative Agent shall have received legal opinions, corporate authorizations and closing certificates (similar in type to those certificates described in clauses (i), (ii), (iii) and (iv) of Section 4.02(c) of the Original Credit Agreement) reasonably requested by the Administrative Agent (it being understood that the documentation required to be delivered shall be no more onerous to Holdings and the Subsidiaries than the documentation required to be delivered on the Amendment No. 4 Effective Date).
          (c) The representations and warranties set forth in the Second Amended and Restated Credit Agreement that are Target-Related Representations or Specified Representations shall, in each case, be true and correct in all material respects (and in all respects, if qualified by materiality). “Target-Related Representations” means such of the representations made by GPCI in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that Holdings or Merger Sub has the right to terminate its obligations under the Merger Agreement or decline to consummate the transaction described therein as a result of the breach of such representations. “Specified Representations” means (with respect to the Limited Loan Parties, subject to the limitations set forth in Schedule 2) the representations and warranties set forth in Sections 3.01(a) (to the extent relating to corporate existence), 3.01(d) (as to execution, delivery and performance of the Loan Documents), 3.02(b) (other than clause (ii)(B) thereof), 3.03, 3.11, 3.12, 3.22 and 3.23 of the Second Amended and Restated Credit Agreement.
          (d) All principal, interest and other amounts due or outstanding under the Graham Packaging Credit Agreement shall have been, or substantially contemporaneously with the borrowing of the Tranche C Term Loans (or, if the Tranche C Term Loans hereunder are made prior to the Closing Date pursuant to Section 7, the release of the cash proceeds of the Tranche C Term Loans from escrow) will be, paid in full, the commitments (if any) thereunder terminated, and all guarantees thereof and security therefor released and discharged, and the Administrative Agent shall have received reasonably satisfactory evidence of the same, and either (i) if Graham Packaging Holdings Company (“Graham Packaging”) is to be a Designated Excluded Subsidiary on the Closing Date, RGHI shall, with Graham Packaging (or any successor entity) and the other parties to the Graham Packaging Credit Agreement, have entered into the Graham Packaging Secured Intercompany Loan Documents to which they are expected to be parties, and all of the Equity Interests of Graham Packaging and the promissory notes evidencing the Graham Packaging Secured Intercompany Loan shall have been pledged and delivered to the Collateral Agents for the ratable benefit of the Secured Parties, or (ii) if Graham Packaging is not to be a Designated Excluded Subsidiary on the Closing Date, Holdings and its Subsidiaries shall have complied with the applicable provisions of Section 5.12 of the Second Amended and Restated Credit Agreement with respect to Graham Packaging and its subsidiaries; provided that, with respect to each of clause (i) and clause (ii) above, if, notwithstanding the use by Holdings of commercially reasonable efforts to do so, the requirements of such clauses (other than the grant and perfection of security interests in assets located in any state of the United States or the District of Columbia with respect to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code or the delivery of a certificated security and promissory notes evidencing the Graham Packaging Secured Intercompany Loan) are not satisfied as of the Closing Date, the satisfaction of such requirements shall not be a condition to the availability or release of the Tranche C Term Loans on the Closing Date (but shall be required to be satisfied as promptly as practicable after the Closing Date and in any event within a period reasonably satisfactory to the Administrative Agent).
          (e) The Collateral Agents and each Loan Party that is not a Limited Loan Party shall have executed and delivered to the Administrative Agent a reaffirmation agreement (the “Reaffirmation Agreement”), substantially in the form of Annex B hereto, and other amendments, supplements and confirmations of existing Loan Documents reasonably requested by the Administrative Agent (it being understood that the documentation required to be delivered shall, in any event, be no more onerous to Holdings and the Subsidiaries than the documentation required to be delivered on the Amendment No. 4 Effective Date), in each case subject to the Agreed Security Principles and, with respect to the Limited Loan Parties, the limitations, qualifications and other provisions set forth in Schedule 2, any modifications necessary to reflect the Transactions and such other modifications that are reasonably satisfactory to Holdings and the Administrative Agent.
          (f) The Merger shall be consummated substantially simultaneously with the borrowing or release of the proceeds of the Tranche C Term Loans on the terms described in the Merger Agreement. No provision of the Merger Agreement shall have been amended, modified or waived in any manner adverse to the interests of the Tranche C Term Lenders in any material respect nor shall any consent have been granted that is adverse to the interests of the Tranche C Term Lenders in any material respect by Holdings or Merger Sub thereunder, in each case without the prior written consent of the Administrative Agent (it being agreed that any reduction in the purchase price shall not be deemed to be adverse to the interests of the Tranche C Term Lenders in any material respect).
          (g) The Issuing Subsidiaries and/or the Bridge Loan Borrowers shall or will substantially simultaneously with the initial funding of the Tranche C Term Loans on the Closing Date or the release of the cash proceeds of the Tranche C Term Loans from escrow, have received the proceeds from the issuance of New Senior Notes and/or borrowings of Bridge Loans or from the issuance of common equity and/or, to the extent the terms thereof are reasonably satisfactory to the Administrative Agent, preferred equity that replaces all or a portion of such New Senior Notes or Bridge Loans in amounts sufficient to consummate the Transactions.
          (h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including any Unused Fees (as defined below) and, to the extent invoiced by the Administrative Agent at least two Business Days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document on or prior to the Closing Date.
          (i) The Administrative Agent shall have received, prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.
     SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Amendment and Assumption Agreement, each Loan Party party hereto represents and warrants to the Administrative Agent and each of the Lenders (including the Tranche C Term Lenders), with respect to itself, that, as of the Amendment Effective Date, this Amendment and Assumption Agreement has been duly authorized, executed and delivered by such Loan Party, and, subject to the Legal Reservations and, solely with respect to the Limited Loan Parties, the limitations and qualifications set forth in Schedule 2, constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms. The Second Amended and Restated Credit Agreement, subject to the Legal Reservations and, solely with respect to the Limited Loan Parties, the limitations and qualifications set forth in Schedule 2, constitutes a legal, valid and binding obligation of each Loan Party party thereto enforceable against such Loan Party in accordance with its terms.
     SECTION 6. Effectiveness. Notwithstanding anything to the contrary in Section 2.23(c) of the Credit Agreement, this Amendment and Assumption Agreement shall become effective as of the date (the “Amendment Effective Date”) that the following conditions have been satisfied, which date is August 9, 2011:
          (a) The Administrative Agent shall have received counterparts of this Amendment and Assumption Agreement that, when taken together, bear the signatures of (i) each Loan Party, (ii) the Administrative Agent, (iii) the Required Lenders and (iv) each Tranche C Term Lender.
          (b) Subject to the limitations set forth in Schedule 2, on the Amendment Effective Date, each of the conditions set forth in paragraphs (b) and (c) of Section 4.01 of the Second Amended and Restated Credit Agreement shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of Holdings.
          (c) The Administrative Agent shall have received (i) a favorable written opinion of Debevoise & Plimpton LLP, counsel for Holdings and the U.S. Term Borrowers and of New Zealand counsel for the Administrative Agent, in each case covering such matters relating to this Amendment and Assumption Agreement as the Administrative Agent shall reasonably request, and (ii) corporate authorizations with respect to all Loan Parties, subject to the limitations and qualifications set forth in Schedule 2 solely in the case of Limited Loan Parties and (iii) other certificates and documentation with respect to Holdings and the U.S. Term Borrowers relating to this Amendment and Assumption Agreement as shall be reasonably requested by the Administrative Agent. Holdings and the U.S. Term Borrowers request such counsel to deliver such opinion.
          (d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including the Amendment Fees (as defined below) and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Holdings or the U.S. Term Borrowers hereunder or the other Borrowers under any other Loan Document.
     SECTION 7. Conditions Precedent to Escrow Funding. The obligations of the Tranche C Term Lenders to make the Tranche C Term Loans hereunder prior to the Closing Date (the date of such funding, the “Escrow Term Loan Funding Date”) shall be subject to the satisfaction of the following conditions precedent:
          (a) The Administrative Agent shall have received an irrevocable Borrowing Request with respect to the Tranche C Term Loans pursuant to Section 2.03 of the Second Amended and Restated Credit Agreement.

          (b) Holdings or any Subsidiary shall have provided sufficient funds to be held subject to the Escrow Arrangement to pay accrued interest, accreted original issue discount, premiums, fees and expenses that will be required to be paid in connection with the Tranche C Term Loans from the Escrow Term Loan Funding Date to March 20, 2012, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.
          (c) The Escrow Arrangement with respect to the proceeds of the Tranche C Term Loans shall have become effective in accordance with Schedule 4.
          (d) The Administrative Agent shall have received such other opinions, corporate authorizations and certificates as set forth in Schedule 4.
          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Escrow Term Loan Funding Date, including any Unused Fees and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Holdings or the U.S. Term Borrowers hereunder (including pursuant to the Escrow Arrangement) or under any other Loan Document on or prior to the Escrow Term Loan Funding Date.
     SECTION 8. Effect of this Amendment. The Second Amended and Restated Credit Agreement shall, except as otherwise expressly set forth herein or therein, supersede the Credit Agreement from and after the Amendment Effective Date. Except as expressly set forth herein or in the Second Amended and Restated Credit Agreement, neither this Amendment and Assumption Agreement, nor the Second Amended and Restated Credit Agreement, shall by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. None of (i) this Amendment and Assumption Agreement, (ii) the Second Amended and Restated Credit Agreement or (iii) any other Loan Document executed and delivered in connection herewith shall constitute a novation, payment and reborrowing or complete or partial termination of the Bank Obligations under the Credit Agreement and the other Loan Documents as in effect prior to the Closing Date. Subject to the limitations set forth in Schedule 2, the Liens and security interests in favor of the Collateral Agents for the benefit of the Secured Parties securing payment of the Bank Obligations under the Credit Agreement are in all respects continuing and in full force and effect with respect to all Bank Obligations. After the date hereof, any reference in any Loan Document to the Credit Agreement shall be deemed to refer without further amendment to the Second Amended and Restated Credit Agreement.

     SECTION 9. Consent. Each Loan Party (solely, in the case of the Limited Loan Parties, subject to the limitations set forth in Schedule 2) and each Consenting Lender (as defined below) hereby consents to this Amendment and Assumption Agreement and the transactions contemplated hereby (including the consummation of the Transactions as described herein).
     SECTION 10. Post-Effective Matters. Within the time periods set forth in Schedule 3 or such later date as may be agreed by the Administrative Agent in its sole discretion, the Loan Parties identified on Schedule 3 shall enter into, subject to the Agreed Security Principles, all agreements and do all things required to be entered into and done by them as set forth in Schedule 3, with each such required agreement to be in form and substance reasonably satisfactory to the Administrative Agent.
     SECTION 11. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Second Amended and Restated Credit Agreement.
     SECTION 12. Amendment Fees. In consideration of the agreements of the existing Lenders contained in this Amendment and Assumption Agreement, Holdings and the U.S. Term Borrowers agree to pay to the Administrative Agent, for the account of each existing Lender (each, a “Consenting Lender”) that unconditionally and irrevocably delivers an executed counterpart of this Amendment and Assumption Agreement at or prior to 5:00 p.m., New York time, on July 25, 2011, an amendment fee (the “Amendment Fee”) in an amount equal to 0.05% of the sum of such Lender’s Term Loans and Revolving Credit Commitment (whether used or unused) at such time, payable on the Amendment Effective Date. The Amendment Fee shall be payable in Dollars, with respect to Term Loans and Revolving Credit Commitments denominated in Dollars, and Euro, with respect to Term Loans and Revolving Credit Commitments denominated in Euro.
     SECTION 13. Unused Fees. The U.S. Term Borrowers agree to pay to each Tranche C Term Loan Lender (other than any Defaulting Lender), through the Administrative Agent, an unused fee (the “Unused Fee”), equal to 5.25% per annum of the aggregate principal amount of the Tranche C Term Loan Commitment of such Tranche C Term Loan Lender, beginning to accrue upon the Amendment Effective Date, up to but excluding the earlier of (i) the day the Tranche C Term Loans are funded (whether into escrow or otherwise) and (ii) the day the Tranche C Term Loan Commitments are terminated (such earlier date, the “Unused Fee Termination Date”), payable quarterly in arrears on the last Business Day of March, June, September and December of each year (starting with the last Business Day of September 2011), with the balance payable on the Unused Fee Termination Date. The Unused Fee shall be calculated on the basis of the actual number of days elapsed in a 360-day year.
     SECTION 14. Upfront Fees. The U.S. Term Borrowers agree to pay on the Amendment Effective Date to each Tranche C Term Loan Lender, through the Administrative Agent, an upfront fee (the “Upfront Fee”), equal to 1% of the aggregate principal amount of the Tranche C Term Loan Commitment of such Tranche C Lender on such date. The Upfront Fee shall be fully earned and due and payable on the Amendment Effective Date whether or not any Tranche C Term Loans are made.

     SECTION 15. Counterparts. This Amendment and Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment and Assumption Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
     SECTION 16. Applicable Law. THIS AMENDMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 17. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT AND ASSUMPTION AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND ASSUMPTION AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.
     SECTION 18. Jurisdiction; Consent to Service of Process. (a) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court or Federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment and Assumption Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court; provided that solely for the purpose of enforcement of the rights of the Administrative Agent, any Collateral Agent and any Lender under this Amendment and Assumption Agreement in Austria, each Loan Party hereby irrevocably and unconditionally also submits, for itself and its property to the jurisdiction of the courts of England. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment and Assumption Agreement shall affect any right that the Administrative Agent, the Collateral Agents or any Lender may otherwise have to bring any action or proceeding relating to this Amendment and Assumption Agreement against any Borrower, Holdings or their respective properties in the courts of any jurisdiction.

          (b) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment and Assumption Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Each party to this Amendment and Assumption Agreement irrevocably, to the extent permitted under applicable law, consents to service of process in the manner provided for notices in Section 9.01 of the Second Amended and Restated Credit Agreement. Nothing in this Amendment and Assumption Agreement will affect the right of any party to this Amendment and Assumption Agreement to serve process in any other manner permitted by law.
          (d) Each Loan Party hereby irrevocably designates and appoints RGHI as its authorized agent upon which process may be served in any action, suit or proceeding arising out of or relating to this Amendment and Assumption Agreement that may be instituted by the Administrative Agent, any Collateral Agent or any Lender in any Federal or state court in the State of New York. Each Loan Party hereby agrees that service of any process, summons, notice or document by U.S. registered mail addressed to RGHI, with written notice of said service to such Loan Party at the address set forth in Section 9.01 of the Second Amended and Restated Credit Agreement shall be effective service of process for any action, suit or proceeding brought in any such court.
     SECTION 19. Headings. The headings of this Amendment and Assumption Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
     SECTION 20. Amendment. Neither this Amendment and Assumption Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Holdings, the other Loan Parties, the Administrative Agent and Tranche C Term Lenders having Tranche C Term Loan Commitments representing more than 50% of the sum of all unused Tranche C Term Loan Commitments at such time; provided that the Tranche C Term Loan Commitments of any Defaulting Lender shall be disregarded in such determination at any time, and provided, further, that (a) no such agreement shall (i) increase or extend the Tranche C Term Loan Commitment of any Tranche C Term Lender without the prior written consent of such Lender, (ii) decrease or extend the date for payment of any Unused Fee of any Tranche C Term Lender without the prior written consent of such Tranche C Term Lender, or (iii) amend Section 4(f), 4(h) or 7 without the prior written consent of each Tranche C Term Lender and (b) other than as expressly provided below with respect to amendments that may be necessary to implement the Escrow Arrangement, no such agreement shall amend, modify or waive Annex A, which shall instead be subject to Section 9.08 of the Second Amended and Restated Credit Agreement. Notwithstanding the foregoing, (i) Schedules 2 and 3 may be amended or supplemented by Holdings with the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, and (ii) effective as of immediately prior to the Escrow Term Loan Funding Date, the Second Amended and Restated Credit Agreement and any other Loan Document shall be further amended, if necessary, pursuant to documentation reasonably satisfactory to Holdings, the Borrowers and the Administrative Agent and without any further action by any Lender, to effect the changes contemplated in Schedule 4 in order to permit the funding of the Tranche C Term Loans prior to the Closing Date in escrow pursuant to the Escrow Arrangement; provided that the conditions to release of such Tranche C Term Loans shall be as set forth in Section 4.
     SECTION 21. Austrian Stamp Duty, Etc. The parties hereto agree that the provisions of Sections 9.19 (Place of Performance) and 9.20 (Austria Stamp Duty) of the Credit Agreement and the provisions of Sections 5.15 (Place of Performance) and 5.16 (Austrian Stamp Duty) of the First Lien Intercreditor Agreement shall apply to this Amendment and Assumption Agreement as if incorporated herein mutatis mutandis.
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EXECUTION VERSION
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

REYNOLDS GROUP HOLDINGS INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

Signed, sealed and delivered by	)
WHAKATANE MILL AUSTRALIA	)
PTY LIMITED by the party’s	)
attorney pursuant to power of attorney	)
dated ............. who states	)
that no notice of revocation of the	)
power of attorney has been received in	)
the presence of:

/s/ Cindi Lefari Witness	/s/ Karen Mower Attorney

CINDI LEFARI Name of Witness	Karen Michelle Mower Name of Attorney
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

SIG AUSTRIA HOLDING GMBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Attorney

SIG COMBIBLOC GMBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Attorney

SIG COMBIBLOC GMBH & CO KG, represented by its general partner SIG COMBIBLOC GMBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Attorney

SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

CLOSURE SYSTEMS INTERNATIONAL (BRAZIL) SISTEMAS DE VEDAÇÃO LTDA.
By	/s/ Guillermo Rodrigues Miranda
	Name:	Guillermo Rodrigues Miranda
	Title:	Manager

SIG BEVERAGES BRASIL LTDA.
By	/s/ Felix Colas Morea
	Name:	Felix Colas Morea
	Title:	Director

SIG COMBIBLOC DO BRASIL LTDA.
By	/s/ Antonio Luiz Tafner Ferriera
	Name:	Antonio Luiz Tafner Ferriera
	Title:	Manager

By	/s/ Ricardo Lança Rodriguez
	Name:	Ricardo Lança Rodriguez
	Title:	Manager

SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

CSI LATIN AMERICAN HOLDINGS CORPORATION
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney

SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

CONFERENCE CUP LTD.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorised Signatory

DOPACO CANADA, INC.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorised Signatory

EVERGREEN PACKAGING CANADA LIMITED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorised Signatory

GARVEN INCORPORATED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorised Signatory

PACTIV CANADA INC.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorised Signatory

SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

CSI CLOSURE SYSTEMS MANUFACTURING DE CENTRO AMERICA, SOCIEDAD DE RESPONSABILIDAD LIMITADA
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney-in-Fact

SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

CLOSURE SYSTEMS INTERNATIONAL DEUTSCHLAND GMBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (GERMANY) GMBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

SIG BEVERAGES GERMANY GMBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

SIG COMBIBLOC GMBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

SIG COMBIBLOC HOLDING GMBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

SIG COMBIBLOC SYSTEMS GMBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

SIG COMBIBLOC ZERSPANUNGSTECHNIK GMBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

SIG EURO HOLDING AG & CO. KGAA towards all parties to this Agreement other than SIG Reinag AG, acting through its general partner (Komplementär) SIG Reinag AG
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

towards SIG Reinag AG, acting through its supervisory board (Aufsichtsrat), represented by the chairman of the supervisory board acting as its authorized representative
/s/ Rolf Stangl
Name:	Rolf Stangl
Title:	Chairman of the supervisory board

SIG INFORMATION TECHNOLOGY GMBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

SIG INTERNATIONAL SERVICES GMBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

SIG VIETNAM BETEILIGUNGS GMBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

PACTIV HAMBURG HOLDINGS GMBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

PACTIV DEUTSCHLAND HOLDINGGESELLSCHAFT MBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

OMNI-PAC EKCO GMBH VERPACKUNGSMITTEL
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

OMNI-PAC GMBH VERPACKUNGSMITTEL
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

SIG ASSET HOLDINGS LIMITED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorised Signatory
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

CLOSURE SYSTEMS INTERNATIONAL (HONG KONG) LIMITED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney

EVERGREEN PACKAGING (HONG KONG) LIMITED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney

SIG COMBIBLOC LTD
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (HUNGARY) KFT.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney

CSI HUNGARY KFT.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (JAPAN) KK
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney

CLOSURE SYSTEMS INTERNATIONAL JAPAN, LIMITED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A., a public limited liability company (société anonyme) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 128.592

By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.ÁR.L., a private limited liability company (société à responsabilité limitée) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 128.135 and having a share capital of EUR 404,969,325

By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorised Signatory

EVERGREEN PACKAGING (LUXEMBOURG) S.Á R.L., a private limited liability company (société à responsabilité limitée) with registered office at 6c, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 152.662 and having a share capital of EUR 12,500

By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorised Signatory
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.,
a public limited liability company
(société anonyme) with registered office
at 6C rue Gabriel Lippmann, L-5365
Munsbach, Grand-Duchy of Luxembourg,
registered with the Luxembourg register
of commerce and companies under number B
148.957

By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorised Signatory
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

BIENES INDUSTRIALES DEL NORTE, S.A. DE C.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorized Signatory

CENTRAL DE BOLSAS, S. DE R.L. DE C.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorized Signatory

CSI EN ENSENADA, S. DE R.L. DE C.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorized Signatory

CSI EN SALTILLO, S. DE R.L. DE C.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorized Signatory

CSI TECNISERVICIO, S. DE R.L. DE C.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorized Signatory
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

EVERGREEN PACKAGING MÉXICO, S. DE R.L. DE C.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorized Signatory

GRUPO CORPORATIVO JAGUAR, S.A. DE C.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorized Signatory

GRUPO CSI DE MÉXICO, S. DE R.L. DE C.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorized Signatory

MAXPACK, S. DE R.L. DE C.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorized Signatory

PACTIV MÉXICO, S. DE R.L. DE C.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorized Signatory
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

REYNOLDS METALS COMPANY DE MÉXICO, S. DE R.L. DE C.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorized Signatory

SERVICIOS INDUSTRIALES JAGUAR, S.A. DE C.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorized Signatory

SERVICIO TERRESTRE JAGUAR, S.A. DE C.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorized Signatory

TÉCNICOS DE TAPAS INNOVATIVAS, S.A. DE C.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorized Signatory
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

CLOSURE SYSTEMS INTERNATIONAL B.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
Its authorised representative: Attorney

EVERGREEN PACKAGING INTERNATIONAL B.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
Its authorised representative: Attorney

REYNOLDS CONSUMER PRODUCTS INTERNATIONAL B.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
Its authorised representative: Attorney

REYNOLDS PACKAGING INTERNATIONAL B.V.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
Its authorised representative: Attorney
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

REYNOLDS GROUP HOLDINGS LIMITED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorised Signatory

and witnessed by
/s/ Cindi Lefari
	Name:	Cindi Lefari
Address: 414 Alexander St. Loyee NSW 2034 Occupation: Lawyer

WHAKATANE MILL LIMITED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Authorised Signatory

and witnessed by
/s/ Cindi Lefari
	Name:	Cindi Lefari
Address: 414 Alexander St Loyee NSW 2034 Occupation: Lawyer
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

SIG ALLCAP AG
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Attorney

SIG COMBIBLOC GROUP AG
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Attorney

SIG COMBIBLOC PROCUREMENT AG
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Attorney

SIG COMBIBLOC (SCHWEIZ) AG
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Attorney

SIG REINAG AG
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Attorney
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

SIG SCHWEIZERISCHE INDUSTRIE-GESELLSCHAFT AG
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Attorney

SIG TECHNOLOGY AG
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Attorney

SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

SIG COMBIBLOC LTD.
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Attorney
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

CLOSURE SYSTEMS INTERNATIONAL (UK) LIMITED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney

IVEX HOLDINGS, LTD.
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney

J. & W. BALDWIN (HOLDINGS) LIMITED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney

KAMA EUROPE LIMITED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney

OMNI-PAC U.K. LIMITED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

REYNOLDS CONSUMER PRODUCTS (UK) LIMITED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney

REYNOLDS SUBCO (UK) LIMITED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney

SIG HOLDINGS (UK) LIMITED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney

SIG COMBIBLOC LIMITED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney

THE BALDWIN GROUP LIMITED
By	/s/ Karen Mower
	Name:	Karen Michelle Mower
	Title:	Attorney
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

BAKERS CHOICE PRODUCTS, INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Assistant Secretary

BLUE RIDGE HOLDING CORP.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

BLUE RIDGE PAPER PRODUCTS INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

BRPP, LLC By: BLUE RIDGE PAPER PRODUCTS INC., its Sole Member and Manager
/s/ Helen Dorothy Golding
Name:	Helen Dorothy Golding
Title:	Secretary

CLOSURE SYSTEMS INTERNATIONAL AMERICAS, INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Assistant Secretary
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President and Secretary

CLOSURE SYSTEMS INTERNATIONAL INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Assistant Secretary

CLOSURE SYSTEMS INTERNATIONAL PACKAGING MACHINERY INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Assistant Secretary

CLOSURE SYSTEMS MEXICO HOLDINGS LLC
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Assistant Secretary

CSI MEXICO LLC
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Assistant Secretary
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

CSI SALES & TECHNICAL SERVICES INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President and Assistant Secretary

DOPACO, INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

EVERGREEN PACKAGING INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

EVERGREEN PACKAGING INTERNATIONAL (US) INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

EVERGREEN PACKAGING USA INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

NEWSPRING INDUSTRIAL CORP.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PACTIV CORPORATION
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PACTIV FACTORING LLC
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PACTIV GERMANY HOLDINGS, INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PACTIV INTERNATIONAL HOLDINGS INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

PACTIV MANAGEMENT COMPANY LLC
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PACTIV RETIREMENT ADMINISTRATION LLC
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PACTIV RSA LLC
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PCA WEST INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PRAIRIE PACKAGING, INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

PWP HOLDINGS, INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

PWP INDUSTRIES, INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Vice President

REYNOLDS CONSUMER PRODUCTS HOLDINGS INC.
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Vice President and Assistant Treasurer

REYNOLDS CONSUMER PRODUCTS, INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Assistant Secretary

REYNOLDS FLEXIBLE PACKAGING INC.
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Assistant Secretary
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

REYNOLDS FOIL INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Assistant Secretary

REYNOLDS FOOD PACKAGING LLC
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Assistant Secretary

REYNOLDS GROUP ISSUER INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

REYNOLDS GROUP ISSUER LLC
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

REYNOLDS PACKAGING INC.
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Assistant Secretary
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

REYNOLDS PACKAGING KAMA INC.
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Assistant Secretary

REYNOLDS PACKAGING LLC
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Assistant Secretary

REYNOLDS SERVICES INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

SIG COMBIBLOC INC.
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Assistant Secretary

SIG HOLDING USA, INC.
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Assistant Secretary
SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

SOUTHERN PLASTICS INC.
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Assistant Secretary

ULTRA PAC, INC.
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Assistant Secretary

SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent,
by	/s/ Ari Bruger
	Name:	Ari Bruger
Title: Vice President

by	/s/ Kevin Buddhdew
	Name:	Kevin Buddhdew
Title: Associate

SIGNATURE PAGE TO AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender: Malibu CBNA Loan Funding LLC

by	/s/ Malia Baynes
	Name:	Malia Baynes
	Title:	Attorney-in-fact

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender: ACA CLO 2006-1, LTD

by	its investment advisor Apidos Capital Management, LLC

by	/s/ Gretchen L. Bergstresser
	Name:	Gretchen L. Bergstresser
	Title:	Senior Portfolio Manager

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender: ACA CLO 2006-2, LTD

by	its investment advisor Apidos Capital Management, LLC

by	/s/ Gretchen L. Bergstresser
	Name:	Gretchen L. Bergstresser
	Title:	Senior Portfolio Manager

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender: ACA CLO 2007-1, LTD

by	its investment advisor Apidos Capital Management, LLC

by	/s/ Gretchen L. Bergstresser
	Name:	Gretchen L. Bergstresser
	Title:	Senior Portfolio Manager

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:ACE Tempest Reinsurance Ltd.
by Oaktree Capital Management, L.P.

Its: Investment Manager

by	/s/ Robert Perelson
	Name:	Robert Perelson
	Title:	Managing Director

by1	/s/ Desmund Shirazi
	Name:	Desmund Shirazi
	Title:	Managing Director

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender: ACOF 5 CB Funding LLC
By: Citibank, N.A.

by	/s/ Emil Chong
	Name:	Emil Chong
	Title:	Director

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender:
Galaxy VI CLO, LTD
By: PineBridge Investments, LLC.
its Collateral Manager
Galaxy VII CLO, LTD
By: PineBridge Investments, LLC.
its Collateral Manager
Galaxy VIII CLO, LTD
By: PineBridge Investments, LLC.
its Collateral Manager
Galaxy X CLO, LTD
By: PineBridge Investments, LLC.
its Collateral Manager
PineBridge Bank Loan Fund Ltd. (know as AIG
Bank Loan Fund Ltd.)
By: PineBridge Investments, LLC.
its Investment Manager
Saturn CLO, Ltd.
By: PineBridge Investments, LLC.
its Collateral Manager
Validus Reinsurance Ltd.
By: PineBridge Investments, LLC.
its Investment Manager

by	/s/ Steven S. Oh
	Name:	Steven S. Oh
	Title:	Managing Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Euro-Galaxy CLO, B.V. By: PineBridge Investments Europe Limited As Collateral Manager Euro-Galaxy II CLO, B.V. By: PineBridge Investments Europe Limited As Collateral Manager

by	/s/ Steven S. Oh
	Name:	Steven S. Oh
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: AIRLIE CLO 2006-II LTD

by	/s/ Seth Cameron
	Name:	Seth Cameron
	Title:	Portfolio Manager

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

LANDMARK VII CDO LTD by Aladdin Capital Management LLC as Manager LANDMARK VIII CDO LTD by Aladdin Capital Management LLC as Manager LANDMARK IX CDO LTD by Aladdin Capital Management LLC as Manager

by	/s/ William W. Lowry
	Name:	William W. Lowry, CFA
	Title:	Authorized Signatory

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Name:
Title:

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: ABCLO 2007, Ltd.

by AllianceBernstein

by	/s/ Michael E. Sohr
	Name:	Michael E. Sohr
	Title:	Senior Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	AllianceBernstein Institutional Investments — High Yield Loan Portfolio (JPY)

by AllianceBernstein

by	/s/ Michael E. Sohr
	Name:	Michael E. Sohr
	Title:	Senior Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	AllianceBernstein Institutional Investments — High Yield Loan Portfolio (JPY) by AllianceBernstein

by	/s/ Michael E. Sohr
	Name:	Michael E. Sohr
	Title:	Senior Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	NACM CLO I
	by	/s/ Joanna Willars
		Name:	Joanna Willars
		Title:	VP, Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

AMMC CLO VI, LIMITED By: American Money Management Corp., as Collateral Manager

by	/s/ David P. Meyer
	Name:	David P. Meyer
	Title:	Senior Vice President

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ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

AMMC VII, LIMITED

By:	American Money Management Corp., as Collateral Manager

by	/s/ David P. Meyer
	Name:	David P. Meyer
	Title:	Senior Vice President

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Name:
Title:

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REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

AMMC VIII, LIMITED
By:	American Money Management Corp., as Collateral Manager

by	/s/ David P. Meyer
	Name:	David P. Meyer
	Title:	Senior Vice President

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Title:

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REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Apidos CDO II
	by	its investment advisor Apidos Capital Management, LLC

by	/s/ Gretchen L. Bergstresser
	Name:	Gretchen L. Bergstresser
	Title:	Senior Portfolio Manager

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Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Apidos CDO III
	by	its investment advisor Apidos Capital Management, LLC

by	/s/ Gretchen L. Bergstresser
	Name:	Gretchen L. Bergstresser
	Title:	Senior Portfolio Manager

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Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
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REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Apidos CDO IV
	by	its investment advisor Apidos Capital Management, LLC

by	/s/ Gretchen L. Bergstresser
	Name:	Gretchen L. Bergstresser
	Title:	Senior Portfolio Manager

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Apidos CDO V
	by	its investment advisor Apidos Capital Management, LLC

by	/s/ Gretchen L. Bergstresser
	Name:	Gretchen L. Bergstresser
	Title:	Senior Portfolio Manager

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Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Apidos Cinco CDO by its investment advisor Apidos Capital Management, LLC

by	/s/ Gretchen L. Bergstresser
	Name:	Gretchen L. Bergstresser
	Title:	Senior Portfolio Manager

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Apidos Quattro CDO by its investment advisor Apidos Capital Management, LLC

by	/s/ Gretchen L. Bergstresser
	Name:	Gretchen L. Bergstresser
	Title:	Senior Portfolio Manager

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

ALM Loan Funding 2010-1, Ltd. By: Apollo Credit Management, LLC, its collateral manager

/s/ Joseph Moroney
Name:	Joseph Moroney
Title:	VP

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

ALM Loan Funding 2010-3, Ltd. By: Apollo Credit Management (CLO), LLC, as Collateral Manager

/s/ Joseph Moroney
Name:	Joseph Moroney
Title:	VP

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

ALM IV, Ltd. By: Apollo Credit Management (CLO), LLC, as Collateral Manager

/s/ Joseph Moroney
Name:	Joseph Moroney
Title:	VP

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender:

ARES IIIR/IVR CLO LTD.			ARES VR CLO LTD.

BY:	ARES CLO MANAGEMENT IIIR/IVR,		BY:	ARES CLO MANAGEMENT VR, L.P.,
	L.P., ITS ASSET MANAGER		ITS INVESTMENT MANAGER

BY:	ARES CLO GP IIIR/IVR, LLC, ITS		BY:	ARES CLO GP VR, LLC, ITS
GENERAL PARTNER			GENERAL PARTNER

By:	/s/ Americo Cascella		By:	/s/ Americo Cascella
	Name:	AMERICO CASCELLA		Name:	AMERICO CASCELLA
	Title:	AUTHORIZED SIGNATORY		Title:	AUTHORIZED SIGNATORY

ARES VIR CLO LTD.			ARES XI CLO LTD.

BY:	ARES CLO MANAGEMENT VIR, L.P.,		BY:	ARES CLO MANAGEMENT XI, L.P.,
ITS INVESTMENT MANAGER			ITS ASSET MANAGER

BY:	ARES CLO GP VIR, LLC, ITS		BY:	ARES CLO GP XI, LLC, ITS
GENERAL PARTNER			GENERAL PARTNER

By:	/s/ Americo Cascella		By:	/s/ Americo Cascella
	Name:	AMERICO CASCELLA		Name:	AMERICO CASCELLA
	Title:	AUTHORIZED SIGNATORY		Title:	AUTHORIZED SIGNATORY

ARES XII CLO LTD.			Ares NF CLO XIII Ltd

BY:	ARES CLO MANAGEMENT XII, L.P.,		By:	Ares NF CLO XIII Management,
ITS ASSET MANAGER				L.P., its collateral manager

BY:	ARES CLO GP XII, LLC, ITS		By:	Ares NF CLO XIII Management
GENERAL PARTNER				LLC, its general partner

By:	/s/ Americo Cascella		By:	/s/ Americo Cascella
	Name:	AMERICO CASCELLA		Name:	AMERICO CASCELLA
	Title:	AUTHORIZED SIGNATORY		Title:	AUTHORIZED SIGNATORY

Ares NF CLO XIV Ltd			Ares NF CLO XV Ltd

By:	Ares NF CLO XIV Management,		By:	Ares NF CLO XV Management,
	L.P., its collateral manager			L.P., its collateral manager

By:	Ares NF CLO XIV Management LLC,		By:	Ares NF CLO XV Management LLC,
its general partner				its general partner

By:	/s/ Americo Cascella		By:	/s/ Americo Cascella
	Name:	AMERICO CASCELLA		Name:	AMERICO CASCELLA
	Title:	AUTHORIZED SIGNATORY		Title:	AUTHORIZED SIGNATORY

ARES XVI CLO LTD.			ARES ENHANCED CREDIT OPPORTUNITIES
FUND LTD.

BY:	ARES CLO MANAGEMENT XVI, L.P.,		BY:	ARES ENHANCED CREDIT
ITS ASSET MANAGER				OPPORTUNITIES FUND MANAGEMENT, L.P., ITS MANAGER

BY:	ARES CLO GP XVI, LLC, ITS		BY:	ARES ENHANCED CREDIT
GENERAL PARTNER				OPPORTUNITIES FUND MANAGEMENT GP,
LLC, AS GENERAL PARTNER

By:	/s/ Americo Cascella		By:	/s/ Americo Cascella
	Name:	AMERICO CASCELLA		Name:	AMERICO CASCELLA
	Title:	AUTHORIZED SIGNATORY		Title:	AUTHORIZED SIGNATORY

ARES SENIOR LOAN TRUST 2011			ARES ENHANCED LOAN INVESTMENT STRATEGY II, LTD.

BY:	ARES MANAGEMENT LLC, ITS
INVESTMENT MANAGER			BY:	ARES ENHANCED LOAN MANAGEMENT II,

By:	/s/ Americo Cascella		L.P., ITS PORTFOLIO MANAGER
	Name:	AMERICO CASCELLA
	Title:	AUTHORIZED SIGNATORY	BY:	ARES ENHANCED LOAN II GP, LLC,
ITS GENERAL PARTNER

			By:	/s/ Americo Cascella
				Name:	AMERICO CASCELLA
				Title:	AUTHORIZED SIGNATORY

ARES ENHANCED LOAN INVESTMENT				FUTURE FUND BOARD OF GUARDIANS
STRATEGY IR LTD.

BY:	ARES ENHANCED LOAN MANAGEMENT		BY:	ARES ENHANCED LOAN INVESTMENT
	IR L.P., AS PORTFOLIO MANAGER			STRATEGY ADVISOR IV, L.P., ITS
INVESTMENT MANAGER (ON BEHALF OF THE
ELIS IV SUB ACCOUNT)

BY:	ARES ENHANCED LOAN IR GP, LLC,		BY:	ARES ENHANCED LOAN INVESTMENT
ITS GENERAL PARTNER				STRATEGY ADVISOR IV GP, LLC, ITS GENERAL PARTNER

By:	/s/ Americo Cascella		By:	/s/ Americo Cascella
	Name:	AMERICO CASCELLA		Name:	AMERICO CASCELLA
	Title:	AUTHORIZED SIGNATORY		Title:	AUTHORIZED SIGNATORY

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender:

ARES ENHANCED LOAN INVESTMENT STRATEGY III, LTD.
BY: BY:	ARES ENHANCED LOAN MANAGEMENT III, L.P., ITS PORTFOLIO MANAGER ARES ENHANCED LOAN III GP, LLC, ITS GENERAL PARTNER
By:	/s/ Americo Cascella
	Name:	AMERICO CASCELLA
	Title:	AUTHORIZED SIGNATORY

WELLPOINT, INC.
BY: BY:	ARES WLP MANAGEMENT, L.P., ITS INVESTMENT MANAGER ARES WLP MANAGEMENT GP, LLC, ITS GENERAL PARTNER
By:	/s/ Americo Cascella
	Name:	AMERICO CASCELLA
	Title:	AUTHORIZED SIGNATORY

ARES INSTITUTIONAL LOAN FUND B.V.
BY:	ARES MANAGEMENT LIMITED, AS MANAGER
By:	/s/ Americo Cascella
	Name:	AMERICO CASCELLA
	Title:	AUTHORIZED SIGNATORY

ARES EUROPEAN CLO II B.V.
BY:	ARES MANAGEMENT LIMITED, ITS MANAGER
By:	/s/ Americo Cascella
	Name:	AMERICO CASCELLA
	Title:	AUTHORIZED SIGNATORY

GLOBAL LOAN OPPORTUNITY FUND B.V.
BY:	ARES MANAGEMENT LIMITED, ITS PORTFOLIO MANAGER
By:	/s/ Americo Cascella
	Name:	AMERICO CASCELLA
	Title:	AUTHORIZED SIGNATORY

SEI INSTITUTIONAL INVESTMENTS TRUST ENHANCED LIBOR OPPORTUNITIES FUND
BY: ARES MANAGEMENT LLC, AS PORTFOLIO MANAGER
By:	/s/ Americo Cascella
	Name:	AMERICO CASCELLA
	Title:	AUTHORIZED SIGNATORY

OCI EURO FUND I B.V. By: ARES MANAGEMENT LIMITED, ITS INVESTMENT MANAGER
By:	/s/ Americo Cascella
	Name:	AMERICO CASCELLA
	Title:	AUTHORIZED SIGNATORY

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Australia and New Zealand Banking Group Limited
	by	/s/ Milan Senicic
		Name:	Milan Senicic
		Title:	Director, Debt Structuring & Acquisition Finance

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Commonwealth Bank of Australia
	by	/s/ Tim Bates
		Name:	Tim Bates
		Title:	Vice President
Witnessed by1

/s/ Nigel Shirtcliff
Name:	Nigel Shirtcliff
Title:	Senior Vice President

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender: AVENUE CLO III, LIMITED

by	/s/ Sriram Balakrishnan
	Name:	Sriram Balakrishnan
	Title:	Portfolio Manager

by1
Name:
Title:

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender: Aviva Life and Annuity Company
                                                                            by

by	/s/ Christopher C. Langs
	Name:	Christopher C.Langs
	Title:	Vice President

by1
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Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

Avoca Credit Opportunities plc
Abasalon Credit Fund plc

by	/s/ Ali Allahbachani
	Name:	Ali Allahbachani
	Title:	Managing Director

by1	/s/ Eddie O’Neill
	Name:	Eddie O’Neill
	Title:	Managing Director

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender: The Bank of Nova Scotia

by	/s/ Michelle C. Phillips
	Name:	Michelle C. Phillips
	Title:	Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender: Beacon Hill Funding

by	/s/ Richard Taylor
	Name:	Richard Taylor
	Title:	Authorized Signatory

by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender: Oppida Investments Limited

by	/s/ Ari Epstein
	Name:	Ari Epstein
	Title:	Partner — Berkeley Asset Management LLP

by1
Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
                                                                     Name of Lender:

Ariel Reinsurance Company Ltd.
BlackRock Senior High Income Fund, Inc.
BlackRock Bank Loan Fund
BlackRock Defined Opportunity Credit Trust
BMI-CLO-I
BlackRock Funds II BlackRock Floating Rate Income Portfolio
BlackRock Senior Income Series
BlackRock Senior Income Series IV
BlackRock Senior Income Series V Limited
BlackRock Debt Strategies Fund, Inc.
BlackRock Diversified Income Strategies Fund, Inc.
BlackRock Floating Rate Income Strategies Fund, Inc.
BlackRock Floating Rate Income Strategies Fund II, Inc.
BlackRock Global Investment Series: Income Strategies Portfolio Ironshore Inc.
Missouri State Employees’ Retirement System
BlackRock Fixed Income Portable Alpha Master Series Trust
BlackRock Senior Floating Rate Portfolio
BlackRock Floating Rate Income Trust

by	/s/ C. Adrian Marshall
	Name:	C. Adrian Marshall
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender: Four Corners CLO II, Ltd.

by	/s/ Matthew Garvis
	Name:	Matthew Garvis
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender: Victoria Court CBNA Loan Funding LLC

by	/s/ Malia Baynes
	Name:	Malia Baynes
	Title:	ATTORNEY-IN-FACT

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Deutsche Bank AG New York Branch
By:	DB Services New Jersey, Inc.

by	/s/ Christine LaMonaca
	Name:	Christine LaMonaca
	Title:	Assistant Vice President

by1	/s/ Angeline Quintana
	Name:	Angeline Quintana
	Title:	Assistant Vice President

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Global Leveraged Capital Credit Opportunity Fund I

By, Global Leveraged Capital Management, LLC

By	/s/ Michael Ferris
	Name:	Michael Ferris
	Title:	Managing Director

By1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Arrowood Indemnity Company

By: Invesco Senior Secured Management, Inc.

By	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

By1
Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Arrowood Indemnity Company, as administrator of The Pension Plan of Arrowood Indemnity Company

By: Invesco Senior Secured Management, Inc.

By	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

By1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: AVALON CAPITAL LTD. 3

By: INVESCO Senior Secured Management, Inc. As Asset Manager

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
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Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: AXIUS EUROPEAN CLO S.A.

By: INVESCO Senior Secured Management, Inc. As Collateral Manager

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: BELHURST CLO LTD.

By: INVESCO Senior Secured Management, Inc. As Collateral Manager

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Invesco Coniston B.V.

By: Invesco Asset Management Limited as Collateral Manager

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: DIVERSIFIED CREDIT PORTFOLIO LTD.

By: INVESCO Senior Secured Management, Inc. as Investment Adviser

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Invesco Van Kampen Dynamic Credit Opportunities Fund

By: Invesco Senior Secured Management, Inc. as Sub-Adviser

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: PowerShares Senior Loan Portfolio

By: Invesco Senior Secured Management, Inc. As Collateral Manager

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Invesco Floating Rate Fund

By: INVESCO Senior Secured Management, Inc. As Sub-Adviser

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: HUDSON CANYON FUNDING II, LTD

By:	INVESCO Senior Secured Management, Inc. As Collateral Manager & Attorney InFact

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: LIMEROCK CLO I

By: INVESCO Senior Secured Management, Inc. As Investment Manager

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Invesco Mezzano B.V.
Signed By: Invesco Asset Management Limited as Collateral Manager

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: MOSELLE CLO S.A.

By: INVESCO Senior Secured Management, Inc. as Collateral Manager

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Invesco Prime Income Trust

By: Invesco Senior Secured Management, Inc. as Sub-Adviser

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Morgan Stanley Investment Management Croton, Ltd.

By: Invesco Senior Secured Management, Inc. as Collateral Manager

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: NAUTIQUE FUNDING LTD.

By: INVESCO Senior Secured Management, Inc. As Collateral Manager

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: MSIM Peconic Bay, Ltd.

By: Invesco Senior Secured Management, Inc. as Collateral Manager

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Qualcomm Global Trading, Inc.

By: Invesco Senior Secured Management, Inc. As Investment Manager

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: SARATOGA CLO I, Ltd

By: INVESCO Senior Secured Management, Inc. As the Asset Manager

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Invesco Van Kampen Senior Income Trust

By: Invesco Senior Secured Management, Inc. as Sub-Adviser

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Invesco Van Kampen Senior Loan Fund

By: Invesco Senior Secured Management, Inc. as Sub-Adviser

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: WASATCH CLO LTD

By: INVESCO Senior Secured Management, Inc. As Portfolio Manager

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Invesco Zodiac Funds — Invesco US Senior Loan Fund

By: Invesco Management S.A. As Investment Manager

by	/s/ Philip Yarrow
	Name:	Philip Yarrow
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: APOSTLE LOOMIS SAYLES CREDIT OPPORTUNITIES FUND As Lender

By: Loomis, Sayles & Company, L.P., Its Investment Manager

By: Loomis, Sayles & Company, Incorporated, Its General Partner

by	/s/ Mary McCarthy
	Name:	Mary McCarthy
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: APOSTLE LOOMIS SAYLES SENIOR LOAN FUND As Lender

By: Loomis, Sayles & Company, L.P., Its Investment Manager

By: Loomis, Sayles & Company, Incorporated, Its General Partner

by	/s/ Mary McCarthy
	Name:	Mary McCarthy
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: APOSTLE LOOMIS SAYLES SENIOR LOAN FUND, LLC, As Lender

By: Loomis, Sayles & Company, L.P., Its Investment Manager

By: Loomis, Sayles & Company,Incorporated, Its General Partner

by	/s/ Mary McCarthy
	Name:	Mary McCarthy
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: NATIXIS LOOMIS SAYLES SENIOR LOAN FUND, As Lender

By: Loomis, Sayles & Company, L.P., Its Investment Manager

By: Loomis, Sayles & Company, Incorporated, Its General Partner

by	/s/ Mary McCarthy
	Name:	Mary McCarthy
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender:

Four Corners CLO III, Ltd.
By:	Macquarie Funds Group
FKA Four Corners Capital Management, LLC As Collateral Manager
By:	/s/ Adam Brown
Name: Adam Brown
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

Macquarie Income Opportunities Fund By: Macquarie Allegiance Capital, LLC, As Sub Manager
/s/ Adam Brown
Adam Brown
Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

Macquarie Master Diversified Fixed Interest Fund By: Macquarie Allegiance Capital, LLC, As Sub Manager
/s/ Adam Brown
Adam Brown
Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Royal Bank of Canada

By	/s/ Suzanne Kaicher
	Name:	Suzanne Kaicher
	Title:	Attorney-In-Fact

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Evergreen CBNA Loan Funding LLC

by	/s/ Malia Baynes
	Name:	Malia Baynes
	Title:	ATTORNEY-IN-FACT

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

Cornerstone CLO Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager
/s/ Michael W. DelPercio
Name:	Michael W. DelPercio
Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

Rampart CLO 2007 Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager
/s/ Michael W. DelPercio
Name:	Michael W. DelPercio
Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

Rampart CLO 2006-1 Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager
/s/ Michael W. DelPercio
Name: Michael W. DelPercio
Title: Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

Stone Tower CLO III Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager
/s/ Michael W. DelPercio
Name:	Michael W. DelPercio
Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

Stone Tower CLO IV Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager
/s/ Michael W. DelPercio
Name:	Michael W. DelPercio
Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

Stone Tower CLO V Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager
/s/ Michael W. DelPercio
Name:	Michael W. DelPercio
Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

Stone Tower CLO VI Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager
/s/ Michael W. DelPercio
Name:	Michael W. DelPercio
Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

Stone Tower CLO VII Ltd. By Stone Tower Debt Advisors LLC As Its Collateral Manager
/s/ Michael W. DelPercio
Name:	Michael W. DelPercio
Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

Stone Tower Credit Funding I Ltd. By Stone Tower Fund Management LLC As Its Collateral Manager
/s/ Michael W. DelPercio
Name:	Michael W. DelPercio
Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

IBM Personal Pension Plan Trust By Stone Tower Fund Management LLC As Its Investment Manager
/s/ Michael W. DelPercio
Name:	Michael W. DelPercio
Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Toronto Dominion (New York) LLC

by	/s/ Bebi Yasin
	Name:	Bebi Yasin
	Title:	Authorized Signatory

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	BLT 18 LLC

by	/s/ Dan Sullivan
	Name:	Dan Sullivan
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	BOS INTERNATIONAL (AUSTRALIA) LTD

by	/s/ Nicholas Dedding
	Name:	Nicholas Dedding
	Title:	Senior Manager

by1	/s/ Stephen Pollock
	Name:	Stephen Pollock
	Title:	Lead Senior Manager

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CAIRN CLO II B.V.

by	/s/ James Starky
	Name:	James Starky
	Title:	Chief Legal Officer Cairn Capital Limited As Investment Manager

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CARLYLE HIGH YIELD PARTNERS VII, LTD.

by	/s/ Glori H. Graziano
	Name:	GLORI H. GRAZIANO
	Title:	MANAGING DIRECTOR

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CARLYLE HIGH YIELD PARTNERS VIII, LTD.

by	/s/ Glori H. Graziano
	Name:	GLORI H. GRAZIANO
	Title:	MANAGING DIRECTOR

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CARLYLE HIGH YIELD PARTNERS IX, LTD.

by	/s/ Glori H. Graziano
	Name:	GLORI H. GRAZIANO
	Title:	MANAGING DIRECTOR

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CARLYLE HIGH YIELD PARTNERS X, LTD.

by	/s/ Glori H. Graziano
	Name:	GLORI H. GRAZIANO
	Title:	MANAGING DIRECTOR

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CARLYLE ARNAGE CLO, LTD.

by	/s/ Glori H. Graziano
	Name:	GLORI H. GRAZIANO
	Title:	MANAGING DIRECTOR

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	MOUNTAIN CAPITAL CLO V, LTD.

by	/s/ Glori H. Graziano
	Name:	GLORI H. GRAZIANO
	Title:	MANAGING DIRECTOR

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	MOUNTAIN CAPITAL CLO VI, LTD.

by	/s/ Glori H. Graziano
	Name:	GLORI H. GRAZIANO
	Title:	MANAGING DIRECTOR

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CARLYLE CREDIT PARTNERS FINANCING I, LTD.

by	/s/ Glori H. Graziano
	Name:	GLORI H. GRAZIANO
	Title:	MANAGING DIRECTOR

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CARLYLE AZURE CLO, LTD.

by	/s/ Glori H. Graziano
	Name:	GLORI H. GRAZIANO
	Title:	MANAGING DIRECTOR

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CARLYLE BRISTOL CLO, LTD.

by	/s/ Glori H. Graziano
	Name:	GLORI H. GRAZIANO
	Title:	MANAGING DIRECTOR

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CARLYLE DAYTONA CLO, LTD.

by	/s/ Glori H. Graziano
	Name:	GLORI H. GRAZIANO
	Title:	MANAGING DIRECTOR

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CARLYLE MCLAREN CLO, LTD.

by	/s/ Glori H. Graziano
	Name:	GLORI H. GRAZIANO
	Title:	MANAGING DIRECTOR

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CARLYLE VEYRON CLO, LTD.

by	/s/ Glori H. Graziano
	Name:	GLORI H. GRAZIANO
	Title:	MANAGING DIRECTOR

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	MOUNTAIN CAPITAL CLO IV, LTD.

by	/s/ Glori H. Graziano
	Name:	GLORI H. GRAZIANO
	Title:	MANAGING DIRECTOR

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Cavalry CLO I, Ltd

by Regiment Capital Management, LLC as its Investment Advisor By: Regiment Capital Advisors, LP its Manager and pursuant to delegated authority By: Regiment Capital Advisors, LLC its General Partner

by	/s/ Bill Heffron
	Name:	Bill Heffron
	Title:	Partner, Portfolio Manager

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Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Cheyne Credit Opportunity CDO 1 B.V.

by	/s/ Peter Rushton
	Name:	Peter Rushton
	Title:	Partner Cheyne Capital Management (UK) LLP on behalf of Cheyne Credit Opportunity CDO 1 B.V.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

CIFC Funding 2006-I, Ltd. CIFC Funding 2006-IB, Ltd. CIFC Funding 2007-II, Ltd. CIFC Funding 2007-III, Ltd. CIFC Funding 2007-IV, Ltd.

By: CIFC Investment Management LLC, its
       Collateral Manager

Hewett’s Island CLO V, Ltd.
Hewett’s Island CLO VI, Ltd.

By CypressTree Investment Management, LLC,
       its Collateral Manager

Primus CLO I, Ltd.
Primus CLO II, Ltd.

By CypressTree Investment Management, LLC,
       its Subadviser

By	/s/ Steve Vaccaro
	Name:	Steve Vaccaro
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

Cumberland II CLO Ltd.
Marquette Park CLO Ltd.
Bridgeport CLO Ltd.
ColumbusNova CLO Ltd. 2006-I			Schiller Park CLO Ltd.
ColumbusNova CLO Ltd. 2006-II			Burr Ridge CLO Plus Ltd.
ColumbusNova CLO Ltd. 2007-I			Bridgeport CLO II Ltd.
ColumbusNova CLO IV Ltd. 2007-II			Gillespie CLO Plc

By	Columbus Nova Credit	By	Deerfield Capital Management
	Investments Management, LLC, its Collateral Manager		LLC, its Collateral Manager

By:	/s/ Glenn Duffy
	Name:	Glenn Duffy
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CRATOS CLO I LTD.

By: Cratos CDO Management, LLC As Attorney-In-Fact By: JMP Credit Advisors LLC Its Manager

by	/s/ Renee Lefebvre
	Name:	Renee Lefebvre
	Title:	Managing Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Credit Suisse AG, Cayman Islands Branch

by	/s/ Ari Bruger
	Name:	Ari Bruger
	Title:	Vice President

by1	/s/ Kevin Buddhdew
	Name:	Kevin Buddhdew
	Title:	Associate

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
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REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: CREDIT SUISSE LOAN FUNDING LLC

by	/s/ Douglas DiBella
	Name:	Douglas DiBella
	Title:	Authorized Signatory

by1	/s/ Dan Sullivan
	Name:	Dan Sullivan
	Title:	Authorized Signatory

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	MADISON PARK FUNDING VII, LTD.

By: Credit Suisse Asset Management, LLC, as portfolio manager

by	/s/ Louis Farano
	Name:	Louis Farano
	Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Qualcomm Global Trading, Inc.

By:	Credit Suisse Asset Management, LLC, as investment manager

by	/s/ Louis Farano
	Name:	Louis Farano
	Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Credit Suisse Dollar Senior Loan Fund, Ltd.

By: Credit Suisse Asset Management, LLC, as investment manager

by	/s/ Louis Farano
	Name:	Louis Farano
	Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Madison Park Funding VI, Ltd.

By:	Credit Suisse Asset Management, LLC, as collateral manager

by	/s/ Louis Farano
	Name:	Louis Farano
	Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Madison Park Funding V, Ltd.

By:	Credit Suisse Asset Management, LLC, as collateral manager

by	/s/ Louis Farano
	Name:	Louis Farano
	Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Madison Park Funding IV, Ltd.

By:	Credit Suisse Asset Management, LLC, as collateral manager

by	/s/ Louis Farano
	Name:	Louis Farano
	Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Madison Park Funding III, Ltd.

By:	Credit Suisse Asset Management, LLC, as collateral manager

by	/s/ Louis Farano
	Name:	Louis Farano
	Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Atrium V

By:	Credit Suisse Asset Management, LLC, as collateral manager

by	/s/ Louis Farano
	Name:	Louis Farano
	Title:	Authorized Signatory

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Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Madison Park Funding II, Ltd.

By:	Credit Suisse Asset Management, LLC, as collateral manager

by	/s/ Louis Farano
	Name:	Louis Farano
	Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Castle Garden Funding

by	/s/ Louis Farano
	Name:	Louis Farano
	Title:	Authorized Signatory

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Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Atrium IV

by	/s/ Louis Farano
	Name:	Louis Farano
	Title:	Authorized Signatory

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Title:

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Madison Park Funding I, Ltd.

by	/s/ Louis Farano
	Name:	Louis Farano
	Title:	Authorized Signatory

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Title:

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	AUSTRALIANSUPER

By: Credit Suisse Asset Management, LLC, as
sub-adviser to Bentham Asset Management Pty
Ltd. in its capacity as agent of and investment
manager for AustralianSuper Pty Ltd. in its
capacity as __________ of AustralianSuper

by	/s/ Louis Farano
	Name:	Louis Farano
	Title:	Authorized Signatory

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Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Bentham Wholesale Syndicated Loan Fund
By: Credit Suisse Asset Management, LLC, as
Agent (Sub-adviser) to Challenger Investment
Services Limited, the ____ _____ for Bentham
Wholesale Syndicated Loan Fund

By	/s/ Louis Farano
	Name:	Louis Farano
	Title:	Authorized Signatory

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Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

Trust Company of the West, As trustee of TCW Capital Trust

By:	/s/ Jonathan R. Insull
	Name:	Jonathan R. Insull
	Title:	Managing Director

By:	/s/ Patrick N.W. Turner
	Name:	Patrick N.W. Turner
	Title:	Managing Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: BELL ATLANTIC MASTER TRUST
By:	Crescent Capital Group LP, its sub-adviser

By:	/s/ Scott E. Feldman
	Name:	Scott E. Feldman
	Title:	Senior Vice President

By:	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: FARAKER INVESTMENT PTE LTD.
By:	Crescent Capital Group LP, its sub-adviser

By:	/s/ Scott E. Feldman
	Name:	Scott E. Feldman
	Title:	Senior Vice President

By:	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: ILLINOIS STATE BOARD OF INVESTMENT
By:	Crescent Capital Group LP, its sub-adviser

By:	/s/ Scott E. Feldman
	Name:	Scott E. Feldman
	Title:	Senior Vice President

By:	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: MAC CAPITAL, LTD.
By:	TCW-WLA JV Venture LLC, its sub-adviser

By:	/s/ Scott E. Feldman
	Name:	Scott E. Feldman
	Title:	Senior Vice President

By:	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: MOMENTUM CAPITAL FUND, LTD.
By:	TCW-WLA JV Venture LLC, its sub-adviser

By:	/s/ Scott E. Feldman
	Name:	Scott E. Feldman
	Title:	Senior Vice President

By:	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: RGA REINSURANCE COMPANY
By:	Crescent Capital Group LP, its sub-adviser

By:	/s/ Scott E. Feldman
	Name:	Scott E. Feldman
	Title:	Senior Vice President

By:	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: TCW SENIOR SECURED FLOATING RATE LOAN FUND, L.P.
By:	Crescent Capital Group LP, its sub-adviser

By:	/s/ Scott E. Feldman
	Name:	Scott E. Feldman
	Title:	Senior Vice President

By:	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: TCW SENIOR SECURED LOAN FUND, LP
By:	Crescent Capital Group LP, its sub-adviser

By:	/s/ Scott E. Feldman
	Name:	Scott E. Feldman
	Title:	Senior Vice President

By:	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: PALMETTO INVESTORS MASTER FUND, LLC.
By:	Crescent Capital Group LP, its sub-adviser

By:	/s/ Scott E. Feldman
	Name:	Scott E. Feldman
	Title:	Senior Vice President

By:	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: VITESSE CLO LTD.
By:	TCW-WLA JV Venture LLC, its sub-adviser

By:	/s/ Scott E. Feldman
	Name:	Scott E. Feldman
	Title:	Senior Vice President

By:	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: WEST BEND MUTUAL INSURANCE COMPANY
By:	Crescent Capital Group LP, its sub-adviser

By:	/s/ Scott E. Feldman
	Name:	Scott E. Feldman
	Title:	Senior Vice President

By:	/s/ G. Wayne Hosang
	Name:	G. Wayne Hosang
	Title:	Senior Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Credit Suisse International
by	/s/ Melanie Harries
	Name:	Melanie Harries
	Title:	Assistance Vice President Operations

by1	/s/ Andrew Earies
	Name:	Andrew Earies
	Title:	Authorised Signatory

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

TRS HY FNDS LLC By: Deutsche Bank AG Cayman Islands Branch, its sole member By: DB Services New Jersey, Inc.

by	/s/ Christine LaMonaca
	Name:	Christine LaMonaca
	Title:	Assistance Vice President

by1	/s/ Angeline Quintana
	Name:	Angeline Quintana
	Title:	Assistance Vice President

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Doral CLO I, Ltd.
	by	/s/ Scott A. McKay
		Name:	Scott A. McKay
		Title:	Vice President

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Doral Money Inc.
	by	/s/ Scott A. McKay
		Name:	Scott A. McKay
		Title:	Vice President

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Duane Street CLO IV, Ltd. By: DiMaio Ahmad Capital LLC, As Collateral Manager
/s/ Umesh Patel
		Name:	Umesh Patel
		Title:	President Authorized Signatory

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	DZ BANK AG 10 Aldersgate Street London EC1A 4HJ

	by	/s/ Olive Stiekel
		Name:	Olive Stiekel
		Title:	Director

	by1	/s/ Mahesh Chordia
		Name:	Mahesh Chordia
		Title:	VP

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Eaton Vance CDO X PLC
	By:	Eaton Vance Management As Investment Advisor

by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Eaton Vance CDO IX Ltd.
	By:	Eaton Vance Management as Investment Advisor

by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Eaton Vance CDO VIII, Ltd.
	By:	Eaton Vance Management as Investment Advisor

by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	EATON VANCE SENIOR INCOME TRUST
	BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	EATON VANCE FLOATING-RATE INCOME TRUST
	BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	EATON VANCE SENIOR FLOATING-RATE TRUST
	BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Eaton Vance Medallion Floating-Rate Income Portfolio
By:	Eaton Vance Management As Investment Advisor
	by	/s/ Michael B. Botthof
		Name:	Michael B. Botthof
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	EATON VANCE INSTITUTIONAL SENIOR LOAN FUND
BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR
	by	/s/ Michael B. Botthof
		Name:	Michael B. Botthof
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	EATON VANCE LIMITED DURATION INCOME FUND
	BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	GRAYSON & CO
	BY:	BOSTON MANAGEMENT AND RESEARCH AS INVESTMENT ADVISOR

by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	EATON VANCE VT FLOATING-RATE INCOME FUND
	BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	SENIOR DEBT PORTFOLIO
	By:	Boston Management and Research as Investment Advisor

by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	PACIFIC LIFE FUNDS-PL FLOATING RATE LOAN FUND
	BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	PACIFIC SELECT FUND FLOATING RATE LOAN PORTFOLIO
	BY:	EATON VANCE MANAGEMENT AS INVESTMENT SUB-ADVISOR

by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	MET INVESTORS SERIES TRUST-MET/EATON VANCE FLOATINGRATE PORTFOLIO
	BY	EATON VANCE MANAGEMENT AS INVESTMENT SUB-ADVISOR

		by	/s/ Michael B. Botthof
Name: Michael B. Botthof
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	RIVERSOURCE VARIABLE SERIES TRUST-VARIABLE PORTFOLIO EATON VANCE FLOATING RATE INCOME FUND
	BY:	EATON VANCE MANAGEMENT AS INVESTMENT SUB-ADVISOR

by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	EATON VANCE SHORT DURATION DIVERSIFIED INCOME FUND
	BY:	EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

by	/s/ Michael B. Botthof
	Name:	Michael B. Botthof
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	FEDERATED BANK LOAN CORE FUND
	By	/s/ B. Anthony Delserone, Jr.
		Name:	B. Anthony Delserone, Jr.
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Fifth Third Bank by
	by	/s/ Matthew Cannan
		Name:	Matthew Cannan
		Title:	Vice President

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	First Trust Senior Floating Tare Income Fund II
	By:	First Trust Advisors L.P. its investment Manager or its investment advisor

by	/s/ Scott D. Fries
	Name:	Scott D. Fries
	Title:	Vice President

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Fore CLO Ltd. 2007-I
	by	Fore Research & Management, LP

by	/s/ Daniel Agranoff
	Name:	Daniel Agranoff
	Title:	Chief Financial Officer Fore Research & Management, LP

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

Global Credit Return Fund N.V. (in relation to the Series 2009-1
Notes)

BNF Paribas Flexi III — Senior Secured Bank Loan Fund
Mogliano (formerly known as Fortis Flexi III — Senior Secured
Bank Loan Fund Mogliano)

By:	BNP Paribas Investment Partners Netherlands N.V. (in its capacity as investment manager)

by	/s/ Javier Peres Diaz		by	/s/ Dennis Tian

	Name:	Javier Peres Diaz		Name:	Dennis Tian
	Title:	Portfolio Manager		Title:	Portfolio Manager

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Nantucket CLO 1 Ltd.
	By:	Fortis Investment Management USA, Inc. as Attorney-in-Fact
		by	/s/ Vanessa Ritter
Name: Vanessa Ritter
Title: Vice President

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	FRANKLIN CLO V, LTD.
	by	/s/ David Ardini
		Name:	David Ardini, Franklin Advisers, Inc. as Collateral Manager
		Title:	Vice President

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	FRANKLIN CLO VI, LTD.
	by	/s/ David Ardini
		Name:	David Ardini, Franklin Advisers, Inc. as Collateral Manager
		Title:	Vice President

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	FRANKLIN TEMPLETON SERIES II FUNDS — FRANKLIN FLOATING RATE II FUND
	by	/s/ Richard Hsu
		Name:	Richard Hsu
		Title:	Vice President

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Name:
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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	FRANKLIN FLOATING RATE MASTER SERIES
	by	/s/ Richard Hsu
		Name:	Richard Hsu
		Title:	Vice President

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Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	FRANKLIN TEMPLETON LIMITED DURATION INCOME TRUST
	by	/s/ Richard Hsu
		Name:	Richard Hsu
		Title:	Vice President

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Name:
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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	FRANKLIN FLOATING RATE DAILY ACCESS FUND
	by	/s/ Richard Hsu
		Name:	Richard Hsu
		Title:	Vice President

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Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	FRANKLIN TEMPLETON TOTAL RETURN FDP FUND OF FDP SERIES, INC.
	by	/s/ Guang Alex Yu
		Name:	Guang Alex Yu
		Title:	Authorized Signatory

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Name:
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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	TEMPLETON INCOME TRUST — TEMPLETON GLOBAL TOTAL RETURN FUND
	by	/s/ Guang Alex Yu
		Name:	Guang Alex Yu
		Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	FRANKLIN TEMPLETON GLOBAL MULTISECTOR PLUS (MASTER) FUND, LTD.
	by	/s/ Guang Alex Yu
		Name:	Guang Alex Yu
		Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
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REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	MET INVESTORS SERIES TRUST — MET/FRANKLIN LOW DURATION TOTAL RETURN PORTFOLIO
	by	/s/ Guang Alex Yu
		Name:	Guang Alex Yu
		Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	FRANKLIN STRATEGIC SERIES-FRANKLIN STRATEGIC INCOME FUND
	by	/s/ Guang Alex Yu
		Name:	Guang Alex Yu
		Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	TEMPLETON GLOBAL INVESTMENT TRUST — TEMPLETON INCOME FUND
	by	/s/ Guang Alex Yu
		Name:	Guang Alex Yu
		Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	FRANKLIN TOTAL RETURN FUND
	by	/s/ Guang Alex Yu
		Name:	Guang Alex Yu
		Title:	Authorized Signatory

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	FRANKLIN STRATEGIC INCOME FUND (CANADA)
	by	/s/ Guang Alex Yu
		Name:	Guang Alex Yu
		Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST FRANKLIN STRATEGIC INCOME SECURITIES FUND
	by	/s/ Guang Alex Yu
		Name:	Guang Alex Yu
		Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
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REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	FRANKLIN INVESTORS SECURITIES TRUST FRANKLIN REAL RETURN FUND
	by	/s/ Guang Alex Yu
		Name:	Guang Alex Yu
		Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	FRANKLIN INVESTORS SECURITIES TRUST FRANKLIN LOW DURATION TOTAL RETURN FUND
	by	/s/ Guang Alex Yu
		Name:	Guang Alex Yu
		Title:	Authorized Signatory

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ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Future Fund Board of Guardians by Oak Hill Advisors, L.P., as its Investment Manager
	by	/s/ Scott D. Krase
		Name:	Scott D. Krase
		Title:	Authorized Person

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Gallatin CLO II 2005 -1, LTD By: UrsaMine Credit Advisors, LLC as its Collateral Manager
	by	/s/ Niall Rosenzweig
		Name:	Niall Rosenzweig
		Title:	President & Portfolio Manager

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Gallatin CLO III 2007-1, LTD As Assignee By: UrsaMine Credit Advisors, LLC as its Collateral Manager
	by	/s/ Niall Rosenzweig
		Name:	Niall Rosenzweig
		Title:	President & Portfolio Manager

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	NAVIGATOR CDO 2006, LTD. by: GE Capital Debt Advisors LLC, as Collateral Manager
	by:	/s/ John Campos
		Name:	John Campos
		Title:	Authorized Signatory

Name of Lender:	GENERAL ELECTRIC PENSION TRUST by: GE Capital Debt Advisors LLC, as Investment Advisor
	by:	/s/ John Campos
		Name:	John Campos
		Title:	Authorized Signatory

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ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Greywolf CLO I, Ltd By: Greywolf Capital Management LP, its Investment Manager
	by	/s/ William Troy
		Name:	William Troy
		Title:	Authorized Signatory

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	ABS Loans 2007 Limited, a subsidiary of Goldman Sachs Institutional Funds II PLC
	by	/s/ Sinead Murphy
		Name:	Sinead Murphy
		Title:	Authorised Signatory

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Goldman Sachs Collective Trust High Yield Implementation Vehicle by The Goldman Sachs Trust Company, NA
	by	/s/ Srivathsa Gopinath
		Name:	Srivathsa Gopinath
		Title:	VP

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Goldman Sachs Trust on behalf of the Goldman Sachs High Yield Floating Rate Fund by Goldman Sachs Asset Management, L.P. as investment advisor and not as principal
	by	/s/ Srivathsa Gopinath
		Name:	Srivathsa Gopinath
		Title:	VP

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	GOLDMAN SACHS ASSET MANAGEMENT CLO, PUBLIC LIMITED COMPANY By: Goldman Sachs Asset Manager, L.P., as Manager
	by	/s/ Srivathsa Gopinath
		Name:	Srivathsa Gopinath
		Title:	VP

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Name of Lender:	GSC Investment Corp CLO 2007 by
	by	/s/ Tom Inglesby
		Name:	Tom Inglesby
		Title:	Managing Director

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Name of Lender:	280 FUNDING I By: GSO Capital Partners LP, as Portfolio Manager
	by	/s/ Marisa J. Beeney
		Name:	Marisa J. Beeney
		Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	BLACKSTONE SPECIAL FUNDING (IRELAND) By: GSO Capital Partners LP, as Manager
	by	/s/ Marisa J. Beeney
		Name:	Marisa J. Beeney
		Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	GREEN PARK CDO B.V., as a Lender
	by	/s/ Daniel H. Smith
		Name:	Daniel H. Smith
		Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	HYDE PARK CDO B.V., as a Lender
	by	/s/ Daniel H. Smith
		Name:	Daniel H. Smith
		Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	REGENT’S PARK CDO B.V., as a Lender
	by	/s/ Daniel H. Smith
		Name:	Daniel H. Smith
		Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	SUN LIFE ASSURANCE COMPANY of CANADA (US) By: GSO/BLACKSTONE CP Holdings LP as Sub-Advisor
	by	/s/ Daniel H. Smith
		Name:	Daniel H. Smith
		Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	TRIBECA PARK CLO LTD. By: GSO/BLACKSTONE Debt Funds Management LLC as Portfolio Manager
	by	/s/ Daniel H. Smith
		Name:	Daniel H. Smith
		Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	BLACKSTONE / GSO SECURED TRUST LTD By: GSO / Blackstone Debt Funds Management LLC as Investment Manager
	by	/s/ Daniel H. Smith
		Name:	Daniel H. Smith
		Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CALLIDUS DEBT PARTNERS CLO FUND IV, LTD.
	By:	GSO / Blackstone Debt Funds Management LLC as Collateral Manager

by	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CALLIDUS DEBT PARTNERS CLO FUND V, LTD.
	By:	GSO / Blackstone Debt Funds Management LLC as Collateral Manager

by	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CALLIDUS DEBT PARTNERS CLO FUND VI, LTD.
	By:	GSO / Blackstone Debt Funds Management LLC as Collateral Manager

by	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CALLIDUS DEBT PARTNERS CLO FUND VII, LTD.
	By:	GSO / Blackstone Debt Funds Management LLC as Collateral Manager

by	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	MAPS CLO FUND II, LTD.
	By:	GSO / Blackstone Debt Funds LLC as Collateral Manager

by	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	UNITED HEALTHCARE INSURANCE COMPANY
	By:	GSO Capital Advisors LLC as Manager

by	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Inwood Park CDO Ltd.
	By:	Blackstone Debt Advisors L.P. as Collateral Manager

by	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Lafayette Square CDO Ltd.
	By:	Blackstone Debt Advisors L.P. as Collateral Manager

by	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Prospect Park CDO Ltd.
	By:	Blackstone Debt Advisors L.P. as Collateral Manager

by	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CHELSEA PARK CLO LTD.
	By:	GSO/BLACKSTONE Debt Funds Management LLC as Portfolio Manager

by	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	COLUMBUS PARK CDO LTD.
	By:	GSO / Blackstone Debt Funds Management LLC as Portfolio Manager

by	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	GALE FORCE 2 CLO, LTD.
	By:	GSO/BLACKSTONE Debt Funds Management LLC as Collateral Manager

by	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	GALE FORCE 3 CLO, LTD.
	By:	GSO/BLACKSTONE Debt Funds Management LLC as Collateral Manager

by	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	GALE FORCE 4 CLO, LTD.
	By:	GSO/BLACKSTONE Debt Funds Management LLC as Collateral Servicer

by	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	RIVERSIDE PARK CLO LTD.
	By:	GSO/BLACKSTONE Debt Funds Management LLC as Collateral Manager

by	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	RS Floating Rate Fund; By Guardian Investors, LLC
	by	/s/ Kevin Booth
		Name:	Kevin Booth
		Title:	Managing Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	The Guardian Life Insurance Company of America
	by	/s/ Kevin Booth
		Name:	Kevin Booth
		Title:	Managing Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	GULF STREAM-COMPASS CLO 2005-II LTD
	By:	Gulf Stream Asset Management LLC As Collateral Manager

GULF STREAM-SEXTANT CLO 2006-I LTD
	By:	Gulf Stream Asset Management LLC As Collateral Manager

GULF STREAM-RASHINBAN CLO 2006-I LTD
	By:	Gulf Stream Asset Management LLC As Collateral Manager

GULF STREAM-SEXTANT CLO 2007-I LTD By Gulf Stream Asset Management LLC As Collateral Manager

GULF STREAM-COMPASS CLO 2007 LTD
	By:	Gulf Stream Asset Management LLC As Collateral Manager

NEPTUNE FINANCE CCS, LTD.
	By:	Gulf Stream Asset Management LLC As Collateral Manager

by	/s/ Barry K. Love
	Name:	Barry K. Love
	Title:	Chief Credit Officer

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	American Hallmark Insurance Company of Texas
	by	/s/ Chris Kenney
		Name:	Chris Kenney
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Highbridge Liquid Loan Opportunities Master Fund by Highbridge Prinicipal Strategies LLC, its investment manager

	by	/s/ David Frey
		Name:	David Frey
		Title:	Managing Director

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Hewett’s Island CLO I-R, Ltd.
	by	/s/ Clifford Stoops
		Name:	Clifford Stoops
		Title:	Head of Fund Accounting and Operation

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Westchester CLO, Ltd
	By:	Highland Capital Management L.P., As Collateral Servicer

	By:	Strand Advisors, Inc., Its General Partner

by	/s/ Clifford Stoops
	Name:	Clifford Stoops
	Title:	Head of Fund Accounting and Operation

by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Strafford CLO, Ltd.
	By:	Highland Capital Management L.P., As Collateral Manager

	By:	Strand Advisors, Inc., Its General Partner

by	/s/ Clifford Stoops
	Name:	Clifford Stoops
	Title:	Head of Fund Accounting and Operation

by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Rockwall CDO II Ltd.
	By:	Highland Capital Management L.P., As Collateral Manager

	By:	Strand Advisors, Inc., Its General Partner

by	/s/ Clifford Stoops
	Name:	Clifford Stoops
	Title:	Head of Fund Accounting and Operation

by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Rockwall CDO LTD.
	By:	Highland Capital Management L.P., As Collateral Manager

	By:	Strand Advisors, Inc., Its General Partner

by	/s/ Clifford Stoops
	Name:	Clifford Stoops
	Title:	Head of Fund Accounting and Operation

by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Red River CLO Ltd.
	By:	Highland Capital Management L.P., As Collateral Manager

	By:	Strand Advisors, Inc., Its General Partner

by	/s/ Clifford Stoops
	Name:	Clifford Stoops
	Title:	Head of Fund Accounting and Operation

by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Greenbriar CLO, Ltd.
	By:	Highland Capital Management L.P., As Collateral Manager

	By:	Strand Advisors, Inc., Its General Partner

by	/s/ Clifford Stoops
	Name:	Clifford Stoops
	Title:	Head of Fund Accounting and Operation

by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Grayson CLO. Ltd.
	By:	Highland Capital Management L.P., As Collateral Manager

	By:	Strand Advisors, Inc., Its General Partner

by	/s/ Clifford Stoops
	Name:	Clifford Stoops
	Title:	Head of Fund Accounting and Operation

by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Eastland CLO, Ltd.
	By:	Highland Capital Management L.P., As Collateral Manager

	By:	Strand Advisors, Inc., Its General Partner

	by	/s/ Clifford Stoops
		Name:	Clifford Stoops
		Title:	Head of Fund Accounting and Operation

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Brentwood CLO Ltd.
	By:	Highland Capital Management L.P., As Collateral Manager

	By:	Strand Advisors, Inc., Its General Partner

by	/s/ Clifford Stoops
	Name:	Clifford Stoops
	Title:	Head of Fund Accounting and Operation

by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Highlander Euro CDO B.V.
	by	/s/ Clifford Stoops
		Name:	Clifford Stoops
		Title:	Head of Fund Accounting and Operation

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Highlander Euro CDO II B.V.
	by	/s/ Clifford Stoops
		Name:	Clifford Stoops
		Title:	Head of Fund Accounting and Operation

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Highlander Euro CDO III B.V.
	by	/s/ Clifford Stoops
		Name:	Clifford Stoops
		Title:	Head of Fund Accounting and Operation

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	HillMark Funding Ltd.,
	By:	HillMark Capital Management, L.P., as Collateral Manager, as Lender

by	/s/ Mark Gold
	Name:	Mark Gold
	Title:	CEO

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Stoney Lane Funding I, Ltd.,

	by	HillMark Capital Management, L.P., as Collateral Manager, as Lender
	by	/s/ Mark Gold
		Name:	Mark Gold
		Title:	CEO

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	The Hartford Mutual Funds, Inc., on behalf of The Hartford Floating Rate Fund
	by	/s/ Francesco Ossino
		Name:	Francesco Ossino
		Title:	Senior Vice President

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Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	The Hartford Mutual Funds, Inc., on behalf of The Hartford Short Duration Fund
	by	Hartford Investment Management Company, its Investment Manager

	by	/s/ Francesco Ossino
		Name:	Francesco Ossino
		Title:	Senior Vice President

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Hartford Life Insurance Company
	by	Hartford Investment Management Company — Agent and Attorney-In-Fact

	by	/s/ Francesco Ossino
		Name:	Francesco Ossino
		Title:	Senior Vice President

by1
Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	HSBC Bank USA, N.A.
	by	/s/ Graeme Robertson
		Name:	Graeme Robertson
		Title:	Vice President

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: IBM Personal Pension Plan Trust
By:	ING Investment Management Co.,
as its investment manager

ING Prime Rate Trust ING Senior Income Fund ING (L) Flex — Senior Loans ING Floating Rate Fund
By:	ING Investment Management Co.,
as its investment manager

ING Euro Loans Fund I, LLC
By:	ING Alternative Asset Management LLC,
as its managing member

ING Investment Trust Co. Plan for Employee Benefit Investment Funds — Senior Loan Fund
By:	ING Investment Trust Co. as its trustee

ING Investment Management CLO II, LTD. ING Investment Management CLO III, LTD. ING Investment Management CLO IV, LTD. ING Investment Management CLO V, LTD.
By:	ING Alternative Asset Management LLC,
as its investment manager

AVE: Phoenix CLO I, LTD. Phoenix CLO II, LTD. Phoenix CLO III, LTD.
By:	ING Alternative Asset Management LLC,
as its investment manager

ING7 ING 1M CLO 2011-1, Ltd.
By:	ING Alternative Asset Management LLC, as its portfolio manager

CAN1 ISL Loan Trust
By:	LNG Investment Management Co.,
as its investment advisor

by	/s/ Romain Catols
	Name:	Romain Catols, CFA
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	PRINCIPAL FUNDS INC. — HIGH YIELD FUND I

by

	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	LOUISIANA STATE EMPLOYEES’ RETIREMENT SYSTEM
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	COMMINGLED PENSION TRUST FUND (HIGH YIELD) OF JPMORGAN CHASE BANK, N.A
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	SOUTHERN UTE PERMANENT FUND
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	JPMORGAN INCOME BUILDER. FUND
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	JPMORGAN TAX AWARE HIGH INCOME FUND
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	JPMORGAN STRATEGIC INCOME OPPORTUNITIES FUND
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	NATIONAL RAILROAD RETIREMENT INVESTMENT TRUST
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	J.P. MORGAN LEVERAGED LOANS MASTER FUND, LP
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	LVIP J.P. MORGAN HIGH YIELD FUND
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	ADVANCED SERIES TRUST — AST HIGH YIELD PORTFOLIO
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
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REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	HEWITT ENNISKNUPP, INC.
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	UNIPENSION INVEST F.M.B.A., HIGH YIELD OBLIGATIONER II
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	BERRYSBURG INC.
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	OCEAN ROAD INVESTMENT PARTNERS LP
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	KLOIBER INVESTMENTS, LLC
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	MARKSBURY INVESTMENTS. LLC
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	PACHOLDER HIGH YIELD FUND, INC
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	JPMORGAN HIGH YIELD FUND
	by	/s/ William J. Morgan
		Name:	William J. Morgan
		Title:	Managing Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	KATONAH VIII CLO LTD
	by	/s/ Daniel Gilligan
		Name:	Daniel Gilligan
		Title:	Authorized Officer Katonah Debt Advisors, L.L.C. As Manager

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	KATONAH IX CLO LTD
	by	/s/ Daniel Gilligan
		Name:	Daniel Gilligan
		Title:	Authorized Officer Katonah Debt Advisors, L.L.C. As Manager

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	KATONAH X CLO LTD
	by	/s/ Daniel Gilligan
		Name:	Daniel Gilligan
		Title:	Authorized Officer Katonah Debt Advisors, L.L.C. As Manager

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ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	KATONAH 2007-1 CLO LTD
	by	/s/ Daniel Gilligan
		Name:	Daniel Gilligan
		Title:	Authorized Officer Katonah Debt Advisors, L.L.C. As Manager

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: KIL Loan Funding LLC
By: Citibank, N.A.

by	/s/ Emily Chong
	Name:	Emily Chong
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender: Kingsland II, Ltd. by Kingsland Capital Management, LLC, as Manager

by	/s/ Scott Lotter
	Name:	Scott Lotter
	Title:	Authorized Signatory

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Kingsland III, Ltd. by Kingsland Capital Management, LLC, as Manager

	by	/s/ Scott Lotter
		Name:	Scott Lotter
		Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Kingsland V, Ltd. by Kingsland Capital Management, LLC, as Manager

	by	/s/ Scott Lotter
		Name:	Scott Lotter
		Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Kingsland IV, Ltd. by Kingsland Capital Management, LLC, as Manager
	by	/s/ Scott Lotter
		Name:	Scott Lotter
		Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Liberty Insurance Corporation
	by	/s/ Sheila A. Finnerty
		Name:	Sheila A. Finnerty
		Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Liberty Mutual Insurance Corporation

	by	/s/ Sheila A. Finnerty
		Name:	Sheila A. Finnerty
		Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Indiana Insurance Corporation

	by	/s/ Sheila A. Finnerty
		Name:	Sheila A. Finnerty
		Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Peerless Insurance Corporation

	by	/s/ Sheila A. Finnerty
		Name:	Sheila A. Finnerty
		Title:	Authorized Signatory

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	LeverageSource III S.a.r.l.

	by	/s/ Paul Plank
		Name:	Paul Plank
		Title:	Authorized Signatory

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Name:
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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	LLCP LOAN FUNDING 2007

	by	/s/ Richard Taylor
		Name:	Richard Taylor
		Title:	Authorized Signatory

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Golden Knight II CLO, Ltd.

	by	/s/ Christopher Towle
		Name:	Christopher Towle
		Title:	Executive Vice President, Portfolio Manager

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REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Lord Abbett Investment Trust — Lord Abbett Floating Rate Fund

	by	/s/ Christopher Towle
		Name:	Christopher Towle
		Title:	Executive Vice President, Portfolio Manager

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	LCM III, Ltd.
	By:	LCM Asset Management LLC As Collateral Manager

	by	/s/ Alexander B. Kenna
		Name:	Alexander B. Kenna
LCM Asset Management
Title:

	by1	N/A
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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	LCM IV, Ltd.
	By:	LCM Asset Management LLC As Collateral Manager

	by	/s/ Alexander B. Kenna
		Name:	Alexander B. Kenna
LCM Asset Management LLC
Title:

	by1	N/A
Name:
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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	LCM V, Ltd.
	By:	LCM Asset Management LLC As Collateral Manager

	by	/s/ Alexander B. Kenna
		Name:	Alexander B. Kenna
LCM Asset Management LLC
Title:

	by1	N/A
Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	LCM VI, Ltd.
	By:	LCM Asset Management LLC As Collateral Manager

	by	/s/ Alexander B. Kenna
		Name:	Alexander B. Kenna
LCM Asset Management LLC
Title:

	by1	N/A
Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	LCM VIII, Limited Partnership
	By:	LCM Asset Management LLC As Collateral Manager

	by	/s/ Alexander B. Kenna
		Name:	Alexander B. Kenna
LCM Asset Management LLC
Title:

	by1	N/A
Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	LCM IX Limited Partnership
	By:	LCM Asset Management LLC As Collateral Manager

	by	/s/ Alexander B. Kenna
		Name:	Alexander B. Kenna
LCM Asset Management LLC
Title:

	by1	N/A
Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Mackay Shields Defensive Bond Arbitrage Fund LTD.

	By:	MacKay Shields LLC, as Investment Adviser and not individually

	by	/s/ Dan Roberts
		Name:	Dan Roberts
		Title:	Sr. Managing Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	MacKay Short Duration Alpha Fund
	By:	MacKay Shields LLC, as Investment Adviser and not individually

	by	/s/ Dan Roberts
		Name:	Dan Roberts
		Title:	Sr. Managing Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	New York Life Insurance Company (Guaranteed Products)

	By:	MacKay Shields LLC, as Investment Adviser and not individually

	by	/s/ Dan Roberts
		Name:	Dan Roberts
		Title:	Sr. Managing Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	New York Life Insurance Company, GP -Portable Alpha

	By:	MacKay Shields LLC, as Investment Adviser and not individually

	by	/s/ Dan Roberts
		Name:	Dan Roberts
		Title:	Sr. Managing Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Northrop Grumman Pension Master Trust
	By:	MacKay Shields LLC, as Investment Adviser and not individually

	by	/s/ Dan Roberts
		Name:	Dan Roberts
		Title:	Sr. Managing Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	MainStay Income Builder Fund (f.k.a. MainStay Total Return Fund), a series of the MainStay Funds

	By:	MacKay Shields LLC, as Investment Adviser and not individually

	by	/s/ Dan Roberts
		Name:	Dan Roberts
		Title:	Sr. Managing Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	MainStay VP Income Builder Portfolio, a series of MainStay VP Funds Trust

	By:	MacKay Shields LLC, as Investment Adviser and not individually

	by	/s/ Dan Roberts
		Name:	Dan Roberts
		Title:	Sr. Managing Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	MACQUARIE BANK LIMITED

	by	/s/ Michele Del Bo
		Name:	Michele Del Bo
		Title:	Managing Director

	by	/s/ Sewmay Lee
		Name:	Sewmay Lee
		Title:	Associate Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	GANNETT PEAK CLO I, LTD.

	by	McDonnell Investment Management LLC, as Investment Manager

	by	/s/ Kathleen A. Zarn
		Name:	Kathleen A. Zarn
		Title:	Vice President

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	MCDONNELL LOAN OPPORTUNITY LTD.

	by	McDonnell Investment Management LLC, as Investment Manager

	by	/s/ Kathleen A. Zarn
		Name:	Kathleen A. Zarn
		Title:	Vice President

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	ILLINOIS STATE BOARD OF INVESTMENT

	by	McDonnell Investment Management LLC, as Investment Manager

	by	/s/ Kathleen A. Zarn
		Name:	Kathleen A. Zarn
		Title:	Vice President

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	McDonnell Bank Loan Select Master Fund, a Class of the McDonnell Bank Loan Select Series Trust I

	by	McDonnell Investment Management LLC, as Investment Manager

	by	/s/ Kathleen A. Zarn
		Name:	Kathleen A. Zarn
		Title:	Vice President

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Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Meridian Bank

	by	/s/ James D. Nelsen
		Name:	James D. Nelsen
		Title:	SVP & CO

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Morgan Stanley Senior Funding, Inc.

	by	/s/ Adam Savarese
		Name:	Adam Savarese
		Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	LightPoint CLO IV, Ltd.

	by	Neuberger Berman Fixed Income LLC as collateral manager

	by	/s/ Colin Donlan
		Name:	Colin Donlan
		Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	LightPoint CLO V, Ltd.

	by	Neuberger Berman Fixed Income LLC as collateral manager

	by	/s/ Colin Donlan
		Name:	Colin Donlan
		Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	LightPoint CLO VII, Ltd.

	by	Neuberger Berman Fixed Income LLC as collateral manager

	by	/s/ Colin Donlan
		Name:	Colin Donlan
		Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	LightPoint CLO VIII, Ltd.

	by	Neuberger Berman Fixed Income LLC as collateral manager

	by	/s/ Colin Donlan
		Name:	Colin Donlan
		Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	LightPoint Pan-European CLO 2006 Plc.

	by	Neuberger Berman Fixed Income LLC as collateral manager

	by	/s/ Colin Donlan
		Name:	Colin Donlan
		Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	LightPoint Pan-European CLO 2007-1 Plc.

	by	Neuberger Berman Fixed Income LLC as collateral manager

	by	/s/ Colin Donlan
		Name:	Colin Donlan
		Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Marquette US/European CLO, Plc.

	by	Neuberger Berman Fixed Income LLC as collateral manager

	by	/s/ Colin Donlan
		Name:	Colin Donlan
		Title:	Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	New York Life Insurance Company

	by	/s/ Peter Ra
		Name:	Peter Ra
		Title:	Vice President

by1
Name:
Title:

Name of Lender:	New York Life Insurance and Annuity Corporation

	By:	New York Life Investment Management LLC, its Investment Manager

	by	/s/ Peter Ra
		Name:	Peter Ra
		Title:	Vice President

Name of Lender:	NYLIM Flatiron CLO 2006-1 Ltd.

	By:	New York Life Investment Management LLC, as Collateral Manager and Attorney-in-Fact

	by	/s/ Peter Ra
		Name:	Peter Ra
		Title:	Vice President

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Flatiron CLO 2007-1 Ltd.
	By:	New York Life Investment Management LLC, as Collateral Manager and Attorney-In-Fact

	by	/s/ Peter Ra
		Name:	Peter Ra
		Title:	Vice President

Name of Lender:	Silverado CLO 2006-II Limited

	By:	New York Life Investment Management LLC, as Portfolio Manager and Attorney-in-Fact

	by	/s/ Peter Ra
		Name:	Peter Ra
		Title:	Vice President

Name of Lender:	MainStay VP Floating Rate Portfolio, a series of MainStay VP Funds Trust

	By:	New York Life Investment Management LLC, its Investment Manager

	by	/s/ Peter Ra
		Name:	Peter Ra
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	MainStay Floating Bate Fund, a series of MainStay Funds Trust

	By:	New York Life Investment Management LLC, its Investment Manager

	by	/s/ Peter Ra
		Name:	Peter Ra
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Nexum Nordic Loan Fund II

	by	/s/ Stefan Wigstrand
		Name:	Stefan Wigstrand
		Title:	Director

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Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Clydesdale CLO 2007, Ltd.

	by	NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC. AS INVESTMENT MANAGER

	by	/s/ Robert Hoffman
		Name:	Robert Hoffman
		Title:	Executive Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Clydesdale CLO 2006, Ltd.

	by	NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC. AS INVESTMENT MANAGER

	by	/s/ Robert Hoffman
		Name:	Robert Hoffman
		Title:	Executive Director

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Name:
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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Clydesdale CLO 2005, Ltd.

	by	NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC. AS INVESTMENT MANAGER

	by	/s/ Robert Hoffman
		Name:	Robert Hoffman
		Title:	Executive Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Oak Hill Credit Opportunities Financing, Ltd.

by

	by	/s/ Scott D. Krase
		Name:	Scott D. Krase
		Title:	Authorized Signatory

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Name:
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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Oak Hill Credit Partners IV, Limited

	by	Oak Hill CLO Management IV, LLC, as Investment Manager

	by	/s/ Scott D. Krase
		Name:	Scott D. Krase
		Title:	Authorized Person

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Oak Hill Credit Partners V, Limited
	by	Oak Hill Advisors, L.P., as Portfolio Manager

	by	/s/ Scott D. Krase
		Name:	Scott D. Krase
		Title:	Authorized Person

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Oak Hill European Credit Partners I plc

by Oak Hill Advisors (Europe), LLP, as Portfolio Manager

	by	/s/ Richard P. Munn
		Name:	Richard P. Munn
		Title:	Authorized Signatory

by1
Name:
Title:

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Oak Hill European Credit Partners II plc

by Oak Hill Advisors (Europe), LLP, as Portfolio Manager

	by	/s/ Richard P. Munn
		Name:	Richard P. Munn
		Title:	Authorized Signatory

by1
Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Oaktree Loan Fund, L.P.
	by	Oaktree Loan Fund GP, L.P. Its: General Partner

by: Oaktree Fund GP II, L.P. Its: General Partner

	by	/s/ Robert Perelson
		Name:	Robert Perelson
		Title:	Authorized Signatory

	by1	Desmund Shirazi
		Name:	Desmund Shirazi
		Title:	Authorized Signatory

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Oaktree Senior Loan Fund, L. P. by Oaktree Senior Loan Fund GP, L.P. Its: General Partner

	By:	Oaktree Fund GP II, L.P. Its: General Partner

	by	/s/ Robert Perelson
		Name:	Robert Perelson
		Title:	Authorized Signatory

	by1	Desmund Shirazi
		Name:	Desmund Shirazi
		Title:	Authorized Signatory

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	OCEAN TRAILS CLO I

	by	West Gate Horizons Advisors LLC, as Investment Manager

	by	/s/ Robert Cohen
		Name:	Robert Cohen
		Title:	Senior Credit Analyst

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	OCEAN TRAILS CLO II

	by	West Gate Horizons Advisors LLC, as Investment Manager

	by	/s/ Robert Cohen
		Name:	Robert Cohen
		Title:	Senior Credit Analyst

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Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	OHA Intrepid Leveraged Loan Fund, Ltd.
	by	Oak Hill Advisors, L.P., as its Portfolio Manager

	by	/s/ Scott D. Krase
		Name:	Scott D. Krase
		Title:	Authorized Person

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Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	OHA Park Avenue CLO I, Ltd.
	by	Oak Hill Advisors, L.P., as Investment Manager

	by	/s/ Scott D. Krase
		Name:	Scott D. Krase
		Title:	Authorized Person

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Oppenheimer Master Loan Fund, LLC

	by	/s/ Jason Reuter
		Name:	Jason Reuter
		Title:	Assistant Vice President

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Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Oppenheimer Senior Floating Rate Fund

	by	/s/ Jason Reuter
		Name:	Jason Reuter
		Title:	Assistant Vice President

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Oregon Public Employees Retirement Fund
	by	Oak Hill Advisors, L.P., as Investment Manager

	by	/s/ Scott D. Krase
		Name:	Scott D. Krase
		Title:	Authorized Person

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	PACIFIC LIFE FUNDS — PL FLOATING RATE INCOME FUND

	By:	Pacific Life Fund Advisors LLC (doing business as Pacific Asset Management), in its capacity as Investment Advisor (ZY)

	by	/s/ James P. Leasure
		Name:	James P. Leasure
		Title:	Senior Managing Director

	by1	/s/ Joseph J. Tortorelli
		Name:	Joseph J. Tortorelli
		Title:	Assistant Secretary

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	PACIFIC LIFE INSURANCE COMPANY

	by	/s/ James P. Leasure
		Name:	James P. Leasure
		Title:	Senior Managing Director

	by1	/s/ Joseph J. Tortorelli
		Name:	Joseph J. Tortorelli
		Title:	Assistant Secretary

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Tetragon Financial Group Master Fund Limited

	By:	Tetragon Financial Management LP, its investment manager

	by	/s/ Reade Griffith
		Name:	Reade Griffith
		Title:	Principal

by†
Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	PPM GRAYHAWK, CLO, LTD.

	by	/s/ Chris Kappas
		Name:	Chris Kappas
		Title:	Managing Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

JNL/PPM America Floating Rate Income Fund, a. series of the JNL Series Trust

By:	PPM America, Inc., as sub-adviser

by	/s/ Chris Kappas
	Name:	Chris Kappas
	Title:	Managing Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	ROSEDALE CLO LTD.
	By:	Princeton Advisory Group, Inc. the Collateral Manager

	by	/s/ Ashish Sood
		Name:	Ashish Sood
		Title:	Analyst

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Princeton Stable Income Fund, Ltd.

	By:	Princeton Advisory Group, Inc. the Investment Manager

	by	/s/ Ashish Sood
		Name:	Ashish Sood
		Title:	Analyst

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Dryden XV — EURO CLO 2006 p.l.c.

	By:	Pramerica Investment Management (a trading name of Prudential Investment Management, Inc.), as Collateral Manager

	By:	Pramerica Investment Management Limited, as Sub Advisor

	by	/s/ Tarun Buxani
		Name:	Tarun Buxani
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Dryden X — EURO CLO 2005 p.l.c.

	By:	Pramerica Investment Management (a trading name of Prudential Investment Management, Inc.), as Collateral Manager

	By:	Pramerica Investment Management Limited, as Sub Advisor

	by	/s/ Tarun Buxani
		Name:	Tarun Buxani
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Dryden XIV — EURO CLO 2006 p.l.c.

	By:	Pramerica Investment Management (a trading name of Prudential Investment Management, Inc.), as Collateral Manager

	By:	Pramerica Investment Management Limited, as Sub Advisor

	by	/s/ Tarun Buxani
		Name:	Tarun Buxani
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Prudential Investment Portfolios, Inc. 14 -Prudential Floating Rate Income Fund

	By:	Prudential Investment Management, Inc. As Investment Advisor

	by	/s/ Brian Juliano
		Name:	Brian Juliano
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Virginia College Savings Plan
	By:	Prudential Investment Management, Inc. As Investment Advisor

	by	/s/ Brian Juliano
		Name:	Brian Juliano
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Prudential Bank Loan Fund of the Prudential Trust Company Collective Trust

	By:	Prudential Investment Management, Inc. As Investment Advisor

	by	/s/ Brian Juliano
		Name:	Brian Juliano
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Gateway CLO Limited
	By:	Prudential Investment Management, Inc., as Collateral Manager

	by	/s/ Brian Juliano
		Name:	Brian Juliano
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Dryden XXI Leveraged Loan CDO LLC
	By:	Prudential Investment Management, Inc. as Collateral Manager

	by	/s/ Brian Juliano
		Name:	Brian Juliano
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Dryden XVIII Leveraged Loan 2007 Ltd.
	By:	Prudential Investment Management, Inc. as Collateral Manager

	by	/s/ Brian Juliano
		Name:	Brian Juliano
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Dryden XVI — Leveraged Loan CDO 2006
	By:	Prudential Investment Management, Inc. as Collateral Manager

	by	/s/ Brian Juliano
		Name:	Brian Juliano
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Gateway II Euro CLO B.V.

	By:	Pramerica Investment Management (a trading name of Prudential Investment Management, Inc.), as Collateral Manager

	by	/s/ Joseph Lemanowicz
		Name:	Joseph Lemanowicz
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Dryden XI — Leveraged Loan CDO 2006
	By:	Prudential Investment Management, Inc., as Collateral Manager

	by	/s/ Brian Juliano
		Name:	Brian Juliano
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	ING Life Insurance and Annuity Company
	By:	Prudential Investment Management, Inc. As Investment Advisor

	by	/s/ Brian Juliano
		Name:	Brian Juliano
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Putnam Floating Rate Income Fund

	by	See next page
Name:
Title:

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

PUTNAM FLOATING RATE INCOME FUND

/s/ Beth Mazor
By: Beth Mazor
Title:	V.P.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Putnam Absolute Return 500 Fund

	by	See next page
Name:
Title:

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
PUTNAM FUNDS TRUST,
on behalf of its series, PUTNAM ABSOLUTE RETURN 500 FUND
by Putnam Investment Management, LLC

/s/ Suzanne Deshaies
Name:	Suzanne Deshaies
Title:	VP

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Putnam Absolute Return 300 Fund

	by	See next page
Name:
Title:

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
PUTNAM ABSOLUTE RETURN 300 FUND
by Putnam Investment Management, LLC

/s/ Kevin Parnell
Name:	Kevin Parnell
Title:	Manager

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Putnam Absolute Return 700 Fund

	by	See next page
Name:
Title:

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
PUTNAM FUNDS TRUST,
on behalf of its series, PUTNAM ABSOLUTE RETURN 700 FUND
by Putnam Investment Management, LLC

/s/ Suzanne Deshaies
Name:	Suzanne Deshaies
Title:	VP

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	1776 CLO I, LTD
	by	/s/ Ron Polye
		Name:	Ron Polye
Title:

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
Name of Lender:
BAKER STREET FUNDING CLO 2005-1 LTD.
By: Seix Investment Advisors LLC, as Collateral Manager
BAKER STREET CLO II LTD.
By: Seix Investment Advisors LLC, as Collateral Manager
MOUNTAIN VIEW FUNDING CLO 2006-I, LTD.
By: Seix Investment Advisors LLC, as Collateral Manager
MOUNTAIN VIEW CLO II LTD.
By: Seix Investment Advisors LLC, as Collateral Manager
MOUNTAIN VIEW CLO III LTD.
By: Seix Investment Advisors LLC, as Collateral Manager
RIDGEWORTH FUNDS — SEIX FLOATING RATE HIGH INCOME FUND
By: Seix Investment Advisors LLC, as Sub-Adviser
ROCHDALE FIXED INCOME OPPORTUNITIES PORTFOLIO
By: Seix Investment Advisors LLC, as Sub-Adviser

by	/s/ George Goudelias
	Name:	George Goudelias
	Title:	Managing Director

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Cent CDO XI Limited
	By:	Columbia Management Investment
Advisers, LLC, As Collateral Manager

by	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Cent CDO 12 Limited
	By:	Columbia Management Investment
Advisers, LLC, As Collateral Manager

	by	/s/ Robin C. Stancil
		Name:	Robin C. Stancil
		Title:	Director of Operations

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Cent CDO 14 Limited
	By:	Columbia Management Investment
Advisers, LLC, As Collateral Manager

	by	/s/ Robin C. Stancil
		Name:	Robin C. Stancil
		Title:	Director of Operations

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Cent CDO 15 Limited
	By:	Columbia Management Investment
Advisers, LLC, As Collateral Manager

	by	/s/ Robin C. Stancil
		Name:	Robin C. Stancil
		Title:	Director of Operations

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Cent CDO 9 Limited
	By:	Columbia Management Investment
Advisers, LLC, As Collateral Manager

	by	/s/ Robin C. Stancil
		Name:	Robin C. Stancil
		Title:	Director of Operations

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Columbia Institutional Leveraged Loan Fund II, L.P.
	By:	Columbia Management
Investment Advisers, LLC
As Investment Manager
	by	/s/ Robin C. Stancil
		Name:	Robin C. Stancil
		Title:	Assistant Secretary

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Columbia Strategic Income Fund
	by	/s/ Robin C. Stancil
		Name:	Robin C. Stancil
		Title:	Authorized Signatory

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Columbia Strategic Income Fund Variable Series
	by	/s/ Robin C. Stancil
		Name:	Robin C. Stancil
		Title:	Authorized Signatory

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	RiverSource Bond Series, Inc. - Columbia Floating Rate Fund
	by	/s/ Robin C. Stancil
		Name:	Robin C. Stancil
		Title:	Assistant Vice President

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	RiverSource Life Insurance Company
	by	/s/ Robin C. Stancil
		Name:	Robin C. Stancil
		Title:	Authorized Signatory

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	RMF EURO CDO V PLC
	by	/s/ Andrew Patel
		Name:	Andrew Patel
		Title:	Authorised Signatory

	by1	/s/ Cornelis van den Ouweland
		Name:	Cornelis van den Ouweland
		Title:	Authorised Signatory

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	RMF EURO CDO IV PLC
	by	/s/ Andrew Patel
		Name:	Andrew Patel
		Title:	Authorised Signatory

	by1	/s/ Cornelis van den Ouweland
		Name:	Cornelis van den Ouweland
		Title:	Authorised Signatory

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CLAVOS EURO CDO LIMITED
	by	/s/ Andrew Patel
		Name:	Andrew Patel
		Title:	Authorised Signatory

	by1	/s/ Cornelis van den Ouweland
		Name:	Cornelis van den Ouweland
		Title:	Authorised Signatory

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	ROSEDALE CLO II LTD. by: JMP Credit Advisors LLC As Collateral Manager
	By	/s/ Renee Lefebvre
		Name:	Renee Lefebvre
		Title:	Managing Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

BSA Commingled Endowment Fund, LP
By:	Shenkman Capital Management, Inc., as
Investment Manager

By:	/s/ Richard H. Weinstein
	Name:	Richard H. Weinstein
	Title:	Chief Operating Officer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Credos Floating Rate Fund, L.P.
By:	Shenkman Capital Management, Inc.,
its General Partner

By:	/s/ Richard H. Weinstein
	Name:	Richard H. Weinstein
	Title:	Chief Operating Officer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Gale Invest SPC Ltd.
By:	Shenkman Capital Management, Inc., as
Investment Manager

By:	/s/ Richard H. Weinstein
	Name:	Richard H. Weinstein
	Title:	Chief Operating Officer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Harbor High Yield Bond Fund
By:	Shenkman Capital Management, Inc., as
Sub Advisor

By:	/s/ Richard H. Weinstein
	Name:	Richard H. Weinstein
	Title:	Chief Operating Officer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Permal SCM Leveraged Loan Fund Ltd.
By:	Shenkman Capital Management, Inc., as
Investment Manager

By:	/s/ Richard H. Weinstein
	Name:	Richard H. Weinstein
	Title:	Chief Operating Officer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Primus High Yield Bond Fund, L.P.
By:	Shenkman Capital Management, Inc., as
Investment Manager

By:	/s/ Richard H. Weinstein
	Name:	Richard H. Weinstein
	Title:	Chief Operating Officer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

State of Connecticut Retirement Plans and Trust Funds
By:	Shenkman Capital Management, Inc., as
Investment Manager

By:	/s/ Richard H. Weinstein
	Name:	Richard H. Weinstein
	Title:	Chief Operating Officer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Tavitian Foundation, Inc.
By:	Shenkman Capital Management, Inc., as
Investment Manager

By:	/s/ Richard H. Weinstein
	Name:	Richard H. Weinstein
	Title:	Chief Operating Officer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Texas PrePaid Higher Education Tuition Board
By:	Shenkman Capital Management, Inc., as
Investment Advisor

By:	/s/ Richard H. Weinstein
	Name:	Richard H. Weinstein
	Title:	Chief Operating Officer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Teachers’ Retirement System of Louisiana (Shenkman - BANK LOAN ACCOUNT)
By:	Shenkman Capital Management, Inc., as
Investment Manager

By:	/s/ Richard H. Weinstein
	Name:	Richard H. Weinstein
	Title:	Chief Operating Officer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

TrustMARK Insurance Company
By:	Shenkman Capital Management, Inc., as
Investment Advisor

By:	/s/ Richard H. Weinstein
	Name:	Richard H. Weinstein
	Title:	Chief Operating Officer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

WM Pool - Fixed Interest Trust No. 7
By:	Shenkman Capital Management, Inc., as
Investment Manager

By:	/s/ Richard H. Weinstein
	Name:	Richard H. Weinstein
	Title:	Chief Operating Officer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Cole Brook CBNA Loan Funding LLC
	By	/s/ Malia Baynes
		Name:	Malia Baynes
		Title:	ATTORNEY-IN-FACT

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Sumitomo Mitsui Banking Corporation
	By	/s/ Rajeev Kannan
		Name:	Rajeev Kannan
		Title:	General Manager Structured Finance Asis Pacific

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	SOMERSET SPECIAL OPPORTUNITIES MASTER FUND, L.P.
	By:	Babson Capital Management LLC as
Investment Manager

/s/ Mike Freno
Name: Mike Freno
Title: Managing Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	JHF II-Multi Sector Bond Fund
	By	/s/ Beth Semmel
		Name:	Beth Semmel
		Title:	Portfolio Manager

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Libra Global Limited
	By	/s/ Beth Semmel
		Name:	Beth Semmel
		Title:	Portfolio Manager

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Stone Harbor Global Funds Plc — Stone Harbor Leveraged Loan Portfolio
	By	/s/ Beth Semmel
		Name:	Beth Semmel
		Title:	Portfolio Manager

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	San Joaquin County Employees’ Retirement Association
	By	/s/ Beth Semmel
		Name:	Beth Semmel
		Title:	Portfolio Manager

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
This consent is made by the following Lender, acting through the undersigned investment advisor:
Name of Lender: ACE American Insurance Company
By: T. Rowe Price Associates, Inc., as investment advisor

by	/s/ Brian Burns
	Name:	Brian Burns
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
This consent is made by the following Lender, acting through the undersigned investment sub-advisor:
Name of Lender: John Hancock Variable Insurance Trust - Capital Appreciation Value Trust
(formerly known as John Hancock Trust - Capital Appreciation Value Trust)
By: T. Rowe Price Associates, Inc., as investment aub-advisor

by	/s/ Brian Burns
	Name:	Brian Burns
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
This consent is made by the following Lender, acting through the undersigned investment sub-advisor:
Name of Lender: John Hancock Variable Insurance Trust - New Income Trust
(formerly known as John Hancock Trust — New Income Trust or John Hancock Trust — Spectrum Income Trust)
By: T. Rowe Price Associates, Inc., as investment sub-advisor

by	/s/ Brian Burns
	Name:	Brian Burns
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
This consent is made by the following Lender, acting through the undersigned investment advisor:
Name of Lender: T. Rowe Price Institutional Common Trust Fund - T. Rowe Price Capital Appreciation Trust

by	/s/ Brian Burns
	Name:	Brian Burns
	Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
This consent is made by the following Lender, acting through the undersigned investment advisor:

Name of Lender:	T. Rowe Price Capital Appreciation Fund
	by	/s/ Brian Burns
		Name:	Brian Burns
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
This consent is made by the following Lender, acting through the undersigned investment advisor:

Name of Lender:	ING Investors Trust- ING T. Rowe Price Capital Appreciation Portfolio
	By:	T. Rowe Price Associates, Inc., as investment advisor

	by	/s/ Brian Burns
		Name:	Brian Burns
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

This consent is made by the following Lender, acting through the undersigned investment advisor:

Name of Lender:	Penn Series Funds, Inc. - Flexibly Managed Fund
	By:	T. Rowe Price Associates, Inc., as investment advisor

	by	/s/ Brian Burns
		Name:	Brian Burns
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

This consent is made by the following Lender, acting through the undersigned investment sub-advisor:

Name of Lender:	John Hancock II — Capital Appreciation Value Fund
	By:	T. Rowe Price Associates, Inc., as investment sub-advisor

	by	/s/ Brian Burns
		Name:	Brian Burns

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Founders Grove CLO, Ltd.
	By:	Tall Tree Investment Management, LLC as Collateral Manager

	by	/s/ Douglas L. Winchell
		Name:	Douglas L. Winchell
		Title:	Officer

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Founders Grove CLO, Ltd.
	By:	Tall Tree Investment Management, LLC as Collateral Manager

	By	/s/ Douglas L. Winchell
		Name:	Douglas L. Winchell
		Title:	Officer

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Muir Grove CLO, Ltd.
	By:	Tall Tree Investment Management, LLC as Collateral Manager

	By	/s/ Douglas L. Winchell
		Name:	Douglas L. Winchell
		Title:	Officer

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Teton Funding, LLC
	By	/s/ Douglas Weltz
		Name:	Douglas Weltz
		Title:	Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	The Public Education Employees Retirement System of Missouri
	By	Oaktree Capital Management, L.P. Its: Investment Manager

	By	/s/ Robert Perelson
		Name:	Robert Perelson
		Title:	Managing Director

	by1	/s/ Desmund Shirazi
		Name:	Desmund Shirazi
		Title:	Managing Director

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	The Public School Retirement System of Missouri
	By	Oaktree Capital Management, L.P. Its: Investment Manager

	By	/s/ Robert Perelson
		Name:	Robert Perelson
		Title:	Managing Director

	by1	/s/ Desmund Shirazi
		Name:	Desmund Shirazi
		Title:	Managing Director

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Trimaran CLO V Ltd
	By	Trimaran Advisors, L.L.C.

	By	/s/ Dominick J. Mazzitelli
		Name:	Dominick J. Mazzitelli
		Title:	Managing Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Trimaran CLO VI Ltd
	By	Trimaran Advisors, L.L.C.

	By	/s/ Dominick J. Mazzitelli
		Name:	Dominick J. Mazzitelli
		Title:	Managing Director

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ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Trimaran CLO VII Ltd
	By	Trimaran Advisors, L.L.C.

	By	/s/ Dominick J. Mazzitelli
		Name:	Dominick J. Mazzitelli
		Title:	Managing Director

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	UBS AG, STAMFORD BRANCH
	By	/s/ Stephen Scanapieco
		Name:	Stephen Scanapieco
		Title:	Associate Director Banking Products Services, US

	by1	/s/ Darlene Arias
		Name:	Darlene Arias
		Title:	Director Banking Products Services, US

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Virtus Senior Floating Rate Fund
	By	/s/ Daniel
		Name:	(illegible)
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	VVIT: Virtus Strategic Allocation Series
	By	/s/ Daniel
		Name:	(illegible)
Title:

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Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Virtus Multi-Sector Short Term Bond Fund
	By	/s/ Daniel
		Name:	(illegible)
Title:

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Name:
Title:

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Each of the persons listed on Annex A, Severally but not jointly, as a Lender
By:	Wellington Management Company, LLP, as Investment Adviser

By:	/s/ Steven M. Hoffman
Steven M. Hoffman
Vice President and Counsel

ANNEX A

Global Indemnity (Cayman) Limited

Stellar Performer Global Series W - Global Credit
SunAmerica Senior Floating Rate Fund, Inc.

U.A.I. (Luxembourg) Investment S.à.r.l.

UMC Benefit Board, Inc.
Wellington Trust Company, National Association Multiple Common Trust Funds Trust- Opportunistic
Fixed Income Allocation Portfolio

2

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

By	Wells Fargo Advantage Short Term High Yield Bond Fund, WELLS CAPITAL MANAGEMENT
/s/ GILBERT L. SOUTHWELL III
	Name:	GILBERT L. SOUTHWELL III
	Title:	VICE PRESIDENT

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	WELLS FARGO BANK, NATIONAL ASSOCIATION
	By	/s/ Jill Hamilton
		Name:	Jill Hamilton
		Title:	Vice President

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Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	By	WG HORIZONS CLO I West Gate Horizons Advisors LLC, as Investment Manager
/s/ Robert Cohen
		Name:	Robert Cohen
		Title:	Senior Credit Analyst

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Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	WhiteHorse III, Ltd.
	By	WhiteHorse Capital Partners,
L.P. As collateral manager

	By	WhiteRock Asset Advisor, LLC, its G.P.

	By	/s/ Jay Carvell
		Name:	Jay Carvell
		Title:	Manager

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	WhiteHorse IV, Ltd.
	By	WhiteHorse Capital Partners, L.P. As collateral manager

	By	WhiteRock Asset Advisor, LLC, its G.P.

	By	/s/ Jay Carvell
		Name:	Jay Carvell
		Title:	Manager

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SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	ALLSTATE LIFE INSURANCE COMPANY
[SEAL]	By	/s/ Mark Cloghessy
		Name:	Mark Cloghessy
		Title:	Authorized Signatory

	By1	/s/ Basil G. Chaltas, Jr.
		Name:	Basil G. Chaltas, Jr.
		Title:	Authorized Signatory

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	AIMCO CLO, SERIES 2005-A
[SEAL]	By	/s/ Mark Cloghessy
		Name:	Mark Cloghessy
		Title:	Authorized Signatory

	By1	/s/ Basil G. Chaltas, Jr.
		Name:	Basil G. Chaltas, Jr.
		Title:	Authorized Signatory

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	AIMCO CLO, SERIES 2006-A
[SEAL]	By	/s/ Mark Cloghessy
		Name:	Mark Cloghessy
		Title:	Authorized Signatory

	By1	/s/ Basil G. Chaltas, Jr.
		Name:	Basil G. Chaltas, Jr.
		Title:	Authorized Signatory

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	CIFC 2011-I 1 Loan Funding LLC
	By	Citibank, N.A.

	By	/s/ Emil Chong
		Name:	Emil Chong
		Title:	Director

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Halcyon Structured Asset Management European CLO 2006-I B.V. Halcyon Structured Asset Management European CLO 2007-I B.V. Halcyon Structured Asset Management European CLO 2006-II B.V.
	By	/s/ David Martino
		Name:	David Martino
		Title:	Controller

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	BLUEMOUNTAIN CLO III, LTD.
	By	BLUEMOUNTAINCAPITAL MANAGEMENT, LLC.
Its Collateral Manager

	by1	/s/ Jack Chau
		Name:	Jack Chau
		Title:	Associate

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Name:
Title:

[1]	For those Lenders requiring a second signature.

[2]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	BLUEMOUNTAIN CLO II, LTD.
	By	BLUEMOUNTAINCAPITAL MANAGEMENT, LLC.
Its Collateral Manager

	by1	/s/ Jack Chau
		Name:	Jack Chau
		Title:	Associate

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Name:
Title:

[1]	For those Lenders requiring a second signature.

[2]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:
	By	Western Asset Management Company acting as Investment Manager and Agent on behalf of Western Asset Floating Rate Income Fund, LLC

/s/ Rachel J. de los Santos
		Name:	Rachel J. de los Santos
		Title:	Authorized Signatory

	by1	N/A
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Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:
	By	Western Asset Management Company acting as Investment Manager and Agent on behalf of Western Asset Absolute Return Portfolio
/s/ Rachel J. de los Santos
		Name:	Rachel J. de los Santos
		Title:	Authorized Signatory

	by1	N/A
Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:
	By	Western Asset Management Company
acting as Investment Manager and Agent
on behalf VRS Bank Loan Portfolio

/s/ Rachel J. de los Santos
		Name:	Rachel J. de los Santos
		Title:	Authorized Signatory

	by1	N/A
Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:
	By	Western Asset Management Company
acting as Investment Manager and Agent
on behalf of John Hancock Fund II Floating Rate Income Fund

/s/ Rachel J. de los Santos
		Name:	Rachel J. de los Santos
		Title:	Authorized Signatory

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:
	By	Western Asset Management Company
acting as Investment Manager and Agent
on behalf of Mt. Wilson CLO, Ltd.

/s/ Rachel J. de los Santos
		Name:	Rachel J. de los Santos
		Title:	Authorized Signatory

	by1	N/A
Name:
Title:

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:
	By	Western Asset Management Company
acting as Investment Manager and Agent on
behalf of Mt. Wilson CLO II, Ltd.

/s/ Rachel J. de los Santos
		Name:	Rachel J. de los Santos
		Title:	Authorized Signatory

	by1	N/A
Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Arizona State Retirement System
By:	Sankaty Advisors, LLC as Investment Manager

by	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Sr. Vice President of Operations

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Chatham Light II CLO, Limited
By:	Sankaty Advisors LLC, as Collateral Manager

by	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Sr. Vice President of Operations

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ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Future Fund Board of Guardians
By:	Sankaty Advisors, LLC, as its Investment Advisor

by	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Sr. Vice President of Operations

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REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Nash Point CLO
By:	Sankaty Advisors LLC, as Collateral Manager

by	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Sr. Vice President of Operations

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Name:
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ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Qantas Superannuation Plan
By:	Sankaty Advisors, LLC as Investment Manager

by	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Sr. Vice President of Operations

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Name:
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ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Race Point III CLO
By:	Sankaty Advisors LLC, as Collateral Manager

by	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Sr. Vice President of Operations

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Name:
Title:

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ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Race Point IV CLO
By:	Sankaty Advisors LLC, as Collateral Manager

by	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Sr. Vice President of Operations

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Name:
Title:

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REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Sankaty High Income Partnership, L.P.
By:	Sankaty Advisors, LLC as Investment Manager

by	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Sr. Vice President of Operations

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Sankaty Senior Loan Fund, L.P.
by	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Sr. Vice President of Operations

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

SSS Funding II, LLC
By:	Sankaty Advisors LLC, as Collateral Manager

by	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Sr. Vice President of Operations

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

WellPoint, Inc.
by	/s/ Andrew S. Viens
	Name:	Andrew S. Viens
	Title:	Sr. Vice President of Operations

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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

PIMCO Floating Income Fund
By:	Pacific Investment Management Company LLC,
as its Investment Advisor, acting through Investors Fiduciary Trust Company in the Nominee Name of IFTCO

by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Executive Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

The Mars Associates Retirement Plan
By:	Pacific Investment Management Company LLC,
as its Investment Advisor

by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Executive Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Koniginstrasse I S.a.r.l.
By:	Pacific Investment Management Company LLC,
as its Investment Advisor

by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Executive Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Virginia Retirement System
By:	Pacific Investment Management Company LLC,
as its Investment Advisor

by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Executive Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

PIMCO Funds Global Investor Series plc: Unconstrained Bond Fund
By:	Pacific Investment Management Company LLC,
as its Investment Advisor

by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Executive Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

PIMCO Cayman Bank Loan Fund
By:	Pacific Investment Management Company LLC,
as its Investment Advisor

by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Executive Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

PIMCO Cayman European High Yield Fund
By:	Pacific Investment Management Company LLC,
as its Investment Advisor

by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Executive Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

PIMCO Senior Floating Rate Fund
By:	Pacific Investment Management Company LLC,
as its Investment Advisor

by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Executive Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Portola CLO, Ltd
By:	Pacific Investment Management Company LLC,
as its Investment Advisor

by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Executive Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Fairway Loan Funding Company
By:	Pacific Investment Management Company LLC,
as its Investment Advisor

by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Executive Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Mayport CLO Ltd.
By:	Pacific Investment Management Company LLC,
as its Investment Advisor

by	/s/ Arthur Y.D. Ong
	Name:	Arthur Y.D. Ong
	Title:	Executive Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	VIRGINIA RETIREMENT SYSTEM
	By:	Beach Point Capital Management LP
As Investment Manager

/s/ Thomas Boyack
		Name:	Thomas Boyack
		Title:	Chief Financial Officer

by1
Name:
Title:

[1]	For those Lenders requiring a second signature.

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ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	COA Caerus Ltd.

	By:	FS COA Management LLC, as Portfolio Manager

	by	/s/ John W. Fraser
Name: John W. Fraser
Title: Manager

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	COA Tempus Ltd.

	By:	FS COA Management LLC, as Portfolio Manager

	by	/s/ John W. Fraser
Name: John W. Fraser
Title: Manager

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Credit Opportunity Associates II, L.P.

	By:	FSW Partners, LLC as Investment Manager

	by	/s/ John W. Fraser
Name: John W. Fraser
Title: Manager

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Fraser Sullivan CLO I, Ltd.

	By:	WCAS Fraser Sullivan Investment Management, LLC, as Collateral Manager

	by	/s/ John W. Fraser
Name: John W. Fraser
Title: Manager

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Fraser Sullivan CLO II, Ltd.

	By:	WCAS Fraser Sullivan Investment Management, LLC, as Collateral Manager

	by	/s/ John W. Fraser
Name: John W. Fraser
Title: Manager

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Fraser Sullivan CLO V, Ltd.

	By:	WCAS Fraser Sullivan Investment Management, LLC, as Collateral Manager

	by	/s/ John W. Fraser
Name: John W. Fraser
Title: Manager

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	General Electric Capital Corporation

	By	/s/ Annie Bortolot
Name: Annie Bortolot
Title: Duly Authorized Signatory

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Swiss Capital Pro Loan III Plc

	By	/s/ Karen Weber
Name: Karen Weber
Title: Director — Bank Debt

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Laurelin II B.V.

	By:	GoldenTree Asset Management, LP

	by	/s/ Karen Weber
Name: Karen Weber
Title: Director — Bank Debt

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Laurelin B.V.

	By:	GoldenTree Asset Management, LP

	by	/s/ Karen Weber
Name: Karen Weber
Title: Director — Bank Debt

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	GoldenTree Loan Opportunities V, Limited

	By:	GoldenTree Asset Management, LP

	by	/s/ Karen Weber
Name: Karen Weber
Title: Director — Bank Debt

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	GoldenTree Loan Opportunities IV, Limited

	By:	GoldenTree Asset Management, LP

	by	/s/ Karen Weber
Name: Karen Weber
Title: Director — Bank Debt

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	GoldenTree Loan Opportunities III, Limited

	By:	GoldenTree Asset Management, LP

	by	/s/ Karen Weber
Name: Karen Weber
Title: Director — Bank Debt

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	GoldenTree Capital Opportunities V, Limited

	By:	GoldenTree Asset Management, LP

	by	/s/ Karen Weber
Name: Karen Weber
Title: Director — Bank Debt

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

	By	Nuveen Diversified Dividend & Income Fund

	By	Symphony Asset Management LLC

/s/ James Kim
Name: James Kim
Title: Co-Head of Credit Research

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

	By	Nuveen Floating Rate Income Fund

	By	Symphony Asset Management LLC

/s/ James Kim
Name: James Kim
Title: Co-Head of Credit Research

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

	By	Nuveen Multi-Strategy Income and Growth Fund

	By	Symphony Asset Management LLC

/s/ James Kim
Name: James Kim
Title: Co-Head of Credit Research

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

	By	Nuveen Multi-Strategy Income and Growth Fund 2

	By	Symphony Asset Management LLC

/s/ James Kim
Name: James Kim
Title: Co-Head of Credit Research

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

	By	Municipal Employees’ Annuity and Benefit Fund of Chicago (Symphony)

	By	Symphony Asset Management LLC

/s/ James Kim
Name: James Kim
Title: Co-Head of Credit Research

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

	By	Nuveen Floating Rate Income Opportunity Fund

	By	Symphony Asset Management LLC

/s/ James Kim
Name: James Kim
Title: Co-Head of Credit Research

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

	By	Nuveen Senior Income Fund

	By	Symphony Asset Management LLC

/s/ James Kim
Name: James Kim
Title: Co-Head of Credit Research

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

	By	Symphony Credit Opportunities Fund, LTD.

	By	Symphony Asset Management LLC

/s/ James Kim
Name: James Kim
Title: Co-Head of Credit Research

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

	By	Symphony CLO II, LTD.

	By	Symphony Asset Management LLC

/s/ James Kim
Name: James Kim
Title: Co-Head of Credit Research

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

	By	Symphony CLO III, LTD.

	By	Symphony Asset Management LLC

/s/ James Kim
Name: James Kim
Title: Co-Head of Credit Research

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

	By	Symphony CLO IV, LTD.

	By	Symphony Asset Management LLC

/s/ James Kim
Name: James Kim
Title: Co-Head of Credit Research

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

	By	Symphony CLO V, LTD.

	By	Symphony Asset Management LLC

/s/ James Kim
Name: James Kim
Title: Co-Head of Credit Research

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

	By	Nuveen Tax Advantaged Total Return Strategy Fund

	By	Symphony Asset Management LLC

/s/ James Kim
Name: James Kim
Title: Co-Head of Credit Research

By1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	JPMC Retirement Plan Brigade Bank Loan

	By	BRIGADE CAPITAL MANAGEMENT, LLC As Investment Manager

	By	/s/ Joanna Bensimon
Name: Joanna Bensimon
Title: Associate

By1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
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REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Camulos Loan Vehicle I, Ltd.

	By	BRIGADE CAPITAL MANAGEMENT LLC As Collateral Manager

	by	/s/ Joanna Bensimon
Name: Joanna Bensimon
Title: Associate

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	BATTALION CLO 2007-I, LTD.

	By	BRIGADE CAPITAL MANAGEMENT LLC As Collateral Manager

	by	/s/ Joanna Bensimon
Name: Joanna Bensimon
Title: Associate

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

	By	REGATTA FUNDING LTD.

	By	Citi Alternative Investments LLC, attorney-in-fact

/s/ Roger Yee
Name: Roger Yee
Title: VP

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

	By	CCA EAGLE LOAN MASTER FUND, LTD.

	By	Citigroup Alternative Investments LLC, as Investment manager for and on behalf of CCA EAGLE LOAN MASTER FUND LTD.

/s/ Roger Yee
Name: Roger Yee
Title: VP

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:

	By	Lmp Corporate Loan Fund, Inc.

	By	Citi Alternative Investments LLC

/s/ Roger Yee
Name: Roger Yee
Title: VP

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Spring Road CLO 2007-1, LTD.

	By	Denali Capital LLC, managing member of DC Funding Partners LLC, Collateral Manager

	by	/s/ John P. Thacker
Name: John P. Thacker
Title: Chief Credit Officer

	by1	/s/

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	DENALI CAPITAL CLO V, LTD.

	By	Denali Capital LLC, managing member of DC Funding Partners LLC, portfolio manager

	by	/s/ John P. Thacker
Name: John P. Thacker
Title: Chief Credit Officer

	by1	/s/

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
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DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	DENALI CAPITAL CLO VI, LTD.

	By	Denali Capital LLC, managing member of DC Funding Partners LLC, collateral manager

	by	/s/ John P. Thacker
Name: John P. Thacker
Title: Chief Credit Officer

	by1	/s/

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	DENALI CAPITAL CLO VII, LTD.

	By	Denali Capital LLC, managing member of DC Funding Partners LLC, collateral manager

	by	/s/ John P. Thacker
Name: John P. Thacker
Title: Chief Credit Officer

	by1	/s/

Name:
Title:

[1]	For those Lenders requiring a second signature.

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AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Flagship CLO V

	By	Deutsche Investment Management Americas, Inc. (as successor in interest to Deutsche Asset Management, Inc.), As Collateral Manager

	By	/s/ Eric S. Meyer
Name: Eric S. Meyer
Title: Managing Director

	By	/s/ Paula Penkal

Name: Paula Penkal
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Flagship CLO VI

	By	Deutsche Investment Management Americas, Inc. As Collateral Manager

	By	/s/ Eric S. Meyer
Name: Eric S. Meyer
Title: Managing Director

	By	/s/ Paula Penkal

Name: Paula Penkal
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	DWS Floating Rate Plus Fund

	By	Deutsche Investment Management Americas, Inc. Investment Advisor

	By	/s/ Eric S. Meyer
Name: Eric S. Meyer
Title: Managing Director

	By	/s/ Paula Penkal

Name: Paula Penkal
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	DWS Short Duration Plus Fund

	By	Deutsche Investment Management Americas, Inc. Investment Advisor

	By	/s/ Eric S. Meyer
Name: Eric S. Meyer
Title: Managing Director

	By	/s/ Paula Penkal

Name: Paula Penkal
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	MT. WHITNEY SECURITIES INC., as Assignee

	By	Deutsche Investment Management Americas Inc. As Manager

	By	/s/ Eric S. Meyer
Name: Eric S. Meyer
Title: Managing Director

	By	/s/ Paula Penkal

Name: Paula Penkal
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	DWS Ultra-Short Duration Fund

	By	Deutsche Investment Management Americas, Inc. Investment Advisor

	By	/s/ Eric S. Meyer
Name: Eric S. Meyer
Title: Managing Director

	By	/s/ Paula Penkal

Name: Paula Penkal
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Fidelity Advisor Series I: Fidelity Advisor Floating Rate High Income Fund

	By	/s/ Jeffrey Christian
Name: Jeffrey Christian
Title: Deputy Treasurer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Fidelity Summer Street Trust: Fidelity High Income Fund

	By	/s/ Jeffrey Christian
Name: Jeffrey Christian
Title: Deputy Treasurer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Fidelity Summer Street Trust: Fidelity Series High Income Fund

	By	/s/ Jeffrey Christian
Name: Jeffrey Christian
Title: Deputy Treasurer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Illinois Municipal Retirement Fund

	By	Pyramis Global Advisors Trust Company, as Investment Manager Under Power of Attorney

	by	/s/ David Cesario
Name: David Cesario
Title: Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Variable Insurance Products Fund V: Strategic Income Portfolio

	By	/s/ Jeffrey Christian
Name: Jeffrey Christian
Title: Deputy Treasurer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Fidelity School Street Trust: Fidelity Strategic Income Fund

	By	/s/ Jeffrey Christian
Name: Jeffrey Christian
Title: Deputy Treasurer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Fidelity Advisor Series II: Fidelity Advisor Strategic Income Fund

	By	/s/ Jeffrey Christian
Name: Jeffrey Christian
Title: Deputy Treasurer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Fidelity Summer Street Trust: Fidelity Capital & Income Fund

	By	/s/ Jeffrey Christian
Name: Jeffrey Christian
Title: Deputy Treasurer

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Marlborough Street CLO, LTD

	By	/s/ David
Name:
Title:

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Jersey Street CLO, Ltd

	By	/s/ David
Name:
Title:

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	ORIX Corporate Capital Inc.

	By	/s/ Christopher Smith
Name: Christopher Smith
Title: Authorized Representative

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

	by	/s/ Lissy M. Smit
Name: Lissy M. Smit
Title: Executive Director

	by1	/s/ Andrew Sherman

Name: Andrew Sherman
Title: Managing Director

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., Zweigniederlassung Frankfurt am Main (trading as Rabobank International Frankfurt Branch)

	by	/s/ Alexander Binz
Name: Alexander Binz
Title: Executive Director

	by1	/s/ Judith Zucker

Name: Judith Zucker
Title: Vice President

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED
***PLEASE NOTE WE ARE CONSENTING TO THE AMENDMENT SOLELY AS A CURRENT LENDER IN THE USD TERM LOAN AND NOT A TRANCHE C LENDER***

Name of Lender:

	By:	OCTAGON INVESTMENT PARTNERS V, LTD. Octagon Credit Investors, LLC as Portfolio Manager

	By:	OCTAGON INVESTMENT PARTNERS IX, LTD. Octagon Credit Investors, LLC as Manager

	By:	OCTAGON INVESTMENT PARTNERS X, LTD. Octagon Credit Investors, LLC as Collateral Manager

	By:	OCTAGON INVESTMENT PARTNERS XI, LTD. Octagon Credit Investors, LLC as Collateral Manager

	By:	HAMLET II, LTD. Octagon Credit Investors, LLC as Portfolio Manager

	By:	US Bank N.A., solely as trustee of the Doll Trust (for Qualified Institutional Investors only), (and not in its individual capacity Octagon Credit Investors, LLC as Portfolio Manager

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

By	Octagon Paul Credit Fund Series I, Ltd. Octagon Credit Investors, LLC as Portfolio Manager

By	Octagon Delaware Trust 2011 (for Qualified Institutional Investors only) Octagon Credti Investors, LLC as Portfolio Manager

by	/s/ Lauren M. Basmadjian
Name: Lauren M. Basmadjian
Title: Portfolio Manager

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	FSC Loan Funding (CBNA) LLC

	By	Citibank, N.A.

	By	/s/ Paul Plank
Name: Paul Plank
Title: Director

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Cortina Funding

	By	/s/ Richard Taylor
Name: Richard Taylor
Title: Authorized Signatory

	by1	N/A

Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	NCRAM Loan Trust

	By	NORMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC. AS INVESTMENT MANAGER

	by	/s/ Robert Hoffman
Name: Robert Hoffman
Title: Executive Director

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

SIGNATURE PAGE TO
AMENDMENT NO. 6 AND INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT RELATED TO THE AMENDED AND RESTATED
REYNOLDS GROUP HOLDINGS INC. CREDIT AGREEMENT
DATED AS OF FEBRUARY 9, 2011, AS AMENDED

Name of Lender:	Nomura Bond and Loan Fund

	By	Mitsubishi UFJ Trust & Banking Corporation as Trustee

	By	Nomura Corporate Research & Asset Management Inc. Attorney in Fact

	by	/s/ Robert Hoffman
Name: Robert Hoffman
Title: Executive Director

by1

Name:
Title:

[1]	For those Lenders requiring a second signature.

ANNEX A

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of August 9, 2011
among
REYNOLDS GROUP HOLDINGS INC.,
REYNOLDS CONSUMER PRODUCTS HOLDINGS INC.,
SIG EURO HOLDING AG & CO. KGAA,
SIG AUSTRIA HOLDING GMBH,
PACTIV CORPORATION
and
the other Borrowers set forth herein,
as Borrowers,
REYNOLDS GROUP HOLDINGS LIMITED,

THE LENDERS PARTY HERETO,
and
CREDIT SUISSE AG,
as Administrative Agent

CREDIT SUISSE SECURITIES (USA) LLC
HSBC SECURITIES (USA) INC.
as Joint Bookrunners and Joint Lead Arrangers

HSBC SECURITIES (USA) INC.
as Syndication Agent
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
“RABOBANK NEDERLAND”, NEW YORK BRANCH
SUMITOMO MITSUI BANKING CORPORATION
as Documentation Agents

The taking of any Loan Document or any certified copy thereof or any other documents which constitute substitute documentation therefor, or any document which includes written confirmations or references thereto, into Austria as well as printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf-scan of any Loan Document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, except as permitted by Section 9.20 of this Agreement, keep the original documents as well as all certified copies thereof and written and signed references thereto outside of Austria and avoid printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf-scan of any Loan Document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee.

i

v

SCHEDULES

Schedule 1.01(a)	-	Existing Letters of Credit
Schedule 1.01(b)	-	Company Post-Closing Reorganization
Schedule 1.01(c)	-	Excluded Subsidiaries
Schedule 1.01(d)	-	Mortgaged Property
Schedule 1.01(e)	-	Subsidiary Guarantors
Schedule 1.01(f)	-	Transactions
Schedule 2.01	-	Lenders and Commitments
Schedule 3.04	-	Governmental Approvals
Schedule 3.08	-	Subsidiaries
Schedule 3.09	-	Litigation
Schedule 3.17	-	Environmental Matters
Schedule 3.18	-	Insurance
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.19(c)	-	Post-Closing Mortgage Amendments
Schedule 3.19(d)	-	Foreign Pledge Agreement Filing Requirements
Schedule 3.20	-	Owned Real Property
Schedule 6.01	-	Existing Indebtedness
Schedule 6.01(r)	-	Company Post-Closing Reorganization Indebtedness
Schedule 6.02	-	Existing Liens
Schedule 6.04(l)	-	Existing Investments
Schedule 6.06(b)	-	Existing Encumbrances
Schedule 6.07	-	Transactions with Affiliates
Schedule 6.16	-	Specified Negative Covenants for Certain Subsidiaries
Schedule 9.20	-	Stamp Duty Guidelines
Schedule 10.03	-	Limitations on Guarantees and Certain Waivers
EXHIBITS

Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Assignment and Acceptance
Exhibit C	-	Form of Borrowing Request
Exhibit D	-	Form of Guarantor Joinder
Exhibit E	-	Agreed Security Principles
Exhibit F	-	U.S. Collateral Agreement
Exhibit G	-	First Lien Intercreditor Agreement
Exhibit H	-	Form of Affiliate Subordination Agreement
Exhibit I	-	Graham Packaging Secured Intercompany Loan Terms
Exhibit J	-	[Reserved]
Exhibit K	-	Form of Compliance Certificate
Exhibit L	-	Mandatory Cost
Exhibit M-1	-	Form of Borrowing Subsidiary Agreement
Exhibit M-2	-	Form of Borrowing Subsidiary Termination
Exhibit N	-	Form of Additional Bank Secured Party Acknowledgment

     SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 9, 2011 (this “Agreement”), among REYNOLDS GROUP HOLDINGS INC., a Delaware corporation (“RGHI”), REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a Delaware corporation (“RCPH”), PACTIV CORPORATION, a Delaware corporation (together with RGHI and RCPH, the “U.S. Term Borrowers”), CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a Delaware corporation (together with the U.S. Term Borrowers, the “U.S. Borrowers”), SIG EURO HOLDING AG & CO. KGAA, a German partnership limited by shares (the “German Borrower”), SIG AUSTRIA HOLDING GMBH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung) (the “Austrian Borrower” and, together with the German Borrower, the “European Term Borrowers”), CLOSURE SYSTEMS INTERNATIONAL B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands (the “Dutch Borrower” and, together with the European Term Borrowers, the “European Borrowers”), REYNOLDS GROUP HOLDINGS LIMITED, a New Zealand limited liability company (“Holdings”), the Guarantors (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), the Lenders and CREDIT SUISSE AG, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”).
     The U.S. Borrowers, the European Borrowers, Holdings, the Guarantors, the lenders party thereto and the Administrative Agent previously entered into the Credit Agreement dated as of November 5, 2009, as amended by Amendment No. 1 dated as of January 21, 2010, Amendment No. 2 and Amendment No. 3 (the “Original Credit Agreement”), under which, among other things, (a) the U.S. Revolving Credit Lenders agreed to extend credit to the U.S. Revolving Borrowers in the form of U.S. Revolving Loans from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $120,000,000, (b) the European Revolving Credit Lenders agreed to extend credit to the European Borrowers in the form of European Revolving Loans from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of €80,000,000, and (c) the Issuing Banks agreed to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of (i) $50,000,000 (which amount was increased to $100,000,000 pursuant to Amendment No. 4) under the U.S. Revolving Credit Commitments, and (ii) €50,000,000 (which amount was increased to €70,000,000 pursuant to Amendment No. 4) under the European Revolving Credit Commitments, to support payment obligations incurred in the ordinary course of business by the Borrowers and the subsidiaries of BP I (including payment obligations with respect to any local working capital facilities (other than the Local Facilities) permitted under Section 6.01(h)).

     Pursuant to Amendment No. 6, Holdings and the U.S. Term Borrowers have requested the Tranche C Term Lenders to extend credit in the form of Tranche C Term Loans to the U.S. Term Borrowers in an aggregate principal amount not in excess of $2,000,000,000. The Tranche C Term Lenders are willing to extend such credit, on the terms and subject to the conditions set forth herein and in Amendment No. 6.
     The proceeds of the Term Loans made on the Restatement Date were used solely to consummate the Refinancing and for general corporate purposes of Holdings and its subsidiaries. The proceeds of the Tranche C Term Loans are to be used solely to finance, in part, the Graham Packaging Transactions. The proceeds of the Revolving Loans and any Incremental Term Loans made after the Graham Packaging Closing Date are to be used solely for general corporate purposes of Holdings and the Subsidiaries.
     Pursuant to Amendment No. 6, the Borrowers, the Required Lenders (as defined in the Existing Credit Agreement) and the Tranche C Term Lenders have agreed to amend and restate the Existing Credit Agreement in the form hereof. The amendment and restatement of the Existing Credit Agreement evidenced by this Agreement shall become effective as provided in Amendment No. 6.
     Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
     “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
     “Accepting Lenders” shall have the meaning assigned to such term in Section 9.24(a).
     “Acquired Entity” shall have the meaning assigned to such term in Section 6.04(h).
     “Acquisition” shall mean the direct or indirect acquisition of (a) Closure Systems International (Luxembourg) S.ar.l, (b) Reynolds Consumer Products (Luxembourg) S.ar.l. and (c) Reynolds Consumer Products Holdings Inc., and their respective subsidiaries, as described in Schedule 1.01(f).
     “Additional Bank Secured Party Acknowledgment” shall mean an Additional Bank Secured Party Acknowledgment executed under the Original Credit Agreement or the Existing Credit Agreement or substantially in the form attached hereto as Exhibit N or in another form permitted by the Administrative Agent.

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     “Additional European Term Loan Amortization Amount” shall mean the product of (a) $50,000,000 and (b) a fraction, the numerator of which is the Dollar Equivalent of the aggregate principal amount of European Term Loans outstanding on the Graham Packaging Closing Date and the denominator of which is the Dollar Equivalent of the aggregate principal amount of Term Loans outstanding on the Graham Packaging Closing Date (in each case calculated using the Exchange Rate in effect on the Graham Packaging Closing Date).
     “Additional Tranche B Term Loan Amortization Amount” shall mean the product of (a) $50,000,000 and (b) a fraction, the numerator of which is the aggregate principal amount of Tranche B Term Loans outstanding on the Graham Packaging Closing Date and the denominator of which is the Dollar Equivalent of the aggregate principal amount of Term Loans outstanding on the Graham Packaging Closing Date (calculated using the Exchange Rate in effect on the Graham Packaging Closing Date).
     “Additional Tranche C Term Loan Amortization Amount” shall mean the product of (a) $50,000,000 and (b) a fraction, the numerator of which is the aggregate principal amount of Tranche C Term Loans outstanding on the Graham Packaging Closing Date and the denominator of which is the Dollar Equivalent of the aggregate principal amount of Term Loans outstanding on the Graham Packaging Closing Date (calculated using the Exchange Rate in effect on the Graham Packaging Closing Date).
     “Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a)(i) in the case of any Revolving Credit Borrowing, 2.00% per annum, (ii) in the case of any U.S. Term Loan, 1.25% per annum, and (iii) in the case of any European Term Loan, 1.50% per annum, and (b)(i) in the case of a Eurocurrency Borrowing denominated in Dollars, the product of (x) the LIBO Rate in effect for such Interest Period and (y) Statutory Reserves and (ii) in the case of a Eurocurrency Borrowing denominated in Euro (x) the EURIBO Rate in effect for such Interest Period plus (y) Mandatory Cost.
     “Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.
     “Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).
     “Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.
     “Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of the definition of “Eligible Assignee” and Section 6.07 the term “Affiliate” shall also include any Person that directly or indirectly owns 10% or more of

3

any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.
     “Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit H pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Bank Obligations.
     “Agents” shall have the meaning assigned to such term in Article VIII.
     “Agreed Security Principles” shall mean the principles set forth on Exhibit E.
     “Aggregate European Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ European Revolving Credit Exposures.
     “Aggregate Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Revolving Credit Exposures.
     “Aggregate U.S. Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ U.S. Revolving Credit Exposures.
     “Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that Holdings or any Subsidiary would be required to pay if such Hedging Agreement were terminated on such date.
     “Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate on such day for a three-month Interest Period commencing on the second Business Day after such day plus 1%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or the LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, as the case may be.
     “Amended Ratio Date” shall mean the first day of the four quarter period ended immediately prior to the Graham Packaging Closing Date for which the financial statements and certificates required by Sections 5.04(a) or 5.04(b), as the case may be, and 5.04(c) are required to have been delivered prior to the Graham Packaging Closing Date or for which comparable financial statements have been filed with the Securities and Exchange Commission.

4

     “Amendment No. 2” shall mean Amendment No. 2 and Incremental Term Loan Assumption Agreement dated as of May 4, 2010, to the Original Credit Agreement.
     “Amendment No. 2 Effective Date” shall mean May 4, 2010.
     “Amendment No. 3” shall mean Amendment No. 3 and Incremental Term Loan Assumption Agreement dated as of September 30, 2010, to the Original Credit Agreement.
     “Amendment No. 3 Effective Date” shall mean September 30, 2010.
     “Amendment No. 4” shall mean Amendment No. 4 and Incremental Term Loan Assumption Agreement dated as of February 9, 2011, to the Original Credit Agreement.
     “Amendment No. 4 Effective Date” shall mean February 9, 2011.
     “Amendment No. 6” shall mean Amendment No. 6 and Incremental Term Loan Assumption Agreement dated as of August 9, 2011, to the Existing Credit Agreement.
     “Applicable Discount” shall have the meaning assigned to such term in Section 2.12(b)(iii).
     “Applicable Margin” shall mean, for any day, (a) with respect to any Eurocurrency U.S. Term Loan or Eurocurrency European Term Loan, 5.25% per annum, (b) with respect to any Daily Rate U.S. Term Loan or Daily Rate European Term Loan, 4.25% per annum, (c) with respect to any Eurocurrency Revolving Loan, 4.50% per annum and (d) with respect to any Daily Rate Revolving Loan, 3.50% per annum.
     “Asset Sale” shall mean any sale, transfer or other disposition (including by way of merger, amalgamation, casualty, condemnation or otherwise) by Holdings or any Subsidiary to any Person other than any Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any Subsidiary (including any issuance thereof) (other than any sale or issuance of directors’ qualifying shares) or (b) any other assets of Holdings or any Subsidiary, in each case, other than:
     (i) inventory (including filling machines and other equipment sold to customers), damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business;
     (ii) dispositions between or among Subsidiaries that are not Loan Parties;
     (iii) dispositions of (A) Securitization Assets in connection with a Permitted Receivables Financing and (B) receivables in connection with non-recourse factoring or similar arrangements in the ordinary course of business;
     (iv) any disposition constituting an investment permitted under Section 6.04(a) or Section 6.04(j);

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     (v) dispositions consisting of the granting of Liens permitted by Section 6.02;
     (vi) dispositions as part of the Transactions and the Company Post-Closing Reorganization; and
     (vii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $5,000,000.
     For the avoidance of doubt, the term “Asset Sale” shall include any Specified Asset Sale.
     “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.
     “Auction” shall have the meaning assigned to such term in Section 2.12(b)(i).
     “Auction Notice” shall have the meaning assigned to such term in Section 2.12(b)(i).
     “Auction Amount” shall have the meaning assigned to such term in Section 2.12(b)(i).
     “Austrian Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.
     “Available Amount” shall mean, at any time, the Cumulative Credit at such time, plus to the extent not included in Consolidated Net Income for the relevant period, an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in cash and Permitted Investments on or after the Restatement Date by Holdings or any Loan Party in respect of any investments made with the Available Amount on or after the Restatement Date and minus the aggregate amounts expended by Holdings and the Subsidiaries on or after the Restatement Date and at or prior to such time to make investments, loans or advances pursuant to Section 6.04(q), to make Restricted Payments pursuant to Section 6.06(a)(ix), to prepay, redeem, repurchase, retire or otherwise acquire Indebtedness pursuant to Section 6.09(c) and to make Capital Expenditures pursuant to Section 6.10(b).
     “Bank Guarantee” shall mean any bank guarantee issued by an Issuing Bank for the account and on behalf of any European Borrower pursuant to Section 2.22 in such form as may be approved by such Issuing Bank in its reasonable discretion.
     “Bank Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at

6

maturity,by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrowers to any of the Bank Secured Parties under this Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrowers under or pursuant to this Agreement and each of the Loan Documents, (c) the due and punctual payment and performance of all obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents, (d) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement with a Hedge Provider, (e) the due and punctual payment and performance of all obligations of each Loan Party under each Local Facility and (f) the Cash Management Obligations.
     “Bank Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) each Collateral Agent, (d) any Issuing Bank, (e) each Hedge Provider, (f) each Local Facility Provider, (g) each Cash Management Bank, (h) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (i) the successors and assigns of each of the foregoing.
     “Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
     “Borrowers” shall mean the U.S. Borrowers, the European Borrowers, and any other Wholly Owned Subsidiary of BP I that becomes a party hereto as a Borrower pursuant to Section 9.21.
     “Borrower Materials” shall have the meaning assigned to such term in Section 9.01.
     “Borrowing” shall mean Loans of the same Class, Type and currency made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
     “Borrowing Minimum” shall mean (a) with respect to a Borrowing denominated in Dollars, $5,000,000 and (b) with respect to a Borrowing denominated in Euro, €5,000,000.
     “Borrowing Multiple” shall mean (a) with respect to a Borrowing denominated in Dollars, $1,000,000 and (b) with respect to a Borrowing denominated in Euro, €1,000,000.

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     “Borrowing Request” shall mean a request by any Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.
     “Borrowing Subsidiary Agreement” shall mean a Borrowing Subsidiary Agreement substantially in the form of Exhibit M-1.
     “Borrowing Subsidiary Termination” shall mean a Borrowing Subsidiary Termination substantially in the form of Exhibit M-2.
     “BP I” shall mean Beverage Packaging Holdings (Luxembourg) I S.A., a Luxembourg public limited liability company (société anonyme) with a registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 128.592 and a Wholly Owned Subsidiary of Holdings.
     “BP II” shall mean Beverage Packaging Holdings (Luxembourg) II S.A., a Luxembourg public limited liability company (société anonyme) with a registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 128.914 and a Wholly Owned Subsidiary of Holdings.
     “BP III” Beverage Packaging Holdings (Luxembourg) III S.àr.l., a Luxembourg private limited liability company (société à responsibilité limitée), with a registered office at 6, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg registered with the Luxembourg Register of Commerce and Companies under number B128.135 and a Wholly Owned subsidiary of Holdings.
     “Breakage Event” shall have the meaning assigned to such term in Section 2.16.
     “Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall exclude any day on which banks are not open for dealing in Dollar deposits in the London interbank market, and (b) when used in connection with a Loan denominated in Euro, the term “Business Day” shall also exclude any day which is not a Target Day.
     “Capital Expenditures” shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of Holdings and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Holdings for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by Holdings and its consolidated Subsidiaries during such period, but excluding in each case (i) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (ii) any such expenditure financed with the proceeds of Qualified Capital Stock or Subordinated Shareholder Loans, (iii) any

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such expenditure that constitutes a Permitted Acquisition or an investment in another Person permitted by Section 6.04 and (iv) any such expenditure that constitutes an amount reinvested in accordance with the definition of “Net Cash Proceeds”.
     “Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     “Cash Management Bank” shall mean any Person at the time it provides any Cash Management Services that (a) was, at the time of entry into the agreement to provide such Cash Management Services, the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender, (b) is a Specified Cash Management Bank or (c) is otherwise approved by the Administrative Agent acting reasonably; provided that, in each case, such Person has executed and delivered to the Administrative Agent an Additional Bank Secured Party Acknowledgment, which has not been cancelled.
     “Cash Management Obligations” shall mean obligations owed by the Borrower or any other Subsidiary to any Cash Management Bank at the time it provides any Cash Management Services.
     “Cash Management Services” shall mean any composite accounting or other cash pooling arrangements and netting, overdraft protection and other arrangements with any bank arising under standard business terms of such bank.
     A “Change in Control” shall be deemed to have occurred if (a) prior to a Qualified Public Offering, the Permitted Investors shall fail to own, directly or indirectly, beneficially and of record, shares representing at least 51% of each of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings, (b) after a Qualified Public Offering, (x) a majority of the Board of Directors of Holdings shall not be Continuing Directors or (y) the Permitted Investors shall cease to own, directly or indirectly, at least 35% of the Capital Stock of Holdings and any other “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own a greater amount (it being understood that if any such person or group includes one or more Permitted Investors, the shares of Capital Stock of Holdings directly or indirectly owned by the Permitted Investors that are part of such person or group shall not be treated as being owned by such person or group for purposes of determining whether this clause (y) is triggered) or (c) BP I, BP II or any Borrower shall cease to be a Wholly Owned Subsidiary of Holdings.
     “Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date or, to the extent the concept is applied to an Incremental Lender in its capacity as such, the date of the relevant Incremental Assumption Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any

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Governmental Authority after the Closing Date or, to the extent the concept is applied to an Incremental Lender in its capacity as such, the date of the relevant Incremental Assumption Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or Issuing Bank or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date or, to the extent the concept is applied to an Incremental Lender in its capacity as such, the date of the relevant Incremental Assumption Agreement; provided that any legislation relating to any U.K. Bank Levy and any published practice or other official guidance related thereto shall not constitute a Change in Law.
     “Charges” shall have the meaning assigned to such term in Section 9.09.
     “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are U.S. Revolving Loans, European Revolving Loans, Tranche B Term Loans, Tranche C Term Loans, European Term Loans or Other Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a U.S. Revolving Credit Commitment, European Revolving Credit Commitment, Tranche C Term Loan Commitment or Incremental Term Loan Commitment. Other Term Loans and Other Revolving Loans (and the related Commitments) made and established at different times and with different terms, and new tranches of Term Loans and Revolving Credit Commitments established as a result of a Loan Modification Offer, shall be construed to be in different Classes.
     “Closing Date” shall mean November 5, 2009.
     “Closing Date Senior Secured Notes” shall mean the Senior Secured Notes issued on the Closing Date by the Luxembourg Issuer and the U.S. Issuers in an aggregate principal amount of €450,000,000 and of $1,125,000,000, in each case including any Senior Secured Notes into which such notes may be exchanged in accordance with the provisions of the November 2009 Senior Secured Note Indenture.
     “Code” shall mean the U.S. Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended from time to time.
     “Collateral” shall mean all the collateral described in the Security Documents and the First Lien Intercreditor Agreement.
     “Collateral Agents” shall mean, collectively, The Bank of New York Mellon and Wilmington Trust (London) Limited, each in its capacity as a separate collateral agent under the First Lien Intercreditor Agreement with respect to a portion of the Collateral determined in accordance with the First Lien Intercreditor Agreement, any successor thereto and any other collateral agent acceptable to Holdings and each Representative (as defined in the First Lien Intercreditor Agreement) that executes a joinder in a form acceptable to Holdings and each Representative pursuant to which it accedes to the First Lien Intercreditor Agreement as a co-collateral agent or additional or separate collateral

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agent with respect to all or any portion of the Collateral, and any successor to any such other collateral agent.
     “Collateral Agreement” shall mean each of the U.S. Collateral Agreement and each Foreign Collateral Agreement.
     “Commitment” shall mean, with respect to any Lender, such Lender’s U.S., Revolving Credit Commitment, European Revolving Credit Commitment, Term Loan Commitment or Incremental Revolving Credit Commitment.
     “Commitment Fees” shall have the meaning assigned to such term in Section 2.05(a).
     “Communications” shall have the meaning assigned to such term in Section 9.01.
     “Company Post-Closing Reorganization” shall mean the series of transactions described in Schedule 1.01(b), as amended, supplemented or otherwise modified prior to the dates set forth on such Schedule (or such later time as the Administrative Agent in its sole discretion may permit), provided that any such amendments, supplements or modifications are not, when taken as a whole, materially adverse to the Lenders.
     “Confidential Information Memorandum” shall mean the Confidential Information Memorandum of Holdings dated July 2011, as supplemented prior to the Second Restatement Date.
     “Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated net financial expense for such period, (ii) consolidated expense for taxes based on income, profits or capital for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non recurring fees, expenses or charges in connection with the consummation and implementation of the Transactions, the Company Post-Closing Reorganization, any Permitted Acquisition or any offering of Equity Interests or Indebtedness permitted hereunder (whether or not consummated), (v) Restructuring Costs, (vi) Cost Savings, (vii) any decrease in Consolidated Net income for such period resulting from purchase accounting in connection with any acquisition, (viii) any non-cash charges (other than the write-down of current assets) for such period, (ix) any extraordinary charges, (x) any Non-Recurring Charges and (xi) any commissions, discounts, yield and upfront and other fees or charges related to any Permitted Receivables Financing for such period, and any other amounts for such period comparable to or in the nature of interest under any Permitted Receivables Financing, and losses on dispositions of Securitization Assets and related assets in connection with any Permitted Receivables Financing for such period and minus (b) without duplication, (i) all cash payments made during such period on account of reserves and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(viii) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any gains which are of an abnormal, unusual, extraordinary or non-recurring nature and all non-cash items of income for such

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period, all determined on a consolidated basis in accordance with GAAP; provided that for purposes of calculating the Senior Secured Leverage Ratio for any period, (A) the Consolidated EBITDA of any Acquired Entity acquired by Holdings or any Subsidiary pursuant to a Permitted Acquisition during such period (or, for purposes of determining whether any transaction is permitted under Section 6.01(i) or 6.01(l), after the end of such period and on or prior to the date of such determination) shall be included on a pro forma basis for such period (assuming the consummation of such acquisition occurred as of the first day of such period) and (B) the Consolidated EBITDA of any Person or line of business sold or otherwise disposed of by Holdings or any Subsidiary during such period (or, for purposes of determining whether any transaction is permitted under Section 6.01(i) or 6.01(l), after the end of such period and on or prior to the date of such determination) shall be excluded for such period (assuming the consummation of such sale or other disposition occurred as of the first day of such period). Solely for purposes of determining compliance with the covenants in Sections 6.11 and 6.12, any cash common equity contribution made to Holdings after the last day of any fiscal quarter and on or prior to the day that is 10 Business Days after the day on which financial statements are required to be delivered for such fiscal quarter will, at the request of Holdings, be deemed to increase, dollar for dollar, Consolidated EBITDA for such fiscal quarter and applicable subsequent periods which include such fiscal quarter (any such contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) in each four consecutive fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Specified Equity Contribution is made, (b) no more than six Specified Equity Contributions may be made in the aggregate during the term of this Agreement, (c) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause Holdings to be in compliance with the covenants in Sections 6.11 and 6.12 for the relevant fiscal quarter, (d) all Specified Equity Contributions shall be disregarded for any purpose under this Agreement other than determining compliance with the covenants in Sections 6.11 and 6.12 and (e) the Specified Equity Contribution may not reduce Indebtedness on a pro forma basis for purposes of calculating the covenants in Sections 6.11 and 6.12. If, after giving effect to the foregoing recalculations, Holdings shall then be in compliance with the requirements of the covenants set forth in Sections 6.11 and 6.12, Holdings shall be deemed to have satisfied the requirements of the covenants in Sections 6.11 and 6.12 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and any breach or default of the covenants in Sections 6.11 and 6.12 that had occurred shall be deemed cured for the purposes of this Agreement and upon receipt by the Administrative Agent of written notice, prior to the expiration of the 10th Business Day subsequent to the date the relevant financial statements are required to be delivered pursuant to Section 5.04 (the “Anticipated Cure Deadline”), that Holdings intends to make a Specified Equity Contribution in respect of a fiscal quarter, the Lenders shall not be permitted to accelerate Loans held by them, to terminate the Commitments or to exercise remedies against the Collateral solely on the basis of a failure to comply with the requirements of the covenants set forth in Sections 6.11 and 6.12 in respect of such fiscal quarter unless such failure is not cured pursuant to a Specified Equity Contribution on or prior to the Anticipated Cure Deadline (it being understood that any Default or Event of Default that shall have occurred as a result of the

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failure to comply with such covenants shall exist for all other purposes of this Agreement and the other Loan Documents until such Specified Equity Contribution is actually made).
     “Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of Holdings and the Subsidiaries for such period net of any interest income of Holdings and the Subsidiaries for the period, in each case determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of Holdings or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP (but excluding any capitalized interest on Subordinated Shareholder Loans), plus (c) to the extent not otherwise included in Consolidated Interest Expense, any commissions, discounts, yield and upfront and other fees and charges expensed during such period in connection with any Permitted Receivables Financing which are payable to any Person other than a Borrower, a Loan Party or a Securitization Subsidiary. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Holdings or any Subsidiary with respect to interest rate Hedging Agreements.
     “Consolidated Net Income” shall mean, for any period, the net income or loss of Holdings and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (adjusted to reflect any charge, tax or expense incurred or accrued by a Parent Company during such period as though such charge, tax or expense had been incurred by Holdings, to the extent that Holdings has made or would be entitled under the Loan Documents to make any payment to or for the account of a Parent Company in respect thereof); provided that there shall be excluded (a) the income of any Subsidiary (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions (including by way of repayment of existing loans) by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with any Subsidiary or the date that such Person’s assets are acquired by any Subsidiary, (c) the income or loss of any Person that is not a Wholly Owned Subsidiary of Holdings, to the extent attributable to the minority interest in such Person, (d) any gains attributable to sales of assets out of the ordinary course of business, (e) any net unrealized gain or loss resulting in such period from translation gains or losses including those related to currency re-measurements of Indebtedness and (f) any income or loss attributable to the early extinguishment of Indebtedness, Hedging Agreements or other derivative agreements.
     “Consolidated Total Assets” shall mean, as of any date, the total assets of Holdings and the Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of Holdings as of such date.

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     “Continuing Directors” shall mean the directors of the Board of Directors of Holdings on the Closing Date, after giving effect to the Transactions and the other transactions contemplated thereby, and each other director if, in each case, such other director’s nomination for election to the Board of Directors of Holdings is recommended by at least a majority of the then Continuing Directors or the election of such other director is approved by one or more Permitted Investors.
     “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
     “Cost Savings” shall mean, for any period, without duplication of cost savings reflected in the actual operating results for such period, cost savings actually realized during such period as part of a cost savings plan, calculated on a pro forma basis as though such cost savings had been realized on the first day of such period; provided that a certificate of a Financial Officer of Holdings, certifying that such cost savings plan has been implemented and that the reflection of the Cost Savings in the calculation of Consolidated EBITDA is fair and accurate shall have been delivered to the Administrative Agent, and if reasonably requested by the Administrative Agent, such cost savings shall be verified by the Independent Accountant.
     “Credit Event” shall have the meaning assigned to such term in Section 4.01.
     “Credit Facilities” shall mean the revolving credit, letter of credit, bank guarantee and term loan facilities provided for by this Agreement.
     “Cumulative Credit” shall have the meaning assigned to such term in the February 2011 Senior Secured Note Indenture as in effect on the Restatement Date (excluding amounts referred to in clauses 5 and 6 of the definition thereof).
     “Daily Rate” shall mean, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate or Foreign Base Rate.
     “Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.
     “Defaulting Lender” shall mean any Lender as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement

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relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian or similar entity appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian or similar entity appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
     “Designated Excluded Subsidiaries” shall have the meaning assigned to such term in Section 5.12(b).
     “Designated Foreign Currency” shall mean Euro or, with respect to any Other Term Loan Commitments and Other Revolving Credit Commitments, Canadian Dollars or any other freely available currency reasonably requested by a Borrower and reasonably acceptable to the Administrative Agent and any applicable Issuing Bank.
     “Discount Range” shall have the meaning assigned to such term in Section 2.12(b)(i).
     “Disqualified Institution” shall mean (a) any institution (and its known Affiliates) identified by Holdings in writing to the Administrative Agent from time to time as being adverse to Holdings or any of its Affiliates in any actual or threatened lawsuit and (b) business competitors of Holdings and its Subsidiaries identified by Holdings in writing to the Administrative Agent from time to time and their known Affiliates.
     “Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital (other than a return of capital payable solely in shares of Qualified Capital Stock), in each case at any time on or prior to the date that is 91 days after the Latest Term Loan Maturity Date in effect at the time of issuance of such Equity Interest, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the date that is 91 days after the Latest Term Loan Maturity Date in effect at the time of issuance of such Equity Interest (other than (i) upon payment in full of the Obligations (other than indemnification and other contingent obligations for which no claim has been made) or (ii) upon a “change in control”; provided that any payment required pursuant to this clause (ii) is subject to the prior repayment in full of the Obligations (other than indemnification and other

15

contingent obligations for which no claim has been made) that are accrued and payable and the termination of the Commitments); provided further, however, that if such Equity Interest is issued to any employee or to any plan for the benefit of employees of Holdings or the Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Holdings or the Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
     “Dollar Equivalent” shall mean, on any date of determination, with respect to any amount denominated in a currency other than Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Exchange Rate at the time in effect.
     “Dollars” or “$” shall mean lawful money of the United States of America.
     “Domination Agreements” shall mean the Existing Domination Agreements and any domination agreements and/or profit and loss pooling agreements (Beherrschungs- und/oder Gewinnabführungsvertrag) entered after the Closing Date pursuant to Section 5.17.
     “Dutch Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.
     “Eligible Assignee” shall mean (a) in the case of Term Loans and Term Loan Commitments, (i) a Lender, (ii) an Affiliate of a Lender, (iii) a Related Fund of a Lender and (iv) any other Person (other than a natural person) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing, the applicable Borrowers (each such approval not to be unreasonably withheld or delayed), and (b) in the case of any assignment of a Revolving Credit Commitment, (i) a Revolving Credit Lender, (ii) an Affiliate of a Revolving Credit Lender, (iii) a Related Fund of a Revolving Credit Lender and (iv) any other Person (other than a natural person), in the case of each of the foregoing clauses, approved by the Administrative Agent and each applicable Issuing Bank and, in the case of clauses (b)(iii) and (b)(iv), unless an Event of Default has occurred and is continuing, the applicable Borrowers (each such approval not to be unreasonably withheld or delayed); provided further that notwithstanding the foregoing, the term “Eligible Assignee” shall not include Holdings, any Borrower or any of their respective Affiliates.
     “Environmental Laws” shall mean all Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, binding directives, orders (including consent orders), and binding agreements in each case, relating to the environment, the preservation or reclamation of natural resources, endangered or threatened species, protection of the climate, human health and safety as they relate to exposure to Hazardous Materials, or the presence or Release of, exposure to, or the generation, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

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     “Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages, costs of medical monitoring, remediation costs and reasonable fees and expenses of attorneys and consultants), whether contingent or otherwise, arising out of or relating to (a) compliance or noncompliance with any Environmental Law, (b) the generation, use, handling, distribution, recycling, transportation, storage, treatment or disposal (or the arrangement for such activities) of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Environmental Permits” shall mean any permit, license or other approval required under any Environmental Law.
     “EONIA Rate” shall mean, for any day, (a) with respect to Loans denominated in Euros, a fluctuating rate per annum equal to the EONIA Rate calculated by the European Central Bank and published on the Reuters Screen EONIA Page or any other service selected by the Administrative Agent, reflecting the weighted average of all overnight unsecured lending transactions in the interbank market for Euros, initiated within the Euro area by the contributing panel banks or, if such rate does not appear on such page for any day which is a Business Day, the average of the quotations for such day on overnight unsecured lending transactions in Euros received by the European Administrative Agent from three banks in the European Union of recognized standing selected by it and (b) with respect to Loans denominated in a Designated Foreign Currency other than Euros, the “EONIA Rate” as defined in the applicable Incremental Assumption Agreement. The term “Reuters Screen EONIA Page” means the display designated as page “EONIA” on the Reuters Monitor Money Rates Service (or such other page as may replace the EONIA page on that service for the purpose of displaying such Euro Overnight Index Average Rate).
     “Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
     “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Holdings or any Subsidiary is treated as a single employer under Section 414 (b) and (c) of the Code but for purposes of Sections 412 and 430, shall include clauses (m) and (o).
     “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation), (b) the failure of any Plan to

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satisfy the minimum funding standard applicable to such Plan within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by Holdings, any Material Subsidiary or any ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of Holdings, any Material Subsidiary or any of ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by Holdings or any of its ERISA Affiliates from the PBGC or the administrator of any Plan or Multiemployer Plan of any notice relating to the intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 436(f) of the Code or Section 206 of ERISA, (g) the receipt by Holdings, any Material Subsidiary or any ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from Holdings, any Material Subsidiary or any ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or “in reorganization”, “endangered” or “critical” status within the meaning of Title IV of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which Holdings or any Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which Holdings or any such Subsidiary could otherwise be liable, (i) any Foreign Benefit Event or (j) the occurrence of any other similar event or condition with respect to a Plan or Multiemployer Plan that could result in liability (other than liability incurred in the ordinary course of business) of Holdings or any Material Subsidiary in each case in excess of $10,000,000.
     “Escrow Subsidiary” shall mean one or more subsidiaries created by Holdings for the purpose of issuing or incurring Indebtedness, the proceeds of which shall be deposited and held in escrow pursuant to customary escrow arrangements pending their use to finance a contemplated Permitted Acquisition. Until such time as the proceeds of such Indebtedness have been released from escrow in accordance with the applicable escrow arrangements (the “Escrow Release Effective Time”), each relevant Escrow Subsidiary shall be deemed not to be a Subsidiary for any purpose of this Agreement and the other Loan Documents; provided that (a) each Escrow Subsidiary shall be identified to the Administrative Agent promptly following its formation (and in any event prior to its incurrence of any Indebtedness) and (b) as of and after the Escrow Release Effective Time, each relevant Escrow Subsidiary shall be a Subsidiary for all purposes of this Agreement and the other Loan Documents.
     “EURIBO Rate” shall mean, with respect to any Eurocurrency Borrowing denominated in Euro for any Interest Period, the rate per annum equal to the Banking Federation of the European Union EURIBO Rate (“BFEA EURIBOR”), as published by Telerate (or another commercially available source providing quotations of BFEA EURIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Target Days prior to the commencement of such Interest Period, for deposits in Euro (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if such rate is not available at such time for any reason, then the “EURIBO Rate” for such Interest Period

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shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Euro for delivery on the first day of such Interest Period in same day funds and with a term equivalent to such Interest Period would be offered by the Administrative Agent in the European interbank market at their request at approximately 11:00 a.m., London time, two Target Days prior to the commencement of such Interest Period.
     “Euro” or “€” shall mean the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.
     “Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
     “European Borrowers” shall have the meaning assigned to such term in the introductory statement to this Agreement.
     “European L/C Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a European Letter of Credit issued by such Issuing Bank.
     “European L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding European Letters of Credit at such time and (b) the aggregate principal amount of all European L/C Disbursements that have not yet been reimbursed by or on behalf of the European Borrowers at such time. The European L/C Exposure of any European Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate European L/C Exposure at such time.
     “European Letter of Credit” shall mean any letter of credit or bank guarantee issued by an Issuing Bank pursuant to Section 2.22 at the request of a European Borrower for the account of itself or any other Wholly Owned Subsidiary of Holdings. All European Letters of Credit will be denominated in Euro.
     “European Revolving Credit Commitment” shall mean, with respect to each European Revolving Credit Lender, the commitment of such Lender to make European Revolving Loans hereunder (and to acquire participations in Letters of Credit as provided for herein) as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its European Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
     “European Revolving Credit Exposure” shall mean, with respect to any European Revolving Credit Lender at any time, the aggregate principal amount at such time of all outstanding European Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s European L/C Exposure.

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     “European Revolving Credit Lender” shall mean a Lender with a European Revolving Credit Commitment or an outstanding European Revolving Loan.
     “European Revolving Loans” shall mean the revolving loans made by the Lenders to a European Borrower pursuant to clause (ii) of Section 2.01(a).
     “European Term Borrowers” shall have the meaning assigned to such term in the introductory statement to this Agreement.
     “European Term Lender” shall mean a Lender with an outstanding European Term Loan.
     “European Term Loan Maturity Date” shall mean February 9, 2018.
     “European Term Loans” shall mean the “Incremental European Term Loans” as defined in Amendment No. 4. As of the Second Restatement Date, the aggregate outstanding principal amount of the European Term Loans is €249,375,000.
     “Events of Default” shall mean any of the events specified in clauses (a) through (r) of Article VII; provided that any requirement set forth therein for the giving of notice, the lapse of time, or both, has been satisfied.
     “Excess Cash Flow” shall mean, for any fiscal year of Holdings the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year and (ii) any decrease in working capital of Holdings and its Subsidiaries from the beginning to the end of such fiscal year as disclosed in the most recent consolidated statement of cashflows of Holdings and its Subsidiaries as changes in trade debtors, inventories and trade creditors over (b) the sum, without duplication, of (i) the amount of any Taxes paid or payable in cash by Holdings and the Subsidiaries with respect to such fiscal year, (ii) Consolidated Interest Expense for such fiscal year paid in cash, (iii) non recurring fees, expenses or charges paid in cash in connection with the consummation and implementation of the Transactions, the Company Post-Closing Reorganization and in connection with any offering of Equity Interests, investment or Indebtedness permitted by this Agreement (whether or not consummated), (iv) Restructuring Costs paid in cash, (v) Cost Savings, (vi) expenses or charges paid in cash which are of an abnormal, unusual, extraordinary or non-recurring nature, (vii) Capital Expenditures made in cash in accordance with Section 6.10 during such fiscal year, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, (viii) the consideration paid in connection with Permitted Acquisitions (and transaction related fees and expenses, including financing fees, merger and acquisition fees, accounting, due diligence and legal fees and other fees and expenses in connection therewith), in each case paid or made in cash during such fiscal year, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, (ix) the amount of any contributions made during such fiscal year by Holdings or any Subsidiary to any Plan, Multiemployer Plan or Foreign Pension Plan, to the extent not deducted in

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determining Consolidated EBITDA for such fiscal year, (x) permanent repayments of Indebtedness (other than (x) repurchases of Term Loans made pursuant to Section 2.12(b), (y) mandatory prepayments of Loans under Section 2.13, and (z) Voluntary Prepayments) made in cash by Holdings and the Subsidiaries during such fiscal year, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness and (xi) any increase in working capital of Holdings and its Subsidiaries from the beginning to the end of such fiscal year as disclosed in the most recent consolidated statement of cashflows of Holdings and its Subsidiaries as changes in trade debtors, inventories and trade creditors. In calculating the decrease or increase in working capital of Holdings and its Subsidiaries, there shall be excluded the effect of any Permitted Acquisition during such period as well as the impact of movements in foreign currencies.
     “Exchange Act” shall mean the United States Securities and Exchange Act of 1934, as amended from time to time.
     “Exchange Rate” shall mean, on any day, with respect to any currency to be translated into Dollars or Euro, the rate at which such currency may be exchanged into Dollars or Euro, as the case may be, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on the Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on such date for the purchase of Dollars or Euro, as the case may be, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrowers, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
     “Excluded Subsidiary” shall mean:
     (a) each Subsidiary listed on Schedule 1.01(c), being all the Excluded Subsidiaries existing on the Second Restatement Date;
     (b) each other Subsidiary formed or acquired after the Closing Date that is not a Wholly Owned Subsidiary of Holdings;
     (c) each Subsidiary that (i) is not organized in a Guarantor Jurisdiction, (ii) as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements are available, did not have gross assets (excluding intra group items but including investments in Subsidiaries) in excess of 1.0% of the Consolidated Total Assets and (iii) for the period of four consecutive fiscal quarters

21

of Holdings most recently ended for which financial statements are available, did not have earnings before interest, tax, depreciation and amortization calculated on the same basis as Consolidated EBITDA in excess of 1.0% of the Consolidated EBITDA;
     (d) each Inactive Subsidiary;
     (e) each Securitization Subsidiary; and
     (f) each Subsidiary which, in accordance with the Agreed Security Principles, is not required to provide a Guarantee with respect to the Obligations and which does not Guarantee the Obligations, any Senior Secured Notes or any Senior Unsecured Notes;
     provided that no Subsidiary set forth on Schedule 1.01(e) shall be an Excluded Subsidiary.
     “Excluded Taxes” shall mean (a) Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising solely from such Recipient having executed, delivered, enforced, become a party to, performed its obligations, received payments, received or perfected a security interest under, or engaged in any other transaction pursuant to, this Agreement or any Loan Document), except as provided for in Section 2.14(a), (b) any withholding Taxes resulting from a failure by the applicable Recipient (other than a failure resulting from a Change in Law or from the application of Section 2.20(f)) to comply with Sections 2.20(e) and 2.20(g), (c) in the case of a U.S. Recipient, any U.S. Federal withholding Taxes, except to the extent such withholding Taxes result from a Change in Law that occurred after the date such U.S. Recipient becomes a party to this Agreement (or designates a new lending office) and (d) any Taxes arising under FATCA, including any regulations or official interpretations thereof.
     “Existing Collateral” shall mean the “Collateral” as defined in each of the Subordinated Note Indentures.
     “Existing Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of February 9, 2011 (as amended, supplemented or otherwise modified prior to the Second Restatement Date), among Holdings, the Borrowers, the lenders party thereto and Credit Suisse AG, as administrative agent.
     “Existing Domination Agreements” shall mean the domination agreements (Beherrschungsverträge) and/or profit and loss pooling agreements (Gewinnabführungsverträge) as registered in the commercial register extracts (Handelsregisterausdrucke) or filed for registration with the competent commercial register according to the commercial register extracts (Handelsregisterausdrucke) or registration filings delivered for the Loan Parties incorporated in Germany pursuant to Section 4.02(c) of the Original Credit Agreement.

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     “Existing Intercreditor Agreement” shall mean the Intercreditor Agreement dated May 11, 2007, as amended and restated as of the Closing Date, among Holdings, BP I, the other obligors signatory thereto, and Credit Suisse AG, on behalf of the senior lenders thereunder, and as senior agent, security trustee and senior issuing bank thereunder.
     “Existing Letter of Credit” shall mean each Letter of Credit previously issued for the account of a Borrower that (a) is outstanding on the Closing Date and (b) is listed on Schedule 1.01(a).
     “Failed Auction” shall have the meaning assigned to such term in Section 2.12(b)(iii).
     “FATCA” shall mean Section 1471 through 1474 of the Code, as of the Second Restatement Date.
     “FBR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Foreign Base Rate. Notwithstanding anything to the contrary contained herein, Loans may be maintained as FBR Revolving Loans only to the extent specified in Section 2.08, 2.10(vii) or 2.15.
     “February 2011 Senior Secured Note Indenture” shall mean the senior secured note Indenture dated as of February 1, 2011, among the U.S. Issuers, the Luxembourg Issuer, the other Loan Parties party thereto and the Indenture Trustee, pursuant to which the February 2011 Senior Secured Notes were issued.
     “February 2011 Senior Secured Notes” shall mean the Senior Secured Notes issued on February 1, 2011, by the Luxembourg Issuer and the U.S. Issuers in an aggregate principal amount of $1,000,000,000, including any Senior Secured Notes into which such notes may be exchanged in accordance with the provisions of the February 2011 Senior Secured Note Indenture.
     “February 2011 Senior Unsecured Note Indenture” shall mean the senior unsecured note Indenture dated as of February 1, 2011, among the U.S. Issuers, the Luxembourg Issuer, the other Loan Parties party thereto and the Indenture Trustee, pursuant to which the February 2011 Senior Unsecured Notes were issued.
     “February 2011 Senior Unsecured Notes” shall mean the Senior Unsecured Notes issued on February 1, 2011, by the Luxembourg Issuer and the U.S. Issuers in an aggregate principal amount of $1,000,000,000, including any Senior Unsecured Notes into which such notes may be exchanged in accordance with the provisions of the February 2011 Senior Unsecured Note Indenture.
     “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such

23

transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
     “Fee Letter” shall mean the Engagement Letter dated November 4, 2009, among Holdings, the Administrative Agent and Credit Suisse Securities (USA) LLC.
     “Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.
     “Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.
     “First Lien Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of November 5, 2009, as amended on January 21, 2010, among the Administrative Agent, the Indenture Trustee, the Collateral Agents, the grantors party thereto and each additional representative from time to time party thereto, attached hereto as Exhibit G.
     “Foreign Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) with respect to Loans denominated in Euros, (i) the rate of interest per annum determined by the Administrative Agent and notified to the European Borrowers to be its prime rate for short-term loans in Euro, (ii) the EONIA Rate in effect on such day plus 1/2 of 1%, (iii) the EURIBO Rate on such day for a three month Interest Period commencing on the second Business Day after such day plus 1% and (iv) 3% per annum and (b) with respect to Loans denominated in a Designated Foreign Currency other than Euros, the “Foreign Base Rate” as defined in the applicable Incremental Assumption Agreement. The Foreign Base Rate under clause (a)(i) is set by the Administrative Agent based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.
     “Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount of unfunded liabilities permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of €1,000,000 by Holdings or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by Holdings or any Subsidiary, or the imposition on Holdings or any Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of €10,000,000.

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     “Foreign Collateral Agreement” shall mean each security agreement that is stated to be governed by the law of a jurisdiction outside of the United States and that is required by the Administrative Agent and any Collateral Agent to grant Liens in certain of the assets of the Loan Parties party thereafter in favor of such Collateral Agent and/or the “Pledgees” (as defined therein), for the benefit of the “Secured Parties” and/or the “Pledgees” (each as defined therein), in form and substance reasonably satisfactory to the Administrative Agent and such Collateral Agent and subject to the Agreed Security Principles.
     “Foreign Pension Plan” shall mean any benefit plan that under applicable law outside of the United States is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority, provided that, for the avoidance of doubt, a “Foreign Pension Plan” does not include a “Plan”.
     “GAAP” shall initially mean IFRS; provided, however, that from and after the effectiveness of any change permitted by Section 6.13(b) until the effective time of any subsequent change permitted by Section 6.13(b), “GAAP” shall mean the accounting principles used for financial reporting by Holdings at the effective time of such change.
     “German Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.
     “Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.
     “Graeme Hart” shall mean (a) Mr. Graeme Richard Hart (or his estate, heirs, executor, administrator or other personal representative, or any of his immediate family members or any trust, fund or other entity which is controlled by his estate, heirs or any of his immediate family members), and any of his or their Affiliates (each a “Hart Party”) and (b) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Hart Party; provided that in the case of clause (b), (i) one or more Hart Parties own a majority of the voting power of the Equity Interests of Holdings or any Parent Company, as applicable, (ii) no other Person has beneficial ownership of any of the Equity Interests included in determining whether the threshold set forth in clause (i) has been satisfied and (iii) one or more Hart Parties control a majority of the Board of Directors of Holdings or any Parent Company, as applicable.
     “Graham Packaging” shall mean Graham Packaging Holdings Company, a Pennsylvania limited partnership.
     “Graham Packaging Closing Date” shall mean the “Closing Date” as defined in Amendment No. 6.
     “Graham Packaging Credit Agreement” shall mean the Credit Agreement, dated as of October 7, 2004, among Graham Packaging, Graham Packaging Company, L.P., as the borrower, GPC Capital Corp. I, as the co- borrower, the lenders named therein and

25

Deutsche Bank AG Cayman Islands Branch, as administrative agent and as collateral agent, as amended from time to time prior to the Second Restatement Date.
     “Graham Packaging Merger Agreement” shall mean the Agreement and Plan of Merger dated as of June 17, 2011, by and among Holdings, Bucephalas Acquisition Corp. and Graham Packaging Company Inc., as amended from time to time.
     “Graham Packaging Note Documents” shall mean each Graham Packaging Note Indenture and all other instruments, agreements and documents evidencing or governing the Graham Packaging Notes or providing any Guarantee or other right in respect thereof.
     “Graham Packaging Note Indenture” shall mean each of (a) the Indenture dated as of October 7, 2004, between, among others, Graham Packaging Company, L.P., GPC Capital Corp. I, Graham Packaging and The Bank of New York, as trustee, (b) the Indenture, dated as of November 24, 2009, between, among others, Graham Packaging Company, L.P., GPC Capital Corp. I, Graham Packaging and The Bank of New York Mellon, as trustee, and (c) the Indenture dated as of September 23, 2010, between, among others, Graham Packaging Company, L.P., GPC Capital Corp. I, Graham Packaging and The Bank of New York Mellon, as trustee.
     “Graham Packaging Notes” shall mean the Graham Packaging Senior Notes and the Graham Packaging Subordinated Notes.
     “Graham Packaging Secured Intercompany Loans” shall mean (i) the loans from RGHI to Graham Packaging or any of its subsidiaries that may incur the same in compliance with the Graham Packaging Note Documents, made on the Graham Packaging Closing Date and having the terms described in Exhibit I or such other terms acceptable to the Administrative Agent, and (ii) any additional loans by RGHI to Graham Packaging or any of such subsidiaries pursuant to the Graham Packaging Secured Intercompany Loan Documents after the Graham Packaging Closing Date.
     “Graham Packaging Secured Intercompany Loan Documents” shall mean the loan agreement, security agreements, mortgages, guarantees and all other instruments, agreements and documents evidencing or governing the Graham Packaging Secured Intercompany Loans or providing any Guarantee thereof, security therefor or other rights in respect thereof.
     “Graham Packaging Senior Notes” shall mean (a) the 8.25% Senior Notes of Graham Packaging Company, L.P. and GPC Capital Corp. I due 2017 and (b) the 8.25% Senior Notes of Graham Packaging Company, L.P. and GPC Capital Corp. I due 2018.
     “Graham Packaging Subordinated Notes” shall mean the 9.875% Senior Subordinated Notes of Graham Packaging Company, L.P. and GPC Capital Corp. I due 2014.
     “Graham Packaging Transactions” shall mean the “Transactions” as defined in Amendment No. 6.

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     “Granting Lender” shall have the meaning assigned to such term in Section 9.04(j).
     “Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
     “Guarantor Joinder” shall mean a joinder agreement to this Agreement entered into by a Subsidiary Guarantor and accepted by the Administrative Agent, in the form of Exhibit D or such other form as shall be approved by the Administrative Agent.
     “Guarantor Jurisdiction” shall mean a jurisdiction where one or more Loan Parties is organized.
     “Guarantors” shall mean Holdings, BP I, the Borrowers and the Subsidiary Guarantors.
     “Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.
     “Hedge Provider” shall mean each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Closing Date if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement is entered into; provided that, in each case, such Person has executed and delivered to the Administrative Agent an Additional Bank Secured Party Acknowledgment, which has not been cancelled.
     “Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

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     “Holdings” shall have the meaning assigned to such term in the introductory statement to this Agreement; provided that, in the event of a Midco Reorganization, the term “Holdings” shall mean Midco.
     “IFRS” shall mean International Financial Reporting Standards issued by the International Accounting Standards Board applied on a consistent basis.
     “Immaterial Subsidiary” shall mean any Subsidiary that (a) as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements are available, did not have gross assets (excluding intra group items but including investments in Subsidiaries) in excess of 1.0% of the Consolidated Total Assets and (b) for the period of four consecutive fiscal quarters of Holdings most recently ended for which financial statements are available, did not have earnings before interest, tax, depreciation and amortization calculated on the same basis as Consolidated EBITDA in excess of 1.0% of the Consolidated EBITDA; provided that if the Immaterial Subsidiaries taken as a whole would have, as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements are available, gross assets (excluding intra group items but including investments in Subsidiaries, without duplication) in excess of 10.0% of the Consolidated Total Assets or would have, for the most recently ended period of four consecutive fiscal quarters of Holdings for which financial statements are available, aggregate earnings before interest, tax, depreciation and amortization calculated on the same basis as Consolidated EBITDA in excess of 10.0% of the Consolidated EBITDA, then Holdings shall designate one or more of such Subsidiaries to cease being Immaterial Subsidiaries to the extent necessary to eliminate such excess, and upon such designation such designated Subsidiaries shall cease to be Immaterial Subsidiaries. On the Second Restatement Date, a Responsible Officer of Holdings shall deliver a certificate certifying a list of names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitations set forth above.
     “Inactive Subsidiary” shall mean any Subsidiary (other than BP I, BP II and the Borrowers) that (a) does not conduct any business operations, (b) has assets with a book value not in excess of $100,000 and (c) does not have any Indebtedness outstanding.
     “Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement among, and in form and substance reasonably satisfactory to, each applicable Borrower, the Administrative Agent and one or more Incremental Term Lenders or Incremental Revolving Credit Lenders, as the case may be.
     “Incremental Facility Amount” shall mean, on any date of determination, (x) with respect to the incurrence of Indebtedness under Section 6.01(m), the excess, if any, of (a) $750,000,000 (it being understood that such amount shall not be subject to reduction as a result of the making of the Tranche C Term Loans on the Second Restatement Date) over (b) the sum of (i) the aggregate amount of all Incremental Term Loan Commitments and Incremental Revolving Credit Commitments, in each case, established pursuant to Section 2.23 after the Second Restatement Date and prior to such date of determination and (ii) the aggregate principal amount of Indebtedness incurred

28

pursuant to Section 6.01(m) after the Second Restatement Date and prior to such date of determination; provided, however, that, to the extent (A) the proceeds of any Incremental Term Loans made after the Second Restatement Date are used concurrently with the incurrence thereof to prepay then-outstanding Term Loans of a Class or Classes and (B) concurrently with the establishment of any Incremental Revolving Credit Commitments, the then outstanding Revolving Credit Commitments of a Class or Classes are permanently reduced on a pro tanto basis, the establishment of such Incremental Term Loan Commitments and Incremental Revolving Credit Commitments shall not reduce the Incremental Facility Amount determined pursuant to this clause (a), and (y) with respect to the incurrence of Indebtedness under Section 2.23, the greater of the amount set forth under clause (x) above and the maximum principal amount of Indebtedness that, if fully drawn on such date of determination, would not cause the Senior Secured Leverage Ratio, calculated on a pro forma basis after giving effect to the incurrence of such Indebtedness and the application of proceeds therefrom, to exceed 3.5 to 1.0.
     “Incremental Lender” shall mean an Incremental Revolving Credit Lender or an Incremental Term Lender.
     “Incremental Revolving Credit Commitment” shall mean any increased or incremental Revolving Credit Commitment provided pursuant to Section 2.23.
     “Incremental Revolving Credit Lender” shall mean a Lender with an Incremental Revolving Credit Commitment or an outstanding Revolving Loan of any Class as a result of an Incremental Revolving Credit Commitment.
     “Incremental Revolving Loan” shall mean Revolving Loans made by one or more Lenders to one or more Borrowers pursuant to their Incremental Revolving Credit Commitments. Incremental Revolving Loans may be made in the form of additional Revolving Loans or, to the extent permitted by Section 2.23 and provided for in the relevant Incremental Assumption Agreement, Other Revolving Loans.
     “Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
     “Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Amendment No. 6 or Section 2.23, to make Incremental Term Loans to one or more Term Borrowers and shall include the Tranche C Term Loan Commitments.
     “Incremental Term Loan Maturity Date” shall mean, with respect to any Incremental Term Loans made after the Second Restatement Date, the final maturity date of such Incremental Term Loans, as set forth in the applicable Incremental Assumption Agreement.
     “Incremental Term Loan Repayment Dates” shall mean, with respect to any Incremental Term Loans made after the Second Restatement Date, the dates scheduled for the repayment of principal thereof, as set forth in the applicable Incremental Assumption Agreement.

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     “Incremental Term Loans” shall mean Term Loans made by one or more Lenders to one or more Term Borrowers pursuant to Section 2.01(b). Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.23 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans.
     “Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (k) all obligations of such Person as an account party in respect of letters of credit and bank guarantees, (l) all obligations of such Person in respect of bankers’ acceptances and (m) with respect to Holdings and the Subsidiaries, the Securitization Amount; provided that Indebtedness shall not include (A) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset or (B) earn-out and other contingent obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP; provided, further, that if any Indebtedness under clause (f) is recourse only to the property so securing it, then the amount thereof shall be deemed to be equal to the lesser of the aggregate principal amount of such Indebtedness and the fair market value of such property. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.
     “Indemnified Taxes” shall mean Taxes (including Other Taxes), other than Excluded Taxes.
     “Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
     “Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as trustee under each of the Senior Secured Note Indenture entered into on the Closing Date, the October 2010 Senior Secured Note Indenture and the February 2011 Senior Secured Note Indenture.

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     “Independent Accountant” shall mean PricewaterhouseCoopers or other independent public accountants of recognized national standing.
     “Information” shall have the meaning assigned to such term in Section 9.16.
     “Intercreditor Agreements” shall mean the First Lien Intercreditor Agreement and the Existing Intercreditor Agreement.
     “Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.
     “Interest Payment Date” shall mean (a) with respect to any Daily Rate Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.
     “Interest Period” shall mean, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months or, to the extent agreed to by all affected Lenders, 9 or 12 months thereafter, as the Borrower may elect; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (iii) no Interest Period for any Loan shall extend beyond the maturity date of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
     “IRS” shall mean the United States Internal Revenue Service.
     “Issuing Bank” shall mean, as the context may require, (a) Credit Suisse AG, acting through any of its Affiliates or branches, in its capacity as the issuer of Letters of Credit hereunder, (b) with respect to each Existing Letter of Credit, the Lender that issued such Existing Letter of Credit, and (c) any other Lender that may become an Issuing Bank pursuant to Section 2.22(i) or 2.22(k), with respect to Letters of Credit issued by such Lender. Each Issuing Bank may, in its discretion, arrange for one or more Letters of

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Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.
     “Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).
     “Latest Term Loan Maturity Date” shall mean, at any date of determination, the latest maturity date applicable to any Term Loans or Term Loan Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time.
     “L/C Commitment” shall mean the commitment of each Issuing Bank to issue Letters of Credit pursuant to Section 2.22.
     “L/C Disbursements” shall mean the U.S. L/C Disbursements and the European L/C Disbursements.
     “L/C Exposures” shall mean the U.S. L/C Exposures and the European L/C Exposures.
     “L/C Participation Fees” shall have the meaning assigned to such term in Section 2.05(c).
     “Legal Reservations” shall mean (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, bankruptcy, reorganization and other laws generally affecting the rights of creditors; (b) the time barring of claims under any applicable laws, the possibility that an undertaking to assume liability for or indemnify a Person against non payment of Taxes may be void and defenses of set-off or counterclaim; (c) similar principles, rights and defenses under the laws of any relevant jurisdiction; and (d) any other matters of law of general application which may limit validity, enforceability or perfection in any relevant jurisdiction.
     “Lenders” shall mean (a) the Persons listed on Schedule 2.01 and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance or an Incremental Assumption Agreement (other than, in the case of clauses (a) and (b), any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance).
     “Letter of Credit” shall mean any standby letter of credit (which shall not include any trade letter of credit) issued pursuant to Section 2.22 and any Existing Letter of Credit. Unless the context otherwise requires, the term “Letter of Credit” shall include any Bank Guarantee.
     “LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period denominated in a currency other than Euro, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that

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is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in such currency (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in the relevant currency are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the beginning of such Interest Period.
     “Lien” shall mean, with respect to any asset, (a) any mortgage, trust declared for the purpose of creating a security interest in an asset, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing).
     “Loan Documents” shall mean this Agreement, each amendment to this Agreement (including each Incremental Assumption Agreement), the Letters of Credit, the Security Documents, each Loan Modification Agreement, the Intercreditor Agreements, each Additional Bank Secured Party Acknowledgment, to the extent executed and delivered, the Graham Packaging Secured Intercompany Loan Documents, and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e).
     “Loan Modification Agreement” shall mean a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent, Holdings, the other Loan Parties and one or more Accepting Lenders.
     “Loan Modification Offer” shall have the meaning assigned to such term in Section 9.24(a).
     “Loan Parties” shall mean Holdings, the Borrowers and the Subsidiary Guarantors.
     “Loan Parties’ Agent” shall mean Holdings.
     “Loans” shall mean the Revolving Loans and the Term Loans.
     “Local Facility” shall mean a working capital facility provided to a Subsidiary (other than BP I, BP II, BP III and the Borrowers) by a Local Facility Provider.
     “Local Facility Provider” means a lender or other bank or financial institution that has executed and delivered to the Administrative Agent an Additional Bank Secured Party Acknowledgment with respect to a working capital facility provided to a Subsidiary (other than BP I, BP II, BP III and the Borrowers).

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     “Local Time” shall mean, in relation to any Borrowing by (a) the U.S. Borrowers, New York City time, and (b) the European Borrowers, London time.
     “Luxembourg Issuer” shall mean Reynolds Group Issuer (Luxembourg) S.A., société anonyme and a Wholly Owned Subsidiary of Holdings, with a registered office at 6, rue Gabriel Lippmann, L-5365 Munsbach, Luxembourg and registered with the Luxembourg register of commerce and companies under number B 148.957 and its successors.
     “Management Group” shall mean the group consisting of the directors, executive officers and other management personnel of Holdings or any Parent Company, as the case may be, on the Closing Date together with (a) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of Holdings or any Parent Company, as applicable, was approved by a vote of a majority of the directors of Holdings or any Parent Company, as applicable, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (b) executive officers and other management personnel of Holdings or Parent Company, as applicable, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of Holdings or Parent Company, as applicable.
     “Mandatory Cost” shall mean the percentage rate per annum calculated by the Administrative Agent in accordance with Exhibit L.
     “Margin Stock” shall have the meaning assigned to such term in Regulation U.
     “Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of Holdings and the Subsidiaries, taken as a whole, or (b) a material impairment of the rights and remedies available to the Lenders, taken as a whole, under any Loan Document (other than one or more Security Documents that purport to create security interests in Collateral with an aggregate fair market value at any time less than $100,000,000).
     “Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit) of any one or more of Holdings or any Subsidiary in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings or any Subsidiary in respect of any Hedging Agreement at any time shall be the Agreement Value of such Hedging Agreement at such time.
     “Material Subsidiary” shall mean any Subsidiary that is not an Immaterial Subsidiary.
     “Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

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     “May 2010 Senior Unsecured Note Indenture” shall mean the senior unsecured note Indenture dated as of May 4, 2010, among the U.S. Issuers, the Luxembourg Issuer, the other Loan Parties party thereto and the Indenture Trustee.
     “May 2010 Senior Unsecured Notes” shall mean the 8.5% Senior Notes due 2018, issued pursuant to the May 2010 Senior Unsecured Note Indenture on the Amendment No. 2 Effective Date, in an aggregate principal amount of $1,000,000,000, including any Senior Unsecured Notes into which such notes may be exchanged in accordance with the provisions of the May 2010 Senior Unsecured Note Indenture.
     “Midco” shall mean a newly formed Wholly Owned Subsidiary of Holdings.
     “Midco Reorganization” shall mean the transfer by Holdings of all the capital stock of BP I to Midco; provided that (a) Midco expressly assumes all the obligations of Holdings under the Loan Documents to which Holdings is a Party and (b) immediately after giving effect to such transfer, no Default shall have occurred and be continuing.
     “Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.
     “Mortgaged Properties” shall mean, as of the Second Restatement Date, the owned real properties of the Loan Parties specified on Schedule 1.01(d), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12.
     “Mortgages” shall mean, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to the Mortgaged Properties, each in form and substance reasonably satisfactory to the Administrative Agent and the applicable Collateral Agent.
     “Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes and the Borrower’s good-faith estimate of any other Taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests to the extent not available for distribution to or for the account of Holdings as a result thereof and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (A) Holdings shall deliver a certificate of a Financial

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Officer to the Administrative Agent at the time of receipt thereof setting forth the intent of Holdings and the Subsidiaries to reinvest such proceeds in productive assets of a kind then used or usable in the business of Holdings and the Subsidiaries within 270 days of receipt of such proceeds and (B) no Default or Event of Default shall have occurred and shall be continuing at the time of delivery of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 270-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; provided further that the aggregate cash proceeds received by Holdings or any Subsidiary in respect of the sale, transfer or other disposition of Non-Strategic Land in an aggregate amount of up to €25,000,000 shall not constitute Net Cash Proceeds; and (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.
     “Non-Consensual Asset Sale” shall mean any sale, transfer or other disposition (a) that gives rise to any property or casualty insurance claim or (b) that arises in connection with any taking under power of eminent domain or by condemnation or similar proceeding of or relating to any property or asset of Holdings or any Subsidiary.
     “Non-Recurring Charges” shall mean, in respect of any period, charges which are of an abnormal, unusual or non-recurring nature; provided that a certificate of a Financial Officer of Holdings, certifying that such charges are fair and accurate, and in form reasonably satisfactory to the Administrative Agent shall have been delivered to the Administrative Agent.
     “Non-Strategic Land” shall mean the investment properties in which Holdings or any Subsidiary had an interest as of the date hereof which are a proportion of the real property owned by SIG Combibloc GmbH located at Linnich & Wittenberg in Germany, real property owned by SIG Combibloc Group AG located at Newcastle in England, real property owned by SIG Schweizerische Industrie-Gesellschaft AG and located at Neuhausen in Switzerland, Beringen in Switzerland, Ecublens in Switzerland, Romanel in Switzerland and Rafz in Switzerland, real property owned by SIG Combibloc Group AG (formerly SIG Holding AG) located in Beringen in Switzerland, real property owned by SIG Euro Holding AG & Co. KGaA located at Waldshut Tiengen in Germany, real property owned by SIG Combibloc Zerspannungstechnik GmbH located at Aachen in Germany and real property owned by SIG Combibloc GmbH located at Saalfelden in Austria.
     “November 2009 Senior Secured Note Indenture” shall mean the senior secured note Indenture dated as of the Closing Date, among the U.S. Issuers, the Luxembourg Issuer, the other Loan Parties party thereto and the Indenture Trustee, pursuant to which the Closing Date Senior Secured Notes were issued.
     “Obligations” shall have the meaning assigned to such term in the First Lien Intercreditor Agreement.

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     “October 2010 Issuers” shall mean RGHL US Escrow I LLC, a Delaware limited liability company, RGHL US Escrow I Inc., a Delaware corporation, and RGHL Escrow Issuer (Luxembourg) I S.A., a société anonyme (a public limited liability company) incorporated under the laws of Luxembourg.
     “October 2010 Senior Secured Note Indenture” shall mean the senior secured note Indenture dated as of October 15, 2010, between, among others, the October 2010 Issuers and the Indenture Trustee, pursuant to which the October 2010 Senior Secured Notes were issued.
     “October 2010 Senior Secured Notes” shall mean the Senior Secured Notes issued on October 15, 2010, by the October 2010 Issuers in an aggregate principal amount of $1,500,000,000, including any Senior Secured Notes into which such notes may be exchanged in accordance with the provisions of the October 2010 Senior Secured Note Indenture.
     “October 2010 Senior Unsecured Note Indenture” shall mean the senior unsecured note Indenture dated as of October 15, 2010, between, among others, the October 2010 Issuers and the Indenture Trustee, pursuant to which the October 2010 Senior Unsecured Notes were issued.
     “October 2010 Senior Unsecured Notes” shall mean the Senior Unsecured Notes issued on October 15, 2010, by the October 2010 Issuers in an aggregate principal amount of $1,500,000,000, including any Senior Unsecured Notes into which such notes may be exchanged in accordance with the provisions of the October 2010 Senior Unsecured Note Indenture.
     “OFAC” shall have the meaning assigned to such term in Section 3.24.
     “Original Credit Agreement” shall have the meaning assigned to such term in the introductory statement to this Agreement.
     “Other Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.23(a).
     “Other Revolving Loans” shall have the meaning assigned to such term in Section 2.23(a).
     “Other Taxes” shall mean any and all present or future stamp, court, recording, filing or documentary Taxes or any other excise or property or similar Taxes, charges or levies arising from any payment made under this Agreement or any other Loan Document or from the execution, delivery, performance, registration or enforcement of, or from the registration, receipt or performance of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document.
     “Other Term Loans” shall have the meaning assigned to such term in Section 2.23(a).

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     “Pactiv Closing Date” shall mean the “Closing Date” as defined in Amendment No. 3.
     “Pactiv Transactions” shall mean the “Transactions” as defined in Amendment No. 3.
     “Parent Company” shall mean (a) Packaging Finance Limited, a limited liability company organized under the laws of New Zealand and (b) any other entity of which Holdings becomes a direct or indirect Wholly Owned Subsidiary after the Closing Date.
     “Participant Register” has the meaning specified in Section 9.04(g).
     “Party” means a party to this Agreement. The term “Parties” means any of them.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
     “Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the U.S. Collateral Agreement.
     “Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(h). If any acquisition is consummated in accordance with Section 6.04(i), each such acquisition shall be deemed to have been a Permitted Acquisition for all purposes of this Agreement and the other Loan Documents.
     “Permitted Investments” shall mean:
     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;
     (b) investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
     (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $1,500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P;

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     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;
     (e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and
     (f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.
     “Permitted Investors” means, at any time, each of (i) Graeme Hart, (ii) the Management Group and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Holdings or any of its Affiliates.
     “Permitted Receivables Financing” shall mean one or more transactions pursuant to which any Borrower or any Subsidiary (a) may sell, convey or otherwise transfer Securitization Assets to a Securitization Subsidiary or any other Person or (b) may grant a security interest in any Securitization Assets; provided that (i) recourse to Holdings or any Subsidiary (other than the Securitization Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions (it being understood that Special Purpose Financing Undertakings shall be permitted), (ii) the material terms and conditions and structure of each Permitted Receivables Financing and any waiver, supplement, modification or amendment to such material terms and conditions and structure with respect to such Permitted Receivables Financing) shall have been approved by the Administrative Agent (such approval not to be unreasonably withheld) and (iii) the aggregate Securitization Amount outstanding at any time shall not exceed $750,000,000.
     “Permitted Receivables Financing Documents” shall mean all documents and agreements implementing, relating to or otherwise governing a Permitted Receivables Financing.
     “Permitted Refinancing Indebtedness” shall have the meaning assigned to such term in Section 6.01(bb).
     “Permitted Subordinated Note Refinancing” shall mean an extension, renewal, refinancing or replacement of the Subordinated Notes permitted under this Agreement; provided that the principal amount thereof is not increased (except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement), neither the final maturity nor the weighted average life to maturity thereof is decreased, and such extended, renewed, refinanced or replaced Indebtedness is subordinated to the Bank Obligations on terms no less favorable to the Lenders than the Subordinated Notes, and is not secured by any

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collateral other than the collateral securing the Subordinated Notes (or the proceeds thereof) immediately prior to such extension, renewal, refinance or replacement.
     “Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
     “Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan, but including any “multiple employer” pension plan within the meaning of Sections 4063 and 4064 of ERISA) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” (as defined in Section 3(5) of ERISA) or “contributing sponsor” (as defined in Section 4001(a)(13) of ERISA).
     “Pledged Cash” shall mean, on any day, all cash or cash equivalents of Holdings and its Subsidiaries on such day; provided that, after the date that is 90 days after the Closing Date, if, on any day, the Qualifying Cash of Holdings and its Subsidiaries is not at least equal to 70% of all cash or cash equivalents of Holdings and its Subsidiaries on such day, “Pledged Cash” shall include only such Qualifying Cash of Holdings and its Subsidiaries.
     “Pledged Collateral” shall mean, as the context may require and with respect to any Security Document, the “Pledged Collateral” as defined in such Security Document.
     “PricewaterhouseCoopers” shall mean PricewaterhouseCoopers LLP or PricewaterhouseCoopers AG, or any successor thereto.
     “Prior Credit Agreements” shall mean (a) the Senior Facilities Agreement dated May 11, 2007, among BP I (formerly known as Rank Holdings I S.A.), the original borrowers and original guarantors party thereto, the lenders party thereto and Credit Suisse AG, as mandated lead arranger, agent, security trustee and issuing bank and (b) the Senior Secured Facilities Agreement dated February 21, 2008, among Reynolds Packaging Group (NZ) Limited, the Dutch Borrower and Reynolds Treasury (NZ) Limited, as borrowers, the Lenders party thereto, Australia and New Zealand Banking Group Limited, BOS International (Australia) Limited, Caylon Australia Limited and Credit Suisse AG, as joint lead arrangers and underwriters, and Credit Suisse AG as facility agent and security trustee, in each case as amended.
     “Prime Rate” shall mean the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrowers. The prime rate is a rate set by the Administrative Agent based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.
     “Pro Forma Compliance” shall mean, at any date of determination, that Holdings is in compliance with the covenants set forth in Sections 6.11 and 6.12 as of the most

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recently completed period of four consecutive fiscal quarters ending prior to the relevant transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and 5.04(c) have been delivered or for which comparable financial statements have been filed with the Securities and Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in Sections 6.01(k), 6.01(l), 6.01(m), 6.01(w), 6.01(x) and 6.04(h) occurring after such period) as if such transaction had occurred as of the first day of such period.
     “Pro Rata Percentage” of any U.S. Revolving Credit Lender or European Revolving Credit Lender at any time shall mean the percentage of the Total U.S. Revolving Credit Commitment or Total European Revolving Credit Commitment, respectively, represented by such Lender’s U.S. Revolving Credit Commitment or European Revolving Credit Commitment, respectively. In the event the U.S. Revolving Credit Commitments or European Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the U.S. Revolving Credit Commitments or European Revolving Credit Commitments, as applicable, most recently in effect, giving effect to any subsequent assignments.
     “Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.
     “Qualified Public Offering” shall mean an underwritten, broadly distributed public offering of common Equity Interests of Holdings or any Parent Company that results in at least $200,000,000 of net cash proceeds (including proceeds invested in Holdings by such Parent Company) to Holdings.
     “Qualifying Bids” shall have the meaning assigned to such term in Section 2.12(b)(iii).
     “Qualifying Cash” shall mean (a) with respect to cash and cash equivalents of Holdings and its Subsidiaries held in bank accounts in the United States, such cash and cash equivalents held in bank accounts over which a Collateral Agent has control pursuant to control agreements reasonably satisfactory to such Collateral Agent and (b) with respect to cash and cash equivalents of Holdings and its Subsidiaries held in bank accounts outside of the United States, such cash and cash equivalents that is subject to a Lien created under a Security Document; provided that Holdings and its Subsidiaries have complied with their obligations, if any, under the relevant Security Document in respect of the perfection of the applicable Collateral Agent’s Lien over such cash and cash equivalents.
     “Qualifying Lender” shall have the meaning assigned to such term in Section 2.12(b)(iv).
     “Receivables” means accounts receivables, including any indebtedness, obligation or interest constituting an account, contract right, payment intangible, promissory note, chattel paper, instrument, document, investment property, financial

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asset or general intangible, arising in connection with the sale of goods or the rendering of services, and further includes the obligation to pay any finance charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a “Receivable” regardless of whether the account debtor or the applicable Securitization Subsidiary treats such indebtedness, rights or obligations as a separate payment obligation.
     “Recipient” shall mean, as applicable, (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank.
     “Refinancing” shall have the meaning assigned to such term in Amendment No. 4.
     “Register” shall have the meaning assigned to such term in Section 9.04(d).
     “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as that which advises such Lender or by an Affiliate of such investment advisor.
     “Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
     “Related Security” means, with respect to any Receivable, all of the interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the financing or lease of which gave rise to such Receivable, and all insurance contracts with respect thereto, all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable, all guaranties, letters of credit, letter-of-credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, all service contracts and other contracts and agreements

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associated with such Receivable, all records related to such Receivable, and all of the applicable Securitization Subsidiary’s right, title and interest in, to and under the applicable documentation.
     “Release” shall mean any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, under, from or upon any building, structure, facility or fixture.
     “Reply Amount” shall have the meaning assigned to such term in Section 2.12(b)(ii).
     “Reply Discount” shall have the meaning assigned to such term in Section 2.12(b)(ii).
     “Repurchaser” shall have the meaning assigned to such term in Section 2.12(b).
     “Required Lenders” shall mean, at any time, Lenders having Loans, L/C Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding, L/C Exposure and unused Revolving Credit Commitments and Term Loan Commitments at such time; provided that the Revolving Loans, L/C Exposure and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.
     “Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.
     “Restatement Date” shall mean February 9, 2011.
     “Restricted Indebtedness” shall mean Indebtedness of Holdings or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).
     “Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or any Subsidiary or any Subordinated Shareholder Loans or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings or any Subsidiary or any Subordinated Shareholder Loans.
     “Restructuring Costs” shall mean in respect of any period, restructuring charges or expenses incurred by Holdings and its Subsidiaries during that period (which, for the avoidance of doubt shall include site closure charges and expenses, systems establishment costs, excess pension costs, severance or relocation costs) provided that

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each such restructuring charge has been certified by a Financial Officer as being fair and accurate.
     “Revolving Credit Borrowing” shall mean a Borrowing comprised of U.S. Revolving Loans or European Revolving Loans.
     “Revolving Credit Commitments” shall mean the U.S. Revolving Credit Commitments and the European Revolving Credit Commitments.
     “Revolving Credit Exposures” shall mean, with respect to any Lender, such Lender’s U.S. Revolving Credit Exposure and European Revolving Credit Exposure.
     “Revolving Credit Lenders” shall mean the U.S. Revolving Credit Lenders and the European Revolving Credit Lenders.
     “Revolving Credit Maturity Date” shall mean November 5, 2014.
     “Revolving Loans” shall mean the U.S. Revolving Loans and the European Revolving Loans. Unless the context shall otherwise require the term “Revolving Loans” shall include Loans made by Incremental Revolving Credit Lenders pursuant to their Incremental Revolving Credit Commitments.
     “Reynolds Acquisition Documents” shall mean (i) the Stock Purchase Agreement dated as of October 15, 2009, by and among BPH III, Reynolds Group Holdings Inc. and Reynolds Consumer Products (NZ) Limited, (ii) the Stock Purchase Agreement dated as of October 15, 2009, by and between Beverage Packaging Holdings (Luxembourg) III S.àr.l. and Closure Systems International (NZ) Limited and (iii) the Asset Purchase Agreement dated as of November 5, 2009, by and between Reynolds Foil Inc. and Reynolds Packaging LLC.
     “RGHI” shall have the meaning assigned to such term in the introductory statement to this Agreement.
     “S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.
     “Second Restatement Date” shall mean August 9, 2011.
     “Secured Parties” shall mean (a) the Bank Secured Parties, (b) the holders of the Senior Secured Notes, (c) the Indenture Trustee, (d) the successors and assigns of each of the foregoing and (e) each other “Secured Party” as defined in the First Lien Intercreditor Agreement.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Security Documents” shall mean the Mortgages, the Collateral Agreements, each Affiliate Subordination Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

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     “Securitization Amount” shall mean the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Securitization Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Securitization Assets or otherwise in accordance with the terms of the Permitted Receivables Financing Documents (but excluding any such collections used to make payments of items included in clause (c) of the definition of Consolidated Interest Expense); provided, however, that if all or any part of such Securitization Amount shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Securitization Amount shall be increased by the amount of such distribution, all as though such distribution had not been made.
     “Securitization Assets” shall mean Receivables (whether now existing or arising in the future) and any assets related thereto including (i) the Related Security with respect to such Receivables, (iii) the collections and proceeds of such Receivables and Related Security, (iii) all lockboxes, lockbox accounts, collection accounts or other deposit accounts into which such collections are deposited and which have been specifically identified and consented to by the Administrative Agent and (iv) all other rights and payments which relate solely to such Receivables.
     “Securitization Subsidiary” shall mean any Subsidiary (a) formed solely for the purpose of engaging, and that engages only, in one or more Permitted Receivables Financings and business activities that are required by or incidental to such Permitted Receivables Financings, (b) which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with Holdings, the Borrowers or any of the Subsidiaries (other than Securitization Subsidiaries) in the event Holdings, the Borrowers or any such Subsidiary becomes subject to a proceeding under the Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law and (c), subject to the Agreed Security Principles, all of the Equity Interests of which shall be pledged to a Collateral Agent for the ratable benefit of the Bank Secured Parties pursuant to a Collateral Agreement.
     “Senior Secured Leverage Ratio” shall mean, on any date, the ratio of (a) the Total Debt (other than the Subordinated Notes and any Permitted Subordinated Note Refinancing) that is secured by Liens on property or assets of Holdings or any of the Subsidiaries minus, without duplication, Pledged Cash, in each case on such date, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which the financial statements and certificates required by Sections 5.04(a) or 5.04(b), as the case may be, and 5.04(c) have been delivered or for which comparable financial statements have been filed with the Securities and Exchange Commission.
     “Senior Secured Note Documents” shall mean each Senior Secured Note Indenture and all other instruments, agreements and other documents evidencing or

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governing any Senior Secured Notes or providing for any Guarantee or other right in respect thereof.
     “Senior Secured Note Indenture” shall mean each of (a) the November 2009 Senior Secured Note Indenture, (b) the October 2010 Senior Secured Note Indenture, (c) the February 2011 Senior Secured Note Indenture and (d) any other indenture or note purchase agreement under which any Senior Secured Notes are issued (or in the case of Senior Secured Notes in the form of bridge loans, the loan agreement with respect thereto), in each case as the same may be amended, restated, supplemented, substituted, replaced, refinanced or otherwise modified from time to time in accordance with Section 6.01(l), 6.01(m) or 6.01(bb).
     “Senior Secured Notes” shall mean each of (a) the Closing Date Senior Secured Notes, (b) the October 2010 Senior Secured Notes, (c) the February 2011 Senior Secured Notes and (d) any other senior secured notes issued pursuant to an indenture or a note purchase agreement or senior secured bridge loans of any Loan Party incurred pursuant to Section 6.01(l), 6.01(m) or 6.01(bb) (which notes or loans may have the same lien priority as the Bank Obligations); provided that (i) their terms do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Latest Term Loan Maturity Date in effect at the time of issuance or incurrence of such Senior Secured Notes (which, in the case of bridge loans, shall be determined by reference to the notes or loans into which such bridge loans are converted at maturity) (other than (w) customary offers to repurchase upon a change of control, asset sale or event of loss, (x) mandatory prepayments with the proceeds of Permitted Refinancing Indebtedness, asset sales, event of loss and equity contributions or issuances, (y) exchanges for Permitted Refinancing Indebtedness and (z) customary acceleration rights after an event of default), (ii) the obligations in respect thereof shall not be secured by any Lien on any asset of Holdings or any Subsidiary or any Affiliate of Holdings other than any asset constituting Collateral and (iii) the secured parties thereunder (or an authorized representative thereof) shall have become a party to each Intercreditor Agreement.
     “Senior Unsecured Note Documents” shall mean each Senior Unsecured Note Indenture and all other instruments, agreements and documents evidencing or governing the Senior Unsecured Notes or providing any Guarantee or other right in respect thereof.
     “Senior Unsecured Note Indenture” shall mean each of (a) the May 2010 Senior Unsecured Note Indenture, (b) the October 2010 Senior Unsecured Note Indenture, (c) the February 2011 Senior Unsecured Note Indenture and (d) any other indenture or note purchase agreement under which any senior unsecured notes are issued (or in the case of Senior Unsecured Notes in the form of bridge loans, the loan agreement with respect thereto), in each case, as the same may be amended, restated, supplemented, substituted, replaced, refinanced or otherwise modified from time to time in accordance with Sections 6.01(m), 6.01(w) or 6.01(bb).
     “Senior Unsecured Notes” shall mean each of (a) the May 2010 Senior Unsecured Notes, (b) the October 2010 Senior Unsecured Notes, (c) the February 2011

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Senior Unsecured Notes and (d) any other senior unsecured notes issued pursuant to an indenture or note purchase agreement or senior unsecured bridge loan of any Loan Party issued or incurred pursuant to Section 6.01(m), 6.01(w) or 6.01(bb).
     “Similar Business” shall mean (a) any businesses, services or activities engaged in by Holdings or any Subsidiary on the Closing Date and (b) any businesses, services and activities engaged in by Holdings or any Subsidiary that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.
     “Special Purpose Financing Undertakings” means representations, warranties, covenants, indemnities, guarantees of performance and other agreements and undertakings entered into or provided by Holdings or any of the Subsidiaries that Holdings determines in good faith are customary or otherwise necessary in connection with a Permitted Receivables Financing; provided that any such other agreements and undertakings shall not include the incurrence of any Guarantee in respect of Indebtedness of a Securitization Subsidiary or the collectability of any Receivables.
     “Specified Asset Sale” shall mean any sale, transfer or other disposition by Holdings or any Subsidiary of any asset, division, product line or line of business (i) made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition or (ii) acquired pursuant to a Permitted Acquisition; provided that such sale, transfer or other disposition is consummated within 270 days following the consummation of such Permitted Acquisition; provided further in the case of a Specified Asset Sale of the type specified in clause (ii) above, such sale, transfer or other disposition is made (x) because such asset, division, product line or line of business would not constitute core assets for Holdings or such Subsidiary or (y) because such asset, division, product line or line of business is duplicative of any asset, division, product line or line of business owned or operated by Holdings or such Subsidiary at the time of such Permitted Acquisition. In connection with any Specified Asset Sale, Holdings shall have delivered a certificate of a Financial Officer (i) identifying the asset, division, product line or line of business to be sold, transferred or otherwise disposed of and (ii) containing reasonable details of the reason for such sale, transfer or other disposition, in form and substance reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, in the case of a Specified Asset Sale of the type specified in clause (i) above, such Specified Asset Sale may include any existing asset, division, product line or line of business of Holdings or any Subsidiary.
     “Specified Cash Management Banks” shall mean Citibank, N.A., JPMorgan Chase Bank, N.A., and their respective Affiliates.
     “Specified Equity Contribution” shall have the meaning assigned to such term in the definition of the term “Consolidated EBITDA”.
     “SPV” shall have the meaning assigned to such term in Section 9.04(j).

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     “Stamp Duty Guidelines” shall mean the stamp duty guidelines set out in Schedule 9.20 (Stamp Duty Guidelines).
     “Stamp Duty Sensitive Document” shall mean (a) any original of any Loan Document and (b) any signed document (including email, PDF, TIF and other comparable formats) that constitutes a deed (Urkunde) within the meaning of section 15 of the Austrian Stamp Duty Act (as interpreted by the Austrian tax authorities), whether documenting or confirming the entering into of the relevant transaction (rechtserzeugende Urkunde) or documenting that the relevant transaction has been entered into (rechtsbezeugende Urkunde), or a substitute deed (Ersatzurkunde) within the meaning of section 15 of the Austrian Stamp Duty Act (as interpreted by the Austrian tax authorities), including, without limitation, any notarized copy, any certified copy and any written minutes recording the transactions (Rechtsgeschäfte) contemplated by, or referenced in, any Loan Document.
     “Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Subordinated Indebtedness” shall mean (a) with respect to any Borrower, any Indebtedness of such Borrower which is by its terms subordinated in right of payment to the Loans and (b) with respect to any other Loan Party, any Indebtedness of such Loan Party which is by its terms subordinated in right of payment to its Guarantee of the Obligations.
     “Subordinated Note Documents” shall mean the Subordinated Note Indentures and all other instruments, agreements and other documents evidencing or governing the Subordinated Notes or providing for any Guarantee or other right in respect thereof.
     “Subordinated Note Indentures” shall mean the Indentures under which the Subordinated Notes were issued, each dated as of June 29, 2007, among BP II, the initial note guarantors party thereto, the Bank of New York, as trustee, BNY Fund Services (Ireland) Limited, as paying agent, and Credit Suisse AG, as security agent.
     “Subordinated Notes” shall mean BP II’s (a) 8% Senior Notes due 2016 and (b) 9 1/2% Senior Subordinated Notes due 2017.

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     “Subordinated Shareholder Loans” shall mean, collectively, any funds provided to Holdings by any Parent Company or any Permitted Investor or any Affiliate thereof, in exchange for or pursuant to any security, instrument or agreement other than Equity Interests, in each case issued to and held by any of the foregoing Persons, together with any such security, instrument or agreement and any other security or instrument other than Equity Interests issued in payment of any obligation under any Subordinated Shareholder Loans; provided that such Subordinated Shareholder Loans:
     (1) do not (including upon the happening of any event) mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Latest Term Loan Maturity Date (other than through conversion or exchange of such funding into Equity Interests (other than Disqualified Stock) of Holdings or any funding meeting the requirements of this definition) or the making of any such payment prior to the first anniversary of the Latest Term Loan Maturity Date is restricted by an intercreditor agreement enforceable by, and reasonably acceptable to, the Administrative Agent;
     (2) do not (including upon the happening of any event) require, prior to the first anniversary of the Latest Term Loan Maturity Date, payment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts or the making of any such payment prior to the first anniversary of the Latest Term Loan Maturity Date is restricted by an intercreditor agreement enforceable by, and reasonably acceptable to, the Administrative Agent;
     (3) contain no change of control or similar provisions and do not accelerate and have no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment (in each case, prior to the first anniversary of the Latest Term Loan Maturity Date) or the payment of any amount as a result of any such action or provision, or the exercise of any rights or enforcement action (in each case, prior to the first anniversary of the Latest Term Loan Maturity Date) is restricted by an intercreditor agreement enforceable by, and reasonably acceptable to, the Administrative Agent;
     (4) do not provide for or require any Lien over any asset of Holdings or any Subsidiary; and
     (5) pursuant to its terms or pursuant to an intercreditor agreement enforceable by, and reasonably acceptable to, the Administrative Agent, is fully subordinated and junior in right of payment to the Bank Obligations pursuant to subordination, payment blockage and enforcement limitation terms which are customary in all material respects for similar funding or are no less favorable in any material respect to the Lenders than those contained in the Existing Intercreditor Agreement as in effect on the Closing Date with respect to the “Senior Creditors” (as defined therein) in relation to “Parentco Debt” (as defined therein) (it being understood, in each case, that such terms of subordination shall

49

permit voluntary prepayment of Subordinated Shareholder Loans to the extent permitted under Section 6.06(a)(ix) or (xii)), provided that any event or circumstance that results in such subordinated obligation ceasing to qualify as Subordinated Shareholder Loans, including it ceasing to be held by any Parent Company, any Affiliate of any Parent Company or any Permitted Investor or any Affiliate thereof, shall constitute an incurrence of such Indebtedness by Holdings or such Subsidiary not permitted by clause (v) of Section 6.01 (it being understood such Indebtedness may be permitted by another clause).
     “subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
     “Subsidiary” shall mean any subsidiary of Holdings other than an Escrow Subsidiary prior to the Escrow Release Effective Time.
     “Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(e), and each other Subsidiary that executes a Guarantor Joinder.
     “Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Holdings or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than Holdings or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Holdings or any Subsidiary (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.
     “Target Day” shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euro.
     “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, assessments, fees, withholdings or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Tax Return” means all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting

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information with respect to any of the foregoing, filed or to be filed with any taxing authority in connection with the determination, assessment, collection or administration of any taxes (including any statement pursuant to Treasury Regulation Section 1.6011-4).
     “Term Borrowers” shall mean the U.S. Term Borrowers and the European Term Borrowers.
     “Term Borrowing” shall mean a Borrowing comprised of any Class of U.S. Term Loans or European Term Loans.
     “Term Lenders” shall mean the U.S. Term Lenders and the European Term Lenders. Unless the context shall otherwise require, the term “Term Lender” shall include any Incremental Term Lenders.
     “Term Loan Commitments” shall mean the Tranche C Term Loan Commitments and, unless the context shall otherwise require, any other Incremental Term Loan Commitments.
     “Term Loan Repayment Dates” shall mean (a) the dates scheduled for the repayment of principal of Term Loans set forth in Section 2.11(a) and (b) any Incremental Term Loan Repayment Dates.
     “Term Loans” shall mean the U.S. Term Loans and the European Term Loans. Unless the context shall otherwise require, the term “Term Loans” shall include any Incremental Term Loans made after the Second Restatement Date.
     “Total Debt” shall mean, at any time, the aggregate principal amount of total Indebtedness of Holdings and the Subsidiaries at such time of the types described under clauses (a) (excluding Indebtedness of Holdings consisting of Subordinated Shareholder Loans), (b), (f), (g) (to the extent related to Indebtedness that could constitute “Total Debt” hereunder), (h), (j) (to the extent relating to Disqualified Stock), (k) (to the extent of any unreimbursed drawings thereunder), (l) and (m) of the definition of the term “Indebtedness”. For the avoidance of doubt, Total Debt shall not include intercompany Indebtedness of Holdings or a Subsidiary to Holdings or a Subsidiary.
     “Total European Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the European Revolving Credit Commitments, as in effect at such time. The Total European Revolving Credit Commitment is €80,000,000 as at the Second Restatement Date.
     “Total U.S. Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the U.S. Revolving Credit Commitments, as in effect at such time. The Total U.S. Revolving Credit Commitment is $120,000,000 as at the Second Restatement Date.
     “Tranche B Term Lender” shall mean a Lender with an outstanding Tranche B Term Loan.

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     “Tranche B Term Loan Maturity Date” shall mean February 9, 2018.
     “Tranche B Term Loans” shall mean the U.S. Term Loans made on the Restatement Date pursuant to Amendment No. 4, which shall be redesignated as “Tranche B Term Loans” on the Second Restatement Date. As of the Second Restatement Date, the aggregate outstanding principal amount of the Tranche B Term Loans is $2,319,187,500.
     “Tranche C Term Lender” shall mean a Lender with a Tranche C Term Loan Commitment or an outstanding Tranche C Term Loan.
     “Tranche C Term Loan Commitments” shall have the meaning assigned to such term in Amendment No. 6. As of the Second Restatement Date, the aggregate outstanding principal amount of Tranche C Term Loan Commitments is $2,000,000,000.
     “Tranche C Term Loan Maturity Date” shall mean August 9, 2018.
     “Tranche C Term Loans” shall mean the “Tranche C Term Loans” as defined in Amendment No. 6.
     “Transactions” shall mean, collectively, (a) the consummation of the Acquisition pursuant to the transactions set forth in Schedule 1.01(f), (b) the execution, delivery and performance on the Closing Date by Holdings, any Borrower and the Subsidiaries party thereto of the applicable Senior Secured Note Documents and the issuance, guarantee and security of the Closing Date Senior Secured Notes, (c) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party prior to the Second Restatement Date and the making of the Borrowings related thereto, (d) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Prior Credit Agreements, (e) the consummation of the Refinancing, and (f) the payment of related fees and expenses.
     “Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate, the Alternate Base Rate and the Foreign Base Rate.
     “U.K. Bank Levy” shall mean the United Kingdom Tax called the “Bank Levy”, the introduction of which was announced by the United Kingdom government on June 22, 2010, with effect in relation to periods of account ending on or after January 1, 2011, and any Tax that is based on or substantially similar to such Tax.
     “Unfunded Advances/Participations” shall mean (a) with respect to the Administrative Agent, without duplication of amounts paid to the Administrative Agent under the First Lien Intercreditor Agreement, the aggregate amount, if any (i) made available to the applicable Borrowers on the assumption that each applicable Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.02(d) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the applicable

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Borrowers or made available to the Administrative Agent by any such Lender, and (b) with respect to any Issuing Bank, the aggregate amount, if any, of participations in respect of any outstanding L/C Disbursement with respect to any Letters of Credit issued by such Issuing Bank that shall not have been funded by the Revolving Credit Lenders in accordance with Sections 2.22(d) and 2.02(f).
     “Unrestricted Cash” shall mean cash and Cash Equivalents of Holdings and the Subsidiaries that are not pledged to secure any obligations (unless such cash and Cash Equivalents are also pledged to secure the Bank Obligations or such pledge is permitted by Section 6.02(u)) and are not otherwise shown on the consolidated balance sheet of Holdings as “restricted” (or with a like designation).
     “U.S. Borrowers” shall have the meaning assigned to such term in the introductory statement to this Agreement.
     “U.S. Collateral Agreement” shall mean the Collateral Agreement dated as of November 5, 2009, among the U.S. Borrowers and the Subsidiaries that are organized in the United States and that are party thereto, certain other Subsidiaries party thereto and The Bank of New York Mellon, as Collateral Agent for the benefit of the Secured Parties, attached hereto as Exhibit F.
     “U.S. GAAP” shall mean generally accepted accounting principals in effect from time to time in the United States, applied on a consistent basis.
     “U.S. Issuers” shall mean Reynolds Group Issuer LLC, a Delaware limited liability company, and Reynolds Group Issuer Inc., a Delaware corporation, each of which is a Wholly Owned Subsidiary of Holdings (and their respective successors which shall be Wholly Owned Subsidiaries of Holdings).
     “U.S. L/C Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a U.S. Letter of Credit issued by such Issuing Bank.
     “U.S. L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding U.S. Letters of Credit at such time and (b) the aggregate principal amount of all U.S. L/C Disbursements that have not yet been reimbursed by or on behalf of the U.S. Borrowers at such time. The U.S. L/C Exposure of any U.S. Revolving Credit Lender at any time shall equal its applicable Pro Rata Percentage of the aggregate U.S. L/C Exposure at such time.
     “U.S. Letter of Credit” shall mean any letter of credit issued by an Issuing Bank pursuant to Section 2.22 at the request of any U.S. Borrower for the account of itself or any other Wholly Owned Subsidiary of Holdings. All U.S. Letters of Credit will be denominated in Dollars.
     “U.S. Recipient” shall mean, as applicable, any Recipient of payments on or in respect of the U.S. Term Loans, the U.S. Revolving Loans, Incremental Term Loans to a U.S. Borrower or a U.S. Letter of Credit, including any fees related thereto.

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     “U.S. Revolving Borrowers” shall mean each U.S. Borrower other than RGHI.
     “U.S. Revolving Credit Commitment” shall mean, with respect to each U.S. Revolving Credit Lender, the commitment of such Lender to make U.S. Revolving Loans hereunder (and to acquire participations in Letters of Credit as provided for herein) as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its U.S. Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
     “U.S. Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding U.S. Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s U.S. L/C Exposure.
     “U.S. Revolving Credit Lender” shall mean a Lender with a U.S. Revolving Credit Commitment or an outstanding U.S. Revolving Loan.
     “U.S. Revolving Loans” shall mean the revolving loans made by the Lenders to the U.S. Revolving Borrowers pursuant to clause (i) of Section 2.01(a).
     “U.S. Term Borrowers” shall have the meaning assigned to such term in the introductory statement to this Agreement.
     “U.S. Term Lender” shall mean a Lender with a Tranche C Term Loan Commitment or an outstanding U.S. Term Loan.
     “U.S. Term Loans” shall mean the Tranche B Term Loans and the Tranche C Term Loans”.
     “USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
     “Voluntary Prepayments” shall mean a prepayment of principal of Term Loans pursuant to Section 2.12(a) in any year to the extent that such prepayment reduces the scheduled installments of principal due in respect of Term Loans in any subsequent year.
     “Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.
     “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

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     “Withholding Agent” shall mean the Borrowers and the Administrative Agent.
     SECTION 1.02. Terms Generally. (a) The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all types of tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, and (ii) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if Holdings notifies the Administrative Agent that it wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP (or change contemplated by Section 6.13(b)) occurring after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies Holdings that the Required Lenders wish to amend Article VI or any related definition for such purpose), then Holdings’ compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Holdings and the Required Lenders.
     (b) Solely for the purposes of Section 9.20 (Austrian Stamp Duty) and Schedule 9.20 (Austrian Stamp Duty Guidelines), “written” shall mean that what is “written” was translated into letters (Buchstaben) that are or can be made visible on a physical or electronic device of whatever type and format, including paper and screen, and, accordingly, communication, documents or notices being “in writing” shall include not only paper-form (letter or fax) communication, documents or notices but also electronic communication, documents or notices, including by way of e-mail; and “signed” communication, documents or notices refers to written communication, documents or notices that carry a manuscript, digital or electronic or other technically reproduced signature, and “signature” shall be construed accordingly.
     SECTION 1.03. Pro Forma Calculations. All pro forma calculations permitted or required to be made by Holdings or any Subsidiary pursuant to this Agreement shall include only those adjustments that (a) would be permitted or required by the definition of Consolidated EBITDA, (b) would be permitted or required by Regulation S-X under the Securities Act, or (c)(i) have been certified by a Financial Officer of Holdings as having been prepared in good faith based upon reasonable assumptions and (ii) are based

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on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent.
     SECTION 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “U.S. Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “U.S. Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “U.S. Revolving Credit Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “U.S. Eurocurrency Revolving Credit Borrowing”).
     SECTION 1.05. Exchange Rate Calculations. Whenever it shall be necessary to determine the Required Lenders, or the allocation of any payment to be made to or by the Lenders holding Loans and Commitments denominated in Euro or another Designated Foreign Currency, (a) the Dollar Equivalent of the Term Loans denominated in any Designated Foreign Currency as determined at the time such Term Loans are made and (b) the Dollar Equivalent of the Revolving Credit Commitments denominated in any Designated Foreign Currency at the time such Revolving Credit Commitments become effective shall be used to make such determination. In addition, where the permissibility of a transaction depends upon compliance with, or is determined by reference to, amounts stated in Dollars or Euro, any amount stated in another currency shall be translated to Dollars or Euro, as the case may be, at the Exchange Rate then in effect and the permissibility of actions taken under Article VI shall not be affected by subsequent fluctuations in exchange rates.
     SECTION 1.06. Designation as Senior Debt. The Loans and other Bank Obligations are hereby designated as “Senior Indebtedness” and “Designated Senior Indebtedness” for all purposes of the Subordinated Note Documents and the Existing Intercreditor Agreement.
ARTICLE II
The Credits
     SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, (i) each U.S. Revolving Credit Lender agrees, severally and not jointly, to make U.S. Revolving Loans to the U.S. Revolving Borrowers in Dollars, at any time and from time to time on or after the Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the U.S. Revolving Credit Commitment of such Lender in accordance with the terms hereof and in an aggregate principal amount at any time outstanding that will not result in (x) such Lender’s U.S. Revolving Credit Exposure exceeding its U.S. Revolving Credit Commitment or (y) the Aggregate U.S. Revolving Credit Exposure exceeding the Total U.S. Revolving Credit Commitments and (ii) each European Revolving Credit Lender agrees, severally and not jointly, to make European Revolving Loans to the European Borrowers in a Designated Foreign Currency, from time to time on or after the Closing Date, and until the earlier of the Revolving Credit Maturity Date

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and the termination of its European Revolving Credit Commitment in accordance with the terms hereof, in an aggregate principal amount that will not result in (x) such Lender’s European Revolving Credit Exposure exceeding its European Revolving Credit Commitment or (y) the Aggregate European Revolving Credit Exposure exceeding the Total European Revolving Credit Commitments. Within the limits set forth in clauses (i) and (ii) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.
     (b) Each Lender having an Incremental Term Loan Commitment (including a Tranche C Term Loan Commitment on the Second Restatement Date) or an Other Revolving Credit Commitment, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Assumption Agreement, to make Incremental Term Loans or Other Revolving Loans, in an aggregate principal amount, to the Borrowers and on the terms and conditions set forth in the applicable Incremental Assumption Agreement. Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.
     SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the applicable Class made by the Lenders ratably in accordance with their respective applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum (except, with respect to any Borrowing of Incremental Term Loans or Other Revolving Loans, to the extent otherwise provided in the related Incremental Assumption Agreement) or (ii) equal to the remaining available balance of the applicable Commitments.
     (b) Subject to Sections 2.02(f), 2.08, 2.15 and 2.22(f), (i) each Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable U.S. Borrower may request pursuant to Section 2.03 and (ii) each Borrowing denominated in a Designated Foreign Currency shall be comprised entirely of Eurocurrency Loans. Each Lender may at its option make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing that, if made, would result in more than 14 Eurocurrency Borrowings of the U.S. Borrowers in the aggregate and six Eurocurrency Borrowings of the European Borrowers in the aggregate being outstanding hereunder at any time (or in each such case such greater number of Eurocurrency Borrowings permitted by the Administrative Agent in its sole discretion). For purposes of the foregoing,

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Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
     (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency to such account as the Administrative Agent may designate not later than (i) 12:00 (noon), New York City time, in the case of a Eurocurrency Borrowing denominated in Dollars or an ABR Borrowing or (ii) 8:00 a.m., New York City time, in the case of any Borrowings denominated in a Designated Foreign Currency, and the Administrative Agent shall promptly credit the amounts so received to an account in the name of the applicable Borrower, designated by such Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.
     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of such Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the applicable currency (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
     (e) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.
     (f) If the applicable Issuing Bank shall not have received from the applicable Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the applicable L/C Disbursement and the Administrative Agent will promptly notify each applicable Revolving Credit Lender of such L/C

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Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent, an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement (it being understood that (i) if the conditions precedent to borrowing set forth in Sections 4.01(b) and (c) have been satisfied, such amount shall be deemed to constitute an ABR Revolving Loan (in the case of a U.S. L/C disbursement) or a Eurocurrency Revolving Loan with an Interest Period of one month (in the case of a European L/C Disbursement), as the case may be, of such Lender and, to the extent of such payment, the obligations of the applicable Borrower in respect of such L/C Disbursement shall be discharged and replaced with the resulting ABR Revolving Credit Borrowing or Eurocurrency Revolving Credit Borrowing, as applicable and (ii) if such conditions precedent to borrowing have not been satisfied, then any such amount paid by any Revolving Credit Lender shall not constitute a Loan and shall not relieve the applicable Borrower from its obligation to reimburse such L/C Disbursement), and the Administrative Agent will promptly pay to such Issuing Bank amounts so received by it from each Revolving Credit Lender. The fundings by the Revolving Credit Lenders pursuant to this paragraph shall be made on the dates, and prior to the times, that would be required for the funding of a Revolving Credit Borrowing were the Administrative Agent’s notice deemed to be a Borrowing notice pursuant to Section 2.03. The Administrative Agent will promptly pay to such Issuing Bank any amounts received by it from the applicable Borrowers pursuant to Section 2.22(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the applicable Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of such Issuing Bank at (i) in the case of such Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a) or (b), and (ii) in the case of such Lender, (x) for amounts denominated in Dollars, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate and (y) for amounts denominated in a Designated Foreign Currency, for the first such day, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in such Designated Foreign Currency (which determination shall be conclusive absent manifest error), and for each day thereafter, the Foreign Base Rate applicable to such Designated Foreign Currency.
     SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f) as to which this Section 2.03 shall not apply), a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing denominated in Dollars or an ABR Borrowing, not later than 12:00 (noon), New York City time, three Business Days before

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a proposed Borrowing and (b) in the case of a Eurocurrency Borrowing denominated in a Designated Foreign Currency, not later than 12:00 (noon), New York City time, four Business Days before a proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable (provided that a Borrowing Request for Tranche C Term Loans may be revocable to the extent expressly set forth in Amendment No. 6) and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a Borrowing of U.S. Term Loans, European Term Loans, Incremental Term Loans of any other Class, U.S. Revolving Loans, European Revolving Loans or Other Revolving Loans and whether such Borrowing is to be a Eurocurrency Borrowing or an ABR Borrowing (or, subject to limitations contained in the definition of the term “FBR”, a FBR Borrowing) (provided that, until the Administrative Agent shall have notified the Borrowers that the primary syndication of the Term Loans has been completed (which notice shall be given as promptly as practicable and, in any event, within 30 days after the Second Restatement Date), the Borrowers shall not be permitted to request a Eurocurrency Term Borrowing with an Interest Period in excess of one month); (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount and currency of such Borrowing; and (v) if such Borrowing is to be a Eurocurrency Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, (x) each requested Borrowing shall comply with the requirements set forth in Section 2.02 and (y) no Borrowing may be requested to be made on the same day that a prepayment under Section 2.12 of Loans of the same Class and Type the requested Borrowing is scheduled to be made. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be in the case of Borrowing denominated in Dollars, an ABR Borrowing, and (y) in the case of a Borrowing denominated in a Designated Foreign Currency, a Eurocurrency Borrowing. If no Interest Period with respect to any Eurocurrency Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
     SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The U.S. Term Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each applicable Lender the principal amount of the applicable Class of U.S. Term Loans of such Lender as provided in Section 2.11. The U.S. Revolving Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each U.S. Revolving Loan of such Lender on the Revolving Credit Maturity Date. The European Term Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each applicable Lender the principal amount of each European Term Loan of such Lender as provided in Section 2.11. The European Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each European Revolving Loan of such Lender on the Revolving Credit Maturity Date.

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     (b) Each Lender shall maintain, in accordance with its usual practice, an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class, Type and currency thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from any Borrower or any Guarantor and each Lender’s share thereof.
     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of any Borrower to repay the Loans in accordance with their terms.
     (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, each applicable Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and such Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.
     SECTION 2.05. Fees. (a) Each U.S. Revolving Borrower, jointly and severally, agrees to pay to each U.S. Revolving Credit Lender (other than a Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee in Dollars equal to 2.00% per annum on the daily unused amount of the U.S. Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). Each European Borrower, jointly and severally, agrees to pay to each European Revolving Credit Lender (other than a Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee in Euro equal to 2.00% per annum on the daily unused amount of the European Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the Revolving

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Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). The fees described in the preceding two sentences are collectively called the “Commitment Fees”. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.
     (b) Each Borrower agrees to pay to the Administrative Agent, for its own account and the accounts of its Affiliates referred to therein, the fees set forth in the Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).
     (c) Each U.S. Revolving Borrower agrees to pay to each U.S. Revolving Credit Lender (other than a Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the U.S. Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee in Dollars calculated on such Lender’s Pro Rata Percentage of the daily aggregate U.S. L/C Exposure (excluding the portion thereof attributable to unreimbursed U.S. L/C Disbursements) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which all U.S. Letters of Credit have been canceled or have expired and the U.S. Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Margin from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurocurrency Loans pursuant to Section 2.06. Each European Borrower agrees to pay to each European Revolving Credit Lender (other than a Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the European Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee calculated on such Lender’s Pro Rata Percentage of the daily aggregate European L/C Exposure (excluding the portion thereof attributable to unreimbursed European L/C Disbursements) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which all European Letters of Credit have been canceled or have expired and the European Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Margin from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurocurrency Loans pursuant to Section 2.06. The fees described in the preceding two sentences are collectively called the “L/C Participation Fees”. Each U.S. Revolving Borrower and European Borrower agrees to pay to each Issuing Bank for its own account, the fronting, issuing and drawing fees specified from time to time by such Issuing Bank (the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.
     (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the applicable

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Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.
     SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
     (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
     (c) Subject to the provisions of Section 2.07, the Loans comprising each FBR Borrowing shall bear interest (computed on the basis of the actual days elapsed over a year of 360 days, as the case may be) at a rate per annum equal to the Foreign Base Rate in effect for such Borrowing plus the Applicable Margin.
     (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Foreign Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
     (e) It is understood that the Adjusted LIBO Rate and the Applicable Margin with respect to the European Term Loans and the Tranche B Term Loans for any portion of any Interest Period or for any other period that occurs prior to the Second Restatement Effective Date shall, solely with respect to such portion of such Interest Period or such other period, be the Adjusted LIBO Rate and the Applicable Margin (without giving effect to Amendment No. 6), and thereafter the Adjusted LIBO Rate and the Applicable Margin as defined herein shall apply.
     SECTION 2.07. Default Interest. If any Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Loan Document, by acceleration or otherwise, until such defaulted amount shall have been paid in full, to the extent permitted by law, all overdue amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) with respect to all other overdue amounts, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360

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days at all other times) equal to the rate that would be applicable to a Daily Rate Tranche C Term Loan plus 2.00% per annum.
     SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing the Administrative Agent shall have determined that deposits in the applicable currency in the principal amounts of the Loans comprising such Borrowing are not generally available in the applicable interbank market, or that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to a majority in interest of the Lenders of the applicable Class of making or maintaining Eurocurrency Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the EURIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to each applicable Borrower and the applicable Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by a Borrower for a Eurocurrency Borrowing in the affected currency pursuant to Section 2.03 or 2.10 shall be deemed to be a request for a Daily Rate Borrowing in such currency. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.
     SECTION 2.09. Termination and Reduction of Commitments. (a) Any Incremental Term Loan Commitments shall terminate as provided in the related Incremental Assumption Agreement. The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date. The L/C Commitments shall automatically terminate on the earlier to occur of (i) the termination of the applicable Revolving Credit Commitments and (ii) the date 30 days prior to the Revolving Credit Maturity Date.
     (b) Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the applicable U.S. Borrowers or the applicable European Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments of any Class or the Revolving Credit Commitments extended to such Borrowers; provided, however, that (i) each partial reduction of any Term Loan Commitments or any Revolving Credit Commitments of any Class shall be in an integral multiple of the Borrowings Multiple and in a minimum amount equal to the Borrowing Minimum, (ii) the Total U.S. Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate U.S. Revolving Credit Exposure (without taking into account Letters of Credit that have been cash collateralized or backstopped in a manner reasonably satisfactory to the Administrative Agent) at the time and (iii) the Total European Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate European Revolving Credit Exposure (without taking into account Letters of Credit that have been cash collateralized or backstopped in a manner reasonably satisfactory to the Administrative Agent) at the time. Notwithstanding anything to the contrary contained in this Agreement, the applicable U.S. Borrowers and the applicable European Borrowers may rescind any

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notice of termination under this Section 2.09 if such termination would have resulted from a refinancing of all of the relevant Loans, which refinancing shall not be consummated or shall otherwise be delayed.
     (c) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments of a Class hereunder shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. The U.S. Borrowers or the European Borrowers, as applicable, shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, of any Revolving Credit Commitments, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.
     SECTION 2.10. Conversion and Continuation of Borrowings. The applicable Borrowers shall have the right at any time upon prior irrevocable written notice to the Administrative Agent (a) not later than 12:00 (noon), New York City Time, three Business Days prior to the day of conversion or continuation, to (x) convert any Eurocurrency Borrowing denominated in Dollars into an ABR Borrowing or to continue any Eurocurrency Borrowing denominated in Dollars as a Eurocurrency Borrowing for an additional Interest Period, (y) convert any ABR Borrowing into a Eurocurrency Borrowing or (z) convert the Interest Period with respect to any Eurocurrency Borrowing denominated in Dollars to another permissible Interest Period and (b) not later than 12:00 (noon), New York City time, four Business Days prior to conversion or continuation, to (A) continue any Eurocurrency Borrowing denominated in a Designated Foreign Currency as a Eurocurrency Borrowing for an additional Interest Period or (B) convert the Interest Period with respect to any Eurocurrency Borrowing denominated in a Designated Foreign Currency to another permissible Interest Period, subject in each case to the following:
     (i) until the Administrative Agent shall have notified the Borrowers that the primary syndication of the Tranche C Term Loans has been completed (which notice shall be given as promptly as practicable and, in any event, within 30 days after the Second Restatement Date), no Daily Rate Term Borrowing may be converted into a Eurocurrency Term Borrowing with an Interest Period in excess of one month;
     (ii) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;
     (iii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;
     (iv) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan

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of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; and accrued interest on any Eurocurrency Loan (or portion thereof) being converted shall be paid by the applicable Borrower at the time of conversion;
     (v) if any Eurocurrency Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the applicable Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;
     (vi) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurocurrency Borrowing;
     (vii) any portion of a Eurocurrency Borrowing that cannot be converted into or continued as a Eurocurrency Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into a Daily Rate Borrowing;
     (viii) no Interest Period may be selected for any Eurocurrency Term Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurocurrency Term Borrowings comprised of Term Loans or Other Term Loans, as applicable, with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the Daily Rate Term Borrowings comprised of Term Loans or Other Term Loans, as applicable, would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date; and
     (ix) upon notice to the Borrowers from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, (A) no outstanding Loan (except, and subject to clause (C), Loans comprising a Borrowing denominated in a Designated Foreign Currency) may be converted into, or continued as, a Eurocurrency Loan, (B) each outstanding Eurocurrency Borrowing denominated in Dollars shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing and (C) no Interest Period in excess of one month may be selected for any Borrowing denominated in a Designated Foreign Currency.
     Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the applicable Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurocurrency Borrowing or an ABR Borrowing or, to the extent required by Section 2.10(vii), an FBR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurocurrency Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such

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notice with respect to any conversion to or continuation as a Eurocurrency Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the applicable Lenders of any notice given pursuant to this Section 2.10 and of each such Lender’s portion of any converted or continued Borrowing. If the applicable Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), (i) in the case of a Borrowing denominated in Dollars, automatically be continued as an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Designated Foreign Currency, automatically be continued as a new Eurocurrency Borrowing with an Interest Period of one month.
     SECTION 2.11. Repayment of Term Borrowings. (a) (i) The U.S. Term Borrowers shall pay to the Administrative Agent, for the account of the Tranche B Term Lenders, on the last Business Day of each calendar quarter ending after the Restatement Date, (x) a principal amount of the Tranche B Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(f) and 2.23(d)) equal to 0.25% of the aggregate principal amount of the Tranche B Term Loans outstanding on the Restatement Date (commencing with the first full calendar quarter following the Restatement Date) and (y) if the Graham Packaging Closing Date occurs and for so long as Graham Packaging and its subsidiaries are Designated Excluded Subsidiaries, a principal amount of the Tranche B Term Loans equal to the Additional Tranche B Term Loan Amortization Amount (commencing with the first full calendar quarter following the Graham Packaging Closing Date), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
     (ii) The European Term Borrowers shall pay to the Administrative Agent, for the account of the European Term Lenders, on the last Business Day of each calendar quarter following the Restatement Date, (x) a principal amount of the European Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(f) and 2.23(d)) equal to 0.25% of the aggregate principal amount of the European Term Loans outstanding on the Restatement Date (commencing with the first full calendar quarter following the Restatement Date) and (y) if the Graham Packaging Closing Date occurs and for so long as Graham Packaging and its subsidiaries are Designated Excluded Subsidiaries, a principal amount of the European Term Loans equal to the Additional European Term Loan Amortization Amount (commencing with the first full calendar quarter following the Graham Packaging Closing Date), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
     (iii) The U.S. Term Borrowers shall pay to the Administrative Agent, for the account of the Tranche C Term Lenders, on the last Business Day of each calendar quarter ending after the Graham Packaging Closing Date, (x) a principal amount of the Tranche C Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(f) and 2.23(d)) equal to 0.25% of the aggregate principal

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amount of the Tranche C Term Loans outstanding on the Graham Packaging Closing Date (commencing with the first full calendar quarter following the Graham Packaging Closing Date) and (y) if the Graham Packaging Closing Date occurs and for so long as Graham Packaging and its subsidiaries are Designated Excluded Subsidiaries, a principal amount of the Tranche C Term Loans equal to the Additional Tranche C Term Loan Amortization Amount (commencing with the first full calendar quarter following the Graham Packaging Closing Date), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
     (iv) Except with respect to the Term Loans described in the preceding clauses of this Section 2.11(a), the applicable Term Borrower or Term Borrowers shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.12 and 2.13(f)) equal to the amount set forth for such date in the applicable Incremental Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
     (b) To the extent not previously paid, all Term Loans and Other Term Loans shall be due and payable on the European Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Tranche C Term Loan Maturity Date or the Incremental Term Loan Maturity Date, as the case may be, applicable to such Class of Term Loans or Other Term Loans, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.
     (c) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.
     SECTION 2.12. Voluntary Prepayment. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, (i) upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent, not later than 12:00 (noon), New York City time, in the case of Eurocurrency Loans denominated in Dollars and in the case of ABR Loans, or (ii) written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Administrative Agent, at least four Business Days prior to the date of prepayment in the case of Eurocurrency Loans denominated in a Designated Foreign Currency, to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that (i) each partial prepayment shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and (ii) at the applicable Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 2.12(a), such prepayment may not, so long as no Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender.

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     (b) Notwithstanding anything to the contrary contained in this Section 2.12 or any other provision of this Agreement and without otherwise limiting the rights in respect of prepayments of the Loans, so long as no Default or Event of Default has occurred and is continuing, Holdings, any Borrower or any of their Subsidiaries (each, a “Repurchaser”) may repurchase outstanding Term Loans pursuant to this Section 2.12 on the following basis:
     (i) The Repurchaser may conduct one or more auctions (each, an “Auction”) to repurchase all or any portion of the Term Loans of any Class by providing written notice to the Administrative Agent (for distribution to the Term Lenders of the related Class) identifying the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (x) the total cash value of the bid, in a minimum amount of $10,000,000 or €10,000,000, as the case may be, with minimum increments of $1,000,000 or €1,000,000, as the case may be (the “Auction Amount”) and (y) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans at issue that represents the range of purchase prices that could be paid in the Auction;
     (ii) In connection with any Auction, each Term Lender of the related Class may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (x) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (y) a principal amount of Term Loans which must be in increments of $1,000,000 or €1,000,000, as the case may be, or in an amount equal to the Term Lender’s entire remaining amount of such Term Loans (the “Reply Amount”). Term Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, the participating Term Lender must execute and deliver, to be held in escrow by the Administrative Agent, an Assignment and Acceptance in a form reasonably acceptable to the Administrative Agent;
     (iii) Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Repurchaser, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount for which the Repurchaser can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Repurchaser to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Repurchaser shall either, at its election, (x) withdraw the Auction or (y) complete the Auction at an Applicable Discount equal to the highest Reply Discount. The Repurchaser shall purchase Term Loans subject to such Auctions (or the respective portions thereof) from each applicable Term Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided, further, that if the

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aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Repurchaser shall purchase such Term Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent). Each participating Term Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due;
     (iv) Once initiated by an Auction Notice, the Repurchaser may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Term Lender of a Qualifying Bid, such Term Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount;
     (v) With respect to all repurchases made by the Repurchaser pursuant to this Section 2.12(b), such repurchases shall be deemed to be voluntary prepayments pursuant to this Section 2.12 in an amount equal to the aggregate principal amount of such Term Loans; provided that such repurchases shall not be subject to the provisions of Section 2.12(a), Section 2.17 and Section 2.18; and
     (vi) The repurchases by the Repurchaser of Term Loans pursuant to this Section 2.12(b) shall be subject to the following conditions: (u) the Auction is open to all Term Lenders of the applicable Class on a pro rata basis, (v) no Default or Event of Default has occurred or is continuing or would result therefrom, (w) the Repurchaser shall at the time of such repurchase affirm that it is not in possession of any material non-public information that (A) has not been disclosed to the Lenders (other than Lenders that do not wish to receive material non-public information with respect to Holdings or any of the Subsidiaries) or has not otherwise been disseminated in a manner making it available to investors generally and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, Holdings or any of the Subsidiaries or their respective securities, (x) any Term Loans repurchased pursuant to this Section 2.12(b) shall be automatically and permanently canceled upon acquisition thereof by the Repurchaser, (y) the Repurchaser shall not use the proceeds of Revolving Loans (including Incremental Revolving Loans) to acquire such Term Loans and (z) at the time of (and calculated on a pro forma basis after giving effect to) any such repurchase, the Aggregate Revolving Credit Exposure (excluding any outstanding L/C Exposure) shall not exceed unrestricted cash and cash equivalents on hand of Holdings and the Subsidiaries.
     (c) Voluntary prepayments of Term Loans pursuant to Section 2.12(a) shall be allocated among the Classes of Term Loans as specified by the applicable Term Borrower or Term Borrowers and shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans of any such Class under Section 2.11 as specified by the applicable Term Borrower or Term Borrowers.

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     (d) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable (provided that such notice may be conditioned on receiving the proceeds of any refinancing) and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, that if such prepayment is for all of the then outstanding Loans of a Class, then the applicable Borrower may revoke such notice and/or extend the prepayment date by not more than five Business Days; provided further, however, that the provisions of Section 2.16 shall apply with respect to any such revocation or extension. All prepayments under Section 2.12(a) shall be subject to Sections 2.12(e), 2.12 (f) and 2.16, but shall otherwise be without premium or penalty. All prepayments under Section 2.12(a) (other than prepayments of Daily Rate Revolving Loans that are not made in connection with the termination or permanent reduction of the applicable Revolving Credit Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
     (e) If, prior to the first anniversary of the Second Restatement Date, (i) all or any portion of the European Term Loans or the Tranche B Term Loans are prepaid out of the proceeds of a substantially concurrent issuance or incurrence of Indebtedness or (ii) a European Term Lender or a Tranche B Term Lender must assign its European Term Loans or Tranche B Term Loans, as the case may be, pursuant to Section 2.21, in each case as a result of its failure to consent to an amendment that would reduce any of the interest rate margins (or other pricing-related terms) then in effect with respect to such European Term Loans or Tranche B Term Loans, as the case may be, then in each case the aggregate principal amount so prepaid or assigned will be subject to a fee payable by the European Term Borrowers, in the case of European Term Loans, or the U.S. Term Borrowers, in the case of Tranche B Term Loans, in each case equal to 1.0% of the principal amount thereof; provided that this Section 2.12(e) shall not apply to any prepayment of the Term Loans upon the occurrence of a Change in Control.
     (f) If, prior to the second anniversary of the Second Restatement Date, (i) all or any portion of the Tranche C Term Loans are prepaid out of the proceeds of a substantially concurrent issuance or incurrence of Indebtedness or (ii) a Tranche C Term Lender must assign its Tranche C Term Loans pursuant to Section 2.21 as a result of its failure to consent to an amendment that would reduce any of the interest rate margins (or other pricing-related terms) then in effect with respect to such Tranche C Term Loans, then in each case the aggregate principal amount so prepaid or assigned will be subject to a fee payable by U.S. Term Borrowers equal to 1.0% of the principal amount thereof; provided that this Section 2.12(f) shall not apply to any prepayment of the Term Loans upon the occurrence of a Change in Control.
     SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments of a Class, the applicable Borrowers shall, on the date of such termination, repay or prepay all their outstanding Revolving Credit Borrowings and replace or cause to be canceled (or cash collateralize or backstop

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pursuant to arrangements satisfactory to the Administrative Agent and each applicable Issuing Bank) all outstanding Letters of Credit issued by each such Issuing Bank. If, after giving effect to any partial reduction of the Revolving Credit Commitments of a Class or at any other time, the Aggregate U.S. Revolving Credit Exposure or Aggregate European Revolving Credit Exposure, as applicable, would exceed the Total U.S. Revolving Credit Commitment or Total European Revolving Credit Commitment, as applicable, then the U.S. Borrowers or European Borrowers, as applicable, shall, on the date of such reduction or at such other time, repay or prepay Revolving Credit Borrowings of such Class and, after the Revolving Credit Borrowings of such Class shall have been repaid or prepaid in full, replace or cause to be canceled (or cash collateralize or backstop pursuant to arrangements satisfactory to the Administrative Agent and such Issuing Bank) Letters of Credit issued by each such Issuing Bank in an amount sufficient to eliminate such excess.
     (b) Not later than the third Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale, the Borrowers shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(f); provided that (i) no such prepayment will be required until the Net Cash Proceeds in respect of Asset Sales received from and after the time of the immediately preceding prepayment under this clause (b) (or if no such prepayments have yet occurred, from the Closing Date) exceeds €20,000,000 and (ii) with respect to the Net Cash Proceeds of any Asset Sale, the Borrowers may use a portion of such Net Proceeds to prepay or repurchase Senior Secured Notes with Liens on the Collateral ranking pari passu with the Liens securing the Bank Obligations to the extent any applicable Senior Secured Note Indenture requires the Borrowers to prepay or make an offer to purchase such Senior Secured Notes with the proceeds of such Asset Sale, in each case in an amount not to exceed the product of (1) the amount of such Net Proceeds and (2) a fraction, the numerator of which is the outstanding principal amount of the Senior Secured Notes with a Lien on the Collateral ranking pari passu with the Liens securing the Bank Obligations and with respect to which such a requirement to prepay or make an offer to purchase exists and the denominator of which is the sum of the outstanding principal amount of such Senior Secured Notes and the outstanding principal amount of Term Loans.
     (c) No later than the earlier of (i) 90 days after the end of each fiscal year of Holdings, commencing with the fiscal year ending on December 31, 2011, and (ii) the date that is 10 days following the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrowers shall prepay outstanding Term Loans in accordance with Section 2.13(f) in an aggregate principal amount equal to (A) (x) if the Senior Secured Leverage Ratio at the end of such period shall have been greater than 2.25 to 1.0, 50% of Excess Cash Flow for the fiscal year then ended and (y) if the Senior Secured Leverage Ratio at the end of such period shall have been less than or equal to 2.25 to 1.0, 25% of Excess Cash Flow for the fiscal year then ended, in each case minus (B) Voluntary Prepayments and prepayments of Revolving Loans under Section 2.12(a) during such fiscal year but only to the extent that the Indebtedness so prepaid by its terms cannot be

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reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness.
     (d) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than any cash proceeds from Indebtedness permitted by Section 6.01), the Borrowers shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(f).
     (e) [Reserved].
     (f) Mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated pro rata to each Class of Term Loans and applied in direct order of maturity against the remaining scheduled installments of principal due during the next 12 months and then pro rata against the remaining scheduled installments of principal due, in each case in respect of each Class of Term Loans under clauses (i), (ii), (iii) and (iv) of Section 2.11(a).
     (g) Each applicable Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of such Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) at least four Business Days prior irrevocable written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Class and Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Sections 2.13(f) and 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
     SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or any Issuing Bank (except any such reserve or mandatory cost requirement which is reflected in the Adjusted LIBO Rate or EURIBO Rate, as applicable) or shall impose on such Lender or such Issuing Bank or the applicable interbank market any other condition (including, in each case, the imposition of Taxes other than Taxes (i) imposed on any payment made pursuant to this Agreement, (ii) measured by net income or profits, franchise, branch profits or similar Taxes or (iii) arising under FATCA, including any regulations or official interpretations thereof) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any Eurocurrency Loan or increase the cost to any Lender or

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any Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the U.S. Borrowers or the European Borrowers, as applicable, will pay to such Lender or such Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
     (b) If any Lender or any Issuing Bank shall have reasonably determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material, then from time to time the U.S. Borrowers or European Borrowers, as applicable, shall pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
     (c) If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to paragraph (a) or (b) above, it shall provide prompt notice thereof to the applicable Borrower, through the Administrative Agent, certifying (i) that one of the events described in paragraph (a) or (b) has occurred and describing in reasonable detail the nature of such event, (ii) as to the increased cost or reduced amount resulting from such event and (iii) as to the additional amount demanded by such Lender or Issuing Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate shall be conclusive absent manifest error. The applicable Borrower or Borrowers shall pay such Lender or such Issuing Bank the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.
     (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that no Borrower shall be under any obligation to compensate any Lender or any Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender or such Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of

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the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender and each Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
     SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan, then, by written notice to the applicable Borrowers and to the Administrative Agent:
     (i) such Lender may declare that Eurocurrency Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and Daily Rate Loans will not thereafter (for such duration) be converted into Eurocurrency Loans, whereupon any request for a Eurocurrency Borrowing (or to convert a Daily Rate Borrowing to a Eurocurrency Borrowing or to continue a Eurocurrency Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for a Daily Rate Loan (or a request to continue a Daily Rate Loan as such for an additional Interest Period or to convert a Eurocurrency Loan into a Daily Rate Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and
     (ii) such Lender may require that all outstanding Eurocurrency Loans made by it be converted to Daily Rate Loans, in which event all such Eurocurrency Loans shall be automatically converted to Daily Rate Loans as of the effective date of such notice as provided in paragraph (b) below.
In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans of such Lender shall instead be applied to repay the Daily Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans.
     (b) For purposes of this Section 2.15, a notice to the applicable Borrowers by any Lender shall be effective as to each Eurocurrency Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by such Borrowers.
     SECTION 2.16. Breakage. The applicable Borrowers shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of

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its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurocurrency Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurocurrency Loan to a Daily Rate Loan, or the conversion of the Interest Period with respect to any Eurocurrency Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurocurrency Loan to be made by such Lender (including any Eurocurrency Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the applicable Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment of Eurocurrency Loans after a Borrower has given notice thereof in accordance with the provisions of this Agreement. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurocurrency Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender (as reasonably determined by such Lender) in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A reasonably detailed certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the applicable Borrowers and shall be conclusive absent manifest error.
     SECTION 2.17. Pro Rata Treatment. Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, and except for prepayments of Term Loans made in accordance with Section 2.12(b) and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar or Designated Foreign Currency amount.
     SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be

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proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement (including prepayments received pursuant to Section 2.12(b)) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrowers and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by any Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.
     SECTION 2.19. Payments. (a) The Borrowers shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document (i) with respect to any Eurocurrency Borrowings denominated in Dollars or ABR Borrowings not later than 12:00 (noon), New York City time and (ii) with respect to any Eurocurrency Borrowings denominated in any Designated Foreign Currency or FBR Borrowings, not later than 8:00 a.m., New York City time, on the date when due in immediately available funds, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the applicable Issuing Bank) shall be made to the Administrative Agent at its offices at: in the case of the Administrative Agent, Eleven Madison Avenue, New York, NY 10010. All payments received by the Administrative Agent after (i) 12:00 (noon), New York City time, with respect to Eurocurrency Borrowings denominated in Dollars or ABR Borrowings, or (ii) 8:00 a.m., New York City time, with respect to Eurocurrency Borrowings denominated in any Designated Foreign Currency or FBR Borrowings, shall be deemed received on the next Business Day (in the Administrative Agent’s sole discretion) and any applicable interest shall continue to accrue. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.
     (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts)

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hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.
     (c) The obligations of the U.S. Term Borrowers hereunder and under the other Loan Documents shall be joint and several. The obligations of the U.S. Revolving Borrowers hereunder and under the other Loan Documents shall be joint and several. The obligations of (i) the European Term Borrowers hereunder and under the other Loan Documents shall be joint and several and (ii) the European Borrowers hereunder and under the other Loan Documents shall be joint and several, except in each case that the Austrian Borrower shall not be jointly and severally liable for the obligations of any other Borrower until such time as the Austrian Borrower can agree to be bound by an obligation to be jointly and severally liable without breaching any applicable law or exposing its directors to personal liability.
     (d) Any payment made under or in connection with a Loan Document shall be made from and to an account outside of Austria.
     SECTION 2.20. Taxes. (a) Except as required by law (as modified by the practice then in effect of any Governmental Authority), any and all payments by or on account of any obligation of a Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without withholding or deduction for any Taxes; provided that if any Borrower or any other Loan Party shall be required by law to withhold or deduct any Taxes from such payments, then (i) such Borrower or such other Loan Party shall make such withholdings or deductions, (ii) such Borrower or such other Loan Party shall pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Taxes are Indemnified Taxes, the amount payable by the applicable Borrower or any Loan Party shall be increased as necessary so that, net of all required withholdings and deductions for Indemnified Taxes (including withholdings and deductions applicable to additional amounts payable under this Section 2.20), the applicable Recipient receives the amount it would have received had no such withholdings or deductions, as the case may be, been made.
     (b) In addition, the applicable Borrower or any Loan Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) The Borrowers and any Loan Party shall, jointly and severally, indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the applicable Recipient on or with respect to any payment by or on account of any obligation of any Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or

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with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability delivered to the Borrowers by a Recipient on behalf of itself or another Recipient shall be conclusive absent manifest error.
     (d) As soon as practicable after any payment of Indemnified Taxes by any Borrower or any other Loan Party to a Governmental Authority, such Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Each Recipient shall deliver to any Borrower or any other Loan Party (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such other Loan Party or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law, if any, as will (i) permit payments hereunder or under any other Loan Document to be made without, or at a reduced rate of, withholding Tax or (ii) enable such Borrower, such other Loan Party or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements, but only, in each case, if such Recipient is legally entitled to do so.
     (f) Notwithstanding anything to the contrary in this Section 2.20, in the case of any withholding Tax, the completion, execution and submission of such documentation shall not be required if, in the Recipient’s judgment, such completion, execution or submission would subject such Recipient to any material, unreimbursed out-of-pocket cost or expense or would materially prejudice the legal or commercial position of such Recipient; provided, however, that this Section 2.20(f) shall not apply to documentation described in Section 2.20(g)(i)-(v).
     (g) Without limiting the generality of the foregoing hereunder or the provisions of any other Loan Document, each U.S. Recipient shall deliver to the U.S. Borrowers and Administrative Agent two copies (or such other number of copies as shall be requested by the recipient) on or prior to the date on which such Person becomes a U.S. Recipient, as the case may be, under this Agreement (and from time to time thereafter when a previously provided form becomes obsolete or invalid, but only if such Person is legally entitled to do so), of whichever of the following is applicable:
     (i) in the case of a U.S. Recipient claiming the benefits of an income tax treaty to which the United States of America is a party, (A) with respect to payments of interest under this Agreement or any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (B) with respect to all other payments under this Agreement or any Loan Document, IRS

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Form W-8BEN establishing an exemption from U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
     (ii) in the case of a U.S. Recipient for whom payments under this Agreement or any Loan Document constitute income that is effectively connected with such U.S. Recipient’s conduct of a trade or business in the United States, duly completed copies of IRS Form W-8ECI and, in the case of the Administrative Agent, also deliver two duly completed copies of IRS Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the U.S. Borrowers to be treated as a U.S. person with respect to such payments (and the U.S. Borrowers and Administrative Agent agree to so treat the Administrative Agent as a U.S. person with respect to such payments), with the effect that the U.S. Borrowers can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States,
     (iii) in the case of a U.S. Recipient claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such U.S. Recipient is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code or (D) conducting a trade or business in the United States with which the relevant interest payments are effectively connected and (y) duly completed copies of IRS Form W-8BEN,
     (iv) in the case of a U.S. Recipient that is a U.S. person within the meaning of section 7701(a)(30) of the Code, duly completed copies of Internal Revenue Service Form W-9;
     (v) to the extent a U.S. Recipient is not a U.S. person within the meaning of section 7701(a)(30) of the Code and is not the beneficial owner of payments made under this Agreement or any Loan Document (for example, where such U.S. Recipient is a non-U.S. partnership), (A) an IRS Form W-8IMY on behalf of itself and (B) the relevant forms prescribed in clauses (i), (ii), (iii), (iv) and (vi) of this Section 2.20(e) that would be required of each such beneficial owner if such beneficial owner were a U.S. Recipient; or
     (vi) any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the U.S. Borrowers or the Administrative Agent to determine the amount of withholding or deduction, if any, required to be made.
     (h) If any Recipient determines, in its sole discretion, that it has received a refund of any Indemnified Taxes (including, for purposes of this Section 2.20(h),

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Taxes indemnified pursuant to Section 2.14) as to which it has been indemnified by any Borrower or any other Loan Party or with respect to which any Borrower or any other Loan Party has paid additional amounts pursuant to Section 2.14 or this Section 2.20, as applicable, it shall pay to such Borrower or such other Loan Party, as applicable, an amount equal to such refund (but only to the extent of indemnity payments made, or such additional amounts paid, by any Borrower or any other Loan Party under Sections 2.14 or 2.20, as applicable, with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to the amount of such refund as corresponds to the Indemnified Taxes giving rise to such refund), provided that such Borrower or such other Loan Party, upon the request of such Recipient, agrees to repay the amount paid over to such Borrower or such other Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.
     (i) The Lenders and Issuing Banks (including any successors or assigns thereof) shall severally indemnify the Administrative Agent for the full amount of any Excluded Taxes payable by the Administrative Agent with respect to this Agreement, any Loan Document or any payment by any Borrower or any other Loan Party under this Agreement and any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly imposed by the relevant Governmental Authority, except to the extent that any such amount or payment is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent. The indemnity under this paragraph (i) shall be paid within 30 days after the Administrative Agent delivers to the applicable Lender or Issuing Bank a certificate stating the amount of Excluded Taxes so payable by the Administrative Agent. Such certificate shall be conclusive of the amount so payable absent manifest error.
     (j) Notwithstanding anything to the contrary contained herein or in any Loan Document, if any Lender assigns, participates or transfers any of its rights or obligations under this Agreement pursuant to Section 9.04 or any Lender changes its lending branch, neither the Borrowers nor any other Loan Party shall make any greater payments pursuant to this Section 2.20, as a consequence of such assignment, participation, transfer or change, than would have been payable in the absence of such assignment, participation, transfer or change; provided that this Section 2.20(j) shall not apply to changes made pursuant to Section 2.21(a).
     (k) If a payment made to a Recipient would be subject to U.S. Federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver

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to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this Section 2.20(k), FATCA shall include any regulations or official interpretations thereof.
     SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or any Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15, (iii) any Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank pursuant to Section 2.20, (iv) any Lender refuses to consent to (x) any Loan Modification Offer or (y) any other amendment, waiver or other modification of any Loan Document requested by the Borrowers that, in the case of clause (y), requires the consent of a greater percentage of Lenders than the Required Lenders (or, in the case of an amendment, waiver or other modification described in clause (B) of the second proviso to Section 9.08(b), greater than a majority in interest of the affected Class of Lenders) and such Loan Modification Offer or other amendment, waiver or modification is consented to by the Required Lenders (or, in the case of a Loan Modification Offer or any amendment, waiver or modification described in clause (B) of the second proviso to Section 9.08(b), a majority in interest of the affected Class) or (v) any Lender becomes a Defaulting Lender then, in each case, the Borrowers may, at their sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or such Issuing Bank, as the case may be, and the Administrative Agent, require such Lender or such Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) or (v) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification or in respect of which such Lender is a Defaulting Lender) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the U.S. Borrowers or the European Borrowers, as applicable, shall have received the prior written consent of the Administrative Agent (and, if any Revolving Credit Commitment is being assigned, of each applicable Issuing Bank), which consents shall not be unreasonably withheld or delayed and (z) the U.S. Borrowers or the European Borrowers, as applicable, or such assignee shall have paid to the affected Lender or the affected Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of

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the applicable Class of such Lender or such Issuing Bank, respectively, plus (except, in the case of a Defaulting Lender, any Fees not required to be paid to such Defaulting Lender pursuant to the express provisions of this Agreement) all Fees and other amounts accrued for the account of such Lender or such Issuing Bank hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or such Issuing Bank’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or such Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or such Issuing Bank pursuant to paragraph (b) below), or if such Lender or such Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification or shall cease to be a Defaulting Lender, as the case may be, then such Lender or such Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender and each Issuing Bank hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender or such Issuing Bank, as the case may be, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s or such Issuing Bank’s interests hereunder in the circumstances contemplated by this Section 2.21(a).
     (b) If (i) any Lender or any Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15 or (iii) any Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank, pursuant to Section 2.20, then such Lender or such Issuing Bank shall use reasonable efforts (which shall not require such Lender or such Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrowers or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or Affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any Issuing Bank in connection with any such filing or assignment, delegation and transfer.
     SECTION 2.22. Letters of Credit and Bank Guarantees. (a) General. Any Borrower may request the issuance of a Letter of Credit for its own account or for the

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account of any Wholly Owned Subsidiary of Holdings (in which case the applicable Borrower and such Wholly Owned Subsidiary shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time while the L/C Commitments of the applicable Class remain in effect as set forth in Section 2.09(a). Any U.S. Letter of Credit shall be denominated in Dollars, and any European Letter of Credit shall be denominated in a Designated Foreign Currency. This Section shall not be construed to impose any obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement. Notwithstanding anything to the contrary contained in this Section 2.22 or elsewhere in this Agreement, (i) in the event that a Revolving Credit Lender of a Class is a Defaulting Lender, no Issuing Bank shall be required to issue any Letter of Credit with respect to such Class unless such Issuing Bank has entered into arrangements reasonably satisfactory to it and the applicable Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit of such Class by all such Defaulting Lenders, including by cash collateralizing each such Defaulting Lender’s Pro Rata Percentage of the applicable L/C Exposure and (ii) Bank Guarantees shall only be available under the European Revolving Credit Commitments and shall be issued, renewed, extended or amended with such terms and provisions as are of the type, and subject to such conditions, as are, in each case, customary for bank guarantees issued by banks outside the United States.
     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the applicable Borrower shall hand deliver or fax to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) in the case of any U.S. Letter of Credit, (x) the U.S. L/C Exposure shall not exceed $100,000,000 and (y) the Aggregate U.S. Revolving Credit Exposure shall not exceed the Total U.S. Revolving Credit Commitment and (ii) in the case of any European Letter of Credit, (x) the European L/C Exposure shall not exceed €70,000,000 and (y) the Aggregate European Revolving Credit Exposure shall not exceed the Total European Revolving Credit Commitment.
     (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit

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Maturity Date, except to the extent cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the relevant Issuing Bank at the time of issuance or renewal thereof, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the applicable Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date, except to the extent cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the relevant Issuing Bank at the time of issuance or renewal thereof) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.
     (d) Participations. By the issuance of a U.S. Letter of Credit and without any further action on the part of the applicable Issuing Bank or the U.S. Revolving Credit Lenders, such Issuing Bank hereby grants to each U.S. Revolving Credit Lender, and each such U.S. Revolving Credit Lender hereby acquires from such Issuing Bank, a participation in such U.S. Letter of Credit, payable in Dollars, equal to its applicable Pro Rata Percentage of the aggregate amount available to be drawn under such U.S. Letter of Credit, effective upon the issuance of such U.S. Letter of Credit. By the issuance of a European Letter of Credit and without any further action on the part of the applicable Issuing Bank or the European Revolving Credit Lenders, such Issuing Bank hereby grants to each such European Revolving Credit Lender, and each European Revolving Credit Lender hereby acquires from such Issuing Bank, a participation in such European Letter of Credit, payable in Euro, equal to its applicable Pro Rata Percentage of the aggregate amount available to be drawn under such European Letter of Credit, effective upon the issuance of such European Letter of Credit. In consideration and in furtherance of the foregoing, each U.S. Revolving Credit Lender and European Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Pro Rata Percentage of each U.S. L/C Disbursement or European L/C Disbursement, as applicable, made by such Issuing Bank and not reimbursed by the applicable Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit of the applicable Class is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     (e) Reimbursement. If any Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than the

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Business Day after such Borrower shall have received notice from such Issuing Bank that payment of such draft will be made.
     (f) Obligations Absolute. Each Borrower’s obligation to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:
     (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;
     (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;
     (iii) the existence of any claim, setoff, defense or other right that such Borrower, any other party guaranteeing, or otherwise obligated with, such Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the applicable Issuing Bank, Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;
     (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
     (v) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and
     (vi) any other act or omission to act or delay of any kind of the applicable Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of such Borrower’s obligations hereunder.
     Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrowers hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the applicable Issuing Bank. However, the foregoing shall not be construed to excuse such Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is further understood and agreed that the applicable Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to

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the contrary and, in making any payment under any Letter of Credit issued by such Issuing Bank (i) such Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of such Issuing Bank.
     (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the applicable Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement.
     (h) Interim Interest. If any Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit issued by such Issuing Bank, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by such Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were a Daily Rate Revolving Loan.
     (i) Resignation or Removal of an Issuing Bank. Any Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrowers, and may be removed at any time by the Borrowers by notice to such Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of such retiring Issuing Bank. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.05(c). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrowers and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender

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shall have all the rights and obligations of such previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.
     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrowers shall on the Business Day they receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Administrative Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date; provided that the obligation to deposit such cash will become effective immediately, and such deposit will become immediately payable in immediately available funds, without demand or notice of any kind, upon the occurrence of an Event of Default described in Article VII(g) or Article VII(h). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Bank Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the applicable Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Bank Obligations. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.
     (k) Additional Issuing Banks. The Borrowers may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement, subject to reporting requirements reasonably satisfactory to the Administrative

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Agent with respect to issuances, amendments, extensions and terminations of Letters of Credit by such additional issuing bank. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.
     SECTION 2.23. Incremental Term Loans and Incremental Revolving Credit Commitments. (a) Any Borrower may, by written notice to the Administrative Agent, on one or more occasions during the term of this Agreement request Incremental Term Loan Commitments or Incremental Revolving Credit Commitments, as applicable, in an aggregate amount not to exceed the Incremental Facility Amount in effect at such time from one or more Incremental Term Lenders and/or Incremental Revolving Credit Lenders, all of which must be Eligible Assignees. Such notice shall set forth (i) the identity of the Borrower or Borrowers to which the Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments shall be extended, (ii) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments being requested (which shall be in a minimum increment equal to the Borrowing Multiple and a minimum amount of the Borrowing Minimum or equal to the remaining Incremental Amount), (iii) if the Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments are to be provided in a Designated Foreign Currency, the applicable currency, (iv) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice unless otherwise agreed to by the Administrative Agent), (v) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are commitments to make additional U.S. Term Loans of any Class, commitments to make additional European Term Loans or commitments to make term loans with terms different from the Term Loans (“Other Term Loans”), and (vi) in the case of Incremental Revolving Credit Commitments, whether such Incremental Revolving Credit Commitments are U.S. Revolving Credit Commitments, European Revolving Credit Commitments or commitments to make Revolving Loans on terms, to Borrowers or in currencies different from the U.S. Revolving Loans and the European Revolving Loans (“Other Revolving Loans”, and such commitments, “Other Revolving Credit Commitments”).
     (b) The applicable Borrower or Borrowers may seek Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders who will become Incremental Term Lenders and/or Incremental Revolving Credit Lenders, as applicable, in connection therewith. The applicable Borrower or Borrowers and each Incremental Term Lender and/or Incremental Revolving Credit Lenders, as applicable, shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment and/or the Incremental Revolving Credit Commitment of such

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Person. The terms and provisions of (x) the Incremental Term Loans shall be identical to those of the Term Loans of the applicable Class and (y) Incremental Revolving Credit Commitments shall be identical to those of the Revolving Credit Commitments of the applicable Class, in each case except as otherwise set forth herein or in the Incremental Assumption Agreement. Without the prior written consent of the Required Lenders, (i) (A) the final maturity date of any Other Term Loans shall be no earlier than the Latest Term Loan Maturity Date in effect at the time the Incremental Term Loan Commitments with respect to such Other Term Loans become effective and (B) the final maturity date of any Other Revolving Loans shall be no earlier than the Revolving Credit Maturity Date with respect to any Class of Revolving Loans, (ii) the average life to maturity of the Other Term Loans shall be no shorter than the average life to maturity of any other Class of Term Loans, (iii) if the initial yield on such Other Term Loans (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the Adjusted LIBO Rate on such Other Term Loans (which shall be increased by the amount that any “LIBOR floor” applicable to such Other Term Loans on the date such Other Term Loans are made would exceed the Adjusted LIBO Rate (without giving effect to clause (a) in the definition thereof) that would be in effect for a three-month Interest Period commencing on such date) and (y) if such Other Term Loans are initially made at a discount or the Lenders making the same receive a fee directly or indirectly from Holdings or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Other Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (x) the average life to maturity of such Other Term Loans and (y) four) exceeds by more than 50 basis points the sum of (A) the margin then in effect for Eurocurrency Term Loans of any Class (which, with respect to the Term Loans of any such Class, shall be the sum of the Applicable Margin then in effect for such Eurocurrency Term Loans of such Class increased by the amount that any “LIBOR floor” applicable to such Eurocurrency Term Loans of such Class on the date such Other Term Loans are made would exceed the Adjusted LIBO Rate (without giving effect to clause (a) in the definition thereof) that would be in effect for a three-month Interest Period commencing on such date) plus (B) the amount of OID initially paid in respect of the Term Loans of such Class divided by the lesser of (x) the average life to maturity of the Term Loans of such Class as in effect at the time such Term Loans were made as determined by the Administrative Agent in its sole discretion and (y) four (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Margin then in effect for each such affected Class of Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Other Term Loans, and (iv) the Applicable Margin with respect to any Incremental Revolving Loans shall be equal to the Applicable Margin for the existing Revolving Loans; provided that the Applicable Margin of the existing Revolving Loans may be increased to equal the Applicable Margin for such Incremental Revolving Loans to satisfy the requirements of this clause (iv). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this

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Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and/or Incremental Revolving Credit Commitment and the Incremental Term Loans and/or Incremental Revolving Loans evidenced thereby, and the Administrative Agent and the Borrowers may revise this Agreement to evidence such amendments.
     (c) Notwithstanding the foregoing, without the consent of the Required Lenders, no Incremental Term Loan Commitment or Incremental Revolving Credit Commitment shall become effective under this Section 2.23 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the applicable Borrower or Borrowers; provided, that to the extent the proceeds of any Incremental Term Loan Commitment or Incremental Revolving Credit Commitment will be used to consummate a Permitted Acquisition, to the extent agreed to by the applicable Incremental Term Lenders and/or Incremental Revolving Credit Lenders, the representations and warranties referred to in Section 4.01(b) may be limited to representations and warranties consistent with the Specified Representations (as defined in Amendment No. 6) for purposes of this clause (i), (ii) except as otherwise specified in the applicable Incremental Assumption Agreement, the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders and/or Incremental Revolving Credit Lenders) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.02 of the Original Credit Agreement (or, if the proceeds of any Incremental Term Loan Commitment or Incremental Revolving Credit Commitment will be used to consummate a Permitted Acquisition, Section 4 of Amendment No. 6), (iii) the Administrative Agent shall have received from the applicable Borrower or Borrowers all fees and other amounts due and payable in respect of the Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by such Borrower or Borrowers hereunder or under any other Loan Document and (iv) Holdings shall be in Pro Forma Compliance after giving effect to such Incremental Term Loan Commitment and/or Incremental Revolving Credit Commitment and the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date.
     (d) Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the applicable Borrower or Borrowers, take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis and (ii) all Revolving Loans in respect of Incremental Revolving Credit Commitments (other than Other Revolving Loans), when originally made, are included in each Borrowing of outstanding Revolving Loans of the applicable Class on a pro rata basis. With respect to Incremental Term Loans, this may be accomplished by converting each

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outstanding Eurocurrency Term Borrowing into an ABR Term Borrowing on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each outstanding Eurocurrency Term Borrowing of the applicable Class on a pro rata basis. With respect to Incremental Revolving Commitments, this may be accomplished by (i) requiring the outstanding Revolving Loans of the affected Class to be prepaid with the proceeds of a new Revolving Credit Borrowing of such Class, (ii) causing Lenders of the affected Class to assign portions of their outstanding Revolving Loans of such Class to Incremental Revolving Credit Lenders or (iii) any combination of the foregoing. Any conversion of Eurocurrency Loans to Daily Rate Loans contemplated in the preceding two sentences shall be subject to Section 2.16. If any Incremental Term Loan or Incremental Revolving Loan is to be allocated to an existing Interest Period for a Eurocurrency Term Borrowing or Eurocurrency Revolving Borrowing of a Class, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Assumption Agreement. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.11(a)(i) or (ii), as applicable, required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans and shall be further increased for all Lenders of the applicable Class on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which such Lenders were entitled before such recalculation.
     (e) For the avoidance of doubt, it is understood and agreed that, notwithstanding the foregoing provisions of this Section 2.23, (i) the Tranche C Term Loan Commitments provided for in Amendment No. 6 shall become effective in accordance with Amendment No. 6 and (ii) no further amendments or modifications to the terms of the Credit Facilities are required after the Second Restatement Date by virtue of this Section 2.23 as a result of the effectiveness of Amendment No. 6 or the consummation of the transactions expressly contemplated thereby.
ARTICLE III
Representations and Warranties
     Each Loan Party, with respect to itself and its respective Subsidiaries, represents and warrants to each Administrative Agent, each Issuing Bank and each of the Lenders that:
     SECTION 3.01. Organization; Powers. Each Loan Party and its Material Subsidiaries (a) is duly organized, validly existing and in good standing (or where applicable the equivalent status in any foreign jurisdiction) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted except where the failure to have the same could not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business in, and is in good standing

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(where the concept is relevant) in, every jurisdiction where such qualification is required, except where the failure so to qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents, subject in the case of Amendment No. 6 to the limitations set forth in Schedule 2 to Amendment No. 6, and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of each Borrower, to borrow hereunder. With respect to each Loan Party incorporated in the Grand Duchy of Luxembourg, its place of central administration (siège de l’administration centrale) and centre of main interests (centre des intérêts principaux) is located at its registered office (siège statutaire) in the Grand Duchy of Luxembourg, and it has no establishment outside the Grand Duchy of Luxembourg (each such terms as defined respectively in the Council Regulation (EC) n°1346/2000 of 29 May 2000 on insolvency proceedings or domestic Luxembourg law).
     SECTION 3.02. Authorization. (a) Subject to the limitations set forth in Schedule 2 to Amendment No. 6, the Graham Packaging Transactions and the transactions contemplated thereby (i) have been duly authorized by all requisite corporate, partnership and, if required, stockholder, works council and partner action and (ii) will not (A) (1) violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation, partnership agreements or other constitutive or governing documents or by-laws of Holdings or any Subsidiary, (2) violate in any material respect any order of any Governmental Authority or (3) violate in any material respect any provision of any indenture, agreement or other instrument to which Holdings or any Material Subsidiary is a party or by which any of them or any of their property is or may be bound, (B) result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any material obligation under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings or any Material Subsidiary (other than any Lien created hereunder or under the Security Documents).
     (b) Subject to the limitations set forth in Schedule 2 to Amendment No. 6, the execution, delivery and performance by the Loan Parties of Amendment No. 6 and the other Loan Documents entered into in connection with Amendment No. 6 (i) have been duly authorized by all requisite corporate, partnership and, if required, stockholder, works council and partner action and (ii) will not (A) violate any provision of law, statute, rule or regulation in any material respect, or of the certificate or articles of incorporation, partnership agreements or other constitutive or governing documents or by-laws of Holdings or any Subsidiary or (B) violate in any material respect any provision of the Subordinated Notes, the Senior Secured Notes or the Senior Unsecured Notes, in each case outstanding on the Second Restatement Date.
     SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by each Loan Party and constitutes, subject to Legal Reservations and the limitations set forth in Schedule 2 to Amendment No. 6, and each other Loan Document

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when executed and delivered by each Loan Party thereto will constitute, subject to Legal Reservations and the limitations set forth in Schedule 2 to Amendment No. 6, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.
     SECTION 3.04. Governmental Approvals. Except as set out in the legal opinions delivered in connection with Amendment No. 4, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Graham Packaging Transactions or the transactions contemplated thereby, except for (a) filings in connection with the Security Documents, (b) recordation of the Mortgages, (c) the filings or other actions listed on Schedule 3.04 and (d) such as have been made or obtained and are in full force and effect or where the failure to obtain which could not reasonably be expected to have a Material Adverse Effect.
     SECTION 3.05. Financial Statements. Holdings has heretofore furnished to the Lenders (i) its consolidated statements of comprehensive income, consolidated statements of financial position and related consolidated statements of changes in equity and cash flows as of and for the fiscal year ended December 31, 2010 audited by and accompanied by the opinion of PricewaterhouseCoopers, independent public accountants, and (ii) its interim unaudited consolidated statements of comprehensive income, interim unaudited consolidated statements of financial position and related interim unaudited consolidated statements of changes in equity and cash flows as of and for the three month period ended March 31, 2011, certified by its Financial Officer. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of Holdings and the Subsidiaries as of such dates and for such periods. Such statements of financial position and the notes thereto disclose all material liabilities, direct or contingent, of Holdings and the Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes.
     SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of Holdings and the Subsidiaries, taken as a whole, since December 31, 2010.
     SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each Loan Party and its subsidiaries has good and valid title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except, in each case, where the failure to have such good and valid title or such valid leasehold interests could not reasonably be expected to have a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

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     (b) Each Loan Party and its subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect except, in each case, where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Loan Party and its subsidiaries enjoys peaceful and undisturbed possession under all such material leases except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     (c) As of the Second Restatement Date, no Loan Party or any of its subsidiaries has received any written notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.
     (d) As of the Second Restatement Date, no Loan Party or any of its subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.
     SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Second Restatement Date a list of all Subsidiaries of Holdings and the ownership percentage of Holdings or any Subsidiary of Holdings therein, together with the identity of each such holder. The shares of capital stock or other ownership interests of such Subsidiaries are, as of the Second Restatement Date, except as set forth on such Schedule 3.08, fully paid and non-assessable and are owned by Holdings or a Subsidiary, directly or indirectly, free and clear of all Liens other than Liens arising under applicable laws or permitted under Section 6.02 (other than Liens created under the Security Documents and, with respect to the Existing Collateral, under the Subordinated Note Documents).
     SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, as of the Second Restatement Date there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any of its subsidiaries or any business, property or rights of any such Person (i) that involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
     (b) Since the Second Restatement Date, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
     (c) No Loan Party or any of its subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning and building law, ordinance, code or approval, or permits, any Environmental Law and any Environmental Permits) or any restrictions

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of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.
     (d) Certificates of occupancy (or the functional equivalent thereof) and permits are in effect for each Mortgaged Property as currently constructed or the improvements located on each such Mortgaged Property or the use thereof constitutes legal non-conforming structures or uses except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
     SECTION 3.10. Agreements. (a) No Loan Party or any of its subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (b) No Loan Party or any of its subsidiaries is in default in any manner under any provision of any material indenture or other material agreement or instrument evidencing Indebtedness owed to a third party, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.
     SECTION 3.11. Federal Reserve Regulations. (a) No Loan Party or any of its subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
     (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.
     SECTION 3.12. Investment Company Act. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
     SECTION 3.13. Use of Proceeds. The Borrowers will use the proceeds of the Loans (other than Incremental Term Loans, which will be used as provided for in the applicable Incremental Assumption Agreement) and will request the issuance of Letters of Credit only for the purposes specified in the introductory statement to this Agreement. The Loans have not and shall not be used with a view to (a) the subscription or acquisition of any shares in the share capital or depositary receipts thereof in a company organized in The Netherlands or (b) repay any Indebtedness which was used for the purposes of acquiring shares in the share capital or depositary receipts thereof in The Netherlands.
     SECTION 3.14. Taxes. (a) Each Loan Party and each of its subsidiaries has filed or caused to be filed all material federal, state, local and foreign Tax Returns

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required to have been filed by it and has paid or caused to be paid all material Taxes due and payable by it and all material assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or subsidiary, as applicable, shall have set aside on its books adequate reserves.
     (b) As of the Second Restatement Date, none of Holdings, the Subsidiaries and their respective Affiliates is a party to, bound by or has any liability under any Tax sharing agreement or similar agreement with respect to Taxes.
     SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum (together with the risk factors incorporated by reference therein) or (b) any other written information, report, exhibit or schedule (excluding the projections, forecasts, other forward-looking information and financial information referred to below) furnished by or on behalf of Holdings or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole (and in the case of information relating to Graham Packaging Company Inc. and its subsidiaries contained in the Confidential Information Memorandum, to the best knowledge of Holdings), contained, contains or will contain as of the date the same was or is furnished any material misstatement of fact or, in the case of the Confidential Information Memorandum, omitted to state as of the date it was furnished any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Holdings to be reasonable at the time made, in light of the circumstances under which they were made, it being recognized by the Agents and the Lenders that such projections, forecasts, other forward-looking information and financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
     SECTION 3.16. Employee Benefit Plans. (a) Each Loan Party, each Material Subsidiary and each ERISA Affiliate is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of any Loan Party, any Material Subsidiary or any ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards Nos. 87 and 158, as amended or revised from time to time) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards Nos. 87 and 158, as amended or revised from time to time) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such

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underfunded Plans except in each such case where such underfunding could not reasonably be expected to have a Material Adverse Effect.
     (b) Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan. With respect to each Foreign Pension Plan, no Loan Party, its Affiliates or, to the knowledge of any Loan Party, any of their respective directors, officers, employees or agents has engaged in a transaction which would subject any Loan Party or any subsidiary thereof, directly or indirectly, to a tax or civil penalty which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect; the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such Foreign Pension Plans except in such case where the underfunding could not reasonably be expected to have a Material Adverse Effect.
     SECTION 3.17. Environmental Matters. (a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, as of the Second Restatement Date no Loan Party or any subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permits, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any reasonable basis for any Environmental Liability.
     (b) Since the Second Restatement Date, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
     SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by or on behalf of each Loan Party or any Material Subsidiary thereof as of the Second Restatement Date that is material to Holdings and the Material Subsidiaries taken as a whole. As of the Second Restatement Date, such insurance is in full force and effect and all premiums that, as of the Second Restatement Date, are required to be paid have been duly paid. Each Loan Party and each Material Subsidiary has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

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     SECTION 3.19. Security Documents. (a) Subject to the Legal Reservations, the U.S. Collateral Agreement creates in favor of a Collateral Agent, for the ratable benefit of the Bank Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the U.S. Collateral Agreement) and the proceeds thereof and (i) with respect to all Pledged Collateral (as defined in the U.S. Collateral Agreement) previously delivered to and in the continuing possession of a Collateral Agent, the Lien created under the U.S. Collateral Agreement constitutes, or in the case of Pledged Collateral to be delivered to, and remain in the continuing possession of, a Collateral Agent in the future, the Lien created under the U.S. Collateral Agreement will constitute, a fully perfected first priority Lien (subject to the rights of Persons pursuant to Liens expressly permitted by Section 6.02) on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) with respect to all other Collateral (as defined in the U.S. Collateral Agreement) (other than Intellectual Property, as defined in the U.S. Collateral Agreement) with the previous filing of financing statements in the offices specified on Schedule 3.19(a), or when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), or other appropriate instruments are filed or other actions taken, all as described in Schedule 3.19(a), the Lien created under the U.S. Collateral Agreement constitutes or will constitute, as the case may be, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, in each case prior and superior in right to any other Person, in each case other than with respect to Liens expressly permitted by Section 6.02.
     (b) The U.S. Collateral Agreement, together with the filings made pursuant to the U.S. Collateral Agreement currently on file with the United States Patent and Trademark Office and the United States Copyright Office and the financing statements currently on file in the offices specified on Schedule 3.19(a) have created, as and to the extent provided in the U.S. Collateral Agreement, a Lien that is fully perfected on all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the U.S. Collateral Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person other than with respect to Liens expressly permitted by Section 6.02. Notwithstanding the foregoing, it is understood that recordings in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, may be necessary to perfect a Lien on any U.S. patents, U.S. patent applications, U.S. registered trademarks, U.S. trademark applications, and U.S. registered copyrights of any Loan Party that were acquired after the Closing Date (such intellectual property, collectively the “Post-Closing IP”). Upon the making of such recordings, together with the financing statements currently on file in the offices specified on Schedule 3.19(a), the Lien created under the U.S. Collateral Agreement shall constitute, as and to the extent provided in the U.S. Collateral Agreement, a fully perfected Lien on all right, title and interest of the Loan Parties in the Post-Closing IP, in each case prior and superior in right to any other Person other than with respect to Liens expressly permitted by Section 6.02.

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     (c) Subject to the Legal Reservations and to the limitations set forth in Schedule 2 to Amendment No. 6 and except as set forth on Schedule 3.19(c), each Mortgage is effective to create in favor of the applicable Collateral Agent, for the ratable benefit of the Bank Secured Parties, a valid and enforceable Lien on all of the applicable Loan Party’s right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgage is filed and/or recorded in the appropriate filing office, such Mortgage shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the applicable Loan Party in such Mortgaged Property and the proceeds thereof, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.
     (d) Subject to the Legal Reservations, the limitations set forth in Schedule 2 to Amendment No. 6 or the Agreed Security Principles and except as set forth in Schedule 3.19(d) or the applicable legal opinion, (i) each Foreign Collateral Agreement creates in favor of the applicable Collateral Agent, for the benefit of the Bank Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to the extent permissible under applicable law, (ii) in the case of the Pledged Collateral described in a Foreign Collateral Agreement, when actions are taken (or were taken) as required in the relevant Foreign Collateral Agreement, the applicable Collateral Agent (for the benefit of the Bank Secured Parties) shall have (or, in the case of actions taken prior to the Second Restatement Date, has) a Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in such Pledged Collateral and the proceeds thereto, and such Lien shall be a first priority Lien, subject to Liens permitted by Section 6.02, and shall, to the extent applicable in the relevant jurisdiction, be perfected.
     SECTION 3.20. Location of Real Property and Leased Premises. Schedule 3.20 lists completely and correctly as of the Second Restatement Date all material real property owned by Holdings and the Material Subsidiaries and the addresses thereof. Holdings and the Material Subsidiaries, as of the Second Restatement Date, own in fee all the material real property set forth on Schedule 3.20.
     SECTION 3.21. Labor Matters. As of the Second Restatement Date, there are no material strikes, lockouts or slowdowns against any Loan Party or any Material Subsidiary, to the knowledge of Holdings or any Borrower, threatened. The hours worked by and payments made to employees of each Loan Party and the subsidiaries thereof have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters in any material respects. All material payments due from any Loan Party or any Material Subsidiary, or for which any claim may be made against any Loan Party or Material Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or Material Subsidiary. The consummation of the Refinancing and the transactions contemplated thereby will not give rise to any right of termination or right of renegotiation on the part of any union under any collective

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bargaining agreement to which any Loan Party or Material Subsidiary is bound to the extent the same could reasonably be expected to have a Material Adverse Effect.
     SECTION 3.22. Solvency. Immediately after (a) the making of each Loan on the Graham Packaging Closing Date and after giving effect to the application of the proceeds thereof and (b) the consummation of the Graham Packaging Transaction to occur on the Graham Packaging Closing Date, (i) the fair value of the assets of the Loan Parties (on a consolidated basis), at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Loan Parties (on a consolidated basis) will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties (on a consolidated basis) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Loan Parties (on a consolidated basis) will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Second Restatement Date.
     SECTION 3.23. Senior Indebtedness. The Obligations constitute “Senior Indebtedness” and “Designated Senior Debt” under and as defined in the Subordinated Note Documents and “Senior Liabilities” under and as defined in the Existing Intercreditor Agreement.
     SECTION 3.24. Sanctioned Persons. No Loan Party or subsidiary thereof nor, to the knowledge of any Loan Party, any director, officer, agent, employee or Affiliate of any Loan Party or subsidiary thereof is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or sanctions under other similar applicable laws of other jurisdictions in which it conducts business with the result that any Lender would be in violation of applicable law; and no Borrower will knowingly directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or sanctions under other similar applicable laws of other jurisdictions in which it conducts business with the result that any Lender would be in violation of applicable law.
     SECTION 3.25. Austrian Business Reorganization. With respect to each Austrian Borrower, the preconditions for the opening of an Austrian Business Reorganisation as set out under the Austrian Business Reorganisation Act (Unternehmensreorganisationsgesetz) are not met.

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ARTICLE IV
Conditions of Lending
     The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:
     SECTION 4.01. All Credit Events. On the date of each Borrowing (other than (i) a conversion or a continuation of a Borrowing, (ii) a Borrowing of Tranche C Term Loans, which shall be subject to the conditions set forth in Amendment No. 6, or (iii) as set forth in Section 2.23(c) with respect to Incremental Term Loans and Incremental Revolving Credit Commitments) and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”):
     (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.22(b).
     (b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.
     (c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.
     Each Credit Event shall be deemed to constitute a representation and warranty by the Borrowers and Holdings on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.
ARTICLE V
Affirmative Covenants
     Each of Holdings and the Borrowers covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts (other than indemnification and other contingent obligations for which no claim has been made) payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired (unless cash collateralized or backstopped in a manner reasonably satisfactory to the Administrative Agent) and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders

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shall otherwise consent in writing, each of Holdings and the Borrowers will, and will cause the Material Subsidiaries to:
     SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.
     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations (including any unconditional works council authorizations), patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property and assets material to the conduct of such business and keep such property and assets in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.
     SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, as is customary with companies in the same or similar businesses operating in the same or similar locations; and maintain such other insurance as may be required by law.
     (b) Cause all such policies covering any Collateral material to Holdings and the Subsidiaries taken as a whole (to the extent it is a property policy) to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance satisfactory to the Administrative Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or a Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to any Borrower or the Loan Parties under such policies directly to such Collateral Agent; and cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium without at least 10 days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent and such Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason without at least 30 days’ prior written notice thereof by the insurer to the Administrative Agent.

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     (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as is customary with companies in the same or similar businesses operating in the same or similar locations, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as is customary with companies in the same or similar businesses operating in the same or similar locations.
     (d) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against claims that are customarily insured under such insurance, in no event for a combined single limit of less than that which is customary for companies in the same or similar businesses operating in the same or similar locations, naming the applicable Collateral Agent as an additional insured, on forms satisfactory to the Administrative Agent.
     SECTION 5.03. Taxes. Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon or payable by it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge or levy, so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings, the applicable Borrower or the applicable Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, Tax, assessment or charge or enforcement of a Lien.
     SECTION 5.04. Financial Statements, Reports, etc. In the case of Holdings, furnish to the Administrative Agent, which shall furnish to each Lender:
     (a) within 90 days after the end of each fiscal year, its consolidated statements of comprehensive income, consolidated statements of financial position and related consolidated statements of changes in equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of Holdings and such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by PricewaterhouseCoopers or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” explanatory note or any similar qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial

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condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” section;
     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or in the case of financial statements for the fiscal quarters ending on June 30, 2011, and September 30, 2011, within 60 days after the end of each such fiscal quarter), its consolidated statements of comprehensive income, consolidated statements of financial position and related consolidated statements of changes in equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of Holdings and such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by its Financial Officer as fairly presenting in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the lack of notes thereto, together with a customary “management discussion and analysis” section;
     (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of its Financial Officer in the form of Exhibit K (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent (which shall include a reasonably detailed calculation of Consolidated EBITDA for the relevant period) demonstrating compliance with the covenants contained in Sections 6.10, 6.11 and 6.12;
     (d) within 90 days after the beginning of each fiscal year of Holdings, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;
     (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders or equityholders, as the case may be;
     (f) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its

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ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
     (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent (on its own behalf or on behalf of any Lender acting through the Administrative Agent) may reasonably request; and
     (h) provide all information reasonably requested by the Administrative Agent on behalf of any Lender required in order to manage such Lender’s anti-money laundering, counter-terrorism financing or economic and trade sanctions risk or to comply with any laws or regulations.
     SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent, each Issuing Bank and each Lender prompt written notice of the following:
     (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
     (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect;
     (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and
     (d) any change in Holdings’ public corporate rating by S&P, in Holdings’ public corporate family rating by Moody’s or in the public ratings of the Credit Facilities by S&P or Moody’s, or any notice from either such agency indicating its intent to effect such a change or to place Holdings or the Credit Facilities on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating Holdings or the Credit Facilities.
     SECTION 5.06. Information Regarding Collateral. (a) Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name or (ii) in the jurisdiction of organization or formation of any Loan Party. Holdings and the Borrowers agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made or will be made promptly under the Uniform Commercial Code or otherwise that are required in order for the applicable Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Holdings and the Borrowers also agree promptly to notify the Administrative Agent if any portion of the Collateral that is material to Holdings and the Subsidiaries taken as a whole is damaged or destroyed.

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     (b) In the case of Holdings, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.
     SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings. (a) Keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP or, with respect to any Subsidiary organized outside of the United States, the local accounting standards applicable in the relevant jurisdiction and all requirements of law, are made of all material dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Material Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such Person upon reasonable notice and at reasonable times during normal business hours (provided that (i) such visits shall be coordinated by the Administrative Agent, (ii) such visits shall be limited to no more than one such visit per calendar year, and (iii) such visits by any Lender shall be at the Lender’s expense, except in the case of clauses (ii) and (iii) during the continuance of an Event of Default), and permit any representatives designated by the Administrative Agent or any Lender to have reasonable discussions regarding the affairs, finances and condition of such Person with the officers thereof (provided that such discussions shall be limited to no more than once per calendar quarter except during the continuance of an Event of Default).
     (b) In the case of Holdings and the Borrowers, use commercially reasonable efforts to cause the Credit Facilities to be continuously rated publicly by S&P and Moody’s, and in the case of Holdings, use commercially reasonable efforts to maintain a public corporate rating from S&P and a public corporate family rating from Moody’s, in each case in respect of Holdings.
     SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes specified in the introductory statement to this Agreement or, in the case of Incremental Term Loans and Incremental Revolving Loans, in the applicable Incremental Assumption Agreement. The Loans shall not be used with a view to (a) the subscription or acquisition of any shares in the share capital or depositary receipts thereof in a company organized in The Netherlands or (b) repay any Indebtedness which was used for the purposes of acquiring shares in the share capital or depositary receipts thereof in The Netherlands.
     SECTION 5.09. Employee Benefits. Comply in all material respects with the applicable provisions of ERISA and the Code and the laws applicable to any Foreign Pension Plan and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any responsible officer of Holdings or any Borrower knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of

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Holdings, any Borrower or any ERISA Affiliate in an aggregate amount exceeding $50,000,000, a statement of a Financial Officer of Holdings or such Borrower setting forth details as to such ERISA Event and the action, if any, that Holdings or such Borrower proposes to take with respect thereto.
     SECTION 5.10. Compliance with Environmental Laws. Comply, and cause all lessees and other Persons occupying or operating its properties to comply with all Environmental Laws applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any response or remedial action in accordance with Environmental Laws except in each case where the failure to comply or so act could not reasonably be expected to result in a Material Adverse Effect; provided, however, that none of Holdings or any Material Subsidiary shall be required to undertake any response or remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP, except to the extent such response or remedial action is necessary to prevent or abate an imminent and substantial danger to human health and/or the environment.
     SECTION 5.11. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 30 days without Holdings or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, the Loan Parties shall provide to the Lenders within 45 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating, to the extent relevant, the presence or absence of Hazardous Materials and the estimated cost of any compliance with, or response or remedial action under, Environmental Law in connection with such Default.
     SECTION 5.12. Further Assurances. (a) Execute any and all further documents, financing statements, agreements, assignments, transfers, charges, notices and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under the Agreed Security Principles, or that the Required Lenders or the Administrative Agent may reasonably request (and in such form as any Collateral Agent may reasonably require in respect of such Collateral Agent or its nominee(s)) in accordance with the Agreed Security Principles, in order to effectuate the transactions contemplated by the Loan Documents and (to the extent applicable and required) in order to (i) grant, preserve, protect and perfect the validity and first priority (subject to the rights of Persons pursuant to Liens expressly permitted by Section 6.02) of the security interests created or intended to be created by the Security Documents in accordance with the Agreed Security Principles and (ii) facilitate the realization of the assets which are, or are intended to be, the subject of such security interests. Subject to the Agreed Security Principles, Holdings, each Borrower and each other Loan Party will cause any subsequently acquired or organized Subsidiary of such Person (other than an Excluded Subsidiary, for so long as

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such Subsidiary is permitted to remain an Excluded Subsidiary hereunder) to become a Loan Party by executing a Guarantor Joinder and each applicable Loan Document in favor of the Collateral Agents, in each case within a reasonable period of time after such acquisition, organization or ceasing to be an Excluded Subsidiary. In addition, from time to time and subject to the Agreed Security Principles, Holdings, each Borrower and each other Loan Party will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected (to the extent required under the Agreed Security Principles) first priority (subject to the rights of Persons pursuant to Liens expressly permitted by Section 6.02) security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate, which, if Graham Packaging is an Excluded Subsidiary on the Graham Packaging Closing Date, shall include the Graham Packaging Secured Intercompany Loans and the rights of RGHI under the Graham Packaging Secured Intercompany Loan Documents. Such security interests and Liens will be created under the Loan Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Administrative Agent and applicable Collateral Agent, and Holdings, the Borrowers and the other Loan Parties shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request in accordance with the Agreed Security Principles to evidence compliance with this Section. Subject to the Agreed Security Principles, each of Holdings, the Borrowers and the other Loan Parties agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection (where applicable) and priority status of each such security interest and Lien. In furtherance of the foregoing, Holdings and the Borrowers will give prompt notice to the Administrative Agent of the acquisition by any of them or any of their respective Subsidiaries of any owned real property (or any interest in owned real property) having a value in excess of $20,000,000.
     (b) If, at any time and from time to time on or after the Second Restatement Date, Subsidiaries that are not Loan Parties because they are Excluded Subsidiaries (other than Subsidiaries that are not Loan Parties because they are Excluded Subsidiaries as a result of the application of Section (A)(4)(r) of the Agreed Security Principles (such Subsidiaries, collectively, the “Designated Excluded Subsidiaries”)) (i) had gross assets (excluding intra group items but including, without duplication, investments in Subsidiaries) in excess of 20% of the Consolidated Total Assets (excluding the total assets of the Designated Excluded Subsidiaries) as of, in each case, the last day of the fiscal quarter of Holdings most recently ended for which financial statements are available or (ii) had earnings before interest, tax, depreciation and amortization calculated on the same basis as Consolidated EBITDA in excess of 20% of the Consolidated EBITDA (excluding the portion of Consolidated EBITDA attributable to the Designated Excluded Subsidiaries) for, in each case, the period of four consecutive fiscal quarters of Holdings most recently ended for which financial statements are available, then Holdings shall, not later than 45 days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such later date as the Administrative Agent may agree), cause one or more of such Subsidiaries

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that are not Loan Parties to become additional Loan Parties (notwithstanding that such Subsidiaries are, individually, Excluded Subsidiaries and notwithstanding anything to the contrary in the Agreed Security Principles) such that the foregoing condition ceases to be true.
     SECTION 5.13. Post-Closing Obligations. Schedule 3 to Amendment No. 6 sets forth certain matters to be effected following the Second Restatement Date.
     SECTION 5.14. [Reserved].
     SECTION 5.15. Proceeds of Certain Dispositions. If, as a result of the receipt of any cash proceeds by Holding or any Subsidiary in connection with any sale, transfer, lease or other disposition of any asset, Holdings or any Subsidiary would be required by the terms of the Subordinated Note Documents to make an offer to purchase any Subordinated Notes, then, prior to the first day on which such Person would be required to commence such an offer to purchase, Holdings or the applicable Subsidiary shall (i) prepay Loans in accordance with Section 2.12 or (ii) acquire assets in a manner that is permitted hereby, in each case in a manner that will eliminate any such requirement to make such an offer to purchase.
     SECTION 5.16. Thai Approval. (a) Prior to any Subsidiary incorporated or otherwise organized in Thailand that is not a Loan Party (a “Thai Subsidiary”) becoming a Guarantor pursuant to the terms of this Agreement, and subject to the Agreed Security Principles, each of Holdings and the Borrowers will cause the relevant Thai Subsidiary to (i) apply to the Bank of Thailand for in-principle approval for the remittance of any foreign currency sum from Thailand to the Bank Secured Parties pursuant to the obligation of payment under Article X, and further, to use commercially reasonable efforts to obtain such Bank of Thailand approval and provide evidence that such application has been submitted to the Bank of Thailand seeking its in-principle approval for such remittance to the Bank Secured Parties and (ii) following receipt of the Bank of Thailand in-principle approval, apply for a permit under the Alien Business Act of Thailand B.E. 2542 from the Director-General of the Department of Business Development, Ministry of Commerce of Thailand (the “Requisite Thai Business Permit”) permitting the Thai Subsidiary to provide a guarantee of the Bank Obligations under this Agreement; provided that no Thai Subsidiary will be required to accede to this Agreement in order to become a Guarantor until such time as the Bank of Thailand in-principle approval and the Thai Business Permit have been received by such Thai Subsidiary.
     (b) Each Guarantor incorporated or otherwise organized in Thailand (each a “Thai Guarantor”) shall: (A) in respect of each Bank of Thailand in-principle approval received by such Thai Guarantor, (i) when it is required to remit the foreign currency sum pursuant to its obligations of payment under Article X, comply with the Bank of Thailand’s requirements set out in such in-principle approval for obtaining the final approval of the Bank of Thailand for the remittance of such sum (to the full amount of its guarantee obligations), within the time limits specified by the Bank of Thailand (if any); (ii) if such in-principle approval has an expiry date,

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apply for the renewal or extension of such approval prior to the expiry date of such approval, so long as any of the obligations under the Loan Documents are outstanding; and (iii) comply with the conditions set out in final approval (if any) to allow such Thai Guarantor to remit the approved foreign currency sum (to the fullest extent) for the payment under Article X and (B) in respect of the Requisite Thai Business Permit, the existing permit which has been obtained by the Existing Thai Guarantor (as defined in Section 4 of Schedule 10.03) or any other permit received by such Thai Guarantor and issued by the Director-General of the Department of Business Development, Ministry of Commerce of Thailand under the Alien Business Act of Thailand B.E. 2542 (as relevant) (collectively referred to as the “Thai Business Permits”), comply with all and any conditions, limitations, restrictions or other requirements set out in the terms of each of the applicable Thai Business Permits.
     SECTION 5.17. German Domination Agreements. Each Loan Party organized in Germany (a “German Loan Party”) and each other Loan Party that is party to a Domination Agreement shall (a) to the extent not prohibited by applicable law, comply with such Domination Agreement and do all that is necessary to maintain the Domination Agreements in full force and effect, provided that, (i) with respect to any Domination Agreements other than any Domination Agreements with SIG Euro Holding AG & Co KGaA as dominated entity (beherrschtes Unternehmen), such Domination Agreement may be terminated (x) in connection with a transaction permitted by Section 6.05 of this Agreement involving a German Loan Party that is a dominated entity (beherrschtes Unternehmen) under a Domination Agreement that leads to such German Loan Party ceasing to be a Loan Party, or (y) if a replacement domination agreement reasonably acceptable to the Administrative Agent will be executed and filed for registration concurrently with the termination thereof or (z) as otherwise permitted by the Administrative Agent, and (ii) with respect to any Domination Agreement with SIG Euro Holding AG & Co KGaA as dominated entity (beherrschtes Unternehmen), such Domination Agreement may be terminated (x) to the extent SIG Euro Holding AG & Co KGaA has changed its corporate legal form into that of a German limited liability company (Gesellschaft mit beschränkter Haftung) or limited partnership pursuant (Kommanditgesellschaft), if a replacement domination agreement reasonably acceptable to the Administrative Agent will be executed and filed for registration concurrently with the termination thereof provided, or (y) as otherwise permitted by the Administrative Agent; and (b) provide the Administrative Agent with at least ten days, but in the case of any Domination Agreement with SIG Euro Holding AG & Co KGaA as dominated entity (beherrschtes Unternehmen) at least six weeks, prior written notice of any intention to cancel any Domination Agreement, unless such cancellation is permitted under clause (a) of this Section 5.17.
ARTICLE VI
Negative Covenants
     Each of Holdings and (other than with respect to Section 6.15) the Borrowers covenants and agrees with each Lender that, so long as this Agreement shall remain in

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effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts (other than indemnification and contingent obligations for which no claim has been made) payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired (unless cash collateralized or backstopped in a manner reasonably satisfactory to the Administrative Agent) and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, none of Holdings or any Borrower will, and each will cause the Material Subsidiaries not to:
     SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:
     (a) Indebtedness existing on the Second Restatement Date and set forth in Schedule 6.01;
     (b) Indebtedness created hereunder and under the other Loan Documents;
     (c) intercompany Indebtedness of Holdings and the Subsidiaries to the extent permitted by Section 6.04(c) so long as, at all times after the date that is 90 days after the Closing Date (or such later date as the Administrative Agent may permit), any such Indebtedness owed by a Loan Party to a Subsidiary that is not a Loan Party that is in excess of $10,000,000 is subordinated in right of payment to the Bank Obligations pursuant to an Affiliate Subordination Agreement (or in another manner acceptable to the Administrative Agent);
     (d) Indebtedness of Holdings or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(e) and Indebtedness incurred pursuant to Section 6.01(f), shall not exceed $250,000,000 at any time outstanding;
     (e) Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d) and Section 6.01(f), shall not exceed $250,000,000 at any time outstanding;
     (f) Indebtedness assumed in connection with the acquisition of any fixed or capital assets or secured by a Lien on any such assets prior to the acquisition thereof, in each case in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d) and Capital Lease Obligations under Section 6.01(e), shall not exceed $250,000,000 at any time outstanding;

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     (g) Indebtedness under performance bonds, bid and appeal bonds and completion guarantees or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;
     (h) Indebtedness incurred under any local working capital facilities in an aggregate principal amount not to exceed €300,000,000 at any time outstanding, provided that the aggregate principal amount of Indebtedness incurred under the Local Facilities shall not exceed €200,000,000 at any time outstanding;
     (i) Indebtedness of any Person that becomes a Subsidiary after the Closing Date; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) immediately before and after such Person becomes a Subsidiary, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(i) shall not exceed $150,000,000 at any time outstanding (or, if greater, the maximum principal amount that, at the time of the incurrence thereof and after giving effect thereto, would not cause the Senior Secured Leverage Ratio to exceed 3.0 to 1.0);
     (j) Indebtedness in respect of Hedging Agreements incurred in the ordinary course of business and consistent with prudent business practices;
     (k) (i) The Senior Secured Notes described in clauses (a), (b) and (c) of the definition thereof, (ii) the Senior Unsecured Notes described in clauses (a), (b) and (c) of the definition thereof and (iii) the Subordinated Notes;
     (l) Senior Secured Notes; provided that at the time of such incurrence and after giving effect thereto, (i) the Senior Secured Leverage Ratio would not exceed 3.5 to 1.0 and (ii) both before and after giving effect to such incurrence, no Default or Event of Default shall have occurred and be continuing;
     (m) Senior Secured Notes and Senior Unsecured Notes; provided that at the time of such incurrence and after giving effect thereto, (i) such Indebtedness (whether or not in the form of Senior Secured Notes) complies with clauses (d)(i) and (d)(ii) of the definition of the term “Senior Secured Notes”, (ii) at the time of issuance the principal amount of such Indebtedness does not exceed the Incremental Facility Amount, (iii) Holdings shall be in Pro Forma Compliance, (iv) the secured parties, if any, thereunder (or an authorized representative thereof) shall have become a party to each Intercreditor Agreement and (v) both before and after giving effect to such incurrence, no Default or Event of Default shall have occurred and be continuing;
     (n) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures so long as the aggregate principal amount incurred pursuant to this paragraph (n) after the Second Restatement Date, when combined with the aggregate outstanding amounts invested, loaned or advanced pursuant to

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Section 6.04(j) after the Second Restatement Date, does not exceed $300,000,000 at any time outstanding (or, if greater at the time of incurrence thereof, 1.0% of Consolidated Total Assets (calculated on a pro forma basis) at such time);
     (o) Guarantees by Holdings of Indebtedness of any Subsidiary and by any Subsidiary (other than BP II) of any Indebtedness of Holdings or any other Subsidiary; provided that (i) Guarantees of any Indebtedness by any Loan Party of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (ii) Guarantees of Indebtedness by any Subsidiary that is not a Loan Party shall only be permitted if the borrower of such Indebtedness is organized in the same jurisdiction as such Subsidiary providing such Guarantee;
     (p) (i) Cash Management Obligations with respect to Cash Management Services not to exceed $200,000,000 at any time outstanding (it being understood that any Indebtedness outstanding under intra-day settlement accounts at the end of the day shall be treated as an incurrence of Indebtedness for purposes of, and be subject to the restrictions contained in, this Section 6.01) and (ii) obligations with respect to Cash Management Services entered into in the ordinary course of business;
     (q) Indebtedness of Holdings or the Subsidiaries consisting of obligations (including guarantees thereof) to repurchase equipment sold to customers or third party leasing companies pursuant to the terms of sale of such equipment in the ordinary course of business;
     (r) Indebtedness incurred in connection with the Company Post-Closing Reorganization and set forth in Schedule 6.01(r);
     (s) Indebtedness representing deferred compensation or other similar arrangements to employees and directors of Holdings or any of the Subsidiaries incurred in the ordinary course of business or in connection with an acquisition or any other investment permitted pursuant to Section 6.04 (including as a result of the cancellation or vesting of outstanding options and other equity based awards in connection therewith);
     (t) Indebtedness representing obligations arising under agreements of Holdings or a Subsidiary providing for indemnification, adjustment of purchase price or other post-closing payment adjustments, including wholly contingent earn-outs and other similar arrangements, in each case incurred in connection with an investment permitted under Section 6.04 or a Permitted Acquisition or a permitted disposition;
     (u) Indebtedness consisting of Subordinated Indebtedness issued by Holdings or any Subsidiary to current or former officers, directors and employees thereof or any Parent Company thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of

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Holdings or any Parent Company to the extent described in clause (iii) of Section 6.06(a);
     (v) Indebtedness consisting of Subordinated Shareholder Loans;
     (w) unsecured Indebtedness of Holdings or any Subsidiary (other than any Designated Excluded Subsidiary and its subsidiaries, for so long as such Designated Excluded Subsidiary is an Excluded Subsidiary); provided that at the time thereof and after giving effect thereto, (i) Holdings shall be in Pro Forma Compliance, (ii) both before and after giving effect to such incurrence, no Default or Event of Default shall have occurred and be continuing, and (iii) if such Indebtedness constitutes Subordinated Indebtedness, the subordination provisions relating thereto are reasonably satisfactory to the Administrative Agent;
     (x) unsecured subordinated Indebtedness of any Loan Party; provided that at the time thereof and after giving effect thereto, (i) Holdings shall be in Pro Forma Compliance, (ii) both before and after giving effect to such incurrence, no Default or Event of Default shall have occurred and be continuing, and (iii) the subordinations provisions relating thereto are reasonably satisfactory to the Administrative Agent;
     (y) Indebtedness in respect of any Permitted Receivables Financing;
     (z) other Indebtedness of Holdings or any Subsidiary in an aggregate principal amount not exceeding $250,000,000 at any time outstanding; provided that the aggregate amount of Indebtedness incurred under this clause (z) by Designated Excluded Subsidiaries shall not exceed $25,000,000 at any time outstanding and shall be unsecured;
     (aa) (i) Indebtedness of Graham Packaging or any of its subsidiaries to RGHI in respect of Graham Packaging Secured Intercompany Loans and the Guarantees thereof and (ii) Indebtedness of Graham Packaging or any of its subsidiaries existing on the Graham Packaging Closing Date; provided that such Indebtedness exists at the time Graham Packaging becomes a Subsidiary and is not created in contemplation of or in connection with Graham Packaging becoming a Subsidiary; and
     (bb) any extensions, renewals, refinancings and replacements of the Indebtedness permitted to be incurred under Sections 6.01(a), (d), (i), (k), (l), (m), (w) and (bb) (the Indebtedness being extended, renewed, refinanced or replaced being referred to herein as the “Refinanced Indebtedness”; and the Indebtedness incurred under this Section 6.01(bb) being referred to herein as “Permitted Refinancing Indebtedness”); provided that (i) the principal amount of the Permitted Refinancing Indebtedness is not increased (except by an amount equal to the accrued interest and premium on, or other amounts paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement), (ii) (A) if the Refinanced Indebtedness is in the form of Senior Secured Notes or Senior Unsecured Notes incurred under Sections 6.01 (l), (m) or (w) (or Permitted

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Refinancing Indebtedness in respect thereof, including with respect to successive extensions, renewals, refinancings or replacements thereof), (I) the final maturity date of the Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Refinanced Indebtedness and (y) 90 days after the Latest Term Loan Maturity Date and (II) the average life to maturity of the Permitted Refinancing Indebtedness is greater than or equal to the lesser of (x) the weighted average life to maturity of the Refinanced Indebtedness and (y) the weighted average life to maturity of the Class of Term Loans then outstanding with the greatest remaining weighted average life to maturity and (B) if the Refinanced Indebtedness is not Indebtedness described under clause (A) above, neither the final maturity nor the weighted average life to maturity of the Permitted Refinancing Indebtedness is decreased, (iii) if the Refinanced Indebtedness is in the form of Senior Secured Notes, the Permitted Refinancing Indebtedness complies with clauses (d)(i), (d)(ii) and (d)(iii) of the definition of the term “Senior Secured Notes”, (iv) if the Refinanced Indebtedness is subordinated to the Bank Obligations, the Permitted Refinancing Indebtedness is subordinated to the Bank Obligations on terms no less favorable to the Lenders, (v) if the Refinanced Indebtedness consists of Graham Packaging Notes, the Permitted Refinancing Indebtedness may be incurred by any Loan Party and shall not prevent, condition or limit Graham Packaging and its subsidiaries from becoming Loan Parties or granting security interests pursuant to Section 5.12 and (vi) the obligors in respect of the Refinanced Indebtedness remain the only obligors on the Permitted Refinancing Indebtedness (unless each such subsequent obligor is a Loan Party).
     SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:
     (a) Liens on property or assets of Holdings and the Subsidiaries existing on the Second Restatement Date and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the Second Restatement Date (including the Subordinated Notes) and extensions, renewals, refinancings, and replacements thereof permitted hereunder;
     (b) any Lien created under the Loan Documents to secure the Obligations;
     (c) any Lien existing on any property or asset prior to the acquisition thereof by Holdings or any Subsidiary or existing on any property or assets or shares of stock of any Person that becomes a Subsidiary after the Second Restatement Date prior to the time such Person becomes such a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of Holdings or any Subsidiary (other than proceeds thereof) and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and any extensions, renewals, refinancings or replacements thereof that do

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not increase the outstanding principal amount thereof (except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement);
     (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;
     (e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not overdue for a period of more than 60 days or which are being contested in compliance with Section 5.03;
     (f) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;
     (g) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Borrower or any of the Subsidiaries;
     (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by Holdings or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of Holdings or any Subsidiary (other than proceeds thereof);
     (j) judgment Liens securing judgments not constituting an Event of Default under Article VII;
     (k) Liens securing Indebtedness or other obligations of Holdings or the Subsidiaries incurred pursuant to Section 6.01(d), (e), (f), (k)(i), (k)(iii), (l) or (m) (including any Guarantees in respect thereof) (or, except in the case of clause (k)(iii), Permitted Refinancing Indebtedness in respect thereof, including with respect to successive extensions, renewals, refinancings or replacements thereof); provided that (x) in the case of any Liens securing Indebtedness permitted by Section 6.01(d), (e) or (f) (or Permitted Refinancing Indebtedness in respect thereof,

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including with respect to successive extensions, renewals, refinancings or replacements thereof), such Liens do not encumber any property or assets other than the property or assets financed by such Indebtedness (or the proceeds thereof), (y) in the case of Liens securing Indebtedness permitted by Section 6.01(k)(i), (l) or (m) (or Permitted Refinancing Indebtedness in respect thereof, including with respect to successive extensions, renewals, refinancings or replacements thereof), such Liens do not encumber any property other than Collateral and (z) in the case of Liens securing Indebtedness permitted by Section 6.01(k)(iii), such Liens do not encumber any property other than the property encumbered by such Liens in existence on the Second Restatement Date;
     (l) Liens on the assets of Subsidiaries that are not Loan Parties to secure Indebtedness (other than Local Facilities) incurred by such Subsidiaries pursuant to Section 6.01(h);
     (m) Liens securing Hedging Agreements permitted hereunder; provided that the fair market value of the property and assets of Holdings and the Subsidiaries securing the obligations of Holdings or any Subsidiary in respect of any such Hedging Agreement that are not Bank Obligations shall not exceed $75,000,000;
     (n) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (o) leases, subleases, licenses and sublicenses of real property which do not materially interfere with the ordinary conduct of the business of Holdings or the Subsidiaries;
     (p) Liens in favor of any Loan Party;
     (q) deposits made in the ordinary course of business to secure liability to insurance carriers;
     (r) grants of software and other technology and intellectual property licenses in the ordinary course of business;
     (s) Liens on equipment of Holdings or any Subsidiary granted in the ordinary course of business to Holdings’ or any such Subsidiary’s client at which location such equipment is located;
     (t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
     (u) Liens arising by virtue of any statutory, common law or contractual provisions relating to banker’s liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial

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institution, including any lien arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen), with whom a Loan Party or any Subsidiary of a Loan Party maintains a banking relationship in the ordinary course of business;
     (v) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
     (w) Liens arising from Uniform Commercial Code filings (or the non-US equivalent thereof) regarding operating leases entered into by Holdings and the Subsidiaries in the ordinary course of business;
     (x) Liens on securities that are the subject of repurchase agreements constituting Investments permitted by Section 6.04;
     (y) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets prior to completion;
     (z) Liens arising in connection with any sale or other disposition of assets; provided that such Liens do not at any time encumber any assets other than the assets to be sold or disposed of;
     (aa) Liens that are created or provided for by (i) a transfer of an account receivable or chattel paper or (ii) a commercial consignment that in each case does not secure payment or performance of an obligation;
     (bb) in the case of jurisdictions other than the United States, any Liens (other than Liens securing Indebtedness for borrowed money) arising by operation of law;
     (cc) Liens on Securitization Assets, and any other assets of any Securitization Subsidiary, in each case securing any Permitted Receivables Financing;
     (dd) other Liens securing liabilities in an aggregate amount not to exceed $150,000,000 at any time outstanding; and
     (ee) a deemed security interest, as described in section 17(1)(b) of the Personal Property Securities Act 1999 (NZ), which does not secure Indebtedness or performance of an obligation.
     SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or

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transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.
     SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, except:
     (a) (i) investments by Holdings and the Subsidiaries existing on the Second Restatement Date in the Equity Interests of Holdings and the Subsidiaries and (ii) additional investments by Holdings and the Subsidiaries in the Equity Interests of Holdings, the Subsidiaries and the Escrow Subsidiaries; provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to a Collateral Agreement or another Security Document (subject to Agreed Security Principles), (B) the aggregate amount of investments, loans and advances by Loan Parties to Escrow Subsidiaries shall not exceed the amount reasonably determined by Holdings to be the amount such Escrow Subsidiary would be required to pay in respect of accrued interest, accreted original issue discount, premium, fees and expenses in the event that the related Permitted Acquisition is not consummated at the applicable Escrow Release Effective Time and (C) the aggregate outstanding amount of investments by Loan Parties in, and loans and advances by Loan Parties to, Escrow Subsidiaries and Subsidiaries of Holdings that are not Loan Parties made after the Second Restatement Date (determined without regard to any write-downs or write-offs of such investments, loans and advances, and excluding Graham Packaging Secured Intercompany Loans) shall not exceed (at the time such investment, loan or advance is made) the greater of (x) $300,000,000 (it being understood that any investment, loan and advance subject to this proviso shall no longer be deemed to be outstanding if the Escrow Subsidiary or Subsidiary that received such investment, loan or advance subsequently becomes, or is merged into, amalgamated or consolidated with, a Loan Party) and (y) 10% of Consolidated EBITDA as of the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Sections 5.04(a) or 5.04(b), as the case may be, and 5.04(c) have been delivered or for which comparable financial statements have been filed with the Securities and Exchange Commission;
     (b) Permitted Investments;
     (c) loans or advances made by Holdings to any Subsidiary or by any Subsidiary to Holdings or another Subsidiary; provided that (i) such loans and advances shall be subordinated to the Obligations to the extent required by Section 6.01(c) and (ii) the amount of such loans and advances made after the Second Restatement Date by Loan Parties to Subsidiaries that are not Loan Parties and outstanding at any time shall be subject to the limitation set forth in clause (a) above;

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     (d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
     (e) Holdings and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees, directors, officers and consultants so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $25,000,000;
     (f) Holdings and the Subsidiaries may enter into Hedging Agreements that are permitted under Section 6.01(j);
     (g) investments resulting from Letters of Credit issued pursuant to Section 2.22 and guarantees (other than in respect of Indebtedness) for the account of Wholly Owned Subsidiaries of Holdings that are not Loan Parties;
     (h) Holdings and the Subsidiaries (other than any Designated Excluded Subsidiary and its subsidiaries, for so long as such Designated Excluded Subsidiary is an Excluded Subsidiary) may acquire all or substantially all the assets of a Person or division, product line or line of business of such Person, or not less than 80% of the Equity Interests (other than directors’ qualifying shares) of a Person (referred to herein as the “Acquired Entity”), or, in connection with a tender offer or similar multi-step acquisition, such lesser percentage (but not less than a majority of the voting Equity Interests) if Holdings has publicly stated its intention to acquire, directly or indirectly, not less than 80% of the Equity Interests (other than directors’ qualifying shares) of such Acquired Entity at the end of such process; provided that (i) the Acquired Entity shall be in a Similar Business; and (ii) at the time of such transaction (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (B) Holdings would be in Pro Forma Compliance; (C) after giving effect to such acquisition, there must be at least $50,000,000 of unused and available Revolving Credit Commitments; (D) Holdings shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance reasonably satisfactory to the Administrative Agent; and (E) subject to the Agreed Security Principles, Holdings shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Loan Documents (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(h) being referred to herein as a “Permitted Acquisition”);
     (i) Holdings and the Subsidiaries (other than any Designated Excluded Subsidiary and its subsidiaries, for so long as such Designated Excluded Subsidiary is an Excluded Subsidiary) may acquire any Acquired Entity for aggregate consideration (including the aggregate principal amount of all assumed Indebtedness) not to exceed $100,000,000 per annum, provided that (i) any amount that is not used in a given year (less any amount carried forward to such year) since the Closing Date may be carried forward to the subsequent year, (ii) both before and

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after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (iii) subject to the Agreed Security Principles, Holdings shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Loan Documents.
     (j) acquisitions of, investments in, and loans and advances to, joint ventures so long as the aggregate outstanding amount invested, loaned or advanced after the Second Restatement Date pursuant to this paragraph (j) (determined without regard to any write-downs or write-offs of such investments, loans or advances), together with the outstanding aggregate principal amount of Indebtedness incurred after the Second Restatement Date under Section 6.01(n), does not exceed $300,000,000 at any time outstanding (or, if greater at the time thereof, 1.0% of Consolidated Total Assets (calculated on a pro forma basis) as such time);
     (k) investments in connection with the Transactions and the Company Post-Closing Reorganization;
     (l) investments existing on the Second Restatement Date or made pursuant to binding commitments in effect on the Second Restatement Date and, in each case, set forth on Schedule 6.04(l);
     (m) investments the payment for which consists of Equity Interests or Subordinated Shareholder Loans of Holdings (other than Disqualified Stock) or any Parent Company, as applicable;
     (n) investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
     (o) investments of any Person existing, or made pursuant to binding commitments in effect, at the time such Person becomes a Subsidiary or consolidates or merges with Holdings or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments and commitments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;
     (p) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) that are otherwise permitted under Section 6.02 or made in connection with a Lien permitted by Section 6.02;
     (q) investments, loans and advances by the Borrowers and the Subsidiaries in an amount not to exceed the Available Amount;
     (r) investments arising directly out of the receipt of non-cash consideration for any Asset Sale permitted pursuant to Section 6.05;
     (s) investments in, and loans and advances to, Securitization Subsidiaries in accordance with any Permitted Receivables Financing Documents;

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     (t) in addition to investments permitted by paragraphs (a) through (s) above, additional investments, loans and advances by the Borrowers and the Subsidiaries so long as the aggregate outstanding amount invested, loaned or advanced pursuant to this paragraph (t) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed (at the time such investment, loan or advance is made) the greater of (i) $300,000,000 and (ii) 10% of Consolidated EBITDA as of the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Sections 5.04(a) or 5.04(b), as the case may be, and 5.04(c) have been delivered or for which comparable financial statements have been filed with the Securities and Exchange Commission;
     (u) other investments by any Subsidiary to another Subsidiary resulting from an Asset Sale permitted under Section 6.05 or other dispositions permitted hereunder; provided that the amount of such investments made after the Second Restatement Date resulting from Asset Sales by Loan Parties to Subsidiaries that are not Loan Parties, based on the fair market value of the assets or property sold (as determined reasonably and in good faith by a Financial Officer of Holdings and without regard to any write-downs or write-offs of such investments) shall be subject to the limitation set forth in clause (a) above;
     (v) investments arising as the result of payments permitted pursuant to Sections 2.12(b) and 6.09;
     (w) loans or advances that are Graham Packaging Secured Intercompany Loans; and
     (x) if the Graham Packaging Closing Date occurs, additional investments, loans and advances by the Borrowers and the Subsidiaries to Graham Packaging or any of its subsidiaries; provided that the proceeds of such investments, loans or advances are used solely for the purpose of redeeming, repurchasing or otherwise retiring the Graham Packaging Notes (or paying any fees or expenses in connection therewith).
     It is further understood and agreed that for purposes of determining the value of any investment, loan or advance outstanding for purposes of this Section 6.04, such amount shall deemed to be the amount of such investment, loan or advance when made, purchased or acquired less any returns of principal or capital thereon (not to exceed the original amount invested).
     SECTION 6.05. Mergers, Consolidations and Sales of Assets. (a) Merge into, amalgamate or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of Holdings and the Subsidiaries, taken as a whole, except that (i) the Transactions and the Company Post-Closing Reorganization shall be permitted and (ii) if at the time thereof and immediately after giving effect thereto no

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Event of Default or Default shall have occurred and be continuing (A) any Person may merge into, amalgamate with or consolidate with any Borrower in a transaction in which such Borrower is the surviving corporation, (B) any Person may merge into, amalgamate with or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party), (C) any Subsidiary (other than any Borrower) may merge into, amalgamate with or consolidate with any other Person in order to effect a Permitted Acquisition or other acquisition permitted by Section 6.04 and (D) any Subsidiary (other than any Borrower) may liquidate or dissolve or, solely for purposes of reincorporating in a different jurisdiction, merge, amalgamate or consolidate as contemplated in the Transactions or the Company Post-Closing Reorganization or if such transaction is not adverse to the Lenders in any material respect and if Holdings determines in good faith that such liquidation or dissolution, merger, amalgamation or consolidation is in the best interest of Holdings and the Subsidiaries, taken as a whole.
     (b) Make any Asset Sale otherwise permitted under paragraph (a) above (other than any Non-Consensual Asset Sale, as to which this paragraph (b) shall not apply) unless (i) such Asset Sale is for consideration at least 75% of which is cash and such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (ii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) (other than the sale of any property in a sale-leaseback transaction permitted by Section 6.03, any Specified Asset Sale and the transfer or other disposition of Non-Strategic Land) shall not exceed $250,000,000 per fiscal year, provided that such amount shall be increased by (x) the unused amount for the immediately preceding fiscal year less (y) the unused amount carried forward to such preceding fiscal year.
     SECTION 6.06. Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that:
     (i) any Subsidiary of Holdings may declare and pay dividends or make other Restricted Payments ratably to its equity holders,
     (ii) (a) Holdings and any Subsidiary may pay or make dividends or distributions to any holder of its Qualified Capital Stock in the form of additional shares of Qualified Capital Stock of the same class, and may exchange one class or type of Qualified Capital Stock with shares of another class or type of Qualified Capital Stock and (b) Holdings may make distributions and payments to any Parent Company, Permitted Investor or Affiliate thereof holding Subordinated Shareholder Loans in the form of additional Subordinated Shareholder Loans, and may capitalize the interest on its Subordinated Shareholder Loans;
     (iii) Holdings may make Restricted Payments to pay for the purchase, repurchase, retirement, defeasance, redemption or other acquisition for value of Equity Interests of Holdings, or any Parent Company held by any future, present

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or former employee, director or consultant of Holdings or any Parent Company or any Subsidiary of Holdings pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided that the aggregate Restricted Payments made under this clause (iii) after the Second Restatement Date do not exceed $25,000,000 in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years subject to a maximum payment of $50,000,000 in any calendar year);
     (iv) Holdings may make Restricted Payments to any Parent Company in amounts required for such Parent Company to pay national, state or local income taxes (as the case may be) imposed directly on such Parent Company to the extent such income taxes are attributable to the income of Holdings and its Subsidiaries (including, without limitation, by virtue of such Parent Company being the common parent of a consolidated or combined tax group of which Holdings or its Subsidiaries are members); provided, however, that in no event shall Holdings make Restricted Payments pursuant to this Section 6.06(a)(iv) in an amount greater than the amount Holdings would pay on such income to a taxing authority were such income taxes to be computed for Holdings and its Subsidiaries on a separate return basis (taking into account tax attributes from prior years);
     (v) Holdings may make Restricted Payments (A) in amounts required for any Parent Company, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of any Parent Company, if applicable, and general corporate operating and overhead expenses (including compliance and reporting expenses) of any Parent Company, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of Holdings, if applicable, and their respective Subsidiaries; provided, that for so long as such Parent Company owns no material assets other than Equity Interests in Holdings or any Parent Company, such fees and expenses shall be deemed for purposes of this clause (A) to be attributable to such ownership or operation and (B) in amounts required for any Parent Company to pay fees and expenses, other than to Affiliates of Holdings, related to any unsuccessful equity or debt offering of such Parent Company; and provided further that such amounts reduce Consolidated Net Income pursuant to the definition of such term;
     (vi) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
     (vii) Restricted Payments by Holdings or any Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Equity Interests of any such Person;

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     (viii) after a Qualified Public Offering, Holdings may pay dividends and make distributions to any Parent Company, so that such Parent Company can pay dividends and make distributions to, or repurchase or redeem its Equity Interests from, its equity holders in an amount generating a 3.00% annual yield payable to all equity holders (such yield to be determined based on the initial public offering price of the Equity Interests sold in such Qualified Public Offering); provided that (x) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (y) after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in Sections 6.04(h) and 6.04(i) occurring after such period) as if such transaction had occurred as of the first day of such period, Holdings would be in Pro Forma Compliance;
     (ix) Holdings may make Restricted Payments, in an aggregate amount not to exceed the Available Amount, provided that (x) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (y) after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in Sections 6.04(h) and 6.04(i) occurring after such period) as if such transaction had occurred as of the first day of such period, Holdings would be in Pro Forma Compliance;
     (x) Holdings may make Restricted Payments in an amount equal to proceeds received in connection with any sale, transfer or other disposition of Non-Strategic Land, provided that the aggregate amount of Restricted Payments made pursuant to this clause (x) shall not exceed €25,000,000;
     (xi) Holdings may make Restricted Payments to pay annual management, consulting, monitoring and advisory fees to a Parent Company in an aggregate amount in any fiscal year not to exceed 1.5% of Consolidated EBITDA of Holdings for the immediately preceding fiscal year for which the financial statements and certificates required by Sections 5.04(a) have been delivered or for which comparable financial statements have been filed with the Securities and Exchange Commission, plus out-of-pocket expense reimbursement, provided that both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and
     (xii) Holdings may make Restricted Payments to consummate or fund the Transactions and the Company Post-Closing Reorganization (including as a result of the cancellation or vesting of outstanding options and other equity-based awards in connection therewith) and pay fees and expenses incurred in connection with the Transactions and the Company Post-Closing Reorganization (including fees and expenses incurred by any Parent Company).
     (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings or

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any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Bank Obligations, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to Holdings or any Subsidiary or to Guarantee Indebtedness of Holdings or any Subsidiary, except in each case for such encumbrances or restrictions existing under or by reason of:
     (1) contractual encumbrances or restrictions in effect on the Second Restatement Date and set forth on Schedule 6.06(b);
     (2) the Loan Documents, the Senior Secured Note Documents with respect to Senior Secured Notes outstanding on the Second Restatement Date, the Senior Unsecured Note Documents with respect to Senior Unsecured Notes outstanding on the Second Restatement Date, the Subordinated Note Documents and the Intercreditor Agreements;
     (3) applicable law or any applicable rule, regulation or order;
     (4) any agreement or other instrument (in each case other than the Graham Packaging Note Documents) of a Person acquired by Holdings or any Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
     (5) customary provisions in joint venture agreements relating solely to such joint venture;
     (6) Capitalized Lease Obligations and purchase money obligations for property acquired in the ordinary course of business, provided that such encumbrances and restrictions do not apply to any property or assets other than the property or assets financed by such Capitalized Lease Obligations and purchase money obligations;
     (7) customary provisions contained in leases (other than financing or similar leases), licenses and other similar agreements entered into in the ordinary course of business, provided that such encumbrances and restrictions only apply to the property or assets that are the subject of such leases, licenses and agreements;
     (8) contracts or agreements for the sale of assets, provided that such encumbrances and restrictions only apply to any property or assets that are the subject of such contracts and agreements;
     (9) any encumbrance or restriction arising under a local working capital facility permitted by Section 6.01;

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     (10) any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred subsequent to the Second Restatement Date permitted by Section 6.01 if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in the Loan Documents, the Senior Secured Note Documents with respect to the Senior Secured Notes described in clauses (a), (b) or (c) of the definition of “Senior Secured Notes”, the Senior Unsecured Note Documents with respect to the Senior Unsecured Notes described in clauses (a), (b) or (c) of the definition of “Senior Unsecured Notes” or in the Subordinated Note Documents;
     (11) any customary restrictions and conditions contained in agreements relating to any Permitted Receivables Financing; provided such restrictions and conditions apply solely to (A) the Securitization Assets involved in such Permitted Receivables Financing and (B) any applicable Securitization Subsidiary;
     (12) contractual encumbrances and restrictions contained in the Graham Packaging Note Documents; and
     (13) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that the encumbrances and restrictions contained in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Holdings no more restrictive than those encumbrances and restrictions in effect immediately prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
     SECTION 6.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that Holdings or any Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to Holdings or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, except that the foregoing provisions shall not apply to the following:
     (a) transactions between or among Holdings or any Loan Parties (or an entity that becomes a Loan Party as a result of such transaction) or between or among Loan Parties and investments, loans and advances in Escrow Subsidiaries permitted under Section 6.04(a);
     (b) the payments permitted under Section 6.06(a)(xi);

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     (c) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Holdings or any Subsidiary or any direct or indirect parent of Holdings;
     (d) transactions in which Holdings or any Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an independent investment bank, valuation or accounting firm of recognized national standing stating that such transaction is fair to Holdings or such Subsidiary from a financial point of view or meets the requirements of this Section 6.07;
     (e) the execution of the Transactions and the Company Post-Closing Reorganization and the payment of all fees and expenses, bonuses and awards related to the Transactions and the Company Post-Closing Reorganization, including fees to the Permitted Investors, that are described on Schedule 6.07 or contemplated by the Reynolds Acquisition Documents or by any of the other documents related to the Transactions or the Company Post-Closing Reorganization;
     (f) the formation and maintenance of any consolidated or combined group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;
     (g) transactions with Securitization Subsidiaries in connection with any Permitted Receivables Financing;
     (h) on and after the Graham Packaging Closing Date, transactions with Graham Packaging and its subsidiaries that are not otherwise prohibited by this Agreement; and
     (i) any transaction with a value of less than $40,000,000.
     SECTION 6.08. Conduct of Business. With respect to each Subsidiary other than BP II, engage at any time in any business or business activity other than a Similar Business or, in the case of a Securitization Subsidiary, Permitted Receivables Financings and business activities that are required by or incidental to such Permitted Receivables Financings.
     SECTION 6.09. Other Indebtedness and Agreements. (a) Permit any waiver, supplement, modification or amendment of (i) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, (ii) any Senior Secured Note Documents, Senior Unsecured Note Documents, Subordinated Note Documents or Graham Packaging Secured Intercompany Loan Documents, in each case to the extent any such waiver, supplement, modification or amendment would be materially adverse to the Lenders; provided that nothing in this Section 6.09(a) shall prohibit (x) the refinancing, replacement, extension or other similar modification of any Indebtedness to the extent otherwise permitted by Section 6.01 or (y) supplements to the Graham Packaging Secured Intercompany Loan Documents to the extent such supplements effect additional advances thereunder.

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     (b) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Senior Secured Notes, Senior Unsecured Notes or Subordinated Notes except (A) refinancings of Indebtedness permitted by Section 6.01, (B) distributions with respect to Senior Secured Notes, to the extent contemplated by Section 2.13(b), (C) payments financed with the proceeds of Qualified Capital Stock or Subordinated Shareholder Loans, (D) the payment of secured Indebtedness that becomes due as a result of the sale or transfer of property or assets securing such Indebtedness, (E) payments to redeem, repurchase or otherwise retire Senior Secured Notes made within one year of the final maturity date thereof, (F) payments to redeem, repurchase or otherwise retire the 5.875% notes due 2012 (the “2012 Notes”) issued by Pactiv Corporation pursuant to the Indenture dated as of September 29, 1999, between Tenneco Packaging Inc. and the Chase Manhattan Bank, as trustee (the “Pactiv Base Indenture”), as supplemented by the Sixth Supplemental Indenture with The Bank of New York Trust Company, as trustee, dated as of June 25, 2007, (G) payments, using solely the remaining proceeds of any Senior Secured Notes or Senior Unsecured Notes incurred in connection with the Pactiv Transactions, to redeem, repurchase or otherwise retire any of the senior unsecured notes (other than the 2012 Notes) issued by Pactiv Corporation pursuant to the Pactiv Base Indenture and the supplements thereto as in effect on the Amendment No. 3 Effective Date, each as amended on or prior to the Pactiv Closing Date, so long as, in the case of each of clauses (F) and (G), at the time of such payment, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (H) payments to redeem, repurchase or otherwise retire the Graham Packaging Notes.
     (c) Notwithstanding the foregoing, Holdings and the Subsidiaries may expend up to an amount equal to the Available Amount to pay, redeem, repurchase, retire or otherwise acquire for value Indebtedness in transactions that would otherwise be prohibited by paragraph (b) above, in each case so long as (x) at the time of such payment, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (y) Holdings and the Subsidiaries would be in Pro Forma Compliance.
     SECTION 6.10. Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by Holdings and the Subsidiaries in any fiscal year to exceed $900,000,000. The amount of such permitted Capital Expenditures in respect of any fiscal year commencing with the fiscal year ending on December 31, 2011, shall be increased by 100% of the amount of unused permitted Capital Expenditures for the immediately preceding fiscal year less an amount equal to unused Capital Expenditures carried forward to such preceding fiscal year. In addition, (a) if a Permitted Acquisition shall have occurred during any fiscal year after the Closing Date, the amount of Capital Expenditures permitted for such fiscal year and each subsequent fiscal year shall be increased (pro rated for the period in which such acquisition occurs) by an amount equal

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to 5.00% of the net revenues of the Acquired Entity or Person acquired pursuant to such Permitted Acquisition for the period of four consecutive fiscal quarters ended most recently prior to such acquisition for which financial statements are available and (b) Capital Expenditures may be made using the Available Amount.
     SECTION 6.11. Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters ending during any period set forth below, in each case taken as one accounting period, as of the last day of such four consecutive fiscal quarter period to be less than the ratio set forth opposite such date or period below under the heading “Ratio”; provided, however, if the Graham Packaging Closing Date occurs, the ratio set forth opposite such date or period below under the heading “Amended Ratio” shall apply:

Date or Period	Ratio
October 1, 2010 through December 31, 2011	1.70 to 1.00
January 1, 2012 through December 31, 2012	1.75 to 1.00
January 1, 2013 through December 31, 2013	1.80 to 1.00
January 1, 2014 through December 31, 2014	1.90 to 1.00
January 1, 2015 through December 31, 2015	1.95 to 1.00
Thereafter	2.00 to 1.00

Date or Period	Amended Ratio
the Amended Ratio Date through December 31, 2011	1.60 to 1.00
January 1, 2012 through December 31, 2012	1.65 to 1.00
January 1, 2013 through December 31, 2013	1.70 to 1.00
January 1, 2014 through December 31, 2014	1.75 to 1.00
January 1, 2015 through December 31, 2015	1.80 to 1.00
January 1, 2016 through December 31, 2016	1.85 to 1.00
January 1, 2017 through December 31, 2017	1.90 to 1.00
Thereafter	1.95 to 1.00
     SECTION 6.12. Maximum Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio as of the last day of any fiscal quarter to be greater than 4.00 to 1.00.
     SECTION 6.13. Fiscal Year. With respect to Holdings, (a) change its fiscal year-end to a date other than December 31 or (b) change its accounting principles used for financial reporting; provided, however, that Holdings may change its accounting principles from IFRS to U.S. GAAP or from U.S. GAAP to IFRS, in each case upon not less than 30 days prior notice to the Administrative Agent.

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     SECTION 6.14. Certain Equity Securities. Issue any Equity Interest that is not Qualified Capital Stock.
     SECTION 6.15. Limitation on Activities of Holdings and BP II. (a) In the case of Holdings and BP II: conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (i) those incidental to its ownership of the Equity Interests of the Subsidiaries and those incidental to Investments by or in Holdings permitted hereunder, (ii) activities incidental to the maintenance of its existence and compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its employees, (iii) the entry into and activities relating to the performance of obligations in respect of (A) the Loan Documents, the Senior Secured Note Documents, the Senior Unsecured Note Documents, the Subordinated Note Documents, the Intercreditor Agreements, the Reynolds Acquisition Documents, any other agreement to which it is a party on the Closing Date; and any guarantee of Indebtedness or other obligations of any of its Subsidiaries permitted pursuant to the Loan Documents and any refinancings, refundings, renewals or extensions thereof, (B) contracts and agreements with officers, directors and employees of it or any Subsidiary thereof relating to their employment or directorship, (C) insurance policies and related contracts and agreements, and (D) equity subscription agreements, registration rights agreements, voting and other stockholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, (iv) the receipt and payment of Restricted Payments permitted under Section 6.06, (v) those related to the Transactions, the Company Post-Closing Reorganization and in connection with the other agreements contemplated hereby, (vi) to the extent that Article VI expressly permits Holdings and the Subsidiaries to enter into a transaction with Holdings, (vii) activities in connection with or in preparation for a public offering, (viii) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (ix) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (x) the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants, and (xi) activities incidental to the foregoing activities.
     (b) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, in the event of a Midco Reorganization, Holdings shall be released from any and all of its obligations under this Agreement and any other Loan Document and Holdings shall be permitted to complete the Midco Reorganization.
     SECTION 6.16. Certain Country Limitations. With respect to each Subsidiary organized in Austria and Germany and notwithstanding the provisions of Article VI specified in Schedule 6.16, the provisions set forth in Schedule 6.16 shall apply with respect to such Subsidiary. In addition, Schedule 2 to Amendment No. 6 sets forth certain limitations with respect to certain Loan Parties incorporated or otherwise organized under the laws of Austria or such other jurisdictions as may be agreed by the Administrative Agent in its sole discretion.

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ARTICLE VII
Events of Default
     In case of the happening of any of the following Events of Default:
     (a) any representation or warranty made or deemed made by a Loan Party in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
     (b) default shall be made by a Loan Party in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
     (c) default shall be made by a Loan Party in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;
     (d) default shall be made in the due observance or performance by Holdings or any Material Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05(a) or 5.08 or in Article VI;
     (e) default shall be made in the due observance or performance by Holdings or any Subsidiary of any material covenant, condition or agreement contained in any Loan Document (other than a Security Document) (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to each applicable Borrower (which notice shall also be given at the request of any Lender) or (ii) knowledge thereof by a Responsible Officer of any Loan Party;
     (f) Holdings or any Material Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable beyond the period of grace, if any, provided in the instrument or agreement pursuant to which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event of default shall occur that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material

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Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and clause (ii)(B) shall not apply to any Permitted Receivables Financing;
     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings or any Material Subsidiary, or of a substantial part of the property or assets of Holdings, or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, provisional liquidator, administrator or similar official for Holdings or any Material Subsidiary or for a substantial part of the property or assets of Holdings or any Material Subsidiary or (iii) the winding-up or liquidation of Holdings or any Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (h) Holdings or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of, or shall appoint in its own right, a receiver, trustee, custodian, sequestrator, conservator, administrator or similar official for Holdings or any Material Subsidiary or for a substantial part of the property or assets of Holdings or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay or thereafter to stop paying its debts as they become due (or with respect to any Loan Party incorporated in Germany, is unable to pay its debts as they fall due (Zahlungsunfähigkeit) or is deemed to be unable to pay its debts as they fall due (drohende Zahlungsunfähigkeit) or is over-indebted (Überschuldung) within the meaning of Sections 17 - 19 of the German Insolvency Code (Insolvenzordnung), or (vii) take any action for the purpose of effecting any of the foregoing;
     (i) one or more judgments shall be rendered against Holdings or any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings or any Material Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $50,000,000 or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

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     (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;
     (k) the Guarantee provided for in Article X for any reason, other than as expressly permitted hereunder or thereunder, shall fail to remain in full force or effect, or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability thereof, or any Guarantor shall deny or disaffirm in writing that it has any further liability thereunder (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);
     (l) default shall be made in the due observance or performance by Holdings or any Material Subsidiary of any material covenant, condition or agreement contained in any Security Document to which it is a party and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to each applicable Borrower (which notice shall also be given at the request of any Lender) or (ii) knowledge thereof by a Responsible Officer of any Loan Party;
     (m) the security interest in the Collateral created under any Loan Document shall, at any time, cease to be in full force and effect and constitute a valid and, to the extent applicable and required by the Agreed Security Principles, perfected, lien with the priority required by this Agreement or the applicable Loan Documents for any reason other than the satisfaction in full of all obligations under this Agreement and discharge of this Agreement or as provided under the provisions governing the release of security interests (other than any such failure that would not be material to the Lenders), or any Loan Party or any Affiliate thereof shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and such failure or assertion shall have continued uncured for a period of (i) 30 days after any Loan Party becomes aware of such failure with respect to any Collateral of a U.S. Subsidiary (other than Collateral which is an Equity Interest of a Subsidiary that is not a U.S. Subsidiary) or (ii) 60 days after any Loan Party becomes aware of such failure otherwise;
     (n) the Indebtedness under the Subordinated Notes or any other Subordinated Indebtedness of Holdings and the Subsidiaries constituting Material Indebtedness shall cease (or any Loan Party or an Affiliate of any Loan Party shall so assert), for any reason, to be validly subordinated to the Bank Obligations as provided in the Subordinated Note Documents or the agreements evidencing such other Subordinated Indebtedness;
     (o) so long as any Senior Subordinated Notes are outstanding, the Existing Intercreditor Agreement shall cease to be effective or cease to be legally valid and binding, or otherwise not be effective to create the rights and obligations purported to be created thereunder, unless the same results directly from the action or inaction of the Administrative Agent or are not materially adverse to the Lenders;

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     (p) with respect to any Domination Agreement with SIG Euro Holding AG & Co KGaA as dominated entity (beherrschtes Unternehmen), (i) such Domination Agreement is terminated except as otherwise permitted pursuant to Section 5.17(b)(i), or (ii) the Administrative Agent receives notice from any Loan Party of the intention of a party to such Domination Agreement to terminate such Domination Agreement except as permitted by Section 5.17(b)(i);
     (q) any step is taken to appoint, or with a view to appointing, a statutory manager (including the making of any recommendation in that regard by the New Zealand Financial Markets Authority) under the New Zealand Corporations (Investigation and Management) Act 1989 in respect of Holdings or any Material Subsidiary, or Holdings or any Material Subsidiary is declared at risk pursuant to the provisions of that Act; or
     (r) there shall have occurred a Change in Control;
     then, and (x) in every such event (other than an event with respect to any U.S. Borrower or any of its subsidiaries described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Holdings and each applicable Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; and (y) in any event with respect to any U.S. Borrower or any of its subsidiaries described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.
ARTICLE VIII
The Administrative Agent and the Collateral Agents
     Each Lender and each Issuing Bank hereby irrevocably appoints the Administrative Agent and the Collateral Agents (for purposes of this Article VIII, the Administrative Agent and the Collateral Agents are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan

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Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender. Each Bank Secured Party (other than the applicable Collateral Agent) hereby authorizes the Administrative Agent to appoint and designate, on its behalf, a Collateral Agent with respect to Collateral at any time located in the Province of Quebec, Canada, including by way of appointment and designation of a fondé de pouvoir and of a depositary, mandatary and custodian, the whole with respect to taking security over such Collateral under the laws of the Province of Quebec, and take all other actions in furtherance thereof.
     The institution serving as Administrative Agent and/or the Collateral Agent under any Loan Documents shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
     The Administrative Agent shall have no duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08 or in the First Lien Intercreditor Agreement), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings or any Subsidiary that is communicated to or obtained by the bank serving as the Administrative Agent and/or any Collateral Agent or any of their respective Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08 or in the First Lien Intercreditor Agreement) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, a Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan

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Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
     Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Agent.
     Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor, which successor, so long as no Event of Default shall have occurred and be continuing, shall be subject to approval by Holdings (which approval shall not be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and approved by Holdings (to the extent required) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank and, which successor, so long as no Event of Default shall have occurred and be continuing, shall be subject to approval by Holdings (which approval shall not be unreasonably withheld or delayed). If no successor Administrative Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent. Any such resignation by the Administrative Agent hereunder shall also constitute, to the extent applicable, its resignation as an Issuing Bank, in which case such resigning Administrative Agent (a) shall not be required to issue any further Letters of Credit hereunder and (b) shall maintain all of its rights as Issuing Bank with respect to any Letters of Credit issued by it prior to the date of such resignation. Upon the acceptance of its appointment as

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Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Administrative Agent.
     Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
     Without limiting the foregoing, no Bank Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Bank Secured Parties in accordance with the terms thereof (subject, in the case of the Collateral, to the provisions of the First Lien Intercreditor Agreement). Each Lender (a) acknowledges that it has received a copy of each Intercreditor Agreement, (b) without limiting the foregoing, agrees that it will be bound by and will take no actions contrary to the provisions of any Intercreditor Agreement and (c) acknowledges that each Administrative Agent and the Collateral Agents will, and hereby authorizes the Administrative Agent and each Collateral Agent to, enter into (and be a party to) the First Lien Intercreditor Agreement on behalf of themselves, such Lender and other holders of Bank Obligations. The Lenders further acknowledge that, pursuant to the First Lien Intercreditor Agreement, the applicable Collateral Agent will have the sole right to proceed against the Collateral, and that the provisions of the First Lien Intercreditor Agreement may, in certain circumstances, limit the ability of the Administrative Agent to direct such Collateral Agent. In the event of a foreclosure by any Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, any Lender may be the purchaser of any or all of such Collateral at any such sale or other disposition, and such Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by such Collateral Agent on behalf of the Secured Parties at such sale or other disposition. Each Bank Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the

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benefits of the Collateral and of the Guarantees of the Bank Obligations provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
     Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Lead Arranger, the Syndication Agent and each Documentation Agent are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Lead Arranger, the Syndication Agent and each Documentation Agent shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, neither the Lead Arranger, the Syndication Agent nor any Documentation Agent in their respective capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.
     Subject to the terms of the First Lien Intercreditor Agreement each Lender and each Issuing Bank hereby:
     (a) authorizes the Collateral Agents (whether or not by or through employees or agents and with the right of sub-delegation) to accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of such Lender or Issuing Bank in connection with the German Security Documents (as defined in the First Lien Intercreditor Agreement) under German law and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments or alterations to any German Security Document which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such security;
     (b) releases each of the Administrative Agent and the Collateral Agents from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) with the right of sub-delegation of such release, to make use of any authorization granted under this Agreement and to perform its duties and obligations as Administrative Agent or Collateral Agent, respectively hereunder and under the German Security Documents; and
     (c) ratifies and approves all acts and declarations previously done by any Collateral Agent on such person’s behalf (including for the avoidance of doubt the declarations made by such Collateral Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any Lender or Issuing Bank as future pledgee or otherwise).

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ARTICLE IX
Miscellaneous
     SECTION 9.01. Notices; Electronic Communications. Subject to Section 9.20, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
     (a) if to any Borrower, Holdings or Guarantor, to it at Reynolds Group Holdings Limited, Level 25, Citigroup Centre, 2 Park St, Sydney NSW 2000, Australia, Attention of Helen Golding (Fax No. +61 2 9268 6693), Email: helen.golding@rankgroup.co.nz;
     (b) if to the Administrative Agent, to Credit Suisse AG, Agency Manager, Eleven Madison Avenue, New York, NY 10010, Fax No. 212-322-2291, Email: agency.loanops@credit-suisse.com; and
     (c) if to a Lender, to it at its address (or fax number) set forth in the Administrative Questionnaire provided by such Lender to the Administrative Agent.
     All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Holdings, the Borrowers, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person. No communication (including fax, electronic message or communication in any other written form) under or in connection with the Loan Documents shall be made to or from an address located inside of the Republic of Austria.
     Holdings and each Borrower hereby agree, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrowers, that it will, or will cause the Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) is or relates to a Borrowing Request, a notice pursuant to Section 2.10 or a notice requesting the issuance, amendment, extension or renewal of a Letter of Credit pursuant to Section 2.22, (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any Default or Event of Default under this Agreement or any other

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Loan Document or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, Holdings and each Borrower agree, and agree to cause the Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
     Holdings and each Borrower hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to each Borrower or its securities) (each, a “Public Lender”). Holdings and each Borrower hereby agree that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Holdings and any Borrower or its securities for purposes of foreign, United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless Holdings or a Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (A) the Loan Documents and (B) notification of changes in the terms of the Credit Facilities.
     Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including foreign, United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Holdings or a Borrower or its securities for purposes of foreign, United States Federal or state securities laws.

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     THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
     The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
     Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
     SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by each Loan Party herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Banks, regardless of any investigation made by the Lenders or the Issuing Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding

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and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Collateral Agent, any Lender or any Issuing Bank.
     SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.
     SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Loan Parties, the Administrative Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
     (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) (with the prior written consent of the applicable Borrower or Borrowers, if required by the definition of the term “Eligible Assignee”, being deemed given unless such Borrower or Borrowers shall have objected to such assignment by written notice to the Administrative Agent within five Business Days after having received notice thereof); provided, however, that (i) notwithstanding anything to the contrary in the definition of the term “Eligible Assignee”, the consent of the applicable Borrower shall not be required to any such assignment made in connection with the initial syndication of the Credit Facilities to Persons identified by the Administrative Agent to the Borrowers on or prior to the Second Restatement Date; (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be not less than, $1,000,000 or €1,000,000, as the case may be (or, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class); provided that simultaneous assignments to or by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met; (iii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and (iv) the assignee, if

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it shall not be a Lender, shall deliver to the Administrative Agent Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and be subject to the obligations, of Sections 2.14, 2.16, 2.20 and 9.05, as well as to the benefit of any Fees accrued for its account and not yet paid). Notwithstanding the foregoing, no Lender shall be permitted to make assignments under this Agreement to any Disqualified Institutions.
     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings or any Subsidiary or the performance or observance by any Loan Party of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement and of each Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon Administrative Agent, such assigning Lender or any other Lender and based on such

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documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee agrees that it will be bound by and will take no actions contrary to the provisions of each Intercreditor Agreement; (vii) such assignee appoints and authorizes the Administrative Agent and the Collateral Agents to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent and the Collateral Agents, respectively, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (viii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
     (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrowers, the Administrative Agent, the Issuing Banks, the Collateral Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank, the Collateral Agents and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrowers and each Issuing Bank to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).
     (f) Each Lender may without the consent of any Borrower, any Issuing Bank or Administrative Agent sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit, and be subject to the obligations, of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater

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extent than the Lender that sold the participation to such participant) and (iv) the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral). To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided that such participating bank or other Person agrees to be subject to Section 2.18 as though it were a Lender. Notwithstanding the foregoing, no Lender shall be permitted to sell participations under this Agreement to any Disqualified Institutions.
     (g) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
     (h) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to Holdings or any Subsidiary furnished to such Lender by or on behalf of Holdings and the Subsidiaries; provided that, prior to any such disclosure of information, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.
     (i) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

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     (j) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. In the event that a Lender makes a grant to an SPV pursuant to this Section 9.04(j) or an SPV elects to exercise an option granted to it pursuant to this Section 9.04(j), no Loan Party shall be required to make payments under Section 2.20 in an amount in excess of the amount that it would be required to pay in the absence of such grant or election.
     (k) Except in connection with a Midco Reorganization permitted under Section 6.05, none of Holdings or any Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.
     (l) In the event that any Revolving Credit Lender shall become a Defaulting Lender or S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting

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ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any Revolving Credit Lender that is not rated by any such ratings service or provider or any Issuing Bank shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Lender, or a material impairment of the ability of any such Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Lender became a Revolving Credit Lender) then such Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) such Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.
     SECTION 9.05. Expenses; Indemnity. (a) The Loan Parties agree, jointly and severally, to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, each Collateral Agent and each Issuing Bank in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated); provided that, except as otherwise agreed in the First Lien Intercreditor Agreement, the Loan Parties shall not be responsible for the reasonable fees, charges and disbursements of more than one separate law firm (in addition to one local counsel per relevant jurisdiction). The Loan Parties also agree to pay all documented and out-of-pocket expenses incurred by the Administrative Agent, any Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable and documented fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable and documented fees, charges and disbursements of any other counsel for the Administrative Agent or any Lender.
     (b) The Loan Parties agree, jointly and severally, to indemnify the Administrative Agent, each Lender, each Issuing Bank and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in

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any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions, the Company Post-Closing Reorganization, the Pactiv Transactions, the Graham Packaging Transactions, the other transactions contemplated thereby (including the syndication of the Credit Facilities) and any Borrowing hereunder, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrowers, any other Loan Party or any of their respective Affiliates), or (iv) any Release or actual or alleged presence of Hazardous Materials on, at or under any property currently or formerly owned, leased or operated by Holdings or any Subsidiary or any Environmental Liability related in any way to Holdings or any Subsidiary; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment (or settlement tantamount thereto) to have resulted from (i) the bad faith, gross negligence or willful misconduct of such Indemnitee or Related Party of such Indemnitee or (ii) claims against such Indemnitee or any Related Party brought by any other Indemnitee that (x) did not arise out of any action or inaction on the part of Holdings or any of its Affiliates and (y) do not involve the Lead Arranger or an Agent in its capacity as such. This Section 9.05 shall not apply with respect to Taxes except as necessary to hold such Indemnitee harmless from any and all losses, claims, damages, liabilities and related expenses with respect to any non-Tax claim.
     (c) To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or any Collateral Agent under paragraph (a) or (b) of this Section or under any other Loan Document, each Lender severally agrees to pay to the Administrative Agent or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought and, in the case of the Collateral Agents, subject to pro rata allocation with the holders of the Senior Secured Notes to the extent provided for in any Intercreditor Agreement) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time (in each case, determined as if no Lender were a Defaulting Lender).
     (d) To the extent permitted by applicable law, none of Holdings and the Borrowers shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result

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of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the Company Post-Closing Reorganization, the Pactiv Transactions, the Graham Packaging Transactions and any Borrowing, Loan or Letter of Credit or the use of the proceeds thereof.
     (e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Collateral Agent, any Lender or any Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.
     SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against any of and all the obligations of any Loan Party now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
     SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agents, the Issuing Banks and the Lenders

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hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Holdings, the other Loan Parties and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(k) or the provisions of this Section or release any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(j) without the written consent of such SPV or (vi) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments and Revolving Credit Commitments on the date hereof); provided that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Collateral Agent or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such Collateral Agent or such Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms solely affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrowers and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of

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Lenders hereunder at the time. Notwithstanding the foregoing, with the consent of Holdings, the Borrowers and the Required Lenders, this Agreement (including Section 2.17) may be amended (x) to allow the Borrowers to prepay Loans of a Class on a non-pro rata basis in connection with offers made to all the Lenders of such Class pursuant to procedures approved by the Administrative Agent and (y) to allow the Borrowers to make loan modification offers to all the Lenders of one or more Classes of Loans that, if accepted, would (A) allow the maturity and scheduled amortization of the Loans of the accepting Lenders to be extended, (B) increase the Applicable Margins and/or Fees payable with respect to the Loans and Commitments of the accepting Lenders and (C) treat the modified Loans and Commitments of the accepting Lenders as a new tranche of Loans and Commitments for all purposes under this Agreement.
     (c) The Administrative Agent, Holdings and the Borrowers may amend any Loan Document to correct administrative or manifest errors or omissions, or to effect administrative changes that are not adverse to any Lender; provided, however, that no such amendment shall become effective until the fifth Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected in writing thereto within such five Business Day period.
     SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
     SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of any Issuing Bank that issues any Letter of Credit), to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders and, (a) solely with respect to Article VIII, Section 9.22 and Article X, the Collateral Agents and (b) solely with respect to Section 9.22 and Article X, the Local

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Facility Providers, Hedge Providers and Cash Management Banks) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
     SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
     SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile or other customary means of electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
     SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the

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other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court; provided that solely for the purpose of enforcement of the rights of the Administrative Agent, any Issuing Bank and any Lender under this Agreement in Austria, each Loan Party hereby irrevocably and unconditionally also submits, for itself and its property to the jurisdiction of the courts of England. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower, Holdings or their respective properties in the courts of any jurisdiction.
     (b) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     (d) Each Loan Party hereby irrevocably designates and appoints Reynolds Consumer Products Holdings Inc. as its authorized agent upon which process may be served in any action, suit or proceeding arising out of or relating to this Agreement that may be instituted by the Administrative Agent or any Lender in any Federal or state court in the State of New York. Each Loan Party hereby agrees that service of any process, summons, notice or document by U.S. registered mail addressed to the U.S. Borrower, with written notice of said service to such Person at the address above shall be effective service of process for any action, suit or proceeding brought in any such court.
     SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any

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subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Holdings or any Subsidiary or any of their respective obligations, (f) with the consent of Holdings or a Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, “Information” shall mean all information received from the Borrowers or Holdings and related to such Person or its or their business, other than any such information that was available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrowers or Holdings. Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information. Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Acceptance, the provisions of this Section 9.16 shall survive with respect to each Agent and Lender until the second anniversary of such Agent or Lender ceasing to be an Agent or a Lender, respectively.
     SECTION 9.17. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
     (b) The obligations of each party in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Loan Parties contained in this Section 9.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
     SECTION 9.18. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each

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Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of and each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.
     SECTION 9.19. Place of Performance. The Parties shall perform their obligations under or in connection with the Loan Documents exclusively at the Place of Performance (as defined below), but in no event at a place in Austria and the performance of any obligations or liability under or in connection with the Loan Documents within the Republic of Austria shall not constitute discharge or performance of such obligation or liability. For the purposes of the above, “Place of Performance” means:
     (a) in relation to any payment under or in connection with a Loan Document, the place at which such payment is to be made pursuant to Section 2.19; and
     (b) in relation to any other obligation or liability under or in connection with the Loan Documents, the premises of the Administrative Agent in New York or any other place outside of Austria as the Administrative Agent may specify from time to time.
     SECTION 9.20. Austrian Stamp Duty. (a) No Party shall bring or send to, or otherwise produce in, Austria a Stamp Duty Sensitive Document or communicate in writing other than in compliance with the Stamp Duty Guidelines, in each case other than in the event that:
     (i) it does not cause a liability of a Party to pay stamp duty in the Republic of Austria;
     (ii) a Party wishes to enforce any of its rights under or in connection with a Loan Document in any form of proceedings in the Republic of Austria and is only able to do so by bringing or sending to, or otherwise producing in, Austria a Stamp Duty Sensitive Document and it would not be sufficient for that Party to bring or send to, or otherwise produce in, Austria a document that is not a Stamp Duty Sensitive Document (e.g. a simple/uncertified copy (i.e. a copy which is not an original, notarised or certified copy) of the relevant Stamp Duty Sensitive Document) for the purposes of such enforcement; in furtherance of the foregoing, no Party shall (A) object to the introduction into evidence of an uncertified copy of any Stamp Duty Sensitive Document or raise a defence to any action or to the exercise of any remedy on the basis of an original or certified copy of any Stamp Duty Sensitive Document not having been introduced into evidence, unless such uncertified copy actually introduced into evidence does not accurately reflect the content of the original document and (B) if such Party is a party to proceedings before an Austrian court or authority, contest the authenticity (Echtheit) of an uncertified copy of any such Stamp Duty Sensitive Document, unless such

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uncertified copy actually introduced into evidence does not accurately reflect the content of the original document; or
     (iii) a Party is required by law, governmental body, court, authority or agency pursuant to any legal requirement (whether for the purposes of initiating, prosecuting, enforcing or executing any claim or remedy or enforcing any judgment or otherwise) to bring or send a Stamp Duty Sensitive Document into, or otherwise produce a Stamp Duty Sensitive Document in, the Republic of Austria.
     (b) Holdings and the Borrowers shall indemnify each Administrative Agent, each Lender and each Issuing Bank against any cost, loss or liability in respect of Austrian stamp duty unless such cost, loss or liability is incurred as a result of the Administrative Agent, a Lender or an Issuing Bank breaching any obligations under Section 9.20(a), in which case the breaching party shall be liable for payment of such stamp duty.
     SECTION 9.21. Additional Borrowers. (a) Holdings or any Borrower may designate any of its Wholly Owned Subsidiaries as a Borrower under any of the Revolving Credit Commitments or pursuant to an Incremental Assumption Agreement; provided that (i) the Administrative Agent shall be reasonably satisfied that the Lenders of the applicable Class may make loans and other extensions of credit to such Person in such Person’s jurisdiction in compliance with applicable laws and regulations and without being subject to any unreimbursed or unindemnified Tax or other expense, (ii) the Administrative Agent shall have received, at least five Business Days prior to the date on which such Person is proposed to become a Borrower hereunder, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including to the extent applicable, the USA PATRIOT Act. Upon the receipt by the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Wholly Owned Subsidiary of Holdings, Holdings and the Borrowers, such Wholly Owned Subsidiary of Holdings shall be a Borrower and a party to this Agreement. A Person shall cease to be a Borrower hereunder at such time as no Loans, Fees or any other amounts due in connection therewith pursuant to the terms hereof shall be outstanding by such Person, no Letters of Credit issued for the account of such Person shall be outstanding and such Person and its parent Borrower shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination.
     (b) Notwithstanding the foregoing, no Person shall be added as a Borrower hereunder pursuant to this Section 9.21 unless (i) (A) on the effective date of such addition, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the applicable potential Borrower or Borrowers or (B) with respect to Pactiv Corporation, on the effective date of such addition, the conditions set forth in Section 4 of Amendment No. 3 shall be satisfied or waived and (ii) except as otherwise specified in the applicable Borrowing Subsidiary Agreement, the Administrative Agent shall have received

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legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.02 of the Original Credit Agreement.
     SECTION 9.22. Application of Proceeds. Upon receipt from any Collateral Agent of the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, following the exercise of remedies provided for in Article VII (or after the Loans have automatically become due and payable as set forth in Article VII), the Administrative Agent shall apply such proceeds as follows:
     (a) FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement or any other Loan Document, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
     (b) SECOND, to the payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent and the Issuing Banks pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution); and
     (c) THIRD, to the payment in full of all other Bank Obligations (the amounts so applied to be distributed among the Bank Secured Parties pro rata in accordance with the amounts of the Bank Obligations owed to them on the date of any such distribution).
     The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.
     SECTION 9.23. Loan Parties’ Agent. (a) Each Loan Party (other than the Loan Parties’ Agent) by its execution of this Agreement or a Guarantor Joinder irrevocably appoints the Loan Parties’ Agent to act on its behalf in relation to the Loan Documents and irrevocably authorizes:
     (b) the Loan Parties’ Agent on its behalf to supply all information concerning itself contemplated by this Agreement to the Bank Secured Parties and to give all notices and instructions (including, in the case of a Borrower, Borrowing Requests), to execute on its behalf any Guarantor Joinder, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Loan Party notwithstanding that they may affect such Loan Party, without further reference to or the consent of such Loan Party; and

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     (c) each Bank Secured Party to give any notice, demand or other communication to such Loan Party pursuant to any Loan Document to the Loan Parties’ Agent, and in each case such Loan Party shall be bound as though such Loan Party itself had given the notices and instructions (including without limitation, any Borrowing Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.
     (d) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Loan Parties’ Agent or given to the Loan Parties’ Agent under any Loan Document on behalf of another Loan Party or in connection with any Loan Document (whether or not known to any other Loan Party and whether occurring before or after such other Loan Party became a Loan Party under any Loan Document) shall be binding for all purposes on such Loan Party as if such Loan Party had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Loan Parties’ Agent and any other Loan Party, those of the Loan Parties’ Agent shall prevail.
     (e) Each Loan Party (other than the Loan Parties’ Agent) hereby releases the Loan Parties’ Agent from any restrictions on self-dealings under any applicable law arising under section 181 of the German Civil Code (Bürgerliches Gesetzbuch).
     SECTION 9.24. Loan Modification Offers. (a) Holdings may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Loans and/or Commitments (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more amendments or modifications described in the last sentence of Section 9.08(b) (“Permitted Amendments”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to Holdings. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.
     (b) Holdings, each Loan Party and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with

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respect to the Loans and Commitments of the Accepting Lenders of the Affected Class. Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 9.24 unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions and/or an officer’s certificate consistent with those delivered on the Closing Date under Section 4.02(a) and (c) of the Original Credit Agreement.
     SECTION 9.25. Release or Re-Assignment of Securitization Assets in Connection with a Permitted Receivables Financing. In the event that Securitization Assets become subject to a Permitted Receivables Financing, whether by transfer or conveyance or by placing a security interest, trust or other encumbrance required by a Permitted Receivables Financing with respect to such Securitization Assets, the Lien on such Securitization Assets (including proceeds thereof and any deposit accounts holding exclusively such proceeds) will be automatically released or re-assigned and, effective as of the Amendment No. 3 Effective Date, the Lenders hereby consent to such release or re-assignment and any steps any Agent may take or request to give effect to such release or re-assignment under the governing law of such Lien.
ARTICLE X
Guarantee
     SECTION 10.01. Guarantee. Each Guarantor hereby agrees that it is jointly and severally liable for, as primary obligor and not merely as surety, and absolutely and unconditionally guarantees to the Bank Secured Parties the prompt payment when due, whether at stated maturity, upon acceleration after notice of prepayment or otherwise, and at all times thereafter, of the Bank Obligations. Each Guarantor further agrees that the Bank Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its Guarantee notwithstanding any such extension or renewal.
     SECTION 10.02. Guarantee of Payment. This Guarantee is a guarantee of payment when due and not of collection. Each Guarantor waives any right to require any Agent, any Issuing Bank or any Bank Secured Party to sue any Borrower, any other Guarantor, any other guarantor, or any other Person obligated for all or any part of the Bank Obligations (each, an “Obligated Party”), or otherwise to enforce its rights in respect of any collateral securing all or any part of the Bank Obligations.
     SECTION 10.03. No Discharge or Diminishment of Guarantee. (a) Except as otherwise provided for herein or set forth on Schedule 10.03 (to the extent that such Schedule 10.03 includes limitations and only in respect of the relevant Guarantors) or otherwise with the consent of the Required Lenders, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Bank Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Bank Obligations,

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by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other Person liable for any of the Bank Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Obligated Party, any Agent, any Issuing Bank, any Bank Secured Party, or any other Person, whether in connection herewith or in any unrelated transactions.
     (b) Subject to Section 10.03(d), the obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Bank Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Bank Obligations or any part thereof.
     (c) Further, subject to the limitations in Schedule 10.03 the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Agent, any Issuing Bank or any Bank Secured Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the Bank Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Bank Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Bank Obligations or any obligations of any other guarantor of or other Person liable for any of the Bank Obligations; (iv) any action or failure to act by any Agent, any Issuing Bank or any Bank Secured Party with respect to any collateral securing any part of the Bank Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Bank Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of the Bank Obligations).
     (d) Notwithstanding any provision to the contrary contained in this Agreement the Bank Obligations and liabilities of each applicable Guarantor shall be limited by the applicable local provisions and laws set forth in Schedule 10.03 with respect to such Guarantor.
     SECTION 10.04. Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Guarantor or the unenforceability of all or any part of the Bank Obligations from any cause, or the cessation from any cause of the liability of the Borrower or any Guarantor, other than the indefeasible payment in full in cash of the Bank Obligations. Furthermore, to the extent specified in Schedule 10.03, each Guarantor waives the rights and defenses therein specified. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as

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well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Any Collateral Agent may, at its election, foreclose or enforce on any Collateral held by or on behalf of it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Bank Obligations, and the Administrative Agent may, at its election, compromise or adjust any part of the Bank Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Guarantor under this Guarantee except to the extent the Bank Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Obligated Party or any security.
     SECTION 10.05. Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party (including against any Guarantor that is released from its obligations hereunder pursuant to Section 10.12), or any Collateral, until the Loan Parties have fully performed all their obligations to the Agents, the Issuing Banks and the Bank Secured Parties and the other Secured Parties.
     SECTION 10.06. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Bank Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Guarantor’s obligations under this Guarantee with respect to that payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Bank Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Bank Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Administrative Agent.
     SECTION 10.07. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Bank Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guarantee, and agrees that none of any Agent, any Issuing Bank or any Bank Secured Party or any other Secured Party shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.
     SECTION 10.08. Maximum Liability. The provisions of this Guarantee are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guarantee would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guarantee, then, notwithstanding any

163

other provision of this Guarantee to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Bank Secured Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Bank Secured Parties to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Bank Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guarantee or affecting the rights and remedies of the Bank Secured Parties hereunder; provided that nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.
     SECTION 10.09. Contribution. In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guarantee or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guarantee, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from any Borrower after the Closing Date (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from any Borrower after the Closing Date (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Bank Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guarantee from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Bank Obligations. This provision is for the benefit of the Agents, the Issuing Banks, the Lenders, the other Bank Secured Parties and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.
     SECTION 10.10. Subordination. Each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to Holdings or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

164

     SECTION 10.11. Liability Cumulative. The liability of each Loan Party as a Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agents, the Issuing Banks, the Lenders and the other Bank Secured Parties under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
     SECTION 10.12. Release of Guarantors. Notwithstanding anything in Section 9.08(b) to the contrary (i) a Guarantor that is a Subsidiary (other than BP I or any Borrower) shall automatically be released from its obligations hereunder and its Guarantee shall be automatically released upon the consummation of any transaction permitted hereunder as a result of which such Loan Guarantor ceases to be a Subsidiary. In connection with any such release, the Agents shall execute and deliver to any such Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 10.12 shall be without recourse to or warranty by the Agents.

165

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

REYNOLDS GROUP HOLDINGS INC.,
by
Name:
Title:
PACTIV CORPORATION,
by
Name:
Title:
REYNOLDS GROUP HOLDINGS LIMITED,
by
Name:
Title:
REYNOLDS CONSUMER PRODUCTS HOLDINGS INC.,
by
Name:
Title:
SIG EURO HOLDING AG & CO KGAA,
by
Name:
Title:

166

SIG AUSTRIA HOLDING GMBH,
by
Name:
Title:
CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC.,
by
Name:
Title:
CLOSURE SYSTEMS INTERNATIONAL BV,
by
Name:
Title:
[NAMES OF GUARANTORS],
by
Name:
Title:

167

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent and Issuing Bank, by
Name:
Title:

by
Name:
Title:

168

Schedule 1.01(a)
to the Second Amended and Restated Credit Agreement
Existing Letters of Credit
1.	Letter of Credit No. LS2007/006 by order of SIG Euro Holding AG & Co. KGaA in favor of Deutsche Bank AG for the amount of €20,000,000.00, expiring September 11, 2011.
2.	Letter of Credit No. LS2007/007 by order of SIG Austria Holding GmbH in favor of Raffeisen Zentralbank Oesterreich AG for the amount of €4,000,000.00, expiring September 11, 2011.

Schedule 1.01(b)
to the Second Amended and Restated Credit Agreement
Company Post-Closing Reorganization
See attached Company Post-Closing Reorganization slides.

Schedule 1.01(c)
to the Second Amended and Restated Credit Agreement
Excluded Subsidiaries
The following entities are Excluded Subsidiaries until Holdings otherwise notifies the Administrative Agent in writing:
(a) denotes an investment in associate companies and joint ventures accounted for under the equity method and not controlled by Holdings
(b) denotes an investment that is not accounted for as an associate company or joint venture under the equity method

COUNTRY	COMPANY
ARGENTINA
ALUSUD ARGENTINA S.R.L.
SIG COMBIBLOC ARGENTINA S.R.L.
BAHRAIN, KINGDOM OF
GULF CLOSURES W.L.L.
BULGARIA
REYNOLDS CONSUMER PRODUCTS BULGARIA EOOD
CHILE
ALUSUD EMBALAJES CHILE LTDA.
SIG COMBIBLOC CHILE LIMITADA
CHINA
CLOSURE SYSTEMS INTERNATIONAL (GUANGZHOU) LIMITED
CLOSURE SYSTEMS INTERNATIONAL (WUHAN) LIMITED
CSI CLOSURE SYSTEMS (HANGZHOU) CO., LTD.
CSI CLOSURE SYSTEMS (TIANJIN) CO., LTD.
DONGGUAN PACTIV PACKAGING CO., LTD.
EVERGREEN PACKAGING (SHANGHAI) CO., LIMITED
REYNOLDS METALS (SHANGHAI) LTD.
SIG COMBIBLOC (SUZHOU) CO. LTD.
SIG COMBIBLOC PACKAGING TECHNOLOGY SERVICES (SHANGHAI) CO. LTD. (IN LIQUIDATION)
ZHEIJING ZHONGBAO PACKAGING CO., LTD.
COLOMBIA
ALUSUD EMBALAJES COLOMBIA LTDA.
CZECH REPUBLIC
SIG COMBIBLOC S.R.O.
EGYPT
CLOSURE SYSTEMS INTERNATIONAL (EGYPT) LLC
EL SALVADOR
EVERGREEN PACKAGING DE EL SALVADOR S.A. DE C.V.
FRANCE
SIG COMBIBLOC S.A.R.L.
GERMANY
PACTIV FOREST PRODUCTS GmbH

COUNTRY	COMPANY
GUERNSEY
CRYSTAL INSURANCE COMPANY LIMITED
MANNEQUIN INSURANCE PCC LIMITED CELL SIG65 (b)
HUNGARY
SIG COMBIBLOC KFT
INDIA
CLOSURE SYSTEMS INTERNATIONAL (I) PRIVATE LIMITED
SIG BEVERAGE MACHINERY AND SYSTEMS (INDIA) PVT. LTD. (IN LIQUIDATION)
ISRAEL
DUCART EVERGREEN PACKAGING LTD (a)
HA’LAKOACH HA’NEEMAN H’SHEESHIM OU’SHENAYIM LTD.
ITALY
SIG COMBIBLOC S.R.L.
KOREA
CLOSURE SYSTEMS INTERNATIONAL (KOREA), LTD.
EVERGREEN PACKAGING KOREA LIMITED
SIG COMBIBLOC KOREA LTD.
LUXEMBOURG
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.
MEXICO
MIDDLE AMERICA M.A., S.A. DE C.V. (IN LIQUIDATION)
SERVICIOS INTEGRALES DE OPERACIÓN, S.A. DE C.V.
SIG COMBIBLOC MÉXICO S.A. DE C.V.
SIG SIMONAZZI MÉXICO S.A. DE C.V. (IN LIQUIDATION)
MOROCCO
BANAWI EVERGREEN PACKAGING AFRICA SAS (b)
NEPAL
CLOSURE SYSTEMS INTERNATIONAL NEPAL PRIVATE LIMITED
NETHERLANDS
BEVERAGE PACKAGING HOLDINGS (NETHERLANDS) B.V.
PACTIV EUROPE B.V.
SIG COMBIBLOC B.V.
PANAMA
ENVASES PANAMA, S.A.
PERU
ALUSUD PERU S.A.
PHILIPPINES
CLOSURE SYSTEMS INTERNATIONAL (PHILIPPINES), INC.
POLAND
OMNI PAC POLAND SP Z.O.O.
SIG COMBIBLOC SP. Z.O.O.
RUSSIA
CSI VOSTOK LIMITED LIABILITY COMPANY
OOO SIG COMBIBLOC
SAUDI ARABIA
BANAWI EVERGREEN PACKAGING COMPANY LIMITED (a)
SIG COMBIBLOC OBEIKAN COMPANY LIMITED (a)

172

COUNTRY	COMPANY
SINGAPORE
PACTIV ASIA PTE LTD
SPAIN
CLOSURE SYSTEMS INTERNATIONAL ESPAÑA, S.L.U.
CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (SPAIN), S.A.
REYNOLDS FOOD PACKAGING SPAIN, S.L.U.
SIG COMBIBLOC S.A.
SWEDEN
SIG COMBIBLOC AB
SWITZERLAND
WIBILEA AG (b)
TAIWAN
EVERGREEN PACKAGING (TAIWAN) CO. LIMITED
SIG COMBIBLOC TAIWAN LTD.
TURKEY
CLOSURE SYSTEMS INTERNATIONAL PLASTIK ITHALAT IHRACAT SANAYI VE TICARET LIMITED SIRKETI
SIG COMBIBLOC PAKETLEME VE TICARET LTD. ŞTI.
UK
ALPHA PRODUCTS (BRISTOL) LIMITED
PACTIV (CAERPHILLY) LIMITED
PACTIV (FILMS) LIMITED
PACTIV (STANLEY) LIMITED (IN LIQUIDATION)
PACTIV LIMITED (IN LIQUIDATION)
UNITED ARAB EMIRATES
SIG COMBIBLOC OBEIKAN FZCO (a)
USA
BUCEPAHALAS ACQUISITION CORP.
COAST-PACKING COMPANY (CALIFORNIA GENERAL PARTNERSHIP)
PACTIV NA II LLC
THE CORINTH AND COUNCE RAILROAD COMPANY
ECLIPSE CLOSURES, LLC (b)
VENEZUELA
ALUSUD VENEZUELA S.A.
VIETNAM
SIG VIETNAM LTD.

173

Schedule 1.01(d)
to the Second Amended and Restated Credit Agreement
Mortgaged Property

Property Address	Record Owner
7920 Mapleway Drive Olmsted Falls, Ohio	Blue Ridge Paper Products Inc.

1500 South 14th Street Clinton, Iowa	Blue Ridge Paper Products Inc.

175 Main Street Canton, North Carolina 1329 Howell Mill Road Waynesville, North Carolina	Blue Ridge Paper Products Inc.

600 DairyPak Road Athens, Georgia	Blue Ridge Paper Products Inc.

1205 East Elmore Street Crawfordsville, Indiana	Closure Systems International Inc.

1604 East Elmore Street Crawfordsville, Indiana	Closure Systems International Inc.

8363 Metro Drive Olive Branch, Mississippi	Closure Systems International Inc.

4915 Norman Road Sandston, Virginia	Closure Systems International Americas, Inc.

2104 Henderson Way Plant City, Florida	Evergreen Packaging Inc.

5201 Fairfield Road Pine Bluff, Arkansas	Evergreen Packaging Inc.

1500 West Main Street Turlock, California	Evergreen Packaging Inc.

172 Pactiv Way Winchester, Virginia	Pactiv Corporation

777 Wheeling Road Wheeling, Illinois	Pactiv Corporation

3300 Pegasus Drive Temple, Texas	Pactiv Corporation

Property Address	Record Owner
1100 Taylor Road Romeoville, Illinois	Pactiv Corporation

1000 Diamond Ave Red Bluff, California	Pactiv Corporation

1900 West Field Court Lake Forest, Illinois	Pactiv Corporation

2230 East Morton Ave Jacksonville, Illinois	Pactiv Corporation

578 Old Jackson Highway Jackson, South Carolina	Pactiv Corporation

437 Centre Frankfort, Illinois	Pactiv Corporation

15101 Lake Forest Court Covington, Georgia	Pactiv Corporation

2024 Norris Road Bakersfield, California	Pactiv Corporation

1110 East 200 South Lewiston, Utah	Reynolds Consumer Products, Inc.

2225 Philpott Road South Boston, Virginia	Reynolds Consumer Products, Inc.

670 N. Perkins Appleton, Wisconsin	Reynolds Consumer Products, Inc.

203 E. Third Avenue Weyauwega, Wisconsin	Reynolds Consumer Products, Inc.

1333 Highway 270 Malvern, Arkansas	Reynolds Foil Inc.

2827 Hale Avenue Louisville, Kentucky	Reynolds Foil Inc.

26 Center Street Randolph, New York	Reynolds Packaging Machinery Inc.

1010 Energy Drive Kilgore, Texas	Southern Plastics Inc.

175

Property Address	Record Owner
DE-52441 Linnich Rurstrasse 58, Germany	SIG Combibloc GmbH (Germany)

DE-06886 Wittenberg Platanweg 13, Germany	SIG Combibloc GmbH (Germany)

DE-67547 Worms Mainzer Strasse 185, Germany	Closure Systems International Deutschland Real Estate GmbH & Co. KG (Germany)

Indiana 435 Fracc. Industrial Valle de Saltillo 25100, Saltillo, Coahuila Mexico	The Bank of New York Mellon, S.A., Institución de Banca Múltiple, exclusively in its capacity as trustee under the Irrevocable Security Trust Agreement with Reversion Rights number F/00737 (Contrato de Fideicomiso de Garantía con Derechos de Reversión No. F/00737), executed by and among CSI en Saltillo, S. de R.L. de C.V. (formerly named Alcoa CSI de Mexico en Saltillo, S. de R.L. de C.V., and formerly named H-C Industries de Mexico, S.A. de C.V.), as trustor, The Bank of New York Mellon, S.A., Institución de Banca Múltiple, as trustee, and The Bank of New York Mellon acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as first place beneficiary.

Lot 1 Deposited Plan 21268 (SA657/97)	Whakatane Mill Limited (New Zealand)

Lot 1 Deposited Plan South Auckland 713 (SA1006/36)	Whakatane Mill Limited (New Zealand)

Lot 3 Deposited Plan 11091 (SA658/133)	Whakatane Mill Limited (New Zealand)

Lot 2 Deposited Plan 25604 (SA5B/958)	Whakatane Mill Limited (New Zealand)

Allotment 308-309 Parish of Rangitaiki (SA26C/782)	Whakatane Mill Limited (New Zealand)

Lot 1-3 Deposited Plan South Auckland 5082 (SA1743/3)	Whakatane Mill Limited (New Zealand)

Lot 4 and Part Lot 3 Deposited Plan 21268 (SA1443/56)	Whakatane Mill Limited (New Zealand)

176

Property Address	Record Owner
Lot 1 Deposited Plan 30647 (SA802/138)	Whakatane Mill Limited (New Zealand)

Deposited Plan 25358 (SA685/3)	Whakatane Mill Limited (New Zealand)

Allotment 163 Rangitaiki Parish (SA942/52)	Whakatane Mill Limited (New Zealand)

177

Schedule 1.01(e)
to the Second Amended and Restated Credit Agreement
Subsidiary Guarantors

COUNTRY	COMPANY
AUSTRALIA
WHAKATANE MILL AUSTRALIA PTY LIMITED
AUSTRIA
SIG AUSTRIA HOLDING GMBH
SIG COMBIBLOC GMBH
SIG COMBIBLOC GMBH & CO. KG
BRAZIL
CLOSURE SYSTEMS INTERNATIONAL (BRAZIL) SISTEMAS DE VEDACAO LTDA.
SIG BEVERAGES BRASIL LTDA.
SIG COMBIBLOC DO BRASIL LTDA.
BRITISH VIRGIN ISLANDS
CSI LATIN AMERICAN HOLDINGS CORPORATION
CANADA
EVERGREEN PACKAGING CANADA LIMITED
PACTIV CANADA INC.
DOPACO CANADA, INC.
GARVEN INCORPORATED
CONFERENCE CUP LTD.
COSTA RICA
CSI CLOSURE SYSTEMS MANUFACTURING DE CENTRO AMERICA, SOCIEDAD DE RESPONSABILIDAD LIMITADA
GERMANY
SIG EURO HOLDING AG & CO. KGaA
SIG BEVERAGES GERMANY GMBH
SIG COMBIBLOC HOLDING GMBH
SIG VIETNAM BETEILIGUNGS GMBH
SIG COMBIBLOC GMBH
SIG COMBIBLOC SYSTEMS GMBH
SIG COMBIBLOC ZERSPANUNGSTECHNIK GMBH
SIG INFORMATION TECHNOLOGY GMBH
SIG INTERNATIONAL SERVICES GMBH
CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (GERMANY) GMBH
CLOSURE SYSTEMS INTERNATIONAL DEUTSCHLAND GMBH
PACTIV HAMBURG HOLDINGS GMBH
PACTIV DEUTSCHLAND HOLDINGGESELLSCHAFT MBH
OMNI-PAC EKCO GMBH VERPACKUNGSMITTEL
OMNI-PAC GMBH VERPACKUNGSMITTEL
GUERNSEY
SIG ASSET HOLDINGS LIMITED
HONG KONG
SIG COMBIBLOC LIMITED
CLOSURE SYSTEMS INTERNATIONAL (HONG KONG) LIMITED
EVERGREEN PACKAGING (HONG KONG) LIMITED

COUNTRY	COMPANY
HUNGARY
CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (HUNGARY) KFT
CSI HUNGARY KFT
JAPAN
CLOSURE SYSTEMS INTERNATIONAL JAPAN, LIMITED
CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (JAPAN) KK
LUXEMBOURG
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L.
REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.
EVERGREEN PACKAGING (LUXEMBOURG) S.À R.L.
MEXICO
GRUPO CSI DE MEXICO, S. DE R.L. DE C.V.
CSI EN SALTILLO, S. DE R.L. DE C.V.
CSI EN ENSENADA, S. DE R.L. DE C.V.
CSI TECNISERVICIO, S. DE R.L. DE C.V.
BIENES INDUSTRIALES DEL NORTE, S.A. DE C.V.
TÉCNICOS DE TAPAS INNOVATIVAS, S.A. DE C.V.
EVERGREEN PACKAGING MEXICO, S. DE R.L. DE C.V.
REYNOLDS METALS COMPANY DE MEXICO, S. DE R.L. DE C.V.
MAXPACK, S. DE R.L. DE C.V.
CENTRAL DE BOLSAS, S. DE R.L. DE C.V.
GRUPO CORPORATIVO JAGUAR, S.A. DE C.V.
SERVICIOS INDUSTRIALES JAGUAR, S.A. DE C.V.
SERVICIO TERRESTRE JAGUAR, S.A. DE C.V.
PACTIV MEXICO, S. DE R.L. DE C.V.
NETHERLANDS
CLOSURE SYSTEMS INTERNATIONAL B.V.
REYNOLDS CONSUMER PRODUCTS INTERNATIONAL B.V.
EVERGREEN PACKAGING INTERNATIONAL B.V.
REYNOLDS PACKAGING INTERNATIONAL B.V.
NEW ZEALAND
WHAKATANE MILL LIMITED
SWITZERLAND
SIG COMBIBLOC GROUP AG
SIG REINAG AG
SIG TECHNOLOGY AG
SIG ALLCAP AG
SIG COMBIBLOC PROCUREMENT AG
SIG SCHWEIZERISCHE INDUSTRIE-GESELLSCHAFT AG
SIG COMBIBLOC (SCHWEIZ) AG
THAILAND
SIG COMBIBLOC LTD.
UNITED KINGDOM
SIG COMBIBLOC LIMITED
CLOSURE SYSTEMS INTERNATIONAL (UK) LIMITED
REYNOLDS SUBCO (UK) LIMITED
SIG HOLDINGS (UK) LIMITED
REYNOLDS CONSUMER PRODUCTS (UK) LIMITED

179

COUNTRY	COMPANY
IVEX HOLDINGS, LTD.
KAMA EUROPE LIMITED
THE BALDWIN GROUP LIMITED
J. & W. BALDWIN (HOLDINGS) LIMITED
OMNI-PAC U.K. LIMITED
UNITED STATES
BAKERS CHOICE PRODUCTS, INC.
BLUE RIDGE HOLDING CORP.
BLUE RIDGE PAPER PRODUCTS INC.
BRPP, LLC
CLOSURE SYSTEMS INTERNATIONAL AMERICAS, INC.
CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC.
CLOSURE SYSTEMS INTERNATIONAL INC.
CLOSURE SYSTEMS INTERNATIONAL PACKAGING MACHINERY INC.
CLOSURE SYSTEMS MEXICO HOLDINGS LLC
DOPACO, INC.
CSI MEXICO LLC
CSI SALES & TECHNICAL SERVICES INC.
EVERGREEN PACKAGING INC.
EVERGREEN PACKAGING INTERNATIONAL (US) INC.
EVERGREEN PACKAGING USA INC.
NEWSPRING INDUSTRIAL CORP.
PACTIV CORPORATION
PACTIV FACTORING LLC
PACTIV GERMANY HOLDINGS, INC.
PACTIV INTERNATIONAL HOLDINGS INC.
PACTIV MANAGEMENT COMPANY LLC
PACTIV RETIREMENT ADMINISTRATION LLC
PACTIV RSA LLC
PCA WEST INC.
PRAIRIE PACKAGING, INC.
PWP HOLDINGS, INC.
PWP INDUSTRIES, INC.
REYNOLDS CONSUMER PRODUCTS HOLDINGS INC.
REYNOLDS CONSUMER PRODUCTS, INC.
REYNOLDS FLEXIBLE PACKAGING INC.
REYNOLDS FOIL INC.
REYNOLDS FOOD PACKAGING LLC
REYNOLDS GROUP HOLDINGS INC.
REYNOLDS GROUP ISSUER INC.
REYNOLDS GROUP ISSUER LLC
REYNOLDS SERVICES INC.
REYNOLDS PACKAGING INC.

180

COUNTRY	COMPANY
REYNOLDS PACKAGING KAMA INC.
REYNOLDS PACKAGING LLC
SIG HOLDING USA INC.
SIG COMBIBLOC INC.
SOUTHERN PLASTICS, INC.
ULTRA PAC, INC.

181

Schedule 1.01(f)
to the Second Amended and Restated Credit Agreement
Transactions
See attached Project Swing Steps Plan & Structure Chart slides.

Schedule 2.01
to the Second Amended and Restated Credit Agreement
Lenders and Commitments

	US Revolving	European Revolving	Tranche C Term
Lender	Credit Commitment	Credit Commitment	Loan Commitment
CREDIT SUISSE AG		€16,670,000.00	$2,000,000,000.00

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED		€16,670,000.00

DZ BANK AG		€10,000,000.00

COOPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK B.A.		€23,940,000.00

SUMITOMO MITSUI BANKING CORP	$11,133,000.00	€12,720,000.00

BOS INTERNATIONAL (AUSTRALIA) LTD	$30,000,000.00

COMMONWEALTH BANK OF AUSTRALIA	$10,000,000.00

WESTPAC BANKING CORP	$25,000,000.00

CITIBANK, N.A.	$8,867,000.00

HSBC BANK USA, NATIONAL ASSOCIATION	$10,000,000.00

MIZUHO CORPORATE BANK, LTD.	$25,000,000.00

TOTAL	$120,000,000.00	€80,000,000.00	$2,000,000,000.00

Schedule 3.04
to the Second Amended and Restated Credit Agreement
Governmental Approvals
None.

Schedule 3.08
to the Second Amended and Restated Credit Agreement
Subsidiaries
(a) denotes non-Wholly Owned Subsidiaries
(b) denotes an investment in associate companies and joint ventures accounted for under the equity method and not controlled by Holdings
(c) denotes an investment that is not accounted for as an associate company or joint venture under the equity method
(d) held as a nominee or on trust for the majority shareholder of the applicable entity
(e) directors hold the remaining interests in the entity
(f) Evergreen Packaging International B.V. holds a 50% interest in this shareholder

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
ALUSUD ARGENTINA S.R.L.	ARGENTINA	CSI LATIN AMERICAN HOLDINGS CORPORATION	95	8,662,750 QUOTAS

		CLOSURE SYSTEMS INTERNATIONAL B.V.	5	455,934 QUOTAS

SIG COMBIBLOC ARGENTINA S.R.L.	ARGENTINA	SIG COMBIBLOC DO BRASIL LTDA	97.7	14,844 QUOTAS

		SIG COMBIBLOC GMBH, AUSTRIA	2.3	348 QUOTAS

WHAKATANE MILL AUSTRALIA PTY LIMITED	AUSTRALIA	WHAKATANE MILL LIMITED	100	10 ORDINARY

SIG AUSTRIA HOLDING GMBH	AUSTRIA	SIG COMBIBLOC GROUP AG	100	1 SHARE

SIG COMBIBLOC GMBH	AUSTRIA	SIG COMBIBLOC GROUP AG	100	1 SHARE

SIG COMBIBLOC GMBH & CO. KG	AUSTRIA	SIG AUSTRIA HOLDING GMBH	99.984	1 LIMITED PARTNER

		SIG COMBIBLOC GMBH, AUSTRIA	0.016	1 GENERAL PARTNER

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
GULF CLOSURES W.L.L. (a)	BAHRAIN, KINGDOM OF	CLOSURE SYSTEMS INTERNATIONAL B.V.	49	7,399 SHARES

CLOSURE SYSTEMS INTERNATIONAL (BRAZIL) SISTEMAS DE VEDACAO LTDA.	BRAZIL	CLOSURE SYSTEMS INTERNATIONAL B.V.	99.999996	24,833,565 QUOTAS

		CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC.	0.000004	1 QUOTA

SIG BEVERAGES BRASIL LTDA	BRAZIL	SIG EURO HOLDING AG & CO KG AA	99.99	1,093,274,329 SHARES

		SIG BEVERAGES GERMANY GMBH	0.01	10 SHARES

SIG COMBIBLOC DO BRASIL LTDA	BRAZIL	SIG AUSTRIA HOLDING GMBH	99.99	180,573,961 SHARES

		SIG COMBIBLOC S.A., SPAIN	0.01	1 SHARE

CSI LATIN AMERICAN HOLDINGS CORPORATION	BRITISH VIRGIN ISL.	CLOSURE SYSTEMS INTERNATIONAL B.V.	100	889,282 ORDINARY

REYNOLDS CONSUMER PRODUCTS BULGARIA EOOD	BULGARIA	REYNOLDS CONSUMER PRODUCTS INTERNATIONAL B.V.	100	10,500 SHARES

EVERGREEN PACKAGING CANADA LIMITED	CANADA	EVERGREEN PACKAGING INTERNATIONAL B.V.	100	11,000,001 COMMON SHARES

PACTIV CANADA INC.	CANADA	REYNOLDS PACKAGING INTERNATIONAL B.V.	100	6,988,001 COMMON SHARERS

DOPACO CANADA, INC.	CANADA	PACTIV CANADA INC.	100	1 COMMON SHARE

GARVEN INCORPORATED	CANADA	DOPACO CANADA, INC.	100	240 COMMON SHARES

CONFERENCE CUP LTD.	CANADA	GARVEN INCORPORATED	100	300 COMMON SHARES 1,636,855,894 CLASS A SPECIAL SHARES

186

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
ALUSUD EMBALAJES CHILE LTDA.	CHILE	CSI LATIN AMERICAN HOLDINGS CORPORATION	99.3059	OF QUOTAS

		CLOSURE SYSTEMS INTERNATIONAL B.V.	0.6941	OF QUOTAS

SIG COMBIBLOC CHILE LIMITADA	CHILE	SIG COMBIBLOC DO BRASIL LTDA	99.9975	N/A

		SMART, CRISTIAN EYZAGUIRRE (d)	0.0025

CLOSURE SYSTEMS INTERNATIONAL (GUANGZHOU) LIMITED	CHINA	CLOSURE SYSTEMS INTERNATIONAL (HONG KONG) LIMITED	100	N/A

CLOSURE SYSTEMS INTERNATIONAL (WUHAN) LIMITED	CHINA	CLOSURE SYSTEMS INTERNATIONAL (HONG KONG) LIMITED	100	N/A

CSI CLOSURE SYSTEMS (HANGZHOU) CO., LTD.	CHINA	CLOSURE SYSTEMS INTERNATIONAL (HONG KONG) LIMITED	100	N/A

CSI CLOSURE SYSTEMS (TIANJIN) CO., LTD.	CHINA	CLOSURE SYSTEMS INTERNATIONAL (HONG KONG) LIMITED	100	N/A

DONGGUAN PACTIV PACKAGING CO., LTD. (a)	CHINA	PACTIV ASIA PTE LTD	51	1,428,000 ORDINARY

EVERGREEN PACKAGING (SHANGHAI) CO., LIMITED	CHINA	EVERGREEN PACKAGING INTERNATIONAL B.V.	100	N/A

REYNOLDS METALS (SHANGHAI) LTD.	CHINA	REYNOLDS CONSUMER PRODUCTS INTERNATIONAL B.V.	100	N/A

SIG COMBIBLOC (SUZHOU) CO. LTD.	CHINA	SIG COMBIBLOC GROUP AG	100	N/A

187

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
SIG COMBIBLOC PACKAGING TECHNOLOGY SERVICES (SHANGHAI) CO. LTD. (IN LIQUIDATION)	CHINA	SIG COMBIBLOC GROUP AG	100	N/A

ZHEJIANG ZHONGBAO PACKAGING CO., LTD. (a)	CHINA	PACTIV ASIA PTE LTD	62.5	12,050,000 UNITS

ALUSUD EMBALAJES COLOMBIA LTDA.	COLOMBIA	CSI LATIN AMERICAN HOLDINGS CORPORATION	99.99922	8,100,864,800 QUOTAS

		CLOSURE SYSTEMS INTERNATIONAL B.V.	0.00078	63,000 QUOTAS

CSI CLOSURE SYSTEMS MANUFACTURING DE CENTRO AMERICA, SOCIEDAD DE RESPONSABILIDAD LIMITADA	COSTA RICA	CLOSURE SYSTEMS INTERNATIONAL B.V.	100	10 Quotas (SERIES A)

SIG COMBIBLOC S.R.O.	CZECH REPUBLIC	SIG AUSTRIA HOLDING GMBH	99	N/A

		SIG COMBIBLOC GMBH, AUSTRIA	1

CLOSURE SYSTEMS INTERNATIONAL (EGYPT) LLC	EGYPT	CLOSURE SYSTEMS INTERNATIONAL B.V.	99	27,720 QUOTAS

		CLOSURE SYSTEMS INTERNATIONAL INC.	1	280 QUOTAS

EVERGREEN PACKAGING DE EL SALVADOR S.A. DE C.V.	EL SALVADOR	EVERGREEN PACKAGING INTERNATIONAL B.V.	99.99972	358,749 SHARES

		SIG COMBIBLOC HOLDING GMBH	0.00028	1 SHARE

SIG COMBIBLOC S.A.R.L.	FRANCE	SIG COMBIBLOC GMBH, GERMANY	100	N/A

CLOSURE SYSTEMS INTERNATIONAL DEUTSCHLAND GMBH	GERMANY	CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (GERMANY) GMBH	100	N/A

188

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (GERMANY) GMBH	GERMANY	CLOSURE SYSTEMS INTERNATIONAL B.V.	100	N/A

OMNI-PAC EKCO GMBH VERPACKUNGSMITTEL	GERMANY	PACTIV DEUTSCHLAND HOLDINGGESELLSCHAFT MBH	100	N/A

OMNI-PAC GMBH VERPACKUNGSMITTEL	GERMANY	PACTIV DEUTSCHLAND HOLDINGGESELLSCHAFT MBH	100	N/A

PACTIV DEUTSCHLAND HOLDINGGESELLSCHAFT MBH	GERMANY	PACTIV HAMBURG HOLDINGS GMBH	94	23,500 UNITS

		PACTIV CORPORATION	6	1,500 UNITS

PACTIV FOREST PRODUCTS GMBH	GERMANY	PACTIV CORPORATION	50	511,300 UNITS

		PACTIV GERMANY HOLDINGS, INC.	50	511,300 UNITS

PACTIV HAMBURG HOLDINGS GMBH	GERMANY	SIG COMBIBLOC HOLDING GMBH	100	25,000 UNITS

SIG BEVERAGES GERMANY GMBH	GERMANY	SIG EURO HOLDING AG & CO KG AA	100	1 SHARE OF EUR 50,000

SIG COMBIBLOC GMBH	GERMANY	SIG COMBIBLOC HOLDING GMBH	99	1 SHARE OF EUR 30,392,500 AND 1 SHARE OF EUR 500

		SIG EURO HOLDING AG & CO KG AA	1	1 SHARE OF EUR 307,000

SIG COMBIBLOC HOLDING GMBH	GERMANY	SIG EURO HOLDING AG & CO KG AA	94.99	1 SHARE OF EUR 4,939,480

		SIG COMBIBLOC GROUP AG	5.01	1 SHARE OF EUR 260,520

SIG COMBIBLOC SYSTEMS GMBH	GERMANY	SIG COMBIBLOC HOLDING GMBH	100	1 SHARE OF EUR 1,000,000

SIG COMBIBLOC ZERSPANUNGSTECHNIK GMBH	GERMANY	SIG COMBIBLOC SYSTEMS GMBH	100	1 SHARE OF EUR 256,000

189

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
SIG EURO HOLDING AG & CO. KGAA	GERMANY	SIG AUSTRIA HOLDING GMBH	94.99	9,499 REGISTERED

		SIG COMBIBLOC GROUP AG	5.01	501 REGISTERED

SIG INFORMATION TECHNOLOGY GMBH	GERMANY	SIG EURO HOLDING AG & CO KG AA	100	1 SHARE OF EUR 100,000 AND 1 SHARE OF EUR 400,000

SIG INTERNATIONAL SERVICES GMBH	GERMANY	SIG EURO HOLDING AG & CO KG AA	100	1 SHARE OF EUR 1,000,000

SIG VIETNAM BETEILIGUNGS GMBH	GERMANY	SIG COMBIBLOC HOLDING GMBH	100	1 SHARE OF EUR 25,000

CRYSTAL INSURANCE COMPANY LIMITED	GUERNSEY	SIG ASSET HOLDINGS LIMITED	100	N/A

MANNEQUIN INSURANCE PCC LIMITED CELL SIG65(c)	GUERNSEY	SIG ASSET HOLDINGS LIMITED	100	1,100

SIG ASSET HOLDINGS LIMITED	GUERNSEY	SIG COMBIBLOC GROUP AG	100	656 ORDINARY AND 81,647 NON-VOTING RED PREF

CLOSURE SYSTEMS INTERNATIONAL (HONG KONG) LIMITED	HONG KONG	CLOSURE SYSTEMS INTERNATIONAL B.V.	100	725,353 CLASS A ORDINARY AND 1 CLASS B NON-VOTING

EVERGREEN PACKAGING (HONG KONG) LIMITED	HONG KONG	EVERGREEN PACKAGING INTERNATIONAL B.V.	100	1 SHARE

SIG COMBIBLOC LIMITED	HONG KONG	SIG COMBIBLOC GROUP AG	100	1,029,042,836 ORDINARY

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (HUNGARY) KFT.	HUNGARY	CLOSURE SYSTEMS INTERNATIONAL B.V.	100	1 ORDINARY BUSINESS QUOTA

CSI HUNGARY KFT.	HUNGARY	CLOSURE SYSTEMS INTERNATIONAL B.V.	100	1 ORDINARY BUSINESS QUOTA

SIG COMBIBLOC KFT	HUNGARY	SIG AUSTRIA HOLDING GMBH	99.05	2 ORDINARY BUSINESS QUOTAS

		SIG COMBIBLOC GMBH, AUSTRIA	0.95

190

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%		ISSUED CAPITAL
CLOSURE SYSTEMS INTERNATIONAL (I) PRIVATE LIMITED	INDIA	CLOSURE SYSTEMS INTERNATIONAL B.V.	99.9998		975,205 EQUITY SHARES

		BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.A.R.L.	0.0002		1 EQUITY SHARE

SIG BEVERAGE MACHINERY AND SYSTEMS (INDIA) PVT. LTD. (IN LIQUIDATION) (a)	INDIA	SIG EURO HOLDING AG & CO KG AA	99.98	(e)	854,400 SHARES

DUCART EVERGREEN PACKAGING LTD (b)	ISRAEL	EVERGREEN PACKAGING INTERNATIONAL B.V.	50		100 ORDINARY

HA’LAKOACH HA’NEEMAN H’SHEESHIM OU’SHENAYIM LTD.	ISRAEL	PACTIV INTERNATIONAL HOLDINGS INC.	100		N/A

SIG COMBIBLOC S.R.L.	ITALY	SIG AUSTRIA HOLDING GMBH	100		N/A

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (JAPAN) KK	JAPAN	CLOSURE SYSTEMS INTERNATIONAL B.V.	100		2 ORDINARY

CLOSURE SYSTEMS INTERNATIONAL JAPAN, LIMITED	JAPAN	CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (JAPAN) KK	100		174 ORDINARY

CLOSURE SYSTEMS INTERNATIONAL (KOREA), LTD.	KOREA	CLOSURE SYSTEMS INTERNATIONAL B.V.	100		510,000 COMMON STOCK

EVERGREEN PACKAGING KOREA LIMITED	KOREA	EVERGREEN PACKAGING INTERNATIONAL B.V.	100		89,948 COMMON STOCK

SIG COMBIBLOC KOREA LTD.	KOREA	SIG COMBIBLOC LTD. (THAILAND)	100		N/A

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.	LUXEMBOURG	REYNOLDS GROUP HOLDINGS LIMITED	100		13,063,527 SHARES

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.	LUXEMBOURG	REYNOLDS GROUP HOLDINGS LIMITED	100		1,000 SHARES

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.A.R.L.	LUXEMBOURG	BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.	100		16,198,773 SHARES

191

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
EVERGREEN PACKAGING (LUXEMBOURG) S.A.R.L.	LUXEMBOURG	SIG COMBIBLOC HOLDING GMBH	100	500 SHARES

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.	LUXEMBOURG	BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.	100	3,306 SHARES

BIENES INDUSTRIALES DEL NORTE, S.A. DE C.V.	MEXICO	GRUPO CSI DE MEXICO, S. DE R.L. DE C.V.	99.9996	243,596 SHARES

		CLOSURE SYSTEMS INTERNATIONAL B.V.	0.0004	1 SHARE

CENTRAL DE BOLSAS S. DE R.L DE C.V.	MEXICO	CSI EN SALTILLO, S. DE R.L. DE C.V.	99.99	1 EQUITY PARTICIPATION OF $1,069,004,270 PESOS

		GRUPO CSI DE MEXICO, S. DE R.L. DE C.V.	0.01	1 EQUITY PARTICIPATION OF $1 PESO

CSI EN ENSENADA, S. DE R.L. DE C.V.	MEXICO	GRUPO CSI DE MEXICO, S. DE R.L. DE C.V.	99.9999992	2 EQUITY PARTICIPATIONS OF $132,876,531 PESOS IN THE AGGREGATE

		CSI EN SALTILLO, S. DE R.L. DE C.V.	0.0000008	1 EQUITY PARTICIPATION OF $1 PESO

CSI EN SALTILLO, S. DE R.L. DE C.V.	MEXICO	GRUPO CSI DE MEXICO, S. DE R.L. DE C.V.	99.9999906	2 EQUITY PARTICIPATIONS OF $31,814,675 PESOS IN THE AGGREGATE

		CSI MEXICO LLC	0.0000094	2 EQUITY PARTICIPATIONS OF $3 PESOS IN THE AGGREGATE

192

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
CSI TECNISERVICIO, S. DE R.L. DE C.V.	MEXICO	GRUPO CSI DE MEXICO, S. DE R.L. DE C.V.	99.9999955	2 EQUITY PARTICIPATIONS OF $22,064,404 PESOS IN THE AGGREGATE

		CSI EN SALTILLO, S. DE R.L. DE C.V.	0.0000045	1 EQUITY PARTICIPATION OF $1 PESO

EVERGREEN PACKAGING MEXICO, S. DE R.L. DE C.V.	MEXICO	EVERGREEN PACKAGING INTERNATIONAL B.V.	99.6667	1 EQUITY PARTICIPATION OF $2,990 PESOS

		EVERGREEN PACKAGING INC.	0.3333	1 EQUITY PARTICIPATION OF $10 PESOS

GRUPO CORPORATIVO JAGUAR, S.A. DE C.V.	MEXICO	CENTRAL DE BOLSAS, S. DE R.L. DE C.V.	98.83	2,430,050 SHARES

		SERVICIOS INDUSTRIALES JAGUAR, S.A. DE C.V.	1.17	28,943 SHARES

GRUPO CSI DE MÉXICO, S. DE R.L. DE C.V.	MEXICO	CSI MEXICO LLC	52.5	1 EQUITY PARTICIPATION OF $94,265,462.41 PESOS

		CLOSURE SYSTEMS MEXICO HOLDINGS LLC	42.5	2 EQUITY PARTICIPATIONS OF $76,378,902.79 PESOS IN THE AGGREGATE

		CLOSURE SYSTEMS INTERNATIONAL B.V.	5	1 EQUITY PARTICIPATION OF $8,981,282.38 PESOS

MAXPACK, S. DE R.L. DE C.V.	MEXICO	REYNOLDS PACKAGING INTERNATIONAL B.V.	99.99998	2 EQUITY PARTICIPATIONS OF $4,999,999 PESOS IN THE AGGREGATE

		REYNOLDS METALS COMPANY DE MEXICO, S. DE R.L. DE C.V.	0.00002	1 EQUITY PARTICIPATION OF $1 PESO

193

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
MIDDLE AMERICA M.A., S.A. DE C.V. (IN LIQUIDATION)	MEXICO	SIG EURO HOLDING AG & CO KG AA	99.99	N/A

		SIG COMBIBLOC MEXICO S.A DE C.V.	0.01

PACTIV MEXICO, S. DE R.L. DE C.V.	MEXICO	PACTIV INTERNATIONAL HOLDINGS INC	99.998	1 EQUITY PARTICIPATION OF $49,999 PESOS

		PACTIV CORPORATION	0.002	1 EQUITY PARTICIPATION OF $1 PESO

REYNOLDS METALS COMPANY DE MEXICO, S. DE R.L. DE C.V.	MEXICO	REYNOLDS PACKAGING INTERNATIONAL B.V.	99.99	1 EQUITY PARTICIPATION OF $744,562 PESOS

		CLOSURE SYSTEMS INTERNATIONAL B.V.	0.01	1 EQUITY PARTICIPATION OF $30 PESOS

SERVICIO TERRESTRE JAGUAR, S.A. DE C.V.	MEXICO	CENTRAL DE BOLSAS, S. DE R.L. DE C.V.	99.999	729,549 SHARES

		GRUPO CORPORATIVO JAGUAR, S.A. DE C.V.	0.001	1 SHARE

SERVICIOS INDUSTRIALES JAGUAR, S.A. DE C.V.	MEXICO	CENTRAL DE BOLSAS, S. DE R.L. DE C.V.	99.998	49,999 SHARES

		SERVICIO TERRESTRE JAGUAR, S.A. DE C.V.	0.002	1 SHARE

SERVICIOS INTEGRALES DE OPERACION, S.A. DE C.V.	MEXICO	PACTIV MEXICO, S. DE R.L. C.V.	99.998	49,999 SHARES

		PACTIV CORPORATION	0.002	1 SHARE

SIG COMBIBLOC MÉXICO S.A. DE C.V.	MEXICO	SIG COMBIBLOC INC	99.9	999 SHARES

		SIG HOLDING USA INC	0.1	1 SHARE

194

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
SIG SIMONAZZI MÉXICO S.A. DE C.V. (IN LIQUIDATION)	MEXICO	SIG EURO HOLDING AG & CO KG AA	99.99	N/A

		CONZALEZ DE CASTILLA, FERNAN (d)	0.01

TECNICOS DE TAPAS INNOVATIVAS, S.A. DE C.V.	MEXICO	GRUPO CSI DE MEXICO, S. DE R.L. DE C.V.	98	49 SHARES

		CLOSURE SYSTEMS INTERNATIONAL B.V.	2	1 SHARE

BANAWI EVERGREEN PACKAGING AFRICA SAS (c)	MOROCCO	BANAWI EVERGREEN PACKAGING COMPANY LIMITED (f)	98	980 SHARES

		EVERGREEN PACKAGING INTERNATIONAL B.V.	1	10 SHARES

CLOSURE SYSTEMS INTERNATIONAL NEPAL PRIVATE LIMITED (a)	NEPAL	CLOSURE SYSTEMS INTERNATIONAL B.V.	76	3,176,960 ORDINARY

BEVERAGE PACKAGING HOLDINGS (NETHERLANDS) B.V.	NETHERLANDS	REYNOLDS PACKAGING INTERNATIONAL B.V.	100	180 ORDINARY

CLOSURE SYSTEMS INTERNATIONAL B.V.	NETHERLANDS	BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.A.R.L.	100	180 ORDINARY

EVERGREEN PACKAGING INTERNATIONAL B.V.	NETHERLANDS	EVERGREEN PACKAGING (LUXEMBOURG) S.A.R.L.	100	186 ORDINARY

PACTIV EUROPE B.V.	NETHERLANDS	PACTIV CORPORATION	100	176 COMMON, 12 PREFERRED A AND 12 PREFERRED B

REYNOLDS CONSUMER PRODUCTS INTERNATIONAL B.V.	NETHERLANDS	CLOSURE SYSTEMS INTERNATIONAL B.V.	100	181 ORDINARY

REYNOLDS PACKAGING INTERNATIONAL B.V.	NETHERLANDS	CLOSURE SYSTEMS INTERNATIONAL B.V.	100	180 ORDINARY

195

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
SIG COMBIBLOC B.V.	NETHERLANDS	SIG COMBIBLOC GMBH, GERMANY	100	5,000 ORDINARY

WHAKATANE MILL LIMITED	NEW ZEALAND	SIG COMBIBLOC HOLDING GMBH	100	10,100 ORDINARY

ENVASES PANAMA, S.A.	PANAMA	EVERGREEN PACKAGING INTERNATIONAL B.V.	100	241,000 ACCIONNES

ALUSUD PERU S.A.	PERU	CSI LATIN AMERICAN HOLDINGS CORPORATION	99.99996	2,347,018

		CLOSURE SYSTEMS INTERNATIONAL B.V.	0.00004	1

CLOSURE SYSTEMS INTERNATIONAL (PHILIPPINES), INC.	PHILIPPINES	CLOSURE SYSTEMS INTERNATIONAL B.V.	99.9996	1,426,220 COMMON

		SMITH, ROBERT EUGENE (d)	0.00007	1 COMMON
		MANALANG, ARNEL (d)	0.00007	1 COMMON
		ORTIZ, RAYMUNDO (d)	0.00007	1 COMMON
		REYES, GLENDA (d)	0.00007	1 COMMON
		SANGALANG, OLIVER (d)	0.00007	1 COMMON

OMNI PAC POLAND SP Z.O.O.	POLAND	OMNI PAC EKCO GMBH VERPACKUNGSMITTEL	100	N/A

SIG COMBIBLOC SP. Z.O.O.	POLAND	SIG AUSTRIA HOLDING GMBH	100	N/A

CSI VOSTOK LIMITED LIABILITY COMPANY	RUSSIA	CLOSURE SYSTEMS INTERNATIONAL B.V.	99.09	N/A

		BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.A.R.L.	0.01%	N/A

OOO SIG COMBIBLOC	RUSSIA	SIG AUSTRIA HOLDING GMBH	99.984	N/A

		SIG COMBIBLOC GMBH, AUSTRIA	0.016

196

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
BANAWI EVERGREEN PACKAGING COMPANY LIMITED (b)	SAUDI ARABIA	EVERGREEN PACKAGING INTERNATIONAL B.V.	50	2,500 SHARES

SIG COMBIBLOC OBEIKAN COMPANY LIMITED (b)	SAUDI ARABIA	SIG COMBIBLOC GMBH, GERMANY	50	N/A

PACTIV ASIA PTE LTD	SINGAPORE	PACTIV CORPORATION	100	2 ORDINARY

CLOSURE SYSTEMS INTERNATIONAL ESPAÑA, S.L.U.	SPAIN	CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (SPAIN), S.A.	100	447,602 ORDINARY

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (SPAIN), S.A.	SPAIN	CLOSURE SYSTEMS INTERNATIONAL B.V.	100	249,049 SHARES

REYNOLDS FOOD PACKAGING SPAIN, S.L.U.	SPAIN	REYNOLDS PACKAGING INTERNATIONAL B.V.	100	165,289 SHARES

SIG COMBIBLOC S.A.	SPAIN	SIG COMBIBLOC GMBH, GERMANY	100	N/A

SIG COMBIBLOC AB	SWEDEN	SIG COMBIBLOC GMBH, GERMANY	100	1,000 SHARES OF SEK 100 EACH

SIG ALLCAP AG	SWITZERLAND	SIG COMBIBLOC GROUP AG	100	7,000 REGISTERED SHARES

SIG COMBIBLOC (SCHWEIZ) AG	SWITZERLAND	SIG COMBIBLOC GROUP AG	100	300 REGISTERED SHARES

SIG COMBIBLOC GROUP AG	SWITZERLAND	BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.A.R.L.	100	6,321,900 REGISTERED SHARES

SIG COMBIBLOC PROCUREMENT AG	SWITZERLAND	SIG COMBIBLOC GROUP AG	100	2,000 REGISTERED SHARES

SIG REINAG AG	SWITZERLAND	SIG COMBIBLOC GROUP AG	100	1,000 REGISTERED SHARES

SIG SCHWEIZERISCHE INDUSTRIE-GESELLSCHAFT AG	SWITZERLAND	SIG COMBIBLOC GROUP AG	100	12,700 REGISTERED SHARES

SIG TECHNOLOGY AG	SWITZERLAND	SIG ALLCAP AG	100	6,000 REGISTERED SHARES

WIBILEA AG (c)	SWITZERLAND	SIG COMBIBLOC GROUP AG	42.5	425 SHARES

197

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
EVERGREEN PACKAGING (TAIWAN) CO. LIMITED	TAIWAN	EVERGREEN PACKAGING INTERNATIONAL B.V.	100	1,000 SHARES

SIG COMBIBLOC TAIWAN LTD.	TAIWAN	SIG COMBIBLOC LTD. (THAILAND)	100	N/A

SIG COMBIBLOC LTD.	THAILAND	SIG COMBIBLOC HOLDING GMBH	99.99999	30,706,928 ORDINARY

		SIG EURO HOLDING AG & CO KGAA		1 ORDINARY

		SIG COMBIBLOC GROUP AG		1 ORDINARY

CLOSURE SYSTEMS INTERNATIONAL PLASTIK ITHALAT IHRACAT SANAYI VE TICARET LIMITED SIRKETI	TURKEY	CLOSURE SYSTEMS INTERNATIONAL B.V. BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.A.R.L.	99.998 0.002	41,999 ORDINARY 1 ORDINARY

SIG COMBIBLOC PAKETLEME VE TICARET LTD. ŞTI.	TURKEY	SIG AUSTRIA HOLDING GMBH	98.8	N/A

		SIG COMBIBLOC GMBH, AUSTRIA	1.2

ALPHA PRODUCTS (BRISTOL) LIMITED	UK	J. & W. BALDWIN (HOLDINGS) LIMITED	100	1,000 ORDINARY

CLOSURE SYSTEMS INTERNATIONAL (UK) LIMITED	UK	CLOSURE SYSTEMS INTERNATIONAL B.V.	100	406,794 ORDINARY

IVEX HOLDINGS, LTD.	UK	REYNOLDS PACKAGING INTERNATIONAL B.V.	100	10,833,337 ORDINARY

J. & W. BALDWIN (HOLDINGS) LIMITED	UK	THE BALDWIN GROUP LTD.	100	65,000 DEFERRED ORDINARY AND 47,565,000 ORDINARY

KAMA EUROPE LIMITED	UK	IVEX HOLDINGS LTD.	100	6,667,666 ORDINARY

OMNI-PAC UK LIMITED	UK	THE BALDWIN GROUP LTD.	100	5,000 ORDINARY GBP0.01
				9,950 ORDINARY GBP1.00
				500,000 DEFERRED

198

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
PACTIV (CAERPHILLY) LIMITED	UK	J. & W. BALDWIN (HOLDINGS) LIMITED	100	35,450 ORDINARY

PACTIV (FILMS) LIMITED	UK	J. & W. BALDWIN (HOLDINGS) LIMITED	100	100,000 ORDINARY

PACTIV (STANLEY) LIMITED (IN LIQUIDATION)	UK	J. & W. BALDWIN (HOLDINGS) LIMITED	100	45,442 “A” ORDINARY,

				1,511,029 “B” ORDINARY
				63,912 “C” ORDINARY
				4,020 “D” ORDINARY
				2,392 “E” ORDINARY
				1,309 “F” ORDINARY
				1,078 “G” ORDINARY
				662 “H” ORDINARY
				325,000 PREFERENCE

PACTIV LIMITED (IN LIQUIDATION)	UK	THE BALDWIN GROUP LTD.	100	52 ORDINARY

REYNOLDS CONSUMER PRODUCTS (UK) LIMITED	UK	REYNOLDS CONSUMER PRODUCTS INTERNATIONAL B.V.	100	3,711,990 ORDINARY

REYNOLDS SUBCO (UK) LIMITED	UK	REYNOLDS CONSUMER PRODUCTS (UK) LIMITED	100	42,912,160 ORDINARY

SIG COMBIBLOC LIMITED	UK	SIG COMBIBLOC HOLDING GMBH	100	1,500,000 ORDINARY

SIG HOLDINGS (UK) LIMITED	UK	SIG COMBIBLOC GROUP AG	100	1,000,000 ORDINARY

THE BALDWIN GROUP LIMITED	UK	IVEX HOLDINGS, LTD.	100	5,000,000 COMMON

SIG COMBIBLOC OBEIKAN FZCO (b)	UNITED ARAB EMIRATES	SIG COMBIBLOC GMBH, GERMANY	50	N/A

BAKER’S CHOICE PRODUCTS, INC.	USA	REYNOLDS CONSUMER PRODUCTS HOLDINGS INC.	100	1,000 COMMON STOCK

BLUE RIDGE HOLDING CORP.	USA	EVERGREEN PACKAGING INC	100	100 COMMON SHARES

BLUE RIDGE PAPER PRODUCTS INC.	USA	BLUE RIDGE HOLDING CORP.	100	1,000 COMMON

BRPP, LLC	USA	BLUE RIDGE PAPER PRODUCTS INC.	100	100 UNITS

199

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
BUCEPHALAS ACQUISITION CORP.	USA	REYNOLDS GROUP HOLDINGS INC.	100	1,000 SHARES

CLOSURE SYSTEMS INTERNATIONAL AMERICAS, INC.	USA	CLOSURE SYSTEMS INTERNATIONAL INC.	100	8,000 COMMON

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC.	USA	REYNOLDS GROUP HOLDINGS INC.	100	2,000 COMMON

CLOSURE SYSTEMS INTERNATIONAL INC.	USA	CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC.	100	100 COMMON STOCK

CLOSURE SYSTEMS MEXICO HOLDINGS LLC	USA	CLOSURE SYSTEMS INTERNATIONAL B.V.	100	N/A

COAST-PACKAGING COMPANY (CALIFORNIA GENERAL PARTNERSHIP) (a)	USA	PCA WEST INC.	50	N/A

CSI MEXICO LLC	USA	CLOSURE SYSTEMS INTERNATIONAL B.V.	100	N/A

CSI SALES & TECHNICAL SERVICES INC.	USA	CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC.	100	1,000 COMMON STOCK

DOPACO, INC.	USA	PACTIV CORPORATION	100	100 SHARES OF COMMON

EVERGREEN PACKAGING INC.	USA	REYNOLDS GROUP HOLDINGS INC.	100	1,640 COMMON STOCK

EVERGREEN PACKAGING INTERNATIONAL (US) INC.	USA	EVERGREEN PACKAGING USA INC	100	1,000 SHARES

EVERGREEN PACKAGING USA INC.	USA	EVERGREEN PACKAGING INC	100	1,000 SHARES

NEWSPRING INDUSTRIAL CORP.	USA	PACTIV CORPORATION	100	3,291 COMMON STOCK AND 296.24 PREFERRED STOCK SERIES A

PACTIV CORPORATION	USA	REYNOLDS GROUP HOLDINGS INC.	100	1,000 COMMON STOCK

PACTIV FACTORING LLC	USA	PACTIV CORPORATION	100	N/A

200

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
PACTIV GERMANY HOLDINGS, INC.	USA	PACTIV CORPORATION	100	200 COMMON STOCK

PACTIV INTERNATIONAL HOLDINGS INC.	USA	PACTIV CORPORATION	100	200 COMMON STOCK

PACTIV MANAGEMENT COMPANY LLC	USA	PACTIV CORPORATION	100	N/A

PACTIV NA II LLC	USA	PACTIV CORPORATION	100	N/A

PACTIV RETIREMENT ADMINISTRATION LLC	USA	PACTIV FACTORING LLC	100	N/A

PACTIV RSA LLC	USA	PACTIV FACTORING LLC	100	N/A

PCA WEST INC.	USA	PACTIV CORPORATION	100	200 COMMON STOCK

PRAIRIE PACKAGING, INC.	USA	PACTIV CORPORATION	100	1,000 COMMON STOCK

PWP HOLDINGS, INC.	USA	PACTIV CORPORATION	100	1,000 COMMON STOCK

PWP INDUSTRIES, INC.	USA	PWP HOLDINGS, INC.	100	100 COMMON STOCK

REYNOLDS CONSUMER PRODUCTS HOLDINGS INC.	USA	REYNOLDS GROUP HOLDINGS INC.	100	2,000 COMMON STOCK

REYNOLDS CONSUMER PRODUCTS, INC.	USA	REYNOLDS CONSUMER PRODUCTS HOLDINGS INC.	100	100 COMMON STOCK

REYNOLDS FLEXIBLE PACKAGING INC.	USA	REYNOLDS PACKAGING INC.	100	2,000 COMMON STOCK

REYNOLDS FOIL INC.	USA	REYNOLDS CONSUMER PRODUCTS HOLDINGS INC.	100	2,000 COMMON STOCK

REYNOLDS FOOD PACKAGING LLC	USA	REYNOLDS PACKAGING INC.	100	N/A

REYNOLDS GROUP HOLDINGS INC.	USA	BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.A.R.L.	100	1,000 COMMON

REYNOLDS GROUP ISSUER INC.	USA	REYNOLDS GROUP HOLDINGS INC.	100	1,000 COMMON

REYNOLDS GROUP ISSUER LLC	USA	REYNOLDS GROUP HOLDINGS INC.	100	N/A

201

COMPANY	COUNTRY OF INCORPORATION	SHAREHOLDER	%	ISSUED CAPITAL
REYNOLDS PACKAGING INC.	USA	REYNOLDS GROUP HOLDINGS INC.	100	2,000 COMMON STOCK

REYNOLDS PACKAGING KAMA INC.	USA	REYNOLDS PACKAGING INC.	100	1,000 COMMON STOCK

REYNOLDS PACKAGING LLC	USA	REYNOLDS PACKAGING INC.	100	N/A

CLOSURE SYSTEMS INTERNATIONAL PACKAGING MACHINERY INC.	USA	CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC.	100	100 COMMON STOCK

REYNOLDS SERVICES INC.	USA	REYNOLDS CONSUMER PRODUCTS HOLDINGS INC.	100	1,000 COMMON STOCK

SIG COMBIBLOC INC.	USA	SIG HOLDING USA INC.	100	35,000 CLASS A COMMON STOCK AND 23,500 6% CUMULATIVE PREFERRED STOCK

SIG HOLDING USA, INC.	USA	SIG COMBIBLOC GROUP AG	100	1,000 SHARES OF CAPITAL STOCK

SOUTHERN PLASTICS, INC.	USA	CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC.	100	15,000 CLASS A COMMON STOCK

THE CORINTH AND COUNCE RAILROAD COMPANY	USA	PACTIV CORPORATION	100	3,600 COMMON STOCK

ULTRA PAC, INC.	USA	REYNOLDS PACKAGING INC.	100	1,064 COMMON STOCK

ECLIPSE CLOSURES, LLC (c)	USA	CLOSURE SYSTEMS INTERNATIONAL INC.	49	N/A

ALUSUD VENEZUELA S.A.	VENEZUELA	CSI LATIN AMERICAN HOLDINGS CORPORATION	100	1,154,262 SHARES

SIG VIETNAM LTD.	VIETNAM	SIG VIETNAM BETEILIGUNGS GMBH	100	N/A

202

Schedule 3.09
to the Second Amended and Restated Credit Agreement
Litigation
None.

Schedule 3.17
to the Second Amended and Restated Credit Agreement
Environmental Matters
None.

Schedule 3.18
to the Second Amended and Restated Credit Agreement
Insurance
     RGHI / RGHL Summary of Material Local Insurance as at August 9, 2011

Policy	Named Insured	Limit of Indemnity	Deductible	Insurer
General Liability	Reynolds Group Holdings, Inc.	Commercial General Liability USD 1,000,000 each occurrence
Damage Rented Premises USD 1,000,000
Medical Expense USD 5,000
Personal and Advertising Injury USD 1,000,000
General Aggregate Limit (other than Products / Completed Operations) USD 10,000,000
		Products / Completed Operations Aggregate Limit USD 4,000,000	USD 1,000,000 per occurrence	Ace American Insurance Company

International Liability	Reynolds Group Holdings Limited	General Aggregate Limit USD 4,000,000
Products-Completed Operations USD 4,000,000
Personal and Advertising Injury USD 2,000,000
Each Occurrence USD 2,000,000
Premises Damage USD 1,000,000
Medical Expenses USD 50,000 any one person
Employee Benefits Liability USD 1,000,000
Contingent Auto Liability USD 2,000,000 per occurrence
Foreign Voluntary Workers Compensation: Statutory
Bodily Injury by Accident USD 2,000,000 each accident
Bodily Injury by Disease USD 2,000,000
		Bodily Injury by Disease USD 2,000,000 each employee	Self Insured Retention USD500,000 per occurrence for all products and services offered by Closure Systems International Employee Benefits Liability USD 1,000	Ace American Insurance Company

Workers Compensation	Reynolds Group Holdings, Inc.	Part One: Statutory
Part Two: Bodily Injury by Accident USD 1,000,000 each accident
Bodily Injury by Disease USD 1,000,000 Policy Limit
Bodily Injury by Disease USD 1,000,000 each employee
		Part Three applies to all States except ND, OH, WA, WY	USD 1,000,000 each accident	Ace American Insurance Company & Indemnity Insurance Co. of North America

Policy	Named Insured	Limit of Indemnity	Deductible	Insurer
Automobile Liability	Reynolds Group Holdings, Inc.	Liability USD 2,000,000 Medical Payments USD 5,000 Personal Injury Protection Stat & Reject Uninsured Motorist Stat Min/Reject Underinsured Motorist Stat Min/Reject	USD 1,000,000	Ace American Insurance Company
     SIG Summary of Material Local Insurance as at August 9, 2011

Policy	Named Insured	Limit of Indemnity	Deductible	Insurer
General Liability	SIG Combibloc Group Limited	USD 50,000,000 per occurrence and in the aggregate for all losses combined.

Limit of indemnity of local policies (USD or equivalent):
USA: $5,000,000 Combined single limit each occurrence and in the aggregate
All Other Countries: Sales Companies: $2,000,000 Combined single limit each occurrence and in the aggregate
Producing Companies: $2,000,000
Combined single limit each occurrence and in the aggregate	General Deductible
USD 50,000 Each Occurrence
Special Deductibles:
Buildings/Premises USD 10,000
Leasehold Property USD 10,000
Excess Automobile Liability USD 10,000
Incidental Risks USD 10,000
Personal Liability USD 100
			(The equivalent deductible of the Master Contract will apply for the issued local policies)	AXA Corporate Solutions

Employment Practices Liability	SIG Combibloc Group AG	CHF 5,000,000 each claim and in the aggregate USD 2,300,000 Sublimit in USA	USA, Canada or based on law applicable in the USA or Canada CHF 150,000 per loss Mass / class/ multiparty litigation CHF 300,000 per loss Rest of World CHF 50,000 Punitive Damages CHF 150,000 per loss	Zurich Insurance Company Limited

206

Policy	Named Insured	Limit of Indemnity	Deductible	Insurer
Workers Compensation & Employers liability (USA)	SIG Combibloc	Workers Compensation: Per state legislation
Employers Liability:
Bodily Injury by Accident
USD 1,000,000 each accident
Bodily Injury by Disease
USD 1,000,000 policy limit
Bodily Injury by Disease
		USD 1,000,000 each employee	Nil	ACE Property & Casualty Insurance Company

Automobile Liability	SIG Combibloc Inc.	Liability USD 1,000,000 Medical Payments USD 5,000 Personal Injury Protection Stat & Reject Uninsured Motorist Stat Min/Reject Underinsured Motorist Stat Min/Reject	USD2,500/1,000	Ace American Insurance Company

207

     Summary of Material Global Insurance as at August 9, 2011

Policy	Named Insured	Limit of Indemnity	Deductible	Insurer
Material Damage & Business Interruption	Rank Group Limited and its Subsidiaries and its Sister Companies as per the Schedule No. 1 and any Subsidiary Company thereof and any other organization or entity under the control of the Insured’s named above and over which it is exercising active management.	USD 850,000,000 any one loss	USD 7,000,000 any one loss	Carter Holt Harvey Insurance Limited 100% reinsured as follows: Various Europe Insurers 42.5% Vero Insurance Limited 15% XL Group 15% HDI Gerling 12.5% ACE Insurance Limited 9% Chartis Insurance 6%

Directors and Officers Liability	Rank Group Limited, its Subsidiaries, its Sister Companies as listed in Schedule A (“Sister Companies”) and the Subsidiaries of each of the Sister Companies but excluding those companies listed in Schedule B (“Dormant Companies”).	USD 150,000,000	Directors and Officers — Nil Company Reimbursement — US $250,000 each & every claim worldwide excluding USA/Canada US $500,000 each & every claim USA/Canada Company Securities — US $500,000 each & every claim	Primary Chartis Insurance
1st Excess Zurich Insurance Plc (UK)
2nd Excess Allianz Australia Insurance Ltd
3rd Excess Ace Insurance Ltd
4th Excess Liberty International Underwriters
5th Excess Chubb Insurance Company of Australia
6th Excess Axis Specialty Europe Ltd
7th Excess Zurich Insurance Plc (UK)

208

Policy	Named Insured	Limit of Indemnity	Deductible	Insurer
Personal Accident & Business Travel	Rank Group Limited and its Subsidiaries and its Sister Companies as per the Schedule No. 1 and any Subsidiary Company thereof and any other organization or entity under the control of the Insured’s named above and over which it is exercising active management.	USD 20,000,000 in the Aggregate Extra Territorial Workers Compensation USD 2,000,000 Charter/Non-Scheduled Flights USD 2,000,000 War Risk USD 1,000,000	Nil	Accident & Health International Underwriting Pty Ltd

Marine Transit	Rank Group Limited and its Subsidiaries and its Sister Companies as per the Schedule No. 1 and any Subsidiary Company thereof and any other organization or entity under the control of the Insured’s named above and over which it is exercising active management.

	(Note Pactiv has elected not to insure Marine Transit Insurance).	USD15,000,000 (or equivalent in any other currency) any one conveyance, location in the ordinary course of transit or (in respect of parcel post) package.	Global sendings have various deductibles, per entity. Inland USA shipments — USD 100,000 however claims exceeding USD 100,000 payable in full by Chartis Cover includes DIC/DIL Buyers and Sellers Interest in respect to claims under USD 100,000 SIG Holdings AG — USD 50,000 All Assureds — Employee Relocations USD 100 — wholly internal within countries USD 250 — Overseas except for USD 500 — Motor Vehicles (containerised) USD 1,000 — Motor Vehicles (otherwise) All other sendings not mentioned above — Nil	Chartis Insurance

209

Policy	Named Insured	Limit of Indemnity	Deductible	Insurer
Umbrella & Excess Umbrella Program	Rank Group Limited as per Underlying insurances arranged for: Carter Holt Harvey Limited, Evergreen Packaging Inc, Reynolds Packaging Company Inc, SIG Combibloc Group AG (f.k.a. SIG Holding AG), Pactiv Corporation	Primary USD 25M excess Primary
1st Excess USD 25M excess USD 25M
2nd Excess USD 25M excess
USD 50M
3rd Excess USD 25M excess USD 75M
4th Excess USD 25M excess USD 100M
5th Excess USD 50M excess USD 125M
6th Excess USD 25M excess USD 175M
7th Excess USD 50M excess USD 200M
8th Excess USD 50M excess USD 250M
USD 300,000,000 Limits in Total	Self Insured Retention USD 10,000	Primary Umbrella Layer Chartis Insurance Company
1st Excess Umbrella Layer XL Insurance
2nd Excess Umbrella Layer Chubb Insurance
3rd Excess Umbrella Layer Great American
4th Excess Umbrella Layer Zurich Insurance
5th Excess Umbrella Layer AWAC
6th Excess Umbrella Layer Great American Insurance Group
7th Excess Umbrella Layer Chartis Insurance
8th Excess Umbrella layer Endurance 50% and Arch 50%.

210

Schedule 3.19(a)
to the Second Amended and Restated Credit Agreement
UCC Filing Offices

Grantor	State	Filing Office
Bakers Choice Products, Inc.	DE
Blue Ridge Holding Corp.
Blue Ridge Paper Products Inc.
Closure Systems International Americas Inc.
Closure Systems International Holdings Inc.
Closure Systems International Inc.
Closure Systems International Packaging Machinery Inc.
Closure Systems Mexico Holdings LLC
CSI Mexico LLC
CSI Sales & Technical Services Inc.
Evergreen Packaging Inc
Evergreen Packaging International (US) Inc.
Evergreen Packaging USA Inc.
Pactiv Corporation
Pactiv Factoring LLC
Pactiv Germany Holdings, Inc.
Pactiv International Holdings Inc.
Pactiv Management Company LLC
Pactiv Retirement Administration LLC		Delaware Secretary of State Department of Corporations Uniform Commercial Code Division 401 Federal Street Dover, DE 19901
Pactiv RSA LLC
PCA West Inc.
Prairie Packaging, Inc.
PWP Holdings, Inc.
PWP Industries, Inc.
Reynolds Consumer Products Holdings Inc.
Reynolds Consumer Products Inc.
Reynolds Flexible Packaging Inc.
Reynolds Foil Inc.
Reynolds Food Packaging LLC
Reynolds Group Holdings Inc.
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Services Inc.
Reynolds Packaging, Inc.
Reynolds Packaging Kama Inc.
Reynolds Packaging LLC
SIG Holding USA Inc.
SIG Combibloc Inc.

Ultra Pac, Inc.	MN	Minnesota Office of the Secretary of State Retirement Systems of Minnesota Building 60 Empire Drive, Suite 100 St. Paul, MN 55103

Grantor	State	Filing Office
Newspring Industrial Corp	NJ	Department of Treasury of the State of New Jersey, UCC Section

BRPP, LLC	NC	If the filing is sent via mail, the UCC filing address is as follows: NC Secretary of State The Uniform Commercial Code Section PO Box 29626 Raleigh, NC 27626-0626
If the filing is sent via overnight courier, the UCC filing address is as follows: NC Secretary of State Uniform Commercial Code Section 2 South Salisbury St Raleigh NC 27601-2903

Southern Plastics Inc.	LA	East Baton Rouge Clerk of Court PHYSICAL LOCATION: Governmental Building 222 St. Louis St. Baton Rouge, LA 70802
MAILING ADDRESS: Attention: Recording Department (1st Floor) P.O. 1991 Baton Rouge, LA 70821-1991
UCC-1 financing statements can be filed with the clerk of court of any Louisiana parish. UCC-3 filings have to be filed in the same parish in which the UCC-1 was filed.

Dopaco, Inc.	PA	Pennsylvania Department of State Uniform Commercial Code Section 401 North Street Room 206 Harrisburg, PA 17120

Closure Systems International B.V. Beverage Packaging Holdings (Luxembourg) III S.àr.l. SIG Combibloc Group AG	DC	District of Columbia Government Recorder of Deeds 1101 4th Street, SW, 5th Floor Washington DC 20024

212

Other filings or actions:
1.	The execution and delivery to the Collateral Agent of Deposit Account Control Agreements and Security Account Control Agreements (as such terms are defined in the U.S. Collateral Agreement), as applicable, in accordance with the terms of the U.S. Collateral Agreement.
2.	The filing and/or recordation of Mortgages as described in Section 3.19(c) of this Agreement.
3.	The taking of the actions required by Article III of the U.S. Collateral Agreement (or that would be so required in the absence of the monetary thresholds set forth therein).
4.	The taking of any action required by applicable law with respect to contracts, accounts or receivables on which the United States government or any department, agency or instrumentality thereof is the obligor or with respect to property and assets subject to any rights reserved in favor of the United States government.

213

Schedule 3.19(c)
to the Second Amended and Restated Credit Agreement
Post-Closing Mortgage Amendments
Mortgage amendments need to be recorded as contemplated in Amendment No. 6 for the Mortgages to secure the U.S. Term Loans and the European Term Loans.

Schedule 3.19(d)
to the Second Amended and Restated Credit Agreement
Foreign Pledge Agreement Filing Requirements
Australia
Registration may be required in respect of security interests:
(a) granted by Loan Parties that are incorporated in any jurisdiction of Australia or registered under Part 5B.2 of the Corporations Act 2001 (Cth); and
(b) for the purposes of the Personal Property Securities Act 2009 (Cth), granted in respect of goods or property located in Australia or where the grantor of the security interest is an Australian entity.
Hungary
Registration with (i) the relevant Hungarian court of registration is required in order to perfect quota charges granted over the ownership interests in Hungarian incorporated Loan Parties; and (ii) the central registry of fixed charges and floating charges kept and maintained by the Chamber of Hungarian Public Notaries is required in order to perfect floating charges and fixed charges granted by Hungarian incorporated Loan Parties.
Mexico
Registration of the floating lien pledge agreements with the Public Registry of Commerce is required to be effective before third parties.
The Netherlands
A Dutch law pledge over receivables, a pledge of IP rights and a pledge of moveable must be registered with the Belastingdienst Ondernemingen in order to be valid and enforceable. Under a pledge of bank accounts, a pledge of intercompany receivables and a pledge of insurance rights, notice must be given of the pledge to the respective debtors thereunder for the security that is created thereby to be valid and enforceable. In addition, a pledge of IP rights must be registered with all relevant IP registers in order to be enforceable against third parties. A deed of mortgage of real estate must be registered with the Land Registry (Kadaster) in order to be valid and enforceable.
United Kingdom
Registration with Companies House is required in order to perfect certain types of security interest granted by English incorporated Loan Parties.

Schedule 3.20
to the Second Amended and Restated Credit Agreement
Material Owned Real Property
UNITED STATES OF AMERICA

Site Name / Address	Property Owner
15101 Lake Forest Drive Covington, GA 30014 USA	Pactiv Corporation

1900 West Field Court Lake Forest, IL 60045 USA	Pactiv Corporation

1100 Taylor Road Romeoville, IL 60446 USA	Pactiv Corporation

5250 North Street Canandiaigua, NY 14424 USA	Pactiv Corporation

3000 Pegasus Drive Temple, TX 76501-6682 USA	Pactiv Corporation
GERMANY

Site Name / Address	Property Owner
Rurstraße 58 Linnich, NRW 52441 Germany	SIG Combibloc GmbH
THAILAND

Site Name / Address	Property Owner
33 Moo 4 Pluakdaeng Rayong, 21140 Thailand	SIG Combibloc Ltd.

Schedule 6.01
to the Second Amended and Restated Credit Agreement
Existing Indebtedness
1.	Pactiv Corporation’s 5.875% Notes due 2012, in principal amount of $249.3 million, issued pursuant to the Pactiv Base Indenture.

2.	Pactiv Corporation’s 8.125% Debentures due 2017 in principal amount of $299.7 million, issued pursuant to the Pactiv Base Indenture.

3.	Pactiv Corporation’s 6.400% Notes due 2018 in principal amount of $15.7 million, issued pursuant to the Pactiv Base Indenture.

4.	Pactiv Corporation’s 7.95% Debentures due 2025, in principal amount of $276.4 million, issued pursuant to the Pactiv Base Indenture.

5.	Pactiv Corporation’s 8.375% of Senior Notes due 2027, in principal amount of $200.0 million, issued pursuant to the Pactiv Base Indenture.

Schedule 6.01(r)
to the Second Amended and Restated Credit Agreement
Company Reorganization Indebtedness
Part 1
Closure Systems International Deutschland GmbH will have an amount of US$800,000 owing to Closure Systems International Holdings (Germany) GmbH.
Part 4
Step 2
•	The repayment of €1,064,000,000 of profit participating bonds owing by SIG Finance (Luxembourg) S.àr.l. to SIG Asset Holdings Ltd.

•	Creation of a €610 million loan or profit participating bond owing to SIG Asset Holdings Ltd by Beverage Packaging Holdings (Luxembourg) III S.àr.l.

•	Creation of a €454 million loan owing to SIG Asset Holdings Ltd by SIG Austria Holding GmbH.
Step 3
•	Assignment by way of a capital return of loans owing to SIG Asset Holdings Ltd referred to in Step 2.

•	Creation of a €610 million loan or profit participating bond owing to SIG Combibloc Group AG by Beverage Packaging Holdings (Luxembourg) III S.àr.l.

•	Creation of a €454 million loan owing to SIG Combibloc Group AG by SIG Austria Holding GmbH.
Step 4
•	Transfer by way of dividends of the loans owing to SIG Combibloc Group AG referred to in Step 3 resulting in the repayment of the loan owing by Beverage Packaging Holdings (Luxembourg) III S.àr.l.

•	Creation of a €454 million loan owing to Beverage Packaging Holdings (Luxembourg) III S.àr.l. by SIG Austria Holding GmbH.
Step 5
•	Beverage Packaging Holdings (Luxembourg) III S.àr.l. repays existing profit participating bonds by transferring the loan owed by SIG Austria Holdings GmbH.

•	Creation of a €454 million loan owing to Beverage Packaging Holdings (Luxembourg) I SA by SIG Austria Holding GmbH.
Part 5
Step 1
•	Creation of a £28 million loan owed by SIG Euro Holding AG & Co. KGaA to SIG Holdings (UK) Ltd.
Step 2
•	Creation of a £28 million loan owed by SIG Euro Holding AG & Co. KGaA to SIG Finanz AG.

Step 3
•	Creation of a £28 million loan owed by SIG Euro Holding AG & Co. KGaA to SIG Combibloc Group AG.
Step 4
•	Creation of a £28 million loan owed by SIG Euro Holding AG & Co. KGaA to Beverage Packaging Holdings (Luxembourg) III S.àr.l.
Part 6
Step 1
•	Creation of a €200 million loan owed by SIG allCap AG to SIG Finanz AG.
Step 2
•	Creation of a €200 million loan owed by SIG allCap AG to SIG Combibloc Group AG.
Step 3
•	Creation of a €200 million loan owed by SIG allCap AG to Beverage Packaging Holdings (Luxembourg) III S.àr.l.
Part 7
Step 1
•	Creation of loans owing to a group entity to be determined by SIG Combibloc Argentina S.R.L. and SIG Combibloc Chile Limitada for amounts to be determined.
Step 2
•	Creation of a loan of US$26.1 million owed by SIG Combibloc Argentina S.R.L. to CSI Latin American Holdings Corporation.

•	Creation of a loan of US$36.3 million owed by SIG Combibloc Chile Limitada to CSI Latin American Holdings Corporation.
Step 3
•	Repayment of the loans owing to CSI Latin American Holdings Corporation referred to Step 2 by the transfer of existing liabilities.

•	Creation of a loan of US$26.1 million owed by Alusud Argentina S.R.L. to SIG Combibloc Argentina S.R.L.

•	Creation of a loan of US$36.3 million owed by Alusud Embalajes Chile Limitada to SIG Combibloc Chile Limitada.
Step 5
•	Creation of a loan owing to CSI Latin American Holdings Corporation by Closure Systems International B.V.

219

Schedule 6.02
to the Second Amended and Restated Credit Agreement
Existing Liens
1. Japanese property mortgages provided by Closure Systems International Japan, Limited (i) with a value up to JPY200 million, in favor of Mizuho Bank and (ii) with a value up to JPY200 million, in favor of Shinsei Bank.
2. Security Assignment between SIG Combibloc Limited and Fortis Lease UK Limited created on December 21, 2005.
3. Security Assignment between SIG Combibloc Limited and Fortis Lease UK Limited created on March 30, 2006.
4. Assignment of Deposit between SIG Combibloc Limited and Fortis Lease UK Limited created on June 10, 2008.
5. Quebec conventional hypothec without delivery in the amount of $2,185,000.00 granted on March 4, 2010 by Emballage Alimentaire Reynolds Canada Inc./Reynolds Food Packaging Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of Banque Royale du Canada. 1

[1]	Note: This entity amalgamated with certain of its subsidiaries on July 1, 2011 and continues as the amalgamated entity, “Pactiv Canada Inc.”

Schedule 6.04(l)
to the Second Amended and Restated Credit Agreement
Existing Investments
Subordinated loan from Holdings to Rank Group Limited pursuant to a Loan Agreement dated February 15, 2008.

Schedule 6.06(b)
to the Second Amended and Restated Credit Agreement
Existing Encumbrances
None.

Schedule 6.07
to the Second Amended and Restated Credit Agreement
Transactions with Affiliates
See Project Swing Steps Plan & Structure Chart slides in Schedule 1.01(f) and Company Post-Closing Reorganization slides in Schedule 1.01(b).

Schedule 6.16
to the Second Amended and Restated Credit Agreement
Specified Negative Covenants for Certain Subsidiaries
Germany:
     (c) Notwithstanding the introductory paragraph of Article VI (but without prejudice to the performance of any of the obligations under Article VI by any Loan Party other than a German Loan Party (as defined below)), the covenants set forth in Sections 6.05 (Mergers, Consolidations, Sales of Assets and Acquisitions), 6.06 (Restricted Payments; Restrictive Agreements), 6.07 (Transactions with Affiliates) and 6.08 (Conduct of Business) of the Agreement (as amended from time to time, the "Relevant German Restrictive Covenants”) are not and shall not be given by any Loan Party organized in Germany (each, a “German Loan Party”) other than as provided in this Schedule 6.16.
     (d) Notwithstanding paragraph (a),
     (i) if any German Loan Party or any of its subsidiaries organized in Germany (the German Loan Parties and each of their respective subsidiaries organized in Germany, the “German Group”) proposes to take or permit any action or circumstance that, if all the Relevant German Restrictive Covenants had been in force with respect to such German Loan Party, would constitute a breach of any of the Relevant German Restrictive Covenants by a member of the German Group, such German Loan Party shall give not less than 20 Business Days’ prior written notice of such action or circumstance to the Administrative Agent, and upon receipt of any such notice, the Administrative Agent shall promptly provide notice thereof to each Lender;
     (ii) the Administrative Agent shall be entitled, within 10 Business Days of receipt of such notice, to request that the relevant German Loan Party supply the Administrative Agent such further relevant information (including a sufficient number of copies of such information) as the Administrative Agent, in its reasonable discretion, may consider necessary for the purposes of this Schedule 6.16 and such German Loan Party shall supply such further information promptly, and in any event within 10 Business Days following the date of request therefor;
     (iii) if any Lender considers that the relevant action or circumstance (taken alone or together with other actions or circumstances, whether or not permitted hereunder) may have a Material Adverse Effect or materially and adversely affects such Lender’s interests as a Lender under the Loan Documents, it may so notify the Administrative Agent in writing;
     (iv) if, within 10 Business Days after the later of (A) receipt by the Administrative Agent of a notice pursuant to clause (i) above and (B) if (x)

additional information requested pursuant to clause (ii) above has been received by the Administrative Agent within the prescribed time, the date of such receipt or (y) additional information requested pursuant to clause (ii) above has not been received by the Administrative Agent within the prescribed time, the tenth day following such request, the Administrative Agent has received notices pursuant to clause (iii) above from Lenders which constitute the Required Lenders, the Administrative Agent shall promptly notify the German Loan Party and the Lenders; and
     (v) if the Administrative Agent gives notice to a German Loan Party pursuant to clause (iv) above or the relevant action is undertaken or circumstance is permitted prior to the date two Business Days after the latest time for the receipt by the Administrative Agent of notices pursuant to clause (iv) above, the undertaking of the relevant action or permitting of the relevant circumstances shall immediately be deemed to constitute an Event of Default; provided that, for the avoidance of doubt, no failure of any German Loan Party to duly perform or comply with any obligation under a Relevant German Restrictive Covenant shall of itself constitute an Event of Default.
     (e) If, in the opinion of the Administrative Agent or the Required Lenders, any of the measures referred to in the Relevant German Restrictive Covenant when implemented by a member of the German Group would negatively affect the risk assessment of the Lenders in respect of the ability of the relevant German Loan Party to perform its obligations under the Loan Documents, Holdings will ensure that the relevant German Loan Party will, to the fullest extent legally permissible, provide additional security (in form and substance satisfactory to the Administrative Agent) to the Bank Secured Parties as soon as possible but in any event within 20 Business Days following a request for the same by the Administrative Agent.
Austria:
     Notwithstanding the introductory paragraph of Article VI of (but without prejudice to the performance of any obligation under Article VI by any Loan Party other than an Austrian Loan Party (as defined below)), the covenants set forth in Sections 6.02 (Liens), 6.05 (Mergers, Consolidations, Sales of Assets and Acquisitions) and 6.08 (Conduct of Business) of the Agreement (as amended from time to time, the “Relevant Austrian Restrictive Covenants”) shall not apply to any Loan Party organized in Austria (each, an “Austrian Loan Party”), other than as provided in this Schedule 6.16.
     (f) Any Austrian Loan Party shall give the Administrative Agent not less than 10 Business Days’ prior written notice of its intention to take, or omit to take, any act or step which, but for paragraph (a) above, would be restricted or prohibited under the Relevant Austrian Restrictive Covenants and shall provide to the Administrative Agent any

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relevant information in connection with such proposed action or step referred to in such notice.
     (g) The Agent shall be entitled, within 10 Business Days following receipt of such notice, to request such further relevant information as it may consider reasonably necessary for the purposes of this Schedule 6.16, if it reasonably considers that such further information is required to assess whether or not to exercise its rights under this Schedule 6.16, and such Austrian Loan Party shall supply such further information to the Administrative Agent following such request.
     (h) The Administrative Agent shall notify such Austrian Loan Party within 10 Business Days following receipt of a notice given under paragraph (b) above (or, if additional information has been requested pursuant to paragraph (c) above, not later than 10 Business Days following the Administrative Agent’s confirmed receipt of such additional information but in no event later than 25 Business Days following receipt by the Administrative Agent of the notice referred to in paragraph (b) above), whether the proposed act or step, or omission to take an act or step, referred to in that notice could reasonably be expected to give rise to a Material Adverse Effect.
     (i) If the Administrative Agent notifies such Austrian Loan Party in accordance with paragraph (d) above and within the time limits set forth in paragraphs (c) to (d) above that the act or step, or omission to take an act or step, referred to in such notice given pursuant to paragraph (b) above could reasonably be expected to give rise to a Material Adverse Effect and such Austrian Loan Party nevertheless takes such act or step, or omits to take such act or step, the Administrative Agent shall be entitled to give any notice, or exercise any right or power, it would otherwise be entitled to give or exercise under Article VII (Events of Default).

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Schedule 9.20
to the Second Amended and Restated Credit Agreement
Stamp Duty Guidelines
1.	Introduction
1.1	These stamp duty guidelines (the “Guidelines”) shall apply to all written communication of the parties to this Agreement of which this Schedule 9.20 forms part.

1.2	In these Guidelines, unless a contrary indication appears a term defined in the Agreement (including by way of reference) has the same meaning when used in these Guidelines.

2.	Guidelines for Written Communication

2.1	Signed written communication that records or otherwise provides evidence of a transaction (Rechtsgeschäft) contemplated by, or referenced in, any Loan Document, whether in the body of the relevant communication, a schedule, an attachment, an annex or an appendix referred to therein or incorporated by reference (Bezugnahme), may only be made from an address outside of the Republic of Austria to an address outside of the Republic of Austria. For the avoidance of doubt, e-mails where the server on which such e-mails will be received or from which such e-mails will be sent is located in the Republic of Austria (e.g. this may be indicated by an e-mail address having a country code top level domain “.at”) or other e-mail addresses where the person sending or the person receiving such e-mail have their ordinary workplace (Arbeitsplatz) in the Republic of Austria must not be signed (see also clause 2.2. and 2.3. below).

2.2	Letters that record or otherwise provide evidence of a transaction (Rechtsgeschäft) contemplated by, or referenced in, any Loan Document, whether in the body of the letter, a schedule, an attachment, an annex or an appendix referred to therein or incorporated by reference (Bezugnahme), may only be brought or sent into, or produced in, the Republic of Austria in the following format (provided that no Stamp Duty Sensitive Document is attached):
[party’s letterhead]
Dear,
[text of message]
Kind regards

NO SIGNATURE OF SENDING PARTY (WHETHER MANUSCRIPT, DIGITAL OR ELECTRONIC)
NO CONTACT DETAILS
DO NOT ATTACH A STAMP DUTY SENSITIVE DOCUMENT CONFIDENTIALITY NOTICES AND OTHER FOOTERS ALLOWED
2.3	E-mails and fax messages that record or otherwise provide evidence of a transaction (Rechtsgeschäft) contemplated by, or referenced in, any Loan Document, whether in the body of the e-mail or fax, a schedule, an attachment, an annex or an appendix referred to therein or incorporated by reference (Bezugnahme), may only be brought or sent into, or produced in, the Republic of Austria if in the following format (provided that no Stamp Duty Sensitive Document is attached):

Dear...., [text of message]. Kind regards
NO SIGNATURE OF SENDING PARTY (WHETHER MANUSCRIPT, DIGITAL OR ELECTRONIC)
NO CONTACT DETAILS OR OTHER AUTOMATICALLY GENERATED FOOTERS THAT REFER TO A PARTY
DO NOT ATTACH A STAMP DUTY SENSITIVE DOCUMENT CONFIDENTIALITY NOTICES AND OTHER FOOTERS ALLOWED
In addition, the footer of such e-mails must not contain the company name, contact details or any other information allowing identification of the sender. The company name, contact details etc. of the original sender of a reply or forwarded message need not be deleted.

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Schedule 10.03
to the Second Amended and Restated Credit Agreement
Limitations on Guarantees and Certain Waivers
          (i) Limitations on Guarantees Granted by Dutch Guarantors.
     Notwithstanding any provision of the Agreement or any other Loan Document, the obligations of any Loan Party organized in The Netherlands (each, a “Dutch Guarantor”) expressed to be assumed in the Agreement or the other Loan Documents shall be deemed not to be assumed by such Dutch Guarantor to the extent that such assumption would constitute unlawful financial assistance within the meaning of Article 2:207c or 2:98c of the Dutch Civil Code or any other applicable financial assistance rules of any relevant jurisdiction (the “Prohibitions”), and the provisions of the Agreement and the other Loan Documents shall be construed accordingly. For the avoidance of doubt, it is expressly acknowledged that each Dutch Guarantor will continue to guarantee all obligations expressed to be guaranteed in the Agreement and other Loan Documents, to the extent that such obligations do not constitute a violation of the Prohibitions.
          (ii) Limitations on Guarantees Granted by Swiss Guarantors.
     Notwithstanding any provision of the Agreement or any other Loan Document, if the obligations expressed to be assumed in the Agreement or the other Loan Documents are assumed by any Loan Party organized, or for tax purposes resident, in Switzerland (each, a “Swiss Guarantor”), such Swiss Guarantor shall:
          (1) only be liable for obligations contained in the Agreement or under the other Loan Documents (including, any restructuring of such Swiss Guarantor’s rights of set-off and/or subrogation and its duties to subordinate claims) to the extent that the payment of such obligations does not constitute a repayment of capital (Einlagerueckgewaehr), a violation of the legally protected reserves (gesetzlich geschuetzte Reserven) or a payment of a (constructive) dividend prohibited to be made by such Swiss Guarantor by the Swiss Federal Code of Obligations and in the maximum amount of its profits available for the distribution of dividends on the date on which such Swiss Guarantor’s obligations hereunder are due (it being understood that such available profits are the balance sheet profits and any free reserves made for this purpose, in each case, in accordance with the relevant Swiss law); provided that the forgoing limitations do not apply to obligations incurred by (a) any Swiss Guarantor (i) incurred as Borrower under the Agreement, (ii) incurred as borrower under any agreement pursuant to which a Local Facility is made available, (iii) incurred as a party to and beneficiary under any Hedging Agreement, (iv) owed as Cash Management Obligations, provided the Swiss Guarantor is a beneficiary of the Cash Management Services causing such Cash Management Obligations or (v) incurred as a party to and beneficiary under any Additional Agreement or (b) any direct or indirect subsidiary of a Swiss Guarantor (a “Swiss Guarantor’s Subsidiary”) (i) incurred as Borrower under the Agreement, (ii) incurred as borrower under any agreement pursuant to which a Local Facility is made available, (iii) incurred as a party to and beneficiary under any Hedging Agreement, (iv) owed as Cash Management Obligations (provided the Swiss Guarantor’s Subsidiary is a beneficiary of the Cash Management Services causing such Cash Management Obligations) or (v) incurred as a party to and beneficiary under any Additional Agreement.
          (2) pass for such payments shareholders’ resolutions for the distribution of dividends in accordance with the relevant provisions of the Swiss Federal Code of Obligations then in effect (it being understood that as of the Closing Date, the profits available for the distribution of dividends as described above must be determined based on an audited balance sheet and such shareholders’ resolutions must be based on a report from the such Swiss Guarantor’s auditors approving the proposed distribution); and
          (3) deduct from such payments Swiss Anticipatory Tax (withholding tax) at the rate of 35% (or such other rate as is in effect from time to time) and, subject to any applicable double taxation treaty and/or agreement entered into with the Swiss Federal Tax Administration:
     pay such deduction to the Swiss Federal Tax Administration;
     give evidence to the Administrative Agent, each Lender and/or Issuing Bank (as the case may be) of such deduction in accordance with Section 2.20 of the Agreement; and
     if such a deduction is made, not be obligated to gross-up pursuant to Section 2.20 of the Agreement to the extent that such gross-up would result in the aggregate amounts paid to the Administrative Agent, each Lender and/or each Issuing Bank (as the case may be) and the Swiss Federal Tax Administration exceeding the maximum amount of such Swiss Guarantor’s profits available for the distribution of dividends.
          (iii) Limitations on Guarantees Granted by Austrian Guarantors.
     Notwithstanding any other provision of the Agreement or any other Loan Document,
          (1) any guarantee or indemnity given by or other obligation assumed by any Loan Party organized in Austria (each, an “Austrian Guarantor”) under Article X of the Agreement is meant as and is to be interpreted as an abstract guarantee agreement (abstrakter Garantievertrag) and not as surety (Bürgschaft) or joint obligation as a borrower (Mitschuldnerschaft), and such Austrian Guarantor undertakes to pay the amounts due under or pursuant to such obligation unconditionally, irrevocably, upon first demand and without raising any defenses (unbedignt, unwiderruflich, über erste Anforderung und Verzicht auf alle Einwendungen);

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          (2) the obligation of any Austrian Guarantor under the Agreement or any other Loan Document shall be limited so that no assumption of an obligation shall required if such assumption would violate mandatory Austrian capital maintenance rules (Kapitalerhaltungsvorschriften) under Austrian company law, including Sections 82 et seq. of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung) and/or Sections 52 and 65 et seq. of the Austrian Stock Corporation Act (Aktiengesetz); and
          (3) should any obligation under the Agreement or any other the Loan Document violate or contradict Austrian capital maintenance rules and should therefore be held invalid or unenforceable, such liability and/or obligation shall be deemed to be replaced by a liability and/or obligation of a similar nature that is in compliance with Austrian capital maintenance rules and that provides the best possible security interest in favour of the Administrative Agent or the Collateral Agent, for the ratable benefit of the Secured Parties. By way of example, should it be held that the security created under any Loan Document is contradicting Austrian capital maintenance rules in relation to any amount of the secured obligations, the security created by the respective Loan Document shall be reduced to such an amount of the secured obligations which is permitted pursuant to Austrian capital maintenance rules.
          (iv) Waiver and Limitations on Guarantees Granted by Thai Guarantors.
          (1) Each Loan Party organized in Thailand (each, a “Thai Guarantor”) irrevocably and unconditionally waives any and all rights to avoid such Thai Guarantor’s obligations under the Guarantee in the Agreement which it may have under Sections 196, 293, 294, 684, 687, 688-690, 694 and 697-701 of the Civil and Commercial Code of Thailand, and agrees not to exercise any of its rights under Sections 693 and 696 of the Civil and Commercial Code of Thailand unless and until the Loan Parties have fully performed all their obligations under the Agreement and all of such obligations have been unconditionally, irrevocably, indefeasibly and fully paid or discharged.
          (2) According to the permit under the Alien Business Act of Thailand B.E. 2542 dated May 31, 2011, granted to SIG Combibloc Ltd. (the “Existing Thai Guarantor”), the Existing Thai Guarantor is permitted to guarantee the obligations of Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., Closure Systems International Holdings Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., SIG Euro Holding AG & Co., KGaA, SIG Austria Holding GmbH, Closure Systems International B.V., Beverage Packaging Holdings (Luxembourg) II S.A. and Reynolds Group Issuer (Luxembourg) S.A. (collectively, the “Relevant Obligors”) only. Subject to clause (c) below, the guarantee provided and/or assumed by the Existing Thai Guarantor shall be limited to the debts and obligations of the Relevant Obligors, regardless of whether such debts and obligations of the Relevant Obligors are incurred by themselves or by the inclusion of, assumption of, guaranteeing of, or being jointly liable to, any other party’s debts.

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          (3) On the effective date of a permit under the Alien Business Act of Thailand B.E. 2542 obtained by the Existing Thai Guarantor from the Director-General of the Department of Business Development, Ministry of Commerce of Thailand in respect of the Existing Thai Guarantor’s guarantee of the obligations of Reynolds Group Holdings Limited and Pactiv Corporation (the “Additional Thai Business Permit”), (i) the guarantee provided and/or assumed by the Existing Thai Guarantor shall extend, without any further action or other formality, to include the debts and obligations of Reynolds Group Holdings Limited and Pactiv Corporation, regardless of whether such debts and obligations thereof are incurred by themselves or by the inclusion of, assumption of, guaranteeing of, or being jointly liable to, any other party’s debts. For the purpose of this clause, the effective date of the Additional Thai Business Permit means the date of payment of the fees required under the permit or other date as specifically provided in such Additional Thai Business Permit.
          (v) Limitations on Guarantees Granted by German Guarantors.
     If the guarantee and indemnity granted in Article X of this Agreement is given by a Loan Party incorporated in Germany in the legal form of a limited liability company (Gesellschaft mit beschränkter Haftung (GmbH)) or a limited partnership where the sole general partner is a GmbH (“GmbH & Co. KG”) (each, a “German Guarantor”), the following shall apply:
          (1) The Bank Secured Parties shall be entitled to enforce the Guarantee against the applicable German Guarantor without limitation in respect of:
     any and all amounts that are owed under the Loan Documents by such German Guarantor or by any of its Subsidiaries; and
     any and all amounts which correspond to funds that have been borrowed under the Loan Documents to the extent borrowed, on-lent or otherwise passed on to, or issued for the benefit of, the applicable German Guarantor or any of its Subsidiaries, or for the benefit of any of their creditors and in each case not repaid and outstanding from time to time (in aggregate, the “Unlimited Enforcement Amount”).
          (2) Besides an enforcement in respect of the Unlimited Enforcement Amount applicable to any German Guarantor pursuant to paragraph (a) above, the Bank Secured Parties shall not be entitled to enforce the Guarantee against such German Guarantor if and to the extent that:
     the Guarantee secures the obligations of a Loan Party that is (x) a shareholder of the German Guarantor or (y) an affiliated company (verbundenes Unternehmen) within the meaning of Section 15 of the

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German Stock Corporation Act (Aktiengesetz) of a shareholder of the German Guarantor (other than the German Guarantor and its Subsidiaries); and
     the enforcement would have the effect of (x) reducing such German Guarantor’s (or, in case of a GmbH & Co. KG, its general partner’s (Komplementär)) net assets (Reinvermögen) (the “Net Assets”) to an amount of less than its (or, in case of a GmbH & Co. KG, its general partner’s (Komplementär)) stated share capital (Stammkapital) or, if the Net Assets are already an amount of less than its (or, in case of a GmbH & Co. KG, its general partner’s (Komplementär)) stated share capital, of causing such amount to be further reduced and (y) would thereby affect the assets required for the obligatory preservation of the German Guarantor’s (or, in case of a GmbH & Co. KG, its general partner’s (Komplementär)) stated share capital (Stammkapital) according to section 30, 31 German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung), in each case, provided that the amount of the stated share capital to be taken into consideration shall be the amount registered in the commercial register on the Closing Date, and any increase of the stated share capital registered after the date of this Agreement shall only be taken into account if such increase has been effected with the prior written consent of the Administrative Agent.
          (3) The Net Assets shall be calculated as an amount equal to the sum of the values of such German Guarantor’s (or, in case of a GmbH & Co. KG, its general partner’s (Komplementär)) assets (consisting of all assets which correspond to the items set forth in section 266 sub-section(2) A, B and C of the German Commercial Code (Handelsgesetzbuch) less the aggregate amount of such German Guarantor’s (or, in case of a GmbH & Co. KG, its general partner’s (Komplementär)) liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in section 266 sub-section(3) B, C and D of the German Commercial Code), except that:
     any asset that is shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of such asset and that is not necessary for such German Guarantor’s business (nicht betriebsnotwendig) shall be taken into account with its market value;
     obligations under loans provided to such German Guarantor by any member of the Group or any other affiliated company shall not be taken into account as liabilities as far as such loans are subordinated by law or contract at least to the claims of the unsubordinated creditors of such German Guarantor; and

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     obligations under loans or other contractual liabilities incurred by such German Guarantor (or, in case of a GmbH & Co. KG, its general partner’s (Komplementär)) in violation of the provisions of the Loan Documents shall not be taken into account as liabilities.
     The Net Assets shall be determined in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) and shall be based on the same principles that were applied by such German Guarantor in the preparation of its most recent annual balance sheet (Jahresbilanz).
     It is understood that the assets of the respective German Guarantor (or, in case of a GmbH & Co. KG, its general partner (Komplementär)) will be assessed at liquidation values (Liquidationswerte) if the managing directors of the applicable German Guarantor (or, in case of a GmbH & Co. KG, its general partner (Komplementär)), at the time they prepare the Management Determination (as defined below) are, due to factual or legal circumstances at that time, in their opinion not able to make a positive prognosis as to whether the business of the applicable German Guarantor (or, in case of a GmbH & Co. KG, its general partner (Komplementär)) can carry on as a going concern (positive Forführungsprognose), in particular when such Guarantee is enforced.
          (4) The limitations set out in paragraph (b) above shall only apply if and to the extent that:
     without undue delay, but not later than within 5 Business Days, following receipt of a request for payment under the Guarantee by the Administrative Agent (the “Notice”), the applicable German Guarantor shall have confirmed in writing to the Administrative Agent (x) to what extent the Guarantee is an up-stream or cross-stream Guarantee as described in clause (i) of paragraph (b) above and (y) which amount of such up-stream or cross-stream Guarantee cannot be enforced as it would cause the net assets of the applicable German Guarantor to fall below its stated share capital (taking into account the adjustments set out in paragraph (c) above) and such confirmation is supported by evidence reasonably satisfactory to the Agent (acting on behalf of the Bank Secured Parties (the “Management Determination”) and the Bank Secured Parties shall not have contested this and argued that no or a lesser amount would be necessary to maintain the German Guarantor’s stated share capital; or
     within 20 Business Days following the date the Bank Secured Parties shall have contested the Management Determination, the Bank Secured Parties shall have received from the applicable German Guarantor an up-to-date balance sheet prepared by a firm of internationally recognized auditors (the “Determining Auditors”) that shows the value of

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such German Guarantor’s (or, in case of a GmbH & Co. KG, its general partner’s (Komplementär)) Net Assets (the “Balance Sheet”). The Balance Sheet shall be prepared in accordance with the principles set out in paragraph (c) above, provided that the final sentence of paragraph (c) above shall not apply unless the Determining Auditors shall have determined in an independent assessment that the assets of applicable German Guarantor (or, in case of a GmbH & Co. KG, its general partner (Komplementär)) should be evaluated at liquidation values (Liquidationswerte) in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) and shall contain further information (in reasonable detail) relating to items to be adjusted pursuant to paragraph (c) above.
     If such German Guarantor fails to deliver a Balance Sheet within the aforementioned time period, the Bank Secured Parties shall be entitled to enforce the Guarantee irrespective of the limitations set out in paragraph (b) above
          (5) If the Bank Secured Parties disagree with the Balance Sheet, they shall be entitled to enforce the Guarantee up to the amount which, according to the Balance Sheet, can be enforced in compliance with the limitations set out in paragraph (b) above. In relation to any additional amounts for which such German Guarantor is liable under the Guarantee, the Bank Secured Parties shall be entitled to pursue their claims (if any) further and such German Guarantor shall be entitled to prove that this amount is necessary for maintaining its (or, in case of a GmbH & Co. KG, its general partner’s (Komplementär)) stated share capital (calculated as of the date the demand under the Guarantee was made).
          (6) No reduction of the amount enforceable under this Section 5 of Schedule 10.03 shall prejudice the right of the Bank Secured Parties to continue enforcing the Guarantee (subject always to the operation of the limitations set out above at the time of such enforcement) until full satisfaction to the claims guaranteed.
          (vi) Limitations on Guarantees Granted by Luxembourg Guarantors.
          (1) Notwithstanding any other provisions of the Agreement or any other Loan Document, the obligations of any Guarantor incorporated in Luxembourg (the “Luxembourg Guarantor”) under (i) Section 10.01 of the Agreement, (ii) Article X of the November 2009 Senior Secured Note Indenture, (iii) Article X of May 2010 Senior Unsecured Note Indenture, (iv) Article X of the October 2010 Senior Secured Note Indenture, (v) Article X of the October 2010 Senior Unsecured Note Indenture, (vi) Article X of the February 2011 Senior Secured Note Indenture, (vii) Article X of the February 2011 Senior Unsecured Note Indenture and (viii) any other guarantee commitment contained in an agreement, including, but not limited to, any facility, loan

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agreement or indenture which Holdings and the Administrative Agent agree is subject to this limitation, in each case in respect of the obligations of any Loan Party that is not a direct or indirect subsidiary of such Luxembourg Guarantor (in this Schedule the “Luxembourg Guarantees”), shall be limited to the aggregate maximum amount (if any) permitted under applicable Luxembourg law.
          (2) For the avoidance of doubt, clause (a) shall not apply to or in any way limit any security interests granted by a collateral agreement entered into by a Luxembourg Guarantor.
          (vii) Waiver by Guernsey Guarantors.
     Any Loan Party organized in Guernsey irrevocably waives and abandons any right which it has or may at any time have under the existing or future laws of Guernsey pursuant to the principle of "droit de discussion” or otherwise, requiring that recourse be had to the assets of any party before any action is taken under the Agreement against it, and further irrevocably waives and abandons any right it has or may have at any time under the existing or future laws of Guernsey, pursuant to the principle of “droit de division” or otherwise, to require that any other party be made a party to any proceedings, or that its liability be divided or apportioned with any other party or reduced in any manner whatsoever.
          (viii) Waiver by Mexican Guarantors.
     Any Loan Party organized in Mexico (each, a “Mexican Guarantor”) expressly acknowledges that the Guarantee is governed by the laws of the State of New York and expressly agrees that any rights and privileges that it might otherwise have under the laws of Mexico shall not be applicable to such Guarantee, including, but not limited to, any benefit of orden, excusión, división, quita, novación, espera and modificación which may be available to it under articles 2813, 2814, 2815, 2816, 2821, 2822, 2823, 2827, 2836, 2840, 2845, 2847, 2848 and 2849 of the Federal Civil Code of Mexico and the corresponding articles under the Civil Code in effect for the Federal District of Mexico and in all other states of Mexico, and such acknowledgment and agreement are without prejudice to such Mexican Guarantor’s rights and/or privileges under the laws of New York (as such rights have been modified by and/or waived in the Loan Documents). Each Mexican Guarantor incorporated in Mexico represents that it is familiar with the contents of these articles and agrees that there is no need to reproduce them herein.
          (ix) Limitations on Guarantees Granted by English and Welsh Guarantors.
     Notwithstanding any other provision of the Agreement or any other Loan Document, the Guarantee of any Loan Party organized in England or Wales shall not apply to any obligation to the extent that it would result in such Guarantee constituting

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unlawful financial assistance within the meaning of Section 678 or 679 of the Companies Act 2006 (as amended or replaced).
          (x) Limitations on Guarantees Granted by Hong Kong Guarantors.
Notwithstanding any other provision of the Agreement or any other Loan Document, the Guarantee of any Loan Party organized in Hong Kong (each, a “Hong Kong Guarantor”) shall not apply to any obligation to the extent that it would result (a) in such Guarantee constituting a breach of Section 47A (Prohibition of Financial Assistance) of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) (as amended or replaced) and (b) in a reduction in such Hong Kong Guarantor’s net assets as properly recorded in its books unless, to the extent that it does, such Hong Kong Guarantor has sufficient distributable reserves to cover that reduction.
          (xi) Limitations on Guarantees Granted by Additional Guarantors.
     Notwithstanding any other provision of the Agreement or any other Loan Document, the Guarantee given by any Subsidiary that becomes a Guarantor after the Effective Date (an “Additional Guarantor”) is subject to any limitations set forth in the Guarantor Joinder Agreement applicable to such Additional Guarantor.

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EXHIBIT A
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
[FORM OF]
ADMINISTRATIVE QUESTIONNAIRE
REYNOLDS GROUP HOLDINGS LIMITED

Agent Information	Agent Closing Contact
Credit Suisse AG	Fay Rollins
Eleven Madison Avenue	Tel: (212) 325-9041
New York, NY 10010	Fax: (212) 538-9120
Desktop: (212) 743-1422
E-Mail: fay.rollins@credit-suisse.com
Agent Wire Instructions
BANK OF NEW YORK, NY
ABA Number: [                         ]
Account Name: [                         ]
Account Number: [                          ]

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.
Legal Name of Lender to appear in Documentation:

Signature Block Information:

•	Signing Credit Agreement ☐ Yes ☐ No

•	Coming in via Assignment ☐ Yes ☐ No

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)

Lender Parent:

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

	Primary Operations Contact	Secondary Operations Contact

Name:

Company:

Title:

Address:

Lender’s Domestic Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

NON-U.S. LENDER INSTITUTIONS:
I. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).
A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.
II. Flow-Through Entities:
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.
Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.
U.S. LENDER INSTITUTIONS:
If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.
Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

EXHIBIT B
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
[FORM OF]
ASSIGNMENT AND ACCEPTANCE
          This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Reference is made to the Second Amended and Restated Credit Agreement dated as of August 9, 2011 (as amended, supplemented or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”), among REYNOLDS GROUP HOLDINGS INC., a Delaware corporation, REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a Delaware corporation, PACTIV CORPORATION, a Delaware corporation, CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a Delaware corporation, SIG EURO HOLDING AG & CO KGAA, a German partnership limited by shares, SIG AUSTRIA HOLDING GMBH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), CLOSURE SYSTEMS INTERNATIONAL BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands, REYNOLDS GROUP HOLDINGS LIMITED, a New Zealand limited liability company, the Guarantors, the Lenders and CREDIT SUISSE AG, as administrative agent, receipt of a copy of which is hereby acknowledged by the Assignee.
          Capitalized terms used in this Assignment and Acceptance and not otherwise defined herein have the meanings specified in the Second Amended and Restated Credit Agreement. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Second Amended

and Restated Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Second Amended and Restated Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including participations in any Letters of Credit included in such facility), (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Second Amended and Restated Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above and (iii) all of the Assignor’s rights and obligations in its capacity as a Bank Secured Party under the First Lien Intercreditor Agreement or a Senior Creditor under the Existing Intercreditor Agreement and any other documents or instruments delivered pursuant thereto (the rights and obligations sold and assigned pursuant to clauses (i), (ii) and (iii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.
1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):

Assignee is an Affiliate of: [Name of Lender]

Assignee is an Approved Fund of: [Name of Lender]

3.	Assignee’s Address for Notices:

4.	Assigned Interest:

	Aggregate Amount of	Amount of	Percentage Assigned
	Commitment/Loans of	Commitment/Loans	of Commitment/
Facility	all Lenders	Assigned	Loans
US Term Loans
Tranche B Term Loans ($)	$	$	%
Tranche C Term Loans ($)	$	$	%
European Term Loan (€)	€	€	%
US Revolving Credit Facility ($)	$	$	%
European Revolving Credit Facility (€)	€	€	%
Effective Date:

     The terms set forth in this Assignment and Acceptance are hereby agreed to:

[NAME OF ASSIGNOR], AS ASSIGNOR,
By:
Name:
Title:

[NAME OF ASSIGNEE], AS ASSIGNEE,
By:
Name:
Title:

[CONSENTED TO AND] ACCEPTED: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, AS ADMINISTRATIVE AGENT AND ISSUING BANK,
By:
Name:
Title:

By:
Name:
Title:

[CONSENTED TO]: [BORROWER(S)][HOLDINGS, AS LOAN PARTIES’ AGENT ON BEHALF OF THE BORROWERS],
By:
Name:
Title:

[ ], AS ISSUING BANK,
By:
Name:
Title:

Annex I
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
     1. Representations and Warranties.
     1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Second Amended and Restated Credit Agreement or any of the Intercreditor Agreements, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Second Amended and Restated Credit Agreement, (iii) the financial condition of each of the U.S. Borrowers, the European Borrowers or any of the Subsidiaries or Affiliates or any other Person obligated in respect of the Second Amended and Restated Credit Agreement or (iv) the performance or observance by the U.S. Borrowers, the European Borrowers or any of their Subsidiaries or Affiliates or any other Person of any of their obligations under the Second Amended and Restated Credit Agreement or the Intercreditor Agreements.
     1.2. Assignee.
     (a) The Assignee represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Second Amended and Restated Credit Agreement and a party to the Intercreditor Agreements, (ii) it satisfies the requirements, if any, specified in the Second Amended and Restated Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of (A) the Second Amended and Restated Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender under the Second Amended and Restated Credit Agreement, (B) the First Lien Intercreditor Agreement as a Bank Secured Party thereunder and (C) the Existing Intercreditor Agreement as a Senior Creditor thereunder, (iv) it has received a copy of (A) the Second Amended and Restated Credit Agreement and (B) each of the Intercreditor Agreements, together with copies of the most recent financial statements referred to in Section 3.05 of the Second Amended and Restated Credit Agreement or delivered pursuant to Section 5.04 of the Second Amended and Restated Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, (v) attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 2.20 of the Second Amended and Restated Credit Agreement, duly completed and executed by the Assignee, (vi) it has received a copy of each of the German Security Documents (as defined in the First

Lien Intercreditor Agreement) of an accessory nature (the pledge agreements), is aware of their contents and hereby expressly consents to and ratifies (genehmigt) the declarations of the Collateral Agent made as representative without power of attorney (Vertreter ohne Vertretungsmacht) on behalf of the undersigned as a Secured Party (as defined in the First Lien Intercreditor Agreement), as future pledgee in such German Security Documents, and (vii) if such assignment is for less than €50,000, it is a “professional market party” (professionele marktpartij) within the meaning of the Dutch Financial Supervision Act (Wet op het financieel toezicht) including any and all decrees and regulations issued pursuant thereto.
     The Assignee agrees that (i) it will, independently and without reliance on the Assignor, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Second Amended and Restated Credit Agreement, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Second Amended and Restated Credit Agreement are required to be performed by it as a Lender and (iii) it hereby appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) it will be bound by and become a party to, as if originally named a Bank Secured Party therein, the First Lien Intercreditor Agreement.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
     3. Place of Performance.
     The parties to this Assignment and Acceptance shall perform their obligations under or in connection with this Assignment and Acceptance exclusively at the Place of Performance (as defined below), but in no event at a place in Austria and the performance of any obligations or liability under or in connection with this Assignment and Acceptance within the Republic of Austria shall not constitute a discharge or performance of such obligation or liability.
     For the purposes of the above, “Place of Performance” means:
     (a) in relation to any payment under or in connection with this Assignment and Acceptance, the place at which such payment is to be made pursuant to Section 2.19 of the Second Amended and Restated Credit Agreement; and
     (b) in relation to any other obligation or liability under or in connection with this Assignment and Acceptance, the premises of the Administrative Agent in New York or any other place outside of Austria as the Administrative Agent may specify from time to time.
     4. General Provisions. This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and

2

Acceptance by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be construed in accordance with and governed by the law of the State of New York.

3

EXHIBIT C
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
[FORM OF]
BORROWING REQUEST
To:	Credit Suisse AG, as Administrative Agent Eleven Madison Avenue New York, NY 10010 Attention: Agency Group
[Date]
Ladies and Gentlemen:
          Reference is made to the Second Amended and Restated Credit Agreement dated as of August 9, 2011 (as amended, supplemented or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”), among REYNOLDS GROUP HOLDINGS INC., a Delaware corporation (“RGHI”), REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a Delaware corporation (“Reynolds”), PACTIV CORPORATION, a Delaware corporation (“Pactiv”), CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a Delaware corporation (“Closure US”), SIG EURO HOLDING AG & CO KGAA, a German partnership limited by shares (“SIG Euro”), SIG AUSTRIA HOLDING GMBH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung) (“SIG Austria”), CLOSURE SYSTEMS INTERNATIONAL BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands (“Closure Netherlands”), REYNOLDS GROUP HOLDINGS LIMITED, a New Zealand limited liability company (“Holdings”), the Guarantors, the Lenders and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Amended and Restated Credit Agreement.
[Holdings, on behalf of,1][RGHI][Reynolds][Pactiv][Closure US][SIG Euro][SIG Austria][Closure Netherlands] hereby requests (select one):

[1]	Holdings may make a request and sign on behalf of any Borrower as Loan Parties’ Agent.

☐	A Borrowing of new Loans (the “Requested Borrowing”)

[Holdings, on behalf of,][RGHI][Reynolds][Pactiv][Closure US][SIG Euro][SIG Austria][Closure Netherlands] requests and instructs the Administrative Agent to make the Requested Borrowing available to such Borrower by (check whichever is applicable):

depositing the same in the following account maintained with Administrative Agent:
___________________________________________

wire transfer in accordance with the following wiring instructions:
________________________________________
☐	A conversion of Loans

☐	A continuation of Loans
to be made on the terms set forth below:

(A)	Facility of Borrowing[2]

(B)	Date of Borrowing, conversion or continuation (which is a Business Day)

(C)	Principal amount

(D)	Type of Loan[3]

(E)	Interest Period[4]

(F)	Currency of Loan
The above request has been made to the Administrative Agent by telephone at [          ].

[2]	U.S. Term Loan, European Term Loan, Other Term Loan, U.S. Revolving Loan, European Revolving Loan or Other Revolving Loan.

[3]	Specify Eurocurrency or Alternate Base Rate.

[4]	Applicable for Eurocurrency Borrowing only.

C-2

          [[Holdings, on behalf of,5][RGHI][Reynolds][Pactiv][Closure US][SIG Euro][SIG Austria][Closure Netherlands] hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of Borrowing, the conditions to borrowing specified in Section 4.01 of the Second Amended and Restated Credit Agreement have been satisfied.]6

[REYNOLDS GROUP HOLDINGS LIMITED, ON BEHALF OF,]
[REYNOLDS GROUP HOLDINGS INC.]
[REYNOLDS CONSUMER PRODUCTS HOLDINGS INC.]
[PACTIV CORPORATION]
[CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC.]
[SIG EURO HOLDING AG & CO KGAA]
[SIG AUSTRIA HOLDING GMBH]
[CLOSURE SYSTEMS INTERNATIONAL BV]

By:
Name:
Title:

[5]	Holdings may make a request and sign on behalf of any Borrower as Loan Parties’ Agent.

[6]	Insert bracketed language if the Borrower is requesting a Borrowing of new Loans.

C-3

EXHIBIT D
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     GUARANTOR JOINDER (this “Joinder”) dated as of [•], 20[•] to the Second Amended and Restated Credit Agreement dated as of August 9, 2011 (as amended, supplemented or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”), among REYNOLDS GROUP HOLDINGS INC., a Delaware corporation, REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a Delaware corporation, PACTIV CORPORATION, a Delaware Corporation, CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a Delaware corporation, SIG EURO HOLDING AG & CO KGAA, a German partnership limited by shares, SIG AUSTRIA HOLDING GMBH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), CLOSURE SYSTEMS INTERNATIONAL BV, a private company with limited liability (besloten vennootschapm met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands, REYNOLDS GROUP HOLDINGS LIMITED, a New Zealand limited liability company, the Guarantors, the Lenders and CREDIT SUISSE AG, as administrative agent.
          A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Amended and Restated Credit Agreement.
          B. The Guarantors have entered into the Second Amended and Restated Credit Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 5.12 of the Second Amended and Restated Credit Agreement provides that additional Subsidiaries may become Guarantors under the Second Amended and Restated Credit Agreement by execution and delivery of an instrument substantially in the form of this Joinder. The undersigned Borrower or Subsidiary (the “New Guarantor”) is executing this Joinder in accordance with the requirements of the Second Amended and Restated Credit Agreement to become a Guarantor under the Second Amended and Restated Credit Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
          Accordingly, the Administrative Agent and the New Guarantor agree as follows:
          SECTION 1. (a) In accordance with Section 5.12 of the Second Amended and Restated Credit Agreement, the New Guarantor by its signature below becomes a Guarantor under the Second Amended and Restated Credit Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (i) agrees to all the terms and provisions of the Second Amended and Restated Credit Agreement applicable to it as a Guarantor thereunder and (ii) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. Each reference to a “Guarantor” in the Second Amended and Restated Credit Agreement shall be deemed to include the New Guarantor. The Second Amended and Restated Credit Agreement is hereby incorporated herein by reference.
          [(b)] [Include if the New Guarantor is organized in Mexico: The New Guarantor acknowledges and represents that (i) it will receive valuable direct or indirect benefits as a result of the entering into of this Joinder and the transactions contemplated by the Loan Documents; (ii) it is solvent pursuant to the terms of the Mexican Ley de Concursos Mercantiles; and (iii) it is not subject to concurso mercantil or bankruptcy (quiebra) proceedings and it has no reason to believe that it will be declared in concurso mercantil or bankrupt (quiebra).]
          [(b)][(c)][Include if the New Guarantor is not organized under English law and is granting English law security: The New Guarantor has not registered one or more “establishments” (as that term is defined in Part 2 of The Overseas Companies Regulations 2009) with the Registrar of Companies or, if it has so registered, it has provided to the Administrative Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.]
          SECTION 2. The New Guarantor hereby agrees to (i) be bound by and become a party to the First Lien Intercreditor Agreement, as amended, supplemented or otherwise modified from time to time, as if originally named a Guarantor therein and (ii) execute and deliver accession deeds to the Existing Intercreditor Agreement in form and substance reasonably satisfactory to the Security Trustee (as defined in the Existing Intercreditor Agreement) thereunder.
          SECTION 3. The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
          SECTION 4. The New Guarantor is a company duly organized under the law of [name of relevant jurisdiction]. The guarantee of the New Guarantor giving a guarantee other than in respect of its subsidiary is subject to the following limitations:

          (a) if the New Guarantor is organized in any jurisdiction set forth on Schedule 10.03 to the Second Amended and Restated Credit Agreement and is giving a guarantee other than in respect of its subsidiary, the relevant limitations set forth therein in relation to the New Guarantor shall apply; and
          (b) if (i) the New Guarantor is organized in any other jurisdiction and is giving a guarantee [other than in respect of its subsidiary1] or (ii) the New Guarantor is organized in any jurisdiction set forth on Schedule 10.03 to the Second Amended and Restated Credit Agreement, is giving a guarantee other than in respect of its subsidiary and limitations other than the relevant limitations set forth on Schedule 10.03 to the Second Amended and Restated Credit Agreement are agreed in respect of the New Guarantor, then, clause (a) above notwithstanding, [insert guarantee limitation wording for relevant jurisdiction].
          SECTION 5. The New Guarantor confirms that no Default has occurred or would occur as a result of the New Guarantor becoming a Guarantor under the Second Amended and Restated Credit Agreement.
          SECTION 6. This Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Administrative Agent shall have received counterparts of this Joinder that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Joinder by facsimile transmission or other electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Joinder.
          SECTION 7. Except as expressly supplemented hereby, the Second Amended and Restated Credit Agreement shall remain in full force and effect.
          SECTION 8. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 9. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Second Amended and Restated Credit Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 10. All communications and notices hereunder shall (except as otherwise expressly permitted by the Second Amended and Restated Credit Agreement) be in

[1]	This wording is to be removed if the New Subsidiary Guarantor is organized in Spain.

writing and given as provided in Section 9.01 of the Second Amended and Restated Credit Agreement. All communications and notices hereunder to the New Guarantor shall be given to it in care of Holdings as provided in Section 9.01 of the Second Amended and Restated Credit Agreement.
          SECTION 11. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the fees, other charges and disbursements of counsel for the Administrative Agent.

          IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Joinder as of the day and year first above written.

[NAME OF NEW GUARANTOR],
by
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, AS ADMINISTRATIVE AGENT
by
Name:
Title:

by
Name:
Title:

EXHIBIT E
Agreed Security Principles
(A)	Considerations

1.	The security that will be provided in support of the Obligations (as defined in the First Lien Intercreditor Agreement) will be given in accordance with certain security principles (the “Security Principles”) set forth below.

2.	The Security Principles embody recognition by all parties that there may be certain legal and practical difficulties in obtaining effective security from the Loan Parties. However, it is acknowledged that to the extent the Security Principles conflict with the specific provisions of any Loan Document (other than those explicitly qualified by these Security Principles), the provisions of such Loan Document will prevail.

3.	For purposes of the Security Principles, “value” refers to fair market value, provided that if no fair market value is readily ascertainable, value shall refer to book value determined in accordance with GAAP (as defined in the Second Amended and Restated Credit Agreement) (consistently applied), as of the date of the most recently ended fiscal quarter for which financial statements are available.

4.	For the purposes of the covenants set forth in the Loan Documents, the Applicable Representative (as defined in the First Lien Intercreditor Agreement) from time to time shall make all determinations on behalf of the Secured Parties (as defined in the First Lien Intercreditor Agreement) with respect to these Security Principles.
The Security Principles are as follows:
(a)	general statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference, “thin capitalisation” rules, retention of title claims, exchange control restrictions and similar principles may limit the ability of a Loan Party to provide a guarantee or security or may require that the guarantee or security be limited by an amount or otherwise; the Loan Parties will use reasonable endeavours to provide the maximum permissible credit support and to assist in demonstrating that adequate corporate benefit accrues to any relevant Loan Party;

(b)	the security and extent of its perfection may be limited where the Applicable Representative reasonably determines in consultation with the Loan Parties that the cost to the Loan Parties (including for the avoidance of doubt, any material tax costs to the Loan Parties taken as a whole) of providing security is excessive in relation to the benefit accruing to the Secured Parties;

(c)	any assets subject to third party arrangements which are permitted by the Loan Documents and which prevent those assets from being subject to a Lien will not be subject to a Lien in any relevant Security Document, provided that reasonable endeavours to obtain consent to such Lien shall be used by the relevant Loan Party if the relevant asset is material and if seeking such consent will not adversely affect the business of the Loan Parties or their commercial relationships;

(d)	guarantees and security will not be required from companies that are not wholly owned (such term, as used throughout these Security Principles, to exclude directors’ qualifying shares and similar insignificant minority ownership interests) by any Loan Party. Where security is provided by a wholly owned subsidiary of any Loan Party (whether direct or indirect) and such subsidiary subsequently ceases to be wholly owned but remains a subsidiary, there shall be no requirement for the release of such guarantee or security;

(e)	Holdings and its subsidiaries (collectively, the “Group”) will not be required to grant guarantees or enter into Security Documents if it would conflict with the fiduciary duties of their directors or contravene any legal prohibition or result in a risk of personal or criminal liability on the part of any officer, provided that the relevant member of the Group shall use reasonable endeavours to overcome any such obstacle and provided further that the above limitation shall be assessed in respect of the obligations of such member of the Group under the Credit Documents (as defined in the First Lien Intercreditor Agreement) generally and not just the guarantee or security being granted by that member of the Group;

(f)	Loan Parties will not be required to grant guarantees or enter into Security Documents where there would be a significant tax disadvantage in doing so. Without limiting the generality of the foregoing, no Loan Party shall be required to give a guarantee or a pledge of its assets if such Loan Party is a “controlled foreign corporation” for U.S. federal income tax purposes and in no event shall more than 65% of the total outstanding voting equity interests of such Loan Party be required to be pledged;

(g)	perfection of security, when required, and other legal formalities will be completed as soon as practicable and, in any event, within the time periods specified in the Loan Documents therefor or (if earlier or to the extent no such time periods are specified in the Loan Documents) within the time periods specified by applicable law in order to ensure due perfection. The perfection of security granted will not be required if it would have a material adverse effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course as otherwise permitted by the Loan Documents;

(h)	the Collateral Agent (acting in its own right or on behalf of the relevant Secured Parties) shall be able to enforce the security granted by the Security Documents without any restriction from (i) the constitutional documents of any Loan Party, to the extent that such restrictions can be removed under relevant law, (ii) any Loan Party which is or whose assets are the subject of such Security Document (but subject to any inalienable statutory or common law rights which the Loan Parties may have to challenge such enforcement) or (iii) any shareholders of the foregoing not party to the relevant Security Document, to the extent that it is within the power of the Loan Parties to ensure that such restrictions do not apply;

(i)	the maximum secured amount may be limited to minimize stamp duty, notarisation, registration or other applicable fees, taxes and duties;

(j)	where a class of assets to be secured by a Loan Party includes material and immaterial assets, the Loan Party and Applicable Representative may agree to a threshold in respect of such assets and direct the Collateral Agent to act accordingly;

(k)	the only owned real property owned by Holdings and its Subsidiaries required to be pledged on the Closing Date or as soon as reasonably practicable thereafter will be the real property set forth in Schedule 1.01(d) to the Original Credit Agreement. After the Closing Date, neither Holdings nor any of its Subsidiaries will be required to pledge any real property owned by Holdings or such Subsidiaries unless the value of such real property exceeds €5.0 million. Neither Holdings nor any of its Subsidiaries will be required to pledge any property in which it has a leasehold interest;

(l)	unless granted under a global Security Document governed by the law of the jurisdiction of a Loan Party or New York law, all security (other than share security over subsidiaries of a Loan Party)

shall be governed by the law of and secure assets located in the jurisdiction of incorporation of that Loan Party, provided that for certain receivables security, such security may be governed by the law of the jurisdiction of incorporation or domicile of the creditor or the law that governs the underlying receivable;

(m)	other than where intellectual property is secured by a floating charge or other similar all-asset security interest, security interests need only be granted for intellectual property with a value greater than €1.0 million. Security interests in intellectual property will be registered solely in the jurisdiction of incorporation of the Loan Party that owns such intellectual property, provided that, with respect to intellectual property that is material to the Loan Party, to the extent the registration of a security interest in or the taking of any other commercially reasonable actions with respect to, such intellectual property in any other jurisdiction is necessary to ensure that the Secured Parties would be able to realize upon the value of the secured intellectual property in the event of enforcement action, such registration or other actions will be taken in such other jurisdiction as the Collateral Agent may reasonably request taking into account the cost to the Loan Parties of such registration in relation to the benefit accruing to the Secured Parties;

(n)	security interests will be taken over only those insurance policies of the Loan Parties that are material to the Group as a whole, as reasonably determined by the Applicable Representative;

(o)	other than where equipment is secured by a floating charge or other similar all-asset security interest, security interests need only be granted for manufacturing equipment with a value greater than €250,000;

(p)	security interests will be provided over the equity of any subsidiary that is not a Loan Party only if (i) it is organized in a jurisdiction where one or more Loan Party is organized, (ii) as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements are available, it had gross assets (excluding intra group items but including investments in Subsidiaries) in excess of 1.0% of Consolidated Total Assets or (iii) for the period of four consecutive fiscal quarters of Holdings most recently ended for which financial statements are available, it had earnings before interest, tax, depreciation and amortization calculated on the same basis as Consolidated EBITDA in excess of 1.0% of the Consolidated EBITDA;

(q)	no security interest will be provided over the equity of any subsidiary that (a) does not conduct any business operations, (b) has assets with a book value not in excess of $100,000 and (c) does not have any indebtedness outstanding; and

(r)	guarantees will not be required from Graham Packaging and its subsidiaries that are issuers in respect of the Graham Packaging Notes or Restricted Subsidiaries (as defined in the Graham Packaging Note Indentures) (collectively, the “Graham Group”) for so long as (x) any Graham Packaging Notes are outstanding and (y) the terms of the Graham Packaging Notes prohibit the Graham Group from guaranteeing the Obligations (or so long as, by virtue of guaranteeing the Obligations, would breach one or more covenants contained in the Graham Packaging Note Indentures).
For the avoidance of doubt, in these Security Principles, “cost” includes, but is not limited to, income tax cost, registration taxes payable on the creation or for the continuance of any security, stamp duties, out-of-pocket expenses and other fees and expenses directly incurred by the relevant grantor of security or any of its direct or indirect owners, subsidiaries or Affiliates.

(B)	Obligations to be Secured

1.	Subject to (A) (Considerations) and to paragraph 2 below, the obligations to be secured are the Obligations.

(C)	General

Where appropriate, defined terms in the Security Documents should mirror those in the First Lien Intercreditor Agreement.

(D)	Guarantors and Security

Each guarantee will be an upstream, cross-stream and downstream guarantee of all the Obligations, subject to the requirements of the Security Principles in each relevant jurisdiction. Subject to the Security Principles, the security will secure all of the Obligations.

Subject to these Security Principles, the security package shall include stock and other membership interests issued by a Loan Party and intercompany and trade receivables, bank accounts (and amounts on deposit therein), intellectual property, insurance, real estate, inventory and equipment, in each case owned by a Loan Party, and, in jurisdictions where an “all asset” security interest can be created in a security document, security over all assets shall, subject to the Loan Documents, be given by the Loan Parties formed in that jurisdiction.

To the extent possible, all security shall be given in favour of the Collateral Agent and not the Secured Parties individually, provided that any accessory security (akzessorische Sicherheit) governed by Swiss and German law shall be given in favour of the Collateral Agent and the Secured Parties individually if so required by the Applicable Representative. “Parallel debt” provisions will be used where necessary; such provisions will be contained in the First Lien Intercreditor Agreement and not the individual Security Documents unless required under local laws. To the extent possible, the grant of security in the collateral shall be structured, documented or otherwise implemented in a manner so that there should be no action required to be taken in relation to the security when any Secured Party transfers an interest in the Loan Documents to another party. To the extent such action is required, the Applicable Representative shall not require the Collateral Agent to obtain security in such asset giving rise to the requirement for such action upon a transfer of an interest in the Loan Documents to another party.

The Loan Parties will be required to pay the reasonable costs of any re-execution, notarisation, re-registration, amendment or other perfection requirement for any security on any transfer by a Secured Party to a new Secured Party on or prior to the date on which the Administrative Agent notifies Holdings that primary syndication is complete. Otherwise the cost or fee shall be for the account of the transferee Secured Party.

2.	Terms of Security Documents
The following principles will be reflected in the terms of any security taken as part of this transaction:
(a)	the security will be first ranking, to the extent possible;

(b)	security will (to the extent possible under local law) not be enforceable unless an Event of Default (as defined in the First Lien Intercreditor Agreement) has occurred that is continuing;

(c)	any representations, warranties or undertakings which are required to be included in any Security Document shall reflect (to the extent to which the subject matter of such representation, warranty and undertaking is the same as the corresponding representation, warranty and undertaking in the Second Amended and Restated Credit Agreement, each Senior Secured Note Indenture or any Additional Agreement (as defined in the First Lien Intercreditor Agreement and to the extent relevant) (collectively, the “Principal Loan Documents”)) the commercial deal set out in the Principal Loan Documents (save to the extent that the applicable local counsel agree that it is necessary to include any further provisions (or deviate from those contained in the Principal Loan Documents) in order to protect or preserve the security granted to the Secured Parties);

(d)	the provisions of each security document will not be unduly burdensome on the relevant Loan Party granting such security or interfere unreasonably with the operation of its business and will be limited to those required to create effective security and not impose unreasonable commercial obligations;

(e)	information, such as lists of assets, will be provided if and only to the extent (i) required by law to create, enforce, perfect or register the security or (ii) necessary or advisable to enforce the security, provided that such information need not be provided by the Loan Parties pursuant to this subclause (ii) more frequently than annually unless an Event of Default has occurred (or, in the case of third party trade debtors, unless a Default has occurred which is continuing), and in each case that information can be provided without breaching confidentiality requirements or damaging business relationships;

(f)	the Collateral Agent and Secured Parties shall be able to exercise a power of attorney only following the occurrence of an Event of Default or if the relevant Loan Party granting such security has failed to comply with a further assurance or perfection obligation within 10 Business Days of being notified of that failure;

(g)	security will, where possible and practical, automatically create security over future assets of the same type as those already secured;

(h)	notification of receivables security to third-party trade debtors shall not be given unless a Default has occurred and is continuing and for intercompany receivables notification may be given at the time such security is granted to the extent required by local law to perfect such security or if a Default has occurred and is continuing;

(i)	in respect of the share pledges, until an Event of Default has occurred, the pledgors shall be permitted to retain and to exercise voting rights to any shares pledged by them in a manner which does not adversely affect the validity or enforceability of the security or cause an Event of Default to occur and the subsidiaries of the pledgors should be permitted to pay dividends upstream on pledged shares to the extent permitted under the Principal Loan Documents; and

(j)	in respect of bank accounts (and cash therein), the Collateral Agent agrees with the relevant Loan Party that the Collateral Agent shall not give any instructions or withhold any withdrawal rights from such Loan Party, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur.

EXHIBIT F
U.S. Collateral Agreement

EXHIBIT G
First Lien Intercreditor Agreement

EXHIBIT H
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     AFFILIATE SUBORDINATION AGREEMENT dated as of [ ], 20[ ] (this “Agreement”), among Reynolds Group Holdings Limited, a New Zealand limited liability company (“Holdings”), the subordinated lenders listed on Schedule I hereto and any additional person that becomes a party hereto as a subordinated lender after the date hereof (each, a “Subordinated Lender” and collectively, the “Subordinated Lenders”), the guarantors listed on Schedule II hereto and any additional person that becomes a party hereto as a guarantor after the date hereof (each, a “Guarantor” and collectively, the “Guarantors”) and CREDIT SUISSE AG, as administrative agent (the “Administrative Agent”) under the Second Amended and Restated Credit Agreement (as defined below).
          Reference is made to the Second Amended and Restated Credit Agreement dated as of August 9, 2011 (as amended, supplemented or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”), among REYNOLDS GROUP HOLDINGS INC., a Delaware corporation, REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a Delaware corporation, PACTIV CORPORATION, a Delaware corporation, CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a Delaware corporation, SIG EURO HOLDING AG & CO KGAA, a German partnership limited by shares, SIG AUSTRIA HOLDING GMBH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), CLOSURE SYSTEMS INTERNATIONAL BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands, Holdings, the Guarantors, the Lenders and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Amended and Restated Credit Agreement.
          Except as otherwise set forth therein, the ability under Section 6.01(c) of the Second Amended and Restated Credit Agreement of any Loan Party to incur Indebtedness to any Subsidiary that is not a Loan Party is conditioned upon the execution and delivery by such Subsidiary that is not a Loan Party and such Loan Party of an agreement in the form hereof pursuant to which such Subsidiary that is not a Loan Party agrees to subordinate its rights with respect to the Subordinated Obligations (as defined below) to the rights of the Bank Secured Parties under the Second Amended and Restated Credit Agreement and the other Loan Documents, all on the terms set forth herein.

          Accordingly, each Subordinated Lender, each Guarantor and the Administrative Agent, on behalf of itself and each Bank Secured Party (and each of their respective successors or permitted assigns), hereby agrees as follows:
          1. Subordination. (a) Each Subordinated Lender hereby agrees that all its right, title and interest in and to the Subordinated Obligations (as defined herein) of each Guarantor shall be subordinate and junior in right of payment to the rights of the Bank Secured Parties in respect of the Bank Obligations of such Guarantor, including all payment obligations in respect of such Guarantor’s Bank Obligations as primary obligor or guarantor of the payment of principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings, any Borrower or any Subsidiary whether or not a claim for post-filing interest is allowed or allowable in any such proceeding), fees, charges, expenses, indemnities, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof (collectively, the “Senior Obligations”); provided that, subject to Section 1(b), no Guarantor shall be prohibited from making payments in respect of such Indebtedness (whether on account of principal, premium (if any), interest, fees, charges, expenses, indemnities, reimbursement obligations or otherwise) or be otherwise limited in any manner with respect to such Indebtedness by the terms of this Agreement. For purposes hereof, “Subordinated Obligations” means all obligations of each Guarantor to each Subordinated Lender in respect of Indebtedness, including in respect of principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings, any Borrower or any Subsidiary whether or not a claim for post-filing interest is allowed or allowable in any such proceeding), fees, charges, expenses, indemnities, reimbursement obligations and other amounts payable in respect thereof, that are required to be subordinated to the Bank Obligations under Section 6.01(c) of the Second Amended and Restated Credit Agreement.
          (b) Each Guarantor and, solely with respect to the Subordinated Obligation in respect of which it is the obligee, each Subordinated Lender agrees that no payment (whether directly, by purchase, redemption or exercise of any right of setoff or otherwise) in respect of the Subordinated Obligations, whether as principal, interest or otherwise, and whether in cash, securities or other property, shall be made by or on behalf of any Guarantor or received, accepted or demanded, directly or indirectly, by or on behalf of any Subordinated Lender when an Event of Default exists and Holdings has received a written notice from the Required Lenders (or from the Administrative Agent at the request of the Required Lenders) prohibiting any further payment in respect of the Subordinated Obligations, so long as any such Event of Default has occurred and is continuing (provided that such notice shall not be required to be given (and no such payment may be made) if the Event of Default is of the type set forth in paragraph (a), (b), (h) or (i) of Article VII of the Second Amended and Restated Credit Agreement).
          (c) Upon any distribution of the assets of any Guarantor or upon any dissolution, winding up, liquidation or reorganization of any Guarantor, in each case in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Guarantor:
     (i) the Bank Secured Parties shall first be entitled to indefeasibly receive payment in full in cash of the Bank Obligations (whenever arising) before any Subordinated

Lender shall be entitled to receive any payment on account of the Subordinated Obligations of such Guarantor, whether of principal, interest or otherwise; and
     (ii) any payment by, or on behalf of, or distribution of the assets of, such Guarantor of any kind or character, whether in cash, securities or other property, to which any Subordinated Lender would be entitled to receive as payment on account of the Subordinated Obligations of such Guarantor except for the provisions of this Section 1(c) shall be paid or delivered by the person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent, for the benefit of the Bank Secured Parties, until the indefeasible payment in full in cash of all Bank Obligations to be credited and applied to the Bank Obligations as set forth in the Second Amended and Restated Credit Agreement and the other Loan Documents.
          (d) In the event that any payment by, or on behalf of, or distribution of the assets of, any Guarantor of any kind or character, whether in cash, securities or other property, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise in respect of the Subordinated Obligations, shall be received by or on behalf of any Subordinated Lender at a time when such payment or distribution is prohibited by this Agreement, such payment or distribution shall be held by such Subordinated Lender (segregated from other property of such Subordinated Lender) for the benefit of, and shall forthwith be paid over to, the Administrative Agent, for the benefit of the Bank Secured Parties, until the indefeasible payment in full in cash of all Bank Obligations.
          (e) Subject to the prior indefeasible payment in full in cash of the Bank Obligations, each applicable Subordinated Lender shall be subrogated to the rights of the Bank Secured Parties to receive payments or distributions in cash, securities or other property of each applicable Guarantor applicable to the Bank Obligations until all amounts owing on the Bank Obligations shall be indefeasibly paid in full in cash, and, as between and among a Guarantor, its creditors (other than the Bank Secured Parties) and the applicable Subordinated Lenders, no such payment or distribution made to the Bank Secured Parties by virtue of this Agreement that otherwise would have been made to any applicable Subordinated Lender shall be deemed to be a payment by the applicable Guarantor on account of the Subordinated Obligations, it being understood that the provisions of this paragraph (e) are intended solely for the purpose of defining the relative rights of the Subordinated Lenders and the Bank Secured Parties.
          2. Waivers and Consents. (a) Each Subordinated Lender, solely in its capacity as a Subordinated Lender, waives, to the fullest extent permitted by applicable law, the right to compel that the Collateral or any other assets or property of any Guarantor or the assets or property of any guarantor of the Bank Obligations or any other Person be applied in any particular order to discharge the Bank Obligations. Each Subordinated Lender, solely in its capacity as a Subordinated Lender, expressly waives, to the fullest extent permitted by applicable law, the right to require the Bank Secured Parties to proceed against any Guarantor, the Collateral or any guarantor of the Bank Obligations or any other Person, or to pursue any other remedy in any Bank Secured Party’s power which such Subordinated Lender cannot pursue, notwithstanding that the failure of any Bank Secured Party to do so may thereby prejudice such Subordinated Lender.

          (b) Each Subordinated Lender waives, to the fullest extent permitted by applicable law, all rights and defenses arising out of an election of remedies by the Bank Secured Parties, even though that election of remedies, including any nonjudicial foreclosure with respect to security for the Bank Obligations, has impaired the value of such Subordinated Lender’s rights of subrogation, reimbursement, or contribution against any Guarantor or any other guarantor of the Bank Obligations or any other Person. Each Subordinated Lender expressly waives, to the fullest extent permitted by applicable law, any rights or defenses it may have by reason of protection afforded to any Guarantor or any other guarantor of the Bank Obligations or any other Person with respect to the Bank Obligations pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of real property or personal property Collateral for the Bank Obligations.
          (c) Each Subordinated Lender agrees, to the fullest extent permitted by applicable law, that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Bank Obligations made by a Bank Secured Party may be rescinded in whole or in part by the Bank Secured Party, and any Senior Obligation may be continued, and the Bank Obligations, or the liability of the applicable Guarantor or any other guarantor or any other party upon or for any part thereof, or any Collateral or guarantee under any Loan Document therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the Bank Secured Parties, in each case without notice to or further assent by any Subordinated Lender, which will remain bound under this Agreement and without impairing, abridging, releasing or affecting the subordination and other agreements provided for herein.
          (d) Each Subordinated Lender waives, to the fullest extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Bank Obligations. The Bank Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred, and the consent of the Bank Secured Parties to the creation of the obligations of each Guarantor in respect of the Subordinated Obligations shall be deemed conclusively to have been given, in each case in reliance upon this Agreement, and all dealings between each Guarantor and the Bank Secured Parties shall be deemed to have been consummated in reliance upon this Agreement. Each Subordinated Lender acknowledges and agrees that the Bank Secured Parties have relied upon the subordination and other agreements provided for herein in consenting to the Subordinated Obligations. Each Subordinated Lender waives, to the fullest extent permitted by applicable law, notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.
          3. Representations and Warranties. Each Subordinated Lender represents and warrants to the Administrative Agent for the benefit of the Bank Secured Parties that:
          (a) it has the corporate or other organizational power and authority to execute and deliver and to perform its obligations under this Agreement and has taken all necessary corporate or other organizational action to authorize its execution, delivery and performance of this Agreement;

          (b) this Agreement has been duly executed and delivered by such Subordinated Lender and constitutes a legal, valid and binding obligation of such Subordinated Lender, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law);
          (c) the execution, delivery and performance of this Agreement will not violate in any material respect any provision of any requirement of any law applicable to such Subordinated Lender or of any contractual obligation of such Subordinated Lender; and
          (d) no consent or authorization of, filing with, or other act by or in respect of any arbitrator or regulatory body or Governmental Authority and no consent of any Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made and are in full force and effect or where the failure to obtain could no reasonably be expected to have a material adverse effect.
          4. Further Assurances. Each Subordinated Lender and each Subordinated Borrower, at their own expense and at any time from time to time, upon the written request of the Administrative Agent, will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.
          5. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Bank Secured Parties on the one hand and the Subordinated Lenders and the Guarantors on the other, and no other Person (other than the Collateral Agent) shall have any right, benefit or other interest under this Agreement.
          6. Notices. All notices, requests and demands to or upon any party hereto shall be in writing and shall be given in the manner provided in Section 9.01 of the Second Amended and Restated Credit Agreement, provided that any such notice, request or demand to or upon any Guarantor or Subordinated Lender that is not a party to the Second Amended and Restated Credit Agreement shall be addressed to the notice address of Holdings provided in Section 9.01(a) thereof.
          7. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
          8. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

          9. Integration. This Agreement is a “Loan Document” and a “Security Document” and represents the agreement of the Guarantors, the Bank Secured Parties and the Subordinated Lenders with respect to the subject matter hereof and there are no promises or representations by any Guarantor, the Bank Secured Parties or any Subordinated Lender relative to the subject matter hereof not reflected herein.
          10. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, each affected Guarantor and each affected Subordinated Lender; provided that any provision of this Agreement may be waived by the Bank Secured Parties in a letter or agreement executed by the Administrative Agent and each affected Subordinated Lender.
          (b) No failure or delay on the part of the Administrative Agent or any Bank Secured Parties, in exercising any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          11. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          12. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each of the Guarantors and each of the Subordinated Lenders and shall inure to the benefit of the Bank Secured Parties and their respective successors and permitted assigns.
          13. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court; provided that solely for the purpose of enforcement of the rights of the Administrative Agent and any Bank Secured Party under this Agreement in Austria, each Guarantor and Subordinated Lender hereby irrevocably and unconditionally also submits, for itself and its property to the jurisdiction of the courts of England. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Bank Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Subordinated Lender or its properties in the courts of any jurisdiction.
          (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each Subordinated Lender hereby irrevocably consents to service of process in the manner provided for notices in Section 6. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          15. Additional Subordinated Lenders; Additional Guarantors. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Annex I attached hereto, such Subsidiary shall become a Subordinated Lender or a Guarantor (as specified in such instrument) hereunder with the same force and effect as if originally named herein. The execution and delivery of any such instrument shall not require the consent of any other Subordinated Lender or Guarantor hereunder. The rights and obligations of each Subordinated Lender and each Guarantor herein shall remain in full force and effect notwithstanding the addition of any Subordinated Lender or Guarantor as a party to this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

REYNOLDS GROUP HOLDINGS LIMITED, as Holdings
By
Name:
Title:

EACH OF THE SUBORDINATED LENDERS LISTED ON SCHEDULE I,
By
Name:
Title:

EACH OF THE GUARANTORS LISTED ON SCHEDULE II,
By
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent
By
Name:
Title:

By
Name:
Title:

Schedule I

Subordinated Lenders

Schedule II
Guarantors

Annex I
     SUPPLEMENT NO. [    ] dated as of [    ], to the Affiliate Subordination Agreement dated as of [    ], 20[    ] (the “Affiliate Subordination Agreement”), among Holdings, the subordinated lenders named therein (the “Subordinated Lenders”), the guarantors named therein (the “Guarantors”) and CREDIT SUISSE AG, as administrative agent (the “Administrative Agent”) under the Second Amended and Restated Credit Agreement (as defined in the Affiliate Subordination Agreement), for the benefit of the Bank Secured Parties.
     A. Reference is made to the Affiliate Subordination Agreement.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Affiliate Subordination Agreement.
     C. Each of the Subordinated Lenders and each of the Guarantors have entered into the Affiliate Subordination Agreement in order to induce the Lenders (as defined in the Second Amended and Restated Credit Agreement) to continue to make extensions of credit under the Second Amended and Restated Credit Agreement and the other Loan Documents. Section 15 of the Affiliate Subordination Agreement provides that Subsidiaries may become Subordinated Lenders or Guarantors under the Affiliate Subordination Agreement by execution and delivery of an instrument substantially in the form of this Supplement. The undersigned Subsidiary [(the “New Subordinated Lender”)] [(the “New Guarantor”) is executing this Supplement to become a [Subordinated Lender] [Guarantor] under the Affiliate Subordination Agreement in accordance with the terms of the Second Amended and Restated Credit Agreement as consideration for extensions of credit previously made under the Second Amended and Restated Credit Agreement and extensions of credit in the future.
     Accordingly, the Administrative Agent and the New [Subordinated Lender] [Guarantor] agree as follows:
     SECTION 1. In accordance with Section 15 of the Affiliate Subordination Agreement, the New [Subordinated Lender] [Guarantor] by its signature below becomes a [Subordinated Lender] [Guarantor] under the Affiliate Subordination Agreement with the same force and effect as if originally named therein as a [Subordinated Lender] [Guarantor] and the New [Subordinated Lender] [Guarantor] hereby [(a)] agrees to all the terms and provisions of the Affiliate Subordination Agreement applicable to it as a [Subordinated Lender] [Guarantor] thereunder [and (b) makes each representation and warranty contained in Section 5 of the Affiliate Subordination Agreement on and as of the date hereof except for representations and warranties which by their terms refer to a specific date]. Each reference to a [“Subordinated Lender”] [“Guarantor”] in the Affiliate Subordination Agreement shall be deemed to include the New [Subordinated Lender] [Guarantor]. The Affiliate Subordination Agreement is hereby incorporated herein by reference.
     SECTION 2. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New [Subordinated Lender] [Guarantor] and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Supplement.
     SECTION 3. Except as expressly supplemented hereby, the Affiliate Subordination Agreement shall remain in full force and effect.
     SECTION 4. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 5. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Affiliate Subordination Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).
     SECTION 6. All communications and notices hereunder shall be in writing and given as provided in Section 6 of the Affiliate Subordination Agreement. All communications and notices hereunder to the New [Subordinated Lender] [Guarantor] shall be given to it at the address set forth under its signature below, with a copy to the Borrowers.

2

     IN WITNESS WHEREOF, the New [Subordinated Lender] [Guarantor] and the Administrative Agent have duly executed this Supplement to the Affiliate Subordination Agreement as of the day and year first above written.

[NAME OF NEW [SUBORDINATED LENDER] [GUARANTOR]],
by
Name:
Title:
Address:

3

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,
By
Name:
Title:

By
Name:
Title:

4

EXHIBIT I
Reynolds—Graham Packaging
Secured Intercompany Loan
Summary of Principal Terms and Conditions9
This Summary of Principal Terms and Conditions (this “Term Sheet”) is for indicative purposes only and does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the definitive documentation in respect of the Loans (as defined below) (the “Intercompany Loan Agreement”). Each of the terms, conditions and other provisions described in this Term Sheet is subject to change to the extent necessary to ensure that such terms, conditions and other provisions are fair to the Borrowers and the Guarantors as of the Graham Packaging Closing Date.

Lender:	Reynolds Group Holdings Inc., a Delaware corporation (the “Lender”).

Borrowers:	Graham Packaging Company L.P., a Delaware limited partnership, and GPC Capital Corp. I, a Delaware corporation (the “Borrowers”).

Facility:	A term loan (the “Initial Loan” and, together with any Additional Loans (as defined below), the “Loans”) in an aggregate principal amount of up to the sum of (a) the aggregate principal amount of, and all accrued interest and premium, if any, on, the loans outstanding under the Existing Credit Agreement (as defined below) on the Graham Packaging Closing Date and (b) the aggregate amount of fees and expenses payable by the Borrowers in connection with (i) the repayment and termination of the Existing Credit Agreement and (ii) the negotiation, preparation, execution and implementation of the Intercompany Loan Agreement.[10]

Availability:	The full amount of the Initial Loan must be drawn in a single drawing on the Graham Packaging Closing Date.

Use of Proceeds:	The proceeds of the Initial Loan will be used solely to effect the repayment and refinancing of the Existing Credit Agreement and to pay related fees, expenses and other transaction costs in connection therewith.

[9]	Capitalized terms used but not defined in this Exhibit I shall have the meanings set forth in the Second Amended and Restated Credit Agreement to which this Exhibit I is attached.

[10]	NTD: The aggregate principal amount of the Initial Loan is expected to be approximately $2,000,000,000.

Maturity Date:	The Loans will mature on October 15, 2018.

Interest Rate:[11]	The Adjusted LIBO Rate plus the Applicable Margin.

“Adjusted LIBO Rate” shall mean, for any day, a rate per annum equal to the greater of (a) [1.50]% and (b) the London interbank offered rate on such day.

“Applicable Margin” shall mean, for any day, (a) with respect to the Initial Term Loan, a rate per annum equal to [4.50]%, and (b) with respect to any Additional Loans, a rate per annum to be agreed between the Lender and the Borrowers at the time of incurrence of such Additional Loans.

Interest shall be payable at the end of each interest period and, in any event, at least every three months. Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days.

Default Rate:	Interest on all overdue amounts will accrue at the applicable interest rate plus 2.00%.

Original Issue Discount/Upfront Fee for the Initial Loan:	The Initial Loan will be funded with [100] basis points of original issue discount or upfront fees.

Amortization:	The Initial Loan will amortize on a quarterly basis equal to (i) for any applicable calendar quarter ending on or prior to December 31, 2012, 1.875% of the initial aggregate principal amount of the Initial Loan and (ii) for each subsequent calendar quarter, 2.50% of the initial aggregate principal amount of the Initial Loan. The amortization of any Additional Loans will be agreed between the Borrowers and the Lender at the time such Additional Loans are made. Notwithstanding the foregoing, the Borrowers shall not be required to make any principal amortization payment on any Loan until the last Business Day of the first full calendar quarter following the borrowing of such Loan.

[11]	Amounts in this “Interest Rate” section and in the section entitled “Original Issue Discount/Upfront Fee for the Initial Loan” are subject to change to the extent necessary to ensure such terms are fair to the Borrowers and the Guarantors as of the Graham Packaging Closing Date.

2

Additional Loans:	The Borrowers may request at any time after the Graham Packaging Closing Date that the Lender make additional intercompany term loans (the “Additional Loans”) to the Borrowers, which the Lender may agree or decline to make in its sole discretion; provided that (i) immediately after giving effect to the incurrence of any Additional Loans, the aggregate principal amount of all Loans outstanding shall not exceed the maximum amount of indebtedness that can be incurred by the Borrowers as secured “Indebtedness” under the terms of the Graham Packaging Note Indentures as of such date of incurrence, (ii) all Additional Loans shall be secured by the relevant security documents and guaranteed under each relevant guarantee agreement on a pari passu basis with the existing Loans secured by each such security document and each such guarantee agreement, (iii) 100% of the net cash proceeds of any Additional Loans shall be applied within five business days to (A) redeem, repurchase, retire, satisfy and discharge or otherwise prepay or repay Graham Packaging Notes and to pay related fees, expenses and other transaction costs, (B) make interest payments on outstanding Loans and/or (C) make scheduled principal payments on outstanding Loans, and (iv) the Additional Loans are permitted by the terms of all outstanding indebtedness of Graham Packaging Holdings Company (“Holdings”), the Borrowers, and their respective subsidiaries, including the Graham Packaging Note Documents.

Ranking:	The obligations under the Loans shall be senior secured obligations of the Borrowers and rank pari passu in right of payment with all of the Borrowers’ existing and future senior secured indebtedness.

Guarantees:	The guarantors (the “Guarantors”) of the indebtedness incurred under the Borrowers’ existing Credit Agreement dated as of October 7, 2004 (as amended prior to the date hereof, the “Existing Credit Agreement”) will guarantee the Loans on a senior secured basis.

Security:	Substantially similar to the security in respect of the indebtedness incurred under the Existing Credit Agreement.

3

Mandatory Prepayments:	Outstanding Loans shall be prepaid with: (i) 50% of Excess Cash Flow (to be defined) for each fiscal year beginning with the fiscal year ending December 31, 2012, and (ii) the net proceeds from any Asset Disposition (to be defined) by Holdings or any of its subsidiaries (subject to customary reinvestment rights).

Voluntary Prepayments:	The Borrowers shall have the right to prepay the Loans in whole or in part at any time without premium or penalty.

Representations and Warranties:	Execution, delivery and enforceability of the loan documents and creation and perfection of liens and other security interests.

Affirmative Covenants:	Further assurances with respect to guarantees and security.

Negative Covenants:	Restrictions on mergers.

Financial Covenants:	None.

Events of Default:	Substantially similar to the Existing Credit Agreement, including, without limitation: breach of representation or warranty; non-payment of principal, interest or other amounts; violation of covenants; cross-default (with respect to Holdings and its subsidiaries); bankruptcy; receivership; material judgments; and default under any security document.

Assignments:	The Borrowers’ rights and obligations may not be assigned, transferred, modified, or amended without the prior written consent of the Lender. The Lender may, in its sole discretion, assign its rights under the Intercompany Loan Agreement and the other loan documents as collateral and upon the exercise of remedies by such assignee, such assignee shall succeed to all of the rights of the Lender under the Intercompany Loan Agreement and the other loan documents and the Borrowers will perform thereunder for the benefit of such assignee.

Governing Law:	New York.

4

EXHIBIT J
[Reserved]

EXHIBIT K
[FORM OF]
COMPLIANCE CERTIFICATE
          Reference is made to the Second Amended and Restated Credit Agreement dated as of August 9, 2011 (as amended, supplemented or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”), among REYNOLDS GROUP HOLDINGS INC., a Delaware corporation, REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a Delaware corporation, PACTIV CORPORATION, a Delaware corporation, CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a Delaware corporation, SIG EURO HOLDING AG & CO KGAA, a German partnership limited by shares, SIG AUSTRIA HOLDING GMBH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), CLOSURE SYSTEMS INTERNATIONAL BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands, REYNOLDS GROUP HOLDINGS LIMITED, a New Zealand limited liability company (“Holdings”), the Guarantors, the Lenders, CREDIT SUISSE AG, as administrative agent. Capitalized terms used herein but not otherwise defined herein have the meanings assigned to thereto in the Second Amended and Restated Credit Agreement. Pursuant to Section 5.04(c) of the Second Amended and Restated Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of Holdings, certifies as follows:
1.	[Attached hereto as Exhibit [A] are the consolidated statements of comprehensive income, consolidated statements of financial position as of December 31, 20[ ] and related consolidated statements of changes in equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of Holdings and such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by PricewaterhouseCoopers or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” explanatory note or any similar qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” section.]

2.	[Attached hereto as Exhibit [B] are the consolidated statements of comprehensive income, consolidated statements of financial position as of [ ], 20[ ] and related consolidated statements of changes in equity and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of Holdings and such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year. These fairly present in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the lack of notes thereto, together with a customary “management discussion and analysis.]
3.	At no time during the period between [ ] and [ ] (the “Certificate Period”) did a Default or an Event of Default exist. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto (including the delivery of a “Notice of Intent to Cure” concurrently with delivery of this Compliance Certificate) on Annex A attached hereto.]

4.	The following represent true and accurate calculations, as of the last day of the Certificate Period, to be used to determine whether Holdings, the Borrowers and the Material Subsidiaries are in compliance with the covenant set forth in Section 6.10 of the Second Amended and Restated Credit Agreement:

Capital Expenditures.

Actual Capital Expenditures= [ ]

Maximum permitted Capital Expenditures= [ ]

Supporting detail showing the calculation of Capital Expenditures is attached hereto as Schedule 1. Supporting detail showing the calculation of maximum permitted Capital Expenditures is attached hereto as Schedule 2.

5.	The following represent true and accurate calculations, as of the last day of the Certificate Period, to be used to determine whether Holdings, the Borrowers and the Material Subsidiaries are in compliance with the covenant set forth in Section 6.11 of the Second Amended and Restated Credit Agreement:

Interest Coverage Ratio.

Consolidated Interest Expense=	[ ]
Consolidated EBITDA=	[ ]
Actual Ratio=	[ ] to 1.0
Required Ratio=	[ ] to 1.0
Supporting detail showing the calculation of Consolidated Interest Expense is attached hereto as Schedule 3. Supporting detail showing the calculation of Consolidated EBITDA is attached hereto as Schedule 4.

K-2

6.	The following represent true and accurate calculations, as of the last day of the Certificate Period, to be used to determine whether Holdings, the Borrowers and the Material Subsidiaries are in compliance with the covenant set forth in Section 6.12 of the Second Amended and Restated Credit Agreement:

Maximum Senior Secured Leverage Ratio.

Total Debt=	[ ]
Pledged Cash=	[ ]
Consolidated EBITDA=	[ ]
Actual Ratio=	[ ] to 1.0
Required Ratio=	[ ] to 1.0
Supporting detail showing the calculation of Total Debt is attached hereto as Schedule 5. Supporting detail showing the calculation of Pledged Cash is attached hereto as Schedule 6. Supporting detail showing the calculation of Consolidated EBITDA is attached hereto as Schedule 4.

K-3

          IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of Holdings, has executed this certificate for and on behalf of Holdings and has caused this certificate to be delivered this ________ day of _________.

REYNOLDS GROUP HOLDINGS LIMITED,
By
Name:
Title:

[ANNEX A]1
[Information Relating to Default or Event of Default]

[1]	Annex A to be attached only if required pursuant to paragraph 3.

EXHIBIT L
MANDATORY COST CALCULATIONS
1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a facility office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that facility office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that facility office.

4.	The Additional Cost Rate for any Lender lending from a facility office in the United Kingdom will be calculated by the Administrative Agent as follows:

E X 0.01 300	per cent. per annum.
Where “E” is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by Credit Suisse to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.
5.	For the purposes of this Exhibit L:
(a)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(c)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	The resulting figure shall be rounded to four decimal places.

7.	If requested by the Administrative Agent, Credit Suisse shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by Credit Suisse to the Financial Services Authority pursuant to he Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by Credit Suisse as being the average of the Fee Tariffs applicable to Credit Suisse for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of Credit Suisse.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:
(a)	the jurisdiction of its facility office; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.
9.	Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

10.	The rates of charge of Credit Suisse for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a facility office in the same jurisdiction as its facility office.

11.	The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Credit Suisse pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

12.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Credit Suisse pursuant to paragraphs 3, 7 and 8 above.

13.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Loan Parties.

14.	The Administrative Agent may from time to time, after consultation with the European Borrowers and the Lenders, determine and notify to all Loan Parties any amendments which are required to be made to this Exhibit L in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England,

L-2

the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Loan Parties.

L-3

EXHIBIT M-1
     [FORM OF]
     BORROWING SUBSIDIARY AGREEMENT dated as of [●], 20[●], among REYNOLDS GROUP HOLDINGS INC., a Delaware corporation, REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a Delaware corporation, PACTIV CORPORATION, a Delaware corporation, CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a Delaware corporation, SIG EURO HOLDING AG & CO KGAA, a German partnership limited by shares, SIG AUSTRIA HOLDING GMBH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), CLOSURE SYSTEMS INTERNATIONAL BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands, REYNOLDS GROUP HOLDINGS LIMITED, a New Zealand limited liability company, [Name of Borrowing Subsidiary], a [       ] (the “New Borrowing Subsidiary”) and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”).
          Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of August 9, 2011(as amended, supplemented or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”), among REYNOLDS GROUP HOLDINGS INC., a Delaware corporation, REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a Delaware corporation, PACTIV CORPORATION, a Delaware corporation, CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a Delaware corporation, SIG EURO HOLDING AG & CO KGAA, a German partnership limited by shares, SIG AUSTRIA HOLDING GMBH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), CLOSURE SYSTEMS INTERNATIONAL BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands, REYNOLDS GROUP HOLDINGS LIMITED, a New Zealand limited liability company, the Guarantors, the Lenders and CREDIT SUISSE AG, as administrative agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Amended and Restated Credit Agreement. Under the Second Amended and Restated Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to the Borrowers, and the Borrowers and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrower. Holdings and the Borrowers represent that the New Borrowing Subsidiary is a Wholly Owned Subsidiary of Holdings or one of the Borrowers. Each of Holdings, the Borrowers and the New Borrowing Subsidiary represents and warrants that the representations and warranties of Holdings and the Borrowers in the Second Amended and Restated Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date. Holdings and the Borrowers agree that the Guarantees of the Guarantors contained in the Second Amended and

Restated Credit Agreement will apply to the Bank Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of Holdings, the Borrowers and the New Borrowing Subsidiary and, if the New Borrowing Subsidiary is not already a Loan Party, upon such New Borrowing Subsidiary becoming a Loan Party by executing the Guarantor Joinder and each applicable Loan Document in favor of the Collateral Agent, the New Borrowing Subsidiary shall be a party to the Second Amended and Restated Credit Agreement and shall constitute a “Borrower” for all purposes of the Second Amended and Restated Credit Agreement.
          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

M1-2

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

REYNOLDS GROUP HOLDINGS LIMITED,

by

Name:
Title:

REYNOLDS GROUP HOLDINGS INC.,

by

Name:
Title:

REYNOLDS CONSUMER PRODUCTS HOLDINGS INC.,

by

Name:
Title:

PACTIV CORPORATION,

by

Name:
Title:

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC.,

by

Name:
Title:

M1-3

SIG EURO HOLDING AG & CO KGAA,

By

Name:
Title:

SIG AUSTRIA HOLDING GMBH,

By

Name:
Title:

CLOSURE SYSTEMS INTERNATIONAL BV,

By

Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY],

By

Name:
Title:

M1-4

CREDIT SUISSE AG, as Administrative Agent and Issuing Bank,

by

Name:
Title:

M1-5

EXHIBIT M-2
[FORM OF]
BORROWING SUBSIDIARY TERMINATION
Credit Suisse AG,
as Administrative Agent
for the Lenders referred to below
c/o Credit Suisse AG,
as Administrative Agent
Eleven Madison Avenue
New York, NY 10010
[Date]
Ladies and Gentlemen:
          The undersigned, [Parent Borrower] (the “Parent”), refers to the Second Amended and Restated Credit Agreement dated as of August 9, 2011 (as amended, supplemented or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”), among REYNOLDS GROUP HOLDINGS INC., a Delaware corporation, REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a Delaware corporation, PACTIV CORPORATION, a Delaware corporation, CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a Delaware corporation, SIG EURO HOLDING AG & CO KGAA, a German partnership limited by shares, SIG AUSTRIA HOLDING GMBH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), CLOSURE SYSTEMS INTERNATIONAL BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands, REYNOLDS GROUP HOLDINGS LIMITED, a New Zealand limited liability company, the Guarantors, the Lenders and CREDIT SUISSE AG, as administrative agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Second Amended and Restated Credit Agreement.
          The Parent hereby terminates the status of [ ] (the “Terminated Borrowing Subsidiary”) as a Borrower under the Second Amended and Restated Credit Agreement. [The Parent represents and warrants that no Loans made to, or Letters of Credit issued for the account of, the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Second Amended and Restated Credit Agreement) pursuant to the Second Amended and Restated Credit Agreement have been paid in full on or prior to the date hereof.] [The Parent acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrower until such time as the principal of and interest on each Loan made to the Terminated Borrowing Subsidiary, all Fees and all other expenses or amounts (other than indemnification and other contingent obligations for which no claim has been made) payable by the Terminated Borrowing Subsidiary under any Loan Document shall have been paid in full and all Letters of Credit issued for the account of the Terminated Borrowing Subsidiary have been canceled or have expired (unless cash collateralized or backstopped in a manner reasonably satisfactory to the Administrative Agent) and all amounts drawn thereunder have been reimbursed in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings or to request additional Letters of Credit under the Second Amended and Restated Credit Agreement.]

M2-2

          This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

REYNOLDS GROUP HOLDINGS LIMITED,

by

Name:
Title:

[PARENT],

by

Name:
Title:

[TERMINATED BORROWING SUBSIDIARY],

by

Name:
Title:

M2-3

EXHIBIT N
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
Additional Bank Secured Party Acknowledgement
          To: Credit Suisse AG, as Administrative Agent, the Issuing Banks, the Lenders, the other Bank Secured Parties, in each case as defined in and under the Second Amended and Restated Credit Agreement (as defined below), The Bank of New York Mellon and Wilmington Trust (London) Limited, as collateral agents, and the secured parties under the First Lien Intercreditor Agreement (as defined in the Second Amended and Restated Credit Agreement)
          From: Reynolds Group Holdings Limited and [NAME OF ADDITIONAL BANK SECURED PARTY] [and each of its Affiliates listed from time to time on Schedule I attached hereto (the “ABSP Affiliates”)]
          Date: [           ]
          Reference is made to the Second Amended and Restated Credit Agreement dated as of August 9, 2011 (as amended, supplemented or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”), among REYNOLDS GROUP HOLDINGS INC., a Delaware corporation, REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a Delaware corporation, PACTIV CORPORATION, a Delaware corporation, CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a Delaware corporation, SIG EURO HOLDING AG & CO KGAA, a German partnership limited by shares, SIG AUSTRIA HOLDING GMBH, an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), CLOSURE SYSTEMS INTERNATIONAL BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands, REYNOLDS GROUP HOLDINGS LIMITED, a New Zealand limited liability company, the Guarantors, the Lenders and CREDIT SUISSE AG, as administrative agent.

          Capitalized terms used and not defined herein have the meanings set forth in the Second Amended and Restated Credit Agreement.
          The undersigned certifies that [ ] [and each of the ABSP Affiliates] ([the][each an] “Additional Bank Secured Party”) has entered into, or proposes to enter into, one or more [working capital facilities][hedge agreements][cash management arrangements] with one or more subsidiaries as a [Hedge Provider] [Local Facility Provider][and][Cash Management Bank], as the case may be, [as set forth on Schedule I hereto and, pursuant to which the maximum aggregate principal amount that may be secured as Bank Obligations in respect of each Additional Bank Secured Party under such facility or arrangement at any time shall not exceed the applicable amount set forth on Schedule I as such amount may be modified from time to time upon notice to the Administrative Agent and the Collateral Agents from the Loan Parties’ Agent and the Additional Bank Secured Party; provided that such notice shall include (i) a certification by a Financial Officer of Holdings that, at the time of and after giving effect to the modification, Holdings and the Subsidiaries are in compliance with Sections 6.01 and 6.02 of the Second Amended and Restated Credit Agreement and (ii) an updated Schedule I reflecting such modification. In the event of any other change to the information set forth on Schedule I (including the identity of any Additional Secured Bank Party), the undersigned agrees that it shall promptly deliver to the Administrative Agent an updated Schedule I reflecting any such change.13
          The undersigned agrees [(on behalf of itself and the ABSP Affiliates)] that it [and each of the ABSP Affiliates] shall not have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Bank Secured Parties in accordance with the terms thereof (subject, in the case of the Collateral, to the provisions of the First Lien Intercreditor Agreement). The undersigned (a) acknowledges that it has received a copy of the Second Amended and Restated Credit Agreement and the First Lien Intercreditor Agreement [and has delivered copies of such documents to the ABSP Affiliates], (b) acknowledges [(on behalf of itself and the ABSP Affiliates)] that it [and each of the ABSP Affiliates] will be a [Hedge Provider] [Local Facility Provider][and][Cash Management Bank] under the Second Amended and Restated Credit Agreement and that will take no actions contrary to the provisions thereof, (c) agrees [(on behalf of itself and the ABSP Affiliates)] that it [and each of the ABSP Affiliates] will be bound as a “Credit Agreement Secured Party” by the First Lien Intercreditor Agreement14 as if it had been an original party thereto, and will take no actions contrary to the provisions thereof, (d) acknowledges [(on behalf of itself and the ABSP Affiliates)] that the Administrative Agent and the Collateral Agents have entered, and hereby authorizes and ratifies the Administrative Agent’s and the Collateral Agents’ entry, into the First Lien Intercreditor

[13]	Insert (together with table below text)only for Local Facility Providers and Cash Management Banks

[14]	Note: Separate accession to be entered into with respect to the Existing Intercreditor Agreement.

Agreement on behalf of themselves, the undersigned [and each of the ABSP Affiliates] and other holders of Bank Obligations and (e) acknowledges and agrees [(on behalf of itself and the ABSP Affiliates)] that any amendment, restatement, waiver, supplement, or other modification of any Loan Document (other than (x) this Additional Bank Secured Party Acknowledgement and (y) Section 9.10, Section 9.22 or Article X of the Second Amended and Restated Credit Agreement but in the case of clause (y) only to the extent such amendment, restatement, waiver, supplement, or other modification has an adverse effect on the undersigned [or each of the ABSP Affiliates]) or extension, renewal, refinancing or replacement of any Indebtedness under the Second Amended and Restated Credit Agreement shall not be subject to its [or the ABSP Affiliates] consent. The undersigned further acknowledges [(on behalf of itself and the ABSP Affiliates)] that, pursuant to the First Lien Intercreditor Agreement, the Collateral Agents will have the sole right to proceed against the Collateral, and that the provisions of the First Lien Intercreditor Agreement may, in certain circumstances, limit the ability of Administrative Agent to direct the Collateral Agents. In the event of a foreclosure by either Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, any Bank Secured Party may be the purchaser of any or all of such Collateral at any such sale or other disposition, and the applicable Collateral Agent, as agent for and representative of the Secured Parties (but not any Bank Secured Party or Bank Secured Parties in its or their respective individual capacities), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations (including the Bank Obligations) as a credit on account of the purchase price for any Collateral payable by such Collateral Agent on behalf of the Secured Parties at such sale or other disposition. The undersigned [and each of the ABSP Affiliates] will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Bank Obligations provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Bank Secured Parties and shall not afford any right to, or constitute a defense available to, any Loan Party.
          The undersigned hereby confirms that it [and each of the ABSP Affiliates] has received a copy of each of the German Security Documents (as defined in the First Lien Intercreditor Agreement) of an accessory nature (the pledge agreements), is aware of their contents and hereby expressly consents to and ratifies (genehmigt) [(on behalf of itself and the ABSP Affiliates)] the declarations of The Bank of New York Mellon, as Collateral Agent, made as representative without power of attorney (Vertreter ohne Vertretungsmacht) on behalf of the undersigned [and each of the ABSP Affiliates] as a [Hedge Provider] [Local Facility Provider][and][Cash Management Bank], as the case may be, as future pledgee in such German Security Documents.
          Each of the undersigned acknowledges and agrees that [each] [the] Additional Bank Secured Party shall have all of the rights of a [Hedge Provider] [Local Facility Provider][and][Cash Management Bank] (as the case may be) and Bank Secured Party under the Second Amended and Restated Credit Agreement and the First Lien Intercreditor Agreement and [each] [the] Additional Bank Secured Party shall constitute a “[Hedge Provider] [Local Facility Provider][Cash Management Bank]” (as the case may

be) and “Bank Secured Party” for purposes of the Second Amended and Restated Credit Agreement and the First Lien Intercreditor Agreement.
          The address, fax number and attention details for communications to [ADDITIONAL BANK SECURED PARTY] are as follows:
          [     ]
          This Acknowledgment shall be construed in accordance with and governed by the laws of the State of New York.

          This Additional Bank Secured Party Acknowledgment has been duly executed by the undersigned as of the date first written above.

[ ], as a [Hedge Provider] [Local Facility Provider] [Cash Management Bank] [and as an authorized representative of the ABSP Affiliates],

by

Name:
Title:

Acknowledged and agreed as of this ____ day of ____________, 20___.

REYNOLDS GROUP HOLDINGS LIMITED, as Loan Parties’ Agent,

by

Name:
Title:

Acknowledged and agreed as of this ____ day of ____________, 20__.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By

Name:
Title:

By

Name:
Title:

Acknowledged and agreed as of this ____ day of ____________, 20___.

THE BANK OF NEW YORK MELLON, as Collateral Agent,

By

Name:
Title:

Acknowledged and agreed as of this ____ day of ____________, 20___.

WILMINGTON TRUST (LONDON) LIMITED, as Collateral Agent,

By

Name:
Title:

Schedule I

Amount Secured as Bank
Name of Bank Secured Party	Type of Arrangement	Obligations (in Euros)

ANNEX B
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any email communication which refers to this document in Austria or sending any email communication to which a PDF scan of this document is attached to an Austrian addressee or sending any email communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to this document in Austria or sending any email communication to which a PDF scan of this document is attached to an Austrian addressee or sending any email communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     REAFFIRMATION AGREEMENT, dated as of [•], 2011 (this “Agreement”), among (a) Reynolds Group Holdings Limited (“Holdings”), (b) Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., Closure Systems International Holdings Inc., SIG Euro Holding AG & Co. KGAA, Closure Systems International B.V. and Pactiv Corporation (collectively, with SIG Austria Holding GmbH, the “Borrowers”), (c) Reynolds Group Issuer (Luxembourg) S.A. (“Lux Issuer”), Reynolds Group Issuer LLC (“LLC Issuer”) and Reynolds Group Issuer Inc. (“Inc. Issuer”) (collectively, the “Issuers”), (d) the Grantors listed on Schedule A hereto (the “Security Reaffirming Parties”) and the Grantors listed on Schedule C hereto (together with the Security Reaffirming Parties, the “Reaffirming Parties”), (e) Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement (as defined below), (f) The Bank of New York Mellon, as trustee under the New 2011 Senior Secured Notes Indenture (as defined below) (in such capacity, the “New 2011 Trustee”) (g) The Bank of New York Mellon, as trustee under the 2011 Senior Secured Notes Indenture (as defined below) (in such capacity, the “2011 Trustee”), (h) The Bank of New York Mellon, as trustee under the 2010 Senior Secured Notes Indenture (as defined below) (in such capacity, the “2010 Trustee”), (i) The Bank of New York Mellon, as trustee under the 2009 Senior Secured Notes Indenture (as defined below) (in such capacity, the “2009 Trustee”) and (j) The Bank of New York Mellon and Wilmington Trust (London) Limited as collateral agents (together, the “Collateral Agents”) under the First Lien Intercreditor Agreement (as defined below).
          A. The Administrative Agent, the 2009 Trustee, the Collateral Agents and the Reaffirming Parties, among others, entered into the First Lien Intercreditor Agreement dated as of November 5, 2009, as amended by Amendment No. 1 and Joinder Agreement dated as of January 21, 2010 (the “First Lien Intercreditor Agreement”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the First Lien Intercreditor Agreement and the Credit Agreement (as defined below), as applicable.

          B. Pursuant to the Second Amended and Restated Credit Agreement dated as of August 9, 2011 (as amended from time to time on or prior to the date hereof), the “Credit Agreement”), among Holdings, the Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent, certain Borrowers, on [•], 2011, borrowed the Tranche C Term Loans (as defined in Amendment No. 6 and Incremental Term Loan Assumption Agreement dated as of August 9, 2011 to the Credit Agreement (“Amendment No. 6”)).
          C. The Issuers (as successors to the issuers under the 2009 Senior Secured Notes Indenture), the Collateral Agents, the 2009 Trustee and The Bank of New York Mellon, London Branch, as paying agent, among others, entered into an indenture, dated as of November 5, 2009 (the “2009 Senior Secured Notes Indenture”), pursuant to which the Issuers issued certain debt securities.
          D. The Issuers (as successors to the Escrow Issuers (as defined in the 2010 Senior Secured Notes Indenture)), the Collateral Agents, the 2010 Trustee and The Bank of New York Mellon, London Branch, as paying agent, among others, entered into an indenture, dated as of October 15, 2010 (the “2010 Senior Secured Notes Indenture”), pursuant to which the Issuers issued certain debt securities. On November 16, 2010, in connection with such issuance, the 2010 Trustee became a party to the First Lien Intercreditor Agreement pursuant to Section 5.02(c) thereof.
          E. The Issuers, the Collateral Agents, the 2011 Trustee and The Bank of New York Mellon, London Branch, as paying agent, among others, entered into an indenture, dated as of February 1, 2011 (the “2011 Senior Secured Notes Indenture”), pursuant to which the Issuers issued certain debt securities (the “2011 Senior Secured Notes”). On February 1, 2011, in connection with such issuance, the 2011 Trustee became a party to the First Lien Intercreditor Agreement pursuant to Section 5.02(c) thereof.
          F. RGHL US Escrow II Inc. (“Escrow Inc. Issuer”) and RGHL US Escrow II LLC (“Escrow LLC Issuer”) (the “Escrow Issuers”), the New 2011 Trustee and The Bank of New York Mellon, London Branch, as paying agent, among others, have entered into an indenture, dated as of August 9, 2011 (the “New 2011 Senior Secured Notes Indenture”), pursuant to which the Escrow Issuers initially issued debt securities (the “New 2011 Senior Secured Notes”) in escrow. On the date hereof, in connection with the release from escrow of the proceeds of the New 2011 Senior Secured Notes, (i) the Escrow LLC Issuer will merge with and into the LLC Issuer, with the LLC Issuer surviving the merger and assuming by operation of law the obligations of the Escrow LLC Issuer under the New 2011 Senior Secured Notes, the New 2011 Senior Secured Notes Indenture and the other applicable documents, (ii) the Escrow Inc. Issuer will merge with and into the Inc. Issuer, with the Inc. Issuer surviving the merger and assuming by operation of law the obligations of the Escrow Inc. Issuer under the New 2011 Senior Secured Notes, the New 2011 Senior Secured Notes Indenture and the other applicable documents, and (iii) the Lux Issuer will assume, on a joint and several basis with the LLC Issuer and the Inc. Issuer, the obligations of the Escrow Issuers under the New 2011 Senior Secured Notes, the New 2011 Senior Secured Notes Indenture and the other applicable documents. On the date hereof, in connection with such release from escrow and mergers, the New 2011 Trustee has become a party to the First Lien Intercreditor pursuant to Section 5.02(c) thereof.

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          G. Certain of the Security Reaffirming Parties are party to one or more of the Reaffirmed Security Documents (as defined below).
          H. Each Reaffirming Party expects to realize, or has realized, direct and indirect benefits as a result of the funding of the Tranche C Term Loans, the release from escrow of the proceeds from the New 2011 Senior Secured Notes and the consummation of the transactions contemplated thereby. The release from escrow of the proceeds of the New Senior Secured Notes in order to finance the Graham Packaging Transactions (as defined in the Credit Agreement) is referred to herein as the “Escrow Release”.
          In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE XI
Reaffirmation
          SECTION 11.01. Reaffirmation. (a) Each Security Reaffirming Party (i) agrees that, notwithstanding the borrowing of the Tranche C Term Loans and the issuance of the New 2011 Senior Secured Notes, each of the Security Documents (as each may have been amended, modified and/or confirmed on or prior to the date hereof) set forth on Schedule B hereto to which it is a party (each, a “Reaffirmed Security Document”) continues to be in full force and effect, subject to the Legal Reservations, and is hereby ratified and reaffirmed, (ii) confirms its respective pledges and grants of security interests in the Collateral to the extent provided in the Reaffirmed Security Documents and (iii) acknowledges that each such Reaffirmed Security Document to which it is a party and the First Lien Intercreditor Agreement continue in full force and effect subject to the Legal Reservations and extend, subject to the limitations contained therein, to (A) the Tranche C Term Loans, which shall, as of the date hereof, be considered “Credit Agreement Obligations” under the First Lien Intercreditor Agreement and (B) the “Secured Obligations” as defined in the New 2011 Senior Secured Notes Indenture, which have been designated as “Additional Obligations” under and pursuant to the First Lien Intercreditor Agreement (the “Secured Notes Designation”).
     (b) Each Reaffirming Party hereby (i) ratifies and affirms Amendment No. 6 and the transactions contemplated thereby, (ii) agrees that, notwithstanding the effectiveness of Amendment No. 6, Article X of the Credit Agreement continues to be in full force and effect, (iii) confirms its guarantee of the Bank Obligations (with respect to itself) as provided in the Loan Documents as originally executed (including any limitations expressly set forth therein as may be amended and/or modified from time to time) and (iv) acknowledges that such guarantee (including any limitations thereto expressly set forth in the relevant Loan Document, including Schedule 10.03 of the Credit Agreement mutatis mutandis and in any Guarantor Joinder to the Credit Agreement) continues in full force and effect in respect of the Bank Obligations under the Credit Agreement and the other Loan Documents, including the Tranche C Term Loans.

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     (c) Each of the Security Reaffirming Parties hereby confirms and agrees that, with respect to any Reaffirmed Security Document to which it is a party, the obligations under the Tranche C Term Loans and the “Secured Obligations” as defined in the New 2011 Senior Secured Notes Indenture constitute “Obligations” or “Secured Liabilities” or words of similar import as set forth across from and described under the applicable Reaffirmed Security Documents listed in Schedule B (subject to certain exceptions in respect of the documentation listed in Schedule B that is governed by the laws of Quebec and Germany).
     (d) Each of the Security Reaffirming Parties hereby agrees that the Parallel Debt, if any, of such Security Reaffirming Party created under the First Lien Intercreditor Agreement or under any guarantor joinder in effect prior to the date hereof shall continue to be in full force and effect and shall accrue to the benefit of each Collateral Agent (for the benefit of the Secured Parties (as defined in the First Lien Intercreditor Agreement)) and shall continue to apply, as applicable, in relation to all Obligations following the funding of the Tranche C Term Loans, the Escrow Release and the Secured Notes Designation.
     (e) With respect to this Section 1.01, SIG Combibloc (Schweiz) AG (which, as opposed to the other Security Reaffirming Parties organized under the laws of Switzerland, is not a party to any of the Reaffirmed Security Documents) consents and agrees solely to Sections 1.01(a)(iii) (as relates to the First Lien Intercreditor Agreement), 1.01(b) and 1.01(d) herein.
ARTICLE XII
Representations and Warranties
          SECTION 12.01. Organization; Powers. Each Reaffirming Party hereby represents and warrants as of the date hereof that such Reaffirming Party (a) is duly organized, validly existing and in good standing (or where applicable the equivalent status in any foreign jurisdiction) under the laws of the jurisdiction of its organization and (b) has the power and authority to execute, deliver and perform its obligations under this Agreement.
          SECTION 12.02. Authorization. Each Reaffirming Party hereby represents and warrants as of the date hereof that the entry by such Reaffirming Party into this Agreement has been duly authorized by all requisite corporate and/or partnership and, if required, stockholder, works council and partner action.
          SECTION 12.03. Enforceability. Each Reaffirming Party hereby represents and warrants as of the date hereof that this Agreement has been duly executed and delivered by such Reaffirming Party and, subject to the Legal Reservations, constitutes a legal, valid and binding obligation of such Reaffirming Party enforceable against such Reaffirming Party in accordance with its terms.
          SECTION 12.04. Grantors. Holdings hereby represents and warrants as of the date hereof that each Reaffirming Party and the Grantors listed on Schedule D (which are not

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signatories hereto) hereto constitute all of the Grantors under the Credit Agreement and the First Lien Intercreditor Agreement existing immediately prior to the date hereof.
ARTICLE XIII
Miscellaneous
          SECTION 13.01. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement; provided that all communications and notices to Wilmington Trust (London) Limited hereunder shall be given to it at the address set forth below, or to such other address as Wilmington Trust (London) Limited may hereafter specify.
Wilmington Trust (London) Limited
Third Floor
1 King’s Arms Yard
London EC2R 7AF
Facsimile: +44 (0)20 7397 3601
Attention: Elaine Lockhart
          SECTION 13.02. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms of the Credit Agreement as applicable.
          SECTION 13.03. Effectiveness; Counterparts. This Agreement shall become effective on the date when copies hereof which, when taken together, bear the signatures of each Reaffirming Party, the Collateral Agents, the Administrative Agent, the New 2011 Trustee, the 2011 Trustee, the 2010 Trustee and the 2009 Trustee shall have been received by each of the Collateral Agents, the Administrative Agent, the New 2011 Trustee, the 2011 Trustee, the 2010 Trustee and the 2009 Trustee. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic imaging means of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.
          SECTION 13.04. No Novation. This Agreement shall not extinguish the obligations for the payment of money outstanding under any Credit Document or discharge or release the priority of any Credit Document or any other security therefor. Nothing herein shall be construed as a substitution or novation of the obligations outstanding under any Credit Document or instruments securing the same, which shall remain in full force and effect. Nothing in or implied by this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of Holdings, any Borrower, any Issuer or any other Grantor under any Credit Document from any of its obligations and liabilities thereunder. Each of the Credit Documents shall remain in full force and effect notwithstanding the execution and delivery of this Agreement.

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          SECTION 13.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 13.06. Austrian Stamp Duty, Etc. The parties hereto agree that the provisions of Sections 9.19 (Place of Performance) and 9.20 (Austria Stamp Duty) of the Credit Agreement (and, if the Credit Agreement is no longer in existence, an equivalent clause in any Additional Agreement) and the provisions of Sections 5.15 (Place of Performance) and 5.16 (Austrian Stamp Duty) of the First Lien Intercreditor Agreement (and, if the First Lien Intercreditor Agreement is no longer in existence, an equivalent clause in any Intercreditor Arrangements) shall apply to this Agreement as if incorporated herein mutatis mutandis.
          SECTION 13.07. No Other Supplement; Confirmation. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Secured Parties under any Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document, all of which shall continue in full force and effect.
          SECTION 13.08. Rights of the Collateral Agents. For the avoidance of doubt, notwithstanding anything contained herein, each of the protections, immunities, rights, indemnities and benefits conferred on the Collateral Agents under the Reaffirmed Security Documents and the First Lien Intercreditor Agreement shall continue in full force and effect and shall apply to this Agreement as if set out in full herein.
[remainder of page intentionally blank; signature page is next page]

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

REYNOLDS GROUP HOLDINGS LIMITED,
By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO THE REAFFIRMATION AGREEMENT]

REYNOLDS GROUP HOLDINGS INC.,
By:
Name:
Title:

[SIGNATURE PAGE TO THE REAFFIRMATION AGREEMENT]

REYNOLDS CONSUMER PRODUCTS HOLDINGS INC.,
By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO THE REAFFIRMATION AGREEMENT]

EACH OF THE REAFFIRMING PARTIES LISTED ON SCHEDULE A AND SCHEDULE C HERETO,
By:
Name:
Title:

[SIGNATURE PAGE TO THE REAFFIRMATION AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,
by
Name:
Title:

by
Name:
Title:

STATE OF NEW YORK
COUNTY OF ___________________
On the ________ day of _________________ in the year __________ before me, the undersigned, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Name:

Sworn to before me this __ day of ______, 2011
Notary Public
Printed Name: _________________
My Commission Expires:

STATE OF NEW YORK
COUNTY OF ___________________
On the ________ day of _________________ in the year __________ before me, the undersigned, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Name:

Sworn to before me this __ day of ______, 2011
Notary Public
Printed Name: _________________
My Commission Expires:

[SIGNATURE PAGE TO THE REAFFIRMATION AGREEMENT]

THE BANK OF NEW YORK MELLON, in its capacity as Collateral Agent by
Name:
Title:

STATE OF NEW YORK
COUNTY OF ___________________
On the ________ day of _________________ in the year __________ before me, the undersigned, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Name:
Sworn to before me this __ day of ______, 2011
Notary Public
Printed Name: _________________
My Commission Expires:

[SIGNATURE PAGE TO THE REAFFIRMATION AGREEMENT]

THE BANK OF NEW YORK MELLON, in its capacity as New 2011 Trustee, 2011 Trustee, 2010 Trustee and 2009 Trustee,
By:
Name:
Title:

STATE OF NEW YORK
COUNTY OF ___________________
On the ________ day of _________________ in the year __________ before me, the undersigned, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Name:

Sworn to before me this __ day of ______, 2011
Notary Public
Printed Name: _________________
My Commission Expires:

[SIGNATURE PAGE TO THE REAFFIRMATION AGREEMENT]

WILMINGTON TRUST (LONDON) LIMITED, in its capacity as Collateral Agent by
Name:
Title:

[SIGNATURE PAGE TO THE REAFFIRMATION AGREEMENT]

SCHEDULE A
TO REAFFIRMATION AGREEMENT
List of the Security Reaffirming Parties

JURISDICTION	ENTITY
BRAZIL	Closure Systems International (Brazil) Sistemas de
Vedacao Ltda
SIG Beverages Brasil Ltda.
SIG Combibloc do Brasil Ltda

BRITISH VIRGIN ISLANDS	CSI Latin American Holdings Corporation

CANADA	Pactiv Canada Inc.
Conference Cup Ltd.
Dopaco Canada, Inc.
Garven Incorporated
Evergreen Packaging Canada Limited

GERMANY	SIG Euro Holding AG & Co. KGaA
SIG Beverages Germany GmbH
SIG Combibloc Holding GmbH
SIG Vietnam Beteiligungs GmbH
SIG Combibloc GmbH
SIG Combibloc Systems GmbH
SIG Combibloc Zerspanungstechnik GmbH
SIG Information Technology GmbH
SIG International Services GmbH
Closure Systems International Holdings (Germany) GmbH
Closure Systems International Deutschland GmbH
Pactiv Deutschland Holdinggesellschaft mbH
Omni-Pac Ekco GmbH Verpackungsmittel
Omni-Pac GmbH Verpackungsmittel
Pactiv Hamburg Holdings GmbH

GUERNSEY	SIG Asset Holdings Limited

HONG KONG	SIG Combibloc Limited
Closure Systems International (Hong Kong) Limited
Evergreen Packaging (Hong Kong) Limited

HUNGARY	Closure Systems International Holdings (Hungary) Kft
CSI Hungary Kft

LUXEMBOURG	Beverage Packaging Holdings (Luxembourg) I S.A.
Beverage Packaging Holdings (Luxembourg) II S.A.
Beverage Packaging Holdings (Luxembourg) III S.à.r.l.
Reynolds Group Issuer (Luxembourg) S.A.
Evergreen Packaging (Luxembourg) S.à r.l.

MEXICO	Grupo CSI de México, S. de R.L. de C.V.
CSI en Saltillo, S. de R.L. de C.V.
CSI en Ensenada, S. de R.L. de C.V.
CSI Tecniservicio, S. de R.L. de C.V.
Bienes Industriales del Norte, S.A. de C.V.
Técnicos de Tapas Innovativas, S.A. de C.V.
Evergreen Packaging México, S. de R.L. de C.V.
Reynolds Metals Company de México, S. de R.L. de C.V.
Maxpack, S. de R.L. de C.V.
Central de Bolsas, S. de R.L. de C.V.
Servicios Industriales Jaguar, S.A. de C.V.
Servicio Terrestre Jaguar, S.A. de C.V.

JURISDICTION	ENTITY
Grupo Corporativo Jaguar, S.A. de C.V.
Pactiv México, S. de R.L. de C.V.

NETHERLANDS	Closure Systems International B.V.
Reynolds Consumer Products International B.V.
Evergreen Packaging International B.V.
Reynolds Packaging International B.V.

NEW ZEALAND	Reynolds Group Holdings Limited
Whakatane Mill Limited

SWITZERLAND	SIG Combibloc Group AG
SIG Reinag AG
SIG Technology AG
SIG allCap AG
SIG Combibloc Procurement AG
SIG Schweizerische Industrie-Gesellschaft AG
SIG Combibloc (Schweiz) AG

THAILAND	SIG Combibloc Ltd.

UNITED KINGDOM	SIG Combibloc Limited
Closure Systems International (UK) Limited
Reynolds Subco (UK) Limited
SIG Holdings (UK) Limited
Reynolds Consumer Products (UK) Limited
Ivex Holdings, Ltd.
Kama Europe Limited
The Baldwin Group Limited
J. & W. Baldwin (Holdings) Limited
Omni-Pac U.K. Limited

UNITED STATES	Bakers Choice Products, Inc.
Closure Systems International Holdings Inc.
Closure Systems International Inc.
Closure Systems Mexico Holdings LLC
CSI Mexico LLC
CSI Sales & Technical Services Inc.
Reynolds Consumer Products Holdings Inc.
Reynolds Consumer Products, Inc.
Reynolds Foil Inc.
Reynolds Group Holdings Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer Inc.
Closure Systems International Packaging Machinery Inc.
Reynolds Services Inc.
SIG Combibloc Inc.
SIG Holding USA, Inc.
Southern Plastics Inc.
Closure Systems International Americas, Inc.
Blue Ridge Holding Corp.
Blue Ridge Paper Products Inc.
BRPP, LLC
Evergreen Packaging Inc.
Evergreen Packaging USA Inc.

JURISDICTION	ENTITY
Evergreen Packaging International (US) Inc.
Reynolds Packaging, Inc.
Reynolds Flexible Packaging Inc.
Ultra Pac, Inc.
Reynolds Food Packaging LLC
Reynolds Packaging Kama Inc.
Reynolds Packaging LLC
Pactiv Corporation
Pactiv Factoring LLC
Pactiv RSA LLC
Pactiv Retirement Administration LLC
Pactiv Germany Holdings, Inc.
Pactiv International Holdings Inc.
Pactiv Management Company LLC
PCA West Inc.
Prairie Packaging, Inc.
PWP Holdings, Inc.
PWP Industries, Inc.
Newspring Industrial Corp.
Dopaco, Inc.

SCHEDULE B
TO THE REAFFIRMATION AGREEMENT
Part I
List of the Reaffirmed Security Documents
Collateral Agent: The Bank of New York Mellon

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
BRAZIL	Pledge Agreement over Receivables and other Credit Rights between The Bank of New York Mellon and Closure Systems International (Brazil) Sistemas de Vedação Ltda. dated as of January 29, 2010.	“Secured Obligations”

Accounts Pledge Agreement between The Bank of New York Mellon and Closure Systems International (Brazil) Sistemas de Vedação Ltda. dated as of January 29, 2010.

Pledge Agreement over Inventory, Equipment and other Assets between The Bank of New York Mellon and Closure Systems International (Brazil) Sistemas de Vedação Ltda. dated as of January 29, 2010.

Quota Pledge Agreement between The Bank of New York Mellon, Closure Systems International B.V., Closure Systems International Holdings, Inc. and Closure Systems International (Brazil) Sistemas de Vedação Ltda. dated as of January 29, 2010.

Accounts Pledge Agreement between The Bank of New York Mellon and SIG Combibloc do Brasil Ltda. dated as of March 30, 2010.

Pledge Agreement over Receivables and other Credit Rights between The Bank of New York Mellon and SIG Combibloc do Brasil Ltda. dated as of March 30, 2010.

Quota Pledge Agreement between The Bank of New York Mellon, SIG Euro Holding AG & Co. KGaA, SIG Beverages Germany GmbH and SIG Beverages Brasil Ltda. dated as of March 30, 2010.

BRITISH VIRGIN ISLANDS	Debenture dated December 2, 2009 granted by CSI Latin American Holdings Corporation.	“Secured Liabilities”

Share charge dated December 2, 2009 granted by Closure Systems International B.V. over shares in CSI Latin American Holdings Corporation.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
CANADA	Canadian General Security Agreement dated as of December 2, 2009 granted by Closure Systems International (Canada) Limited (a predecessor of Pactiv Canada Inc.) to The Bank of New York Mellon, as collateral agent.	“Obligations”

Canadian General Security Agreement dated as of May 4, 2010 granted by Evergreen Packaging Canada Limited in favour of The Bank of New York Mellon.

Canadian Pledge Agreement dated as of May 4, 2010 granted by Evergreen Packaging International B.V. in favour of The Bank of New York Mellon in respect of shares in Evergreen Packaging Canada Limited.

Deed of Hypothec granted by Evergreen Packaging Canada Limited in favour of The Bank of New York Mellon dated June 28, 2010.

Bond issued under said Deed of Hypothec by Evergreen Packaging Canada Limited in favour of The Bank of New York Mellon dated June 28, 2010.

Bond Pledge Agreement granted by Evergreen Packaging Canada Limited in favour of The Bank of New York Mellon dated June 28, 2010.

Canadian General Security agreement dated as of September 1, 2010 granted by Reynolds Food Packaging Canada Inc. (a predecessor of a company formerly known as Pactiv Canada Inc.) in favour of The Bank of New York Mellon.

Canadian Pledge Agreement dated as of September 1, 2010 granted by Reynolds Packaging International B.V. in favour of The Bank of New York Mellon, relating to shares in Pactiv Canada Inc., as amended by an amending agreement No. 1 dated April 28,

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
2011, an amending agreement No. 2 dated April 28, 2011 and an amending agreement dated July 1, 2011.

Deed of Hypothec granted by Reynolds Food Packaging Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon dated September 1, 2010.

Bond issued under said Deed of Hypothec by Reynolds Food Packaging Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon dated September 1, 2010.

Bond Pledge Agreement granted by Reynolds Food Packaging Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon dated September 1, 2010.

Deed of Hypothec granted by Evergreen Packaging Canada Limited in favour of The Bank of New York Mellon dated November 16, 2010.

Bond issued under said Deed of Hypothec by Evergreen Packaging Canada Limited in favour of The Bank of New York Mellon dated November 16, 2010.

Bond Pledge Agreement granted by Evergreen Packaging Canada Limited in favour of The Bank of New York Mellon dated November 16, 2010.

Deed of Hypothec granted by Reynolds Food Packaging Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon dated November 16, 2010.

Bond issued under said Deed of Hypothec by Reynolds Food Packaging Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon dated November 16, 2010.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Bond Pledge Agreement granted by Reynolds Food Packaging Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon dated November 16, 2010.

Canadian General Security Agreement dated as of November 16, 2010 granted by Pactiv Canada Inc. in favour of The Bank of New York Mellon.

Canadian General Security Agreement dated as of November 16, 2010 granted by Newspring Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon.

Canadian Pledge Agreement dated as of November 16, 2010 granted by Reynolds Food Packaging Canada Inc. (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon, relating to shares in Dopaco Canada, Inc. as amended by Amending Agreement No. 1 dated 28 April 2011 and Amending Agreement No. 2 dated 2 May 2011 (each delivered by Reynolds Food Packaging Canada Inc., a predecessor of Pactiv Canada Inc.) and an amending agreement No. 3 dated July 1, 2011 delivered by Pactiv Canada Inc. (as successor to Reynolds Food Packaging Canada Inc.).

Canadian General Security Agreement dated as of November 16, 2010 granted by 798795 Ontario Limited (a predecessor of Pactiv Canada Inc.) in favour of The Bank of New York Mellon.

Canadian General Security Agreement dated as of May 2, 2011 granted by Conference Cup Ltd. in favour of The Bank of New York Mellon.

Canadian General Security Agreement dated as of May 2, 2011 granted by Dopaco Canada, Inc. in favour of The Bank of New York Mellon.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Canadian Pledge Agreement dated as of May 2, 2011 granted by Dopaco Canada, Inc. in favour of The Bank of New York Mellon, relating to shares in Garven Incorporated.

Canadian General Security Agreement dated as of May 2, 2011 granted by Garven Incorporated. in favour of The Bank of New York Mellon.

Canadian Pledge Agreement dated as of May 2, 2011 granted by Garven Incorporated in favour of The Bank of New York Mellon, relating to shares in Conference Cup Ltd.

GERMANY	Notarial share pledge agreement dated November 5, 2009 and entered into between SIG Combibloc Group AG as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees relating to the shares in SIG Combibloc Holding GmbH, as amended by a notarial confirmation and amendment agreement dated May 4, 2010.	“Obligations”

Notarial share pledge agreement dated November 16, 2010 and entered into between SIG Combibloc Group AG as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees relating to the shares in SIG Combibloc Holding GmbH.

Notarial share pledge agreement dated March 2, 2011 and entered into between SIG Combibloc Group AG as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees relating to the shares in SIG Combibloc Holding GmbH.

Notarial share pledge agreement dated November 5, 2009 and entered into between SIG Euro Holding AG & Co. KGaA as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees relating to the shares in SIG Combibloc Holding GmbH, SIG Combibloc GmbH, SIG Beverages Germany GmbH, SIG

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
International Services GmbH and SIG Information Technology GmbH, as amended by a notarial confirmation and amendment agreement dated May 4, 2010.

Notarial share pledge agreement dated November 16, 2010 and entered into between SIG Euro Holding AG & Co. KGaA as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee relating to the shares in SIG Combibloc Holding GmbH, SIG Combibloc GmbH, SIG Beverages Germany GmbH, SIG International Services GmbH and SIG Information Technology GmbH.

Notarial share pledge agreement dated March 2, 2011 and entered into between SIG Euro Holding AG & Co. KGaA as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee relating to the shares in SIG Combibloc Holding GmbH, SIG Combibloc GmbH, SIG Beverages Germany GmbH, SIG International Services GmbH and SIG Information Technology GmbH.

Notarial Share Pledge Agreement dated November 5, 2009 and entered into between SIG Combibloc Holding GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees relating to the shares in SIG Combibloc GmbH, SIG Combibloc Systems GmbH and SIG Vietnam Beteiligungs GmbH, as amended by a notarial confirmation and amendment agreement dated May 4, 2010.

Notarial Share Pledge Agreement dated November 16, 2010 and entered into between SIG Combibloc Holding GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee relating to the shares in SIG Combibloc GmbH, SIG Combibloc Systems GmbH and SIG Vietnam Beteiligungs GmbH.

Notarial Share Pledge Agreement dated March 2, 2011 and entered into between SIG Combibloc Holding GmbH as pledgor and The

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Bank of New York Mellon as Collateral Agent and pledgee relating to the shares in SIG Combibloc GmbH, SIG Combibloc Systems GmbH and SIG Vietnam Beteiligungs GmbH.

Notarial Share Pledge Agreement dated November 5, 2009 and entered into between SIG Combibloc Systems GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees relating to the shares in SIG Combibloc Zerspanungstechnik GmbH, as amended by a notarial confirmation and amendment agreement dated May 4, 2010.

Notarial Share Pledge Agreement dated November 16, 2010 and entered into between SIG Combibloc Systems GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee relating to the shares in SIG Combibloc Zerspanungstechnik GmbH.

Notarial Share Pledge Agreement dated March 2, 2011 and entered into between SIG Combibloc Systems GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee relating to the shares in SIG Combibloc Zerspanungstechnik GmbH.

Notarial Share Pledge Agreement dated November 5, 2009 and entered into between Closure Systems International B.V. as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees relating to the shares in Closure Systems International Holdings (Germany) GmbH, as amended by a notarial confirmation and amendment agreement dated May 4, 2010.

Notarial Share Pledge Agreement dated November 16, 2010 and entered into between Closure Systems International B.V. as pledgor and The Bank of New York Mellon as Collateral Agent relating to the shares in Closure Systems International Holdings (Germany) GmbH.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Notarial Share Pledge Agreement dated March 2, 2011 and entered into between Closure Systems International B.V. as pledgor and The Bank of New York Mellon as Collateral Agent relating to the shares in Closure Systems International Holdings (Germany) GmbH.

Notarial Share Pledge Agreement dated November 5, 2009 and entered into between Closure Systems International Holdings (Germany) GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees relating to the shares in Closure Systems International Deutschland GmbH, as amended by a notarial confirmation and amendment agreement dated May 4, 2010.

Notarial Share Pledge Agreement dated November 16, 2010 and entered into between Closure Systems International Holdings (Germany) GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee relating to the shares in Closure Systems International Deutschland GmbH.

Notarial Share Pledge Agreement dated March 2, 2011 and entered into between Closure Systems International Holdings (Germany) GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee relating to the shares in Closure Systems International Deutschland GmbH.

Account Pledge Agreement dated November 5, 2009 and entered into between SIG Euro Holding AG & Co. KGaA as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Account Pledge Agreement dated November 16, 2010 and entered into between SIG Euro Holding AG & Co. KGaA as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Account Pledge Agreement dated March 2, 2011 and entered into between SIG Euro Holding AG & Co. KGaA as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated November 5, 2009 and entered into between SIG Combibloc Holding GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Account Pledge Agreement dated November 16, 2010 and entered into between SIG Combibloc Holding GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated March 2, 2011 and entered into between SIG Combibloc Holding GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated November 5, 2009 and entered into between SIG Combibloc Systems GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Account Pledge Agreement dated November 16, 2010 and entered into between SIG Combibloc Systems GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated March 2, 2011 and entered into between SIG Combibloc Systems GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Account Pledge Agreement dated November 5, 2009 and entered into between SIG Beverages Germany GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Account Pledge Agreement dated November 16, 2010 and entered into between SIG Beverages Germany GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated March 2, 2011 and entered into between SIG Beverages Germany GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated November 5, 2009 and entered into between SIG Combibloc GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Account Pledge Agreement dated November 16, 2010 and entered into between SIG Combibloc GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated March 2, 2011 and entered into between SIG Combibloc GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated November 5, 2009 and entered into between SIG Combibloc Zerspanungstechnik GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Account Pledge Agreement dated November 16, 2010 and entered into between SIG Combibloc Zerspanungstechnik GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated March 2, 2011 and entered into between SIG Combibloc Zerspanungstechnik GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated November 5, 2009 and entered into between SIG Vietnam Beteiligungs GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Account Pledge Agreement dated November 16, 2010 and entered into between SIG Vietnam Beteiligungs GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated March 2, 2011 and entered into between SIG Vietnam Beteiligungs GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated November 5, 2009 and entered into between SIG International Services GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Account Pledge Agreement dated November 16, 2010 and entered into between SIG International Services GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Account Pledge Agreement dated March 2, 2011 and entered into between SIG International Services GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated November 5, 2009 and entered into between SIG Information Technology GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Account Pledge Agreement dated November 16, 2010 and entered into between SIG Information Technology GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated March 2, 2011 and entered into between SIG Information Technology GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated November 5, 2009 and entered into between Closure Systems International Holdings (Germany) GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Account Pledge Agreement dated November 16, 2010 and entered into between Closure Systems International Holdings (Germany) GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated March 2, 2011 and entered into between Closure Systems International Holdings (Germany) GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Account Pledge Agreement dated November 5, 2009 and entered into between Closure Systems International Deutschland GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Account Pledge Agreement dated November 16, 2010 and entered into between Closure Systems International Deutschland GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated March 2, 2011 and entered into between Closure Systems International Deutschland GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated November 5, 2009 and entered into between Closure Systems International Deutschland Real Estate GmbH & Co. KG (now collapsed into Closure Systems International Deutschland GmbH) as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Account Pledge Agreement dated November 5, 2009, and entered into between SIG Combibloc Group AG as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Account Pledge Agreement dated November 16, 2010, and entered into between SIG Combibloc Group AG as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated February 1, 2011, and entered into between SIG Combibloc Group AG as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Account Pledge Agreement dated February 9, 2011, and entered into between SIG Combibloc Group AG as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated November 5, 2009, and entered into between SIG Finanz AG (now assumed by SIG Combibloc Group AG by way of merger effective June 15, 2010) as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Account Pledge Agreement dated November 5, 2009, and entered into between SIG Schweizerische Industrie-Gesellschaft AG as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Account Pledge Agreement dated November 16, 2010, and entered into between SIG Schweizerische Industrie-Gesellschaft AG as pledgor and The Bank of New York Mellon as Collateral Agent

Account Pledge Agreement dated March 2, 2011, and entered into between SIG Schweizerische Industrie-Gesellschaft AG as pledgor and The Bank of New York Mellon as Collateral Agent

Account Pledge Agreement dated November 5, 2009, and entered into between SIG allCap AG as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Account Pledge Agreement dated November 16, 2010, and entered into between SIG allCap AG as pledgor and The Bank of New York Mellon as Collateral Agent

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Account Pledge Agreement dated March 2, 2011, and entered into between SIG allCap AG as pledgor and The Bank of New York Mellon as Collateral Agent

Global Assignment Agreement dated November 5, 2009 and entered into between as SIG Euro Holding AG & Co. KGaA assignor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

Global Assignment Agreement dated November 5, 2009 and entered into between SIG Combibloc Holding GmbH as assignor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

Global Assignment Agreement dated November 5, 2009 and entered into between SIG Combibloc Systems GmbH as assignor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

Global Assignment Agreement dated November 5, 2009 and entered into between SIG Beverages Germany GmbH as assignor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

Global Assignment Agreement dated November 5, 2009 and entered into between SIG Combibloc GmbH as assignor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Global Assignment Agreement dated November 5, 2009 and entered into between SIG Combibloc Zerspanungstechnik GmbH as assignor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

Global Assignment Agreement dated November 5, 2009 and entered into between SIG Vietnam Beteiligungs GmbH as assignor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

Global Assignment Agreement dated November 5, 2009 and entered into between SIG International Services GmbH as assignor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

Global Assignment Agreement dated November 5, 2009 and entered into between SIG Information Technology GmbH as assignor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

Global Assignment Agreement dated November 5, 2009 and entered into between Closure Systems International Holdings (Germany) GmbH as assignor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Global Assignment Agreement dated November 5, 2009 and entered into between Closure Systems International Deutschland GmbH as assignor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

Global Assignment Agreement dated November 5, 2009 and entered into between Closure Systems International Deutschland Real Estate GmbH & Co. KG (now collapsed into Closure Systems International Deutschland GmbH) as assignor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

Security Transfer Agreement dated November 5, 2009 and entered into between SIG Combibloc Systems GmbH as transferor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

Security Transfer Agreement dated November 5, 2009 and entered into between SIG Combibloc GmbH as transferor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

Security Transfer Agreement dated November 5, 2009 and entered into between SIG Combibloc Zerspanungstechnik GmbH as transferor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Security Transfer Agreement dated November 5, 2009 and entered into between Closure Systems International Deutschland GmbH as transferor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

IP Assignment Agreement dated November 5, 2009 and entered into between SIG Combibloc Systems GmbH as assignor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

IP Assignment Agreement dated November 5, 2009 and entered into between SIG Combibloc GmbH as assignor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

Security Purpose Agreement dated November 5, 2009 and entered into between SIG Combibloc GmbH and Closure Systems International Deutschland Real Estate GmbH & Co. KG (now collapsed into Closure Systems International Deutschland GmbH) as chargors and The Bank of New York Mellon as Collateral Agent relating to certain land charges, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

IP Assignment Agreement dated December 2, 2009, and entered into between SIG Technology AG as assignor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010 and March 2, 2011.

IP Assignment Agreement dated December 2, 2009, and entered into between SIG Finanz AG (now assumed by SIG Combibloc Group AG

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
by way of merger effective June 15, 2010) as assignor and The Bank of New York Mellon as Collateral Agent, as amended by certain confirmation and amendment agreements dated May 4, 2010, November 16, 2010, February 1, 2011 and February 9, 2011.

Account Pledge Agreement dated December 2, 2009, and entered into between SIG Combibloc Procurement AG as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated May 4, 2010.

Account Pledge Agreement dated November 16, 2010, and entered into between SIG Combibloc Procurement AG as pledgor and The Bank of New York Mellon as Collateral Agent.

Account Pledge Agreement dated March 2, 2011, and entered into between SIG Combibloc Procurement AG as pledgor and The Bank of New York Mellon as Collateral Agent.

Partnership Interest Pledge Agreement dated January 29, 2010, and entered into between SIG Reinag AG as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee and others as pledgees relating to the general partnership interest in SIG Euro Holding AG & Co. KGaA, as amended by a confirmation and amendment agreement dated May 4, 2010.

Non-notarized Share Pledge Agreement dated November 5, 2009 and entered into between SIG Combibloc Group AG as pledgor and The Bank of New York Mellon as Collateral Agent and as pledgee relating to the shares in SIG Euro Holding AG & Co. KGaA, as amended by a confirmation and amendment agreement dated 4 May 2010.

Junior Share and Partnership Interest Pledge Agreement dated November 16, 2010, and

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
entered into between SIG Combibloc Group AG and SIG Reinag AG as pledgors, and The Bank of New York Mellon as Collateral Agent and pledgee and others as pledgees relating to the shares and general partnership interest, respectively, held in SIG Euro Holding AG & Co. KGaA

Junior Share and Partnership Interest Pledge Agreement dated March 2, 2011, and entered into between SIG Combibloc Group AG and SIG Reinag AG as pledgors, and The Bank of New York Mellon as Collateral Agent and pledgee and others as pledgees relating to the shares and general partnership interest, respectively, held in SIG Euro Holding AG & Co. KGaA.

Notarial share pledge agreement dated March 2, 2011 and entered into between SIG Combibloc Holding GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee relating to the shares in Pactiv Hamburg Holdings GmbH.

Notarial share pledge agreement dated March 2, 2011 and entered into between Pactiv Corporation and Pactiv Hamburg Holdings GmbH as pledgors and The Bank of New York Mellon as Collateral Agent and pledgee relating to the shares in Pactiv Deutschland Holdinggesellschaft mbH.

Notarial share pledge agreement dated March 2, 2011 and entered into between Pactiv Deutschland Holdinggesellschaft mbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee relating to the shares in Omni-Pac Ekco GmbH Verpackungsmittel and Omni-Pac GmbH Verpackungsmittel.

Account Pledge Agreement dated March 2, 2011 and entered into between Pactiv Hamburg Holdings GmbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Account Pledge Agreement dated March 2, 2011 and entered into between Pactiv Deutschland Holdinggesellschaft mbH as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated March 2, 2011 and entered into between Omni-Pac Ekco GmbH Verpackungsmittel as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

Account Pledge Agreement dated March 2, 2011 and entered into between Omni-Pac GmbH Verpackungsmittel as pledgor and The Bank of New York Mellon as Collateral Agent and pledgee.

JAPAN	Blanket Security Over Shares Agreement, dated as of December 2, 2009, among The Bank of New York Mellon, as Collateral Agent, the Secured Parties (as defined therein) and Closure Systems International B.V.	“Obligations”

LUXEMBOURG	Share Pledge Agreement dated November 5, 2009 and entered into between Reynolds Group Holdings Limited as pledgor and the Collateral Agent, such pledge being granted over the shares held by Reynolds Group Holdings Limited in the share capital of Beverage Packaging Holdings (Luxembourg) I S.A.	“Secured Obligations”

Share Pledge Agreement dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) I S.A. as pledgor and the Collateral Agent, such pledge being granted over the shares held by Beverage Packaging Holdings (Luxembourg) I S.A. in the share capital of Beverage Packaging Holdings (Luxembourg) III S.à r.l.

Share Pledge Agreement dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) I S.A. as pledgor and the Collateral Agent, such pledge being granted over the shares held by Beverage Packaging Holdings (Luxembourg) I S.A. in the share capital of Reynolds Group Issuer (Luxembourg) S.A.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Pledge Over Receivables dated November 5, 2009 and entered into by Reynolds Group Issuer (Luxembourg) S.A. as pledgor and the Collateral Agent, such pledge being granted over certain receivables held by Reynolds Group Issuer (Luxembourg) S.A. towards Beverage Packaging Holdings (Luxembourg) III S.à r.l. under a proceeds loan agreement.

Pledge Over Receivables dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) III S.à r.l. as pledgor and the Collateral Agent, such pledge being granted over certain receivables held by Beverage Packaging Holdings (Luxembourg) III S.à r.l. towards Beverage Packaging Holdings (Luxembourg) I S.A.

Pledge Over Receivables dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) I S.A. as pledgor and the Collateral Agent, such pledge being granted over certain receivables held by Beverage Packaging Holdings (Luxembourg) I S.A. towards Beverage Packaging Holdings (Luxembourg) III S.à r.l.

Pledge Over Receivables dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) II S.A. as pledgor and the Collateral Agent, such pledge being granted over the claims the pledgor owns against Beverage Packaging Holdings (Luxembourg) I S.A. under certain proceeds loans made by Beverage Packaging Holdings (Luxembourg) II S.A. to Beverage Packaging Holdings (Luxembourg) I S.A.

Profit Participating Bonds Pledge Agreement dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) I S.A. as pledgor and the Collateral Agent, such pledge being granted over the Bonds (as defined therein) issued by

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Beverage Packaging Holdings (Luxembourg) III S.à r.l. and held by Beverage Packaging Holdings (Luxembourg) I S.A.

Pledge Over Bank Accounts dated November 5, 2009 and entered into between Closure Systems International (Luxembourg) S.à r.l. as pledgor (the rights, obligations and liabilities of which have been transferred to Beverage Packaging Holdings (Luxembourg) III S.à r.l.) and the Collateral Agent, over certain bank accounts opened with Société Générale Bank & Trust.

Pledge Over Bank Accounts dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) I S.A. as pledgor and the Collateral Agent, over certain bank accounts opened with Société Générale Bank & Trust.

Pledge Over Bank Accounts dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) III S.à r.l. as pledgor and the Collateral Agent, over certain bank accounts opened with Société Générale Bank & Trust.

Pledge Over Bank Accounts dated November 5, 2009 and entered into between Reynolds Consumer Products (Luxembourg) S.à r.l. as pledgor (the rights, obligations and liabilities of which have been transferred to Beverage Packaging Holdings (Luxembourg) III S.à r.l.) and the Collateral Agent, over certain bank accounts opened with Société Générale Bank & Trust.

Pledge Over Bank Accounts dated November 5, 2009 and entered into between Reynolds Group Issuer (Luxembourg) S.A. as pledgor and the Collateral Agent, over certain bank accounts opened with Société Générale Bank & Trust.

Pledge Over Receivables dated December 2, 2009 and entered into between Reynolds Group

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Holdings Limited as pledgor and the Collateral Agent in the presence of Beverage Packaging Holdings (Luxembourg) I S.A., such pledge being granted over certain receivables held by Reynolds Group Holdings Limited towards Beverage Packaging Holdings (Luxembourg) I S.A. under an intercompany loan agreement.

Pledge Over Receivables dated February 23, 2010 and entered into between Beverage Packaging Holdings (Luxembourg) I S.A. as pledgor and the Collateral Agent in the presence of SIG Austria Holding GmbH and SIG Euro Holding AG & Co. KGaA, such pledge being granted over certain receivables held by Beverage Packaging Holdings (Luxembourg) I S.A. towards SIG Austria Holding GmbH and SIG Euro Holding AG & Co. KGaA under certain intercompany loan agreements.

Pledge Over Shares Agreement dated May 4, 2010 between SIG Combibloc Holding GmbH and The Bank of New York Mellon in respect of shares in Evergreen Packaging (Luxembourg) S.à r.l.

Pledge Over Bank Accounts dated May 4, 2010 between Evergreen Packaging (Luxembourg) S.à r.l and The Bank of New York Mellon.

Pledge Over Receivables dated May 4, 2010 and entered into between Beverage Packaging Holdings (Luxembourg) III S.à r.l. as pledgor and the Collateral Agent in the presence of SIG Combibloc Holding GmbH, such pledge being granted over certain receivables held by Beverage Packaging Holdings (Luxembourg) III S.à r.l. towards SIG Combibloc Holding GmbH under certain intercompany loan agreements.

MEXICO	Floating Lien Pledge Agreement (Contrato de Prenda sin Transmisión de Posesión) dated January 29, 2010 executed by and among Grupo CSI de México, S. de R.L. de C.V., CSI en Saltillo, S. de R.L. de C.V., CSI en	“Obligaciones Garantizadas”

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Ensenada, S. de R.L. de C.V., CSI Tecniservicio, S. de R.L. de C.V., Bienes Industriales del Norte, S.A. de C.V., and Técnicos de Tapas Innovativas, S.A. de C.V. as pledgors, and The Bank of New York Mellon acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as pledgee.

Equity Interests Pledge Agreement (Contrato de Prenda sobre Acciones y Partes Sociales) dated January 29, 2010 executed by and among Grupo CSI de México, S. de R.L. de C.V., Closure Systems International B.V., CSI Mexico LLC, CSI en Saltillo, S. de R.L. de C.V., and Closure Systems Mexico Holdings LLC, as pledgors, and The Bank of New York Mellon acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as pledgee, with the acknowledgment of Bienes Industriales del Norte, S.A. de C.V., Técnicos de Tapas Innovativas, S.A. de C.V., CSI Tecniservicio, S. de R.L. de C.V., and CSI en Ensenada, S. de R.L. de C.V.

Irrevocable Security Trust Agreement with Reversion Rights number F/00737 (Contrato de Fideicomiso de Garantía con Derechos de Reversión No. F/00737), dated January 29, 2010 executed by and among CSI en Saltillo, S. de R.L. de C.V., as trustor, The Bank of New York Mellon, S.A., Institución de Banca Múltiple, as trustee, and The Bank of New York Mellon acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as first place beneficiary.

Floating Lien Pledge Agreement (Contrato de Prenda sin Transmisión de Posesión) dated May 4, 2010, executed by and between Evergreen Packaging Mexico, S. de R.L. de C.V., as pledgor, and The Bank of New York Mellon acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as pledgee.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Partnership Interest Pledge Agreement (Contrato de Prenda sobre Parte Social) dated May 4, 2010, executed by and between Evergreen Packaging International B.V., as pledgor, and The Bank of New York Mellon acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as pledgee, with the acknowledgment of Evergreen Packaging Mexico, S. de R.L. de C.V.

Floating Lien Pledge Agreement (Contrato de Prenda sin Transmisión de Posesión) dated September 1, 2010, executed by and among Maxpack, S. de R.L. de C.V. and Reynolds Metals Company de Mexico, S. de R.L. de C.V., as pledgors, and The Bank of New York Mellon acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as pledgee.

Partnership Interests Pledge Agreement (Contrato de Prenda sobre Partes Sociales) dated September 1, 2010, executed by and among Reynolds Packaging International B.V., Closure Systems International B.V. and Reynolds Metals Company de Mexico, S. de R.L. de C.V., as pledgors, and The Bank of New York Mellon acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as pledgee, with the acknowledgment of Maxpack, S. de R.L. de C.V.

Equity Interests Pledge Agreement (Contrato de Prenda sobre Acciones y Partes Sociales) dated April 19, 2011 executed by and among Grupo CSI de México, S. de R.L. de C.V., CSI en Saltillo, S. de R.L. de C.V., Central de Bolsas, S. de R.L. de C.V., Servicios Industriales Jaguar, S.A. de C.V., Servicio Terrestre Jaguar, S.A. de C.V., Grupo Corporativo Jaguar, S.A. de C.V., Pactiv Corporation and Pactiv International Holdings Inc., as pledgors, and The Bank of New York Mellon acting solely in its capacity as

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Collateral Agent on behalf and for the benefit of the Secured Parties, as pledgee, with the acknowledgment of Pactiv México, S. de R.L. de C.V.

Floating Lien Pledge Agreement (Contrato de Prenda sin Transmisión de Posesión) dated April 19, 2011, executed by and among Central de Bolsas, S. de R.L. de C.V., Servicios Industriales Jaguar, S.A. de C.V., Servicio Terrestre Jaguar, S.A. de C.V., Grupo Corporativo Jaguar, S.A. de C.V. and Pactiv México, S. de R.L. de C.V., as pledgors, and The Bank of New York Mellon acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as pledgee.

NETHERLANDS	Notarial Deed of Pledge of Registered Shares dated November 5, 2009 between Closure Systems International (Luxembourg) S.à r.l. as pledgor, the Pledgee and Closure Systems International B.V. as the Company, in respect of which all obligations of the pledgor have been assumed by Beverage Packaging Holdings (Luxembourg) III S.à r.l.	“Secured Obligations”

Notarial deed of pledge of registered shares dated November 5, 2009 between Reynolds Consumer Products (Luxembourg) S.à r.l. as pledgor, the Pledgee and Reynolds Consumer Products International B.V. as the Company, in respect of which all obligations of the pledgor have been assumed by Closure Systems International B.V. following a contribution of the shares of Reynolds Consumer Products International B.V. to Closure Systems International B.V.

Disclosed Pledge of Bank Accounts dated November 5, 2009 between Closure Systems International B.V. and Reynolds Consumer Products International B.V. and the Pledgee (as defined therein).

Disclosed Pledge of Bank Accounts dated May 4, 2010 between Evergreen Packaging International B.V. and The Bank of New York Mellon.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Notarial Deed of Pledge of Registered Shares dated May 4, 2010 between Evergreen Packaging (Luxembourg) S.à.r.l and The Bank of New York Mellon in respect of shares in Evergreen Packaging International B.V.

Disclosed Pledge of Bank Accounts dated September 1, 2010 between Reynolds Packaging International B.V. and The Bank of New York Mellon.

Notarial Deed of Pledge of Registered Shares dated September 1, 2010 between Closure Systems International B.V. and The Bank of New York Mellon in respect of shares in Reynolds Packaging International B.V.

NEW ZEALAND	General Security Deed (first ranking) dated November 5, 2009 between Reynolds Group Holdings Limited as Chargor and The Bank of New York Mellon in its capacity as Collateral Agent	“Secured Liabilities”

Specific Security Deed (first ranking) dated November 5, 2009 between Reynolds Group Holdings Limited as Chargor and The Bank of New York Mellon in its capacity as Collateral Agent

UNITED KINGDOM	Debenture granted by Reynolds Subco (UK) Limited (formerly, BACO Consumer Products Limited) dated December 2, 2009.	“Secured Liabilities”

Security Over Shares Agreement over shares in Closure Systems International (UK) Limited granted by Closure Systems International B.V. dated December 2, 2009.

Debenture granted by Closure Systems International (UK) Limited dated December 2, 2009.

Security Over Shares Agreement over shares in Reynolds Consumer Products (UK) Limited granted by Reynolds Consumer Products International B.V. dated December 2, 2009.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Debenture granted by Reynolds Consumer Products (UK) Limited dated December 2, 2009.

Debenture granted by SIG Combibloc Limited dated December 2, 2009.

Security Over Shares Agreement over shares in SIG Holdings (UK) Limited granted by SIG Finanz AG (now assumed by SIG Combibloc Group AG by way of merger effective June 15, 2010) dated December 2, 2009.

Debenture granted by SIG Holdings (UK) Limited dated December 2, 2009.

Security Assignment of Contractual Rights under a global loan agreement dated November 5, 2009 granted by Reynolds Consumer Products International B.V. in favour of The Bank of New York Mellon as collateral agent dated March 10, 2010.

Security Assignment of Contractual Rights entered into by and between The Bank of New York Mellon and Beverage Packaging Holdings (Luxembourg) III S.à r.l relating to loans made to SIG Euro Holding AG & Co KGaA and Closure Systems International B.V., dated December 2, 2009.

Security Assignment of Contractual Rights under a global loan agreement dated November 5, 2009 granted by Closure Systems International B.V. in favour of The Bank of New York Mellon as collateral agent dated March 10, 2010.

Security Assignment of Contractual Rights under a specific contract (of around EUR (7 million)) between Beverage Packaging Holdings (Luxembourg) I S.A. as lender and SIG Austria Holding GmbH as borrower dated February 23, 2010.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Security Over Shares Agreement between SIG Combibloc Holding GmbH and The Bank of New York Mellon, in respect of the shares in SIG Combibloc Limited dated August 16, 2010.

Debenture between Ivex Holdings, Ltd. and The Bank of New York Mellon dated September 1, 2010.

Debenture between Kama Europe Limited and The Bank of New York Mellon dated September 1, 2010.

Security Over Shares Agreement between Reynolds Packaging International B.V. and The Bank of New York Mellon, relating to shares in Ivex Holdings, Ltd dated September 1, 2010.

Debenture granted by Omni-Pac U.K. Limited dated November 16, 2010.

Debenture granted by The Baldwin Group Limited dated November 16, 2010.

Debenture granted by J. & W. Baldwin (Holdings) Limited dated November 16, 2010.

Security Assignment of Contractual Rights under a global loan agreement dated November 5, 2009 granted by Beverage Packaging Holdings (Luxembourg) III S.à r.l. in favor of The Bank of New York Mellon as collateral agent dated February 1, 2011

UNITED STATES	U.S. Collateral Agreement, dated as of November 5, 2009, among Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., Closure Systems International Holdings Inc., Reynolds Group Issuer LLC,	“Obligations”

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Reynolds Group Issuer Inc., each Subsidiary of Holdings (as defined therein) from time to time party thereto and The Bank of New York Mellon, as Collateral Agent.

Patent Security Agreement dated as of September 1, 2010 among Ultra Pac, Inc., Reynolds Food Packaging LLC, Reynolds Packaging LLC and The Bank of New York Mellon.

Trademark Security Agreement dated as of September 1, 2010 among Ultra Pac, Inc., Reynolds Food Packaging LLC, Reynolds Packaging LLC and The Bank of New York Mellon.

Copyright Security Agreement dated as of November 16, 2010 among Pactiv Corporation and The Bank of New York Mellon.

Patent Security Agreement dated as of November 16, 2010 among Pactiv Corporation, Newspring Industrial Corp. Prairie Packaging, Inc., PWP Industries, Inc. and The Bank of New York Mellon.

Trademark Security Agreement dated as of November 16, 2010 among Pactiv Corporation, Newspring Industrial Corp. Prairie Packaging, Inc., PWP Industries, Inc. and The Bank of New York Mellon.

Patent Security Agreement dated as of May 2, 2011 among Dopaco, Inc. and The Bank of New York Mellon.

Trademark Security Agreement dated as of May 2, 2011 among Dopaco, Inc. and The Bank of New York Mellon

SCHEDULE B
TO THE REAFFIRMATION AGREEMENT
Part II
List of the Reaffirmed Security Documents
Collateral Agent: Wilmington Trust

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
AUSTRALIA	Equitable Mortgage of Shares dated June 17, 2010 between Whakatane Mill Limited as mortgagor and Wilmington Trust (London) Limited as mortgagee relating to the Share shares in Whakatane Mill Australia Pty Limited.	“Secured Liabilities”

AUSTRIA	Share Pledge Agreement dated March 4, 2010 over the shares in SIG Austria Holding GmbH granted by SIG Finanz AG (now assumed by SIG Combibloc Group AG by way of merger effective June 15, 2010) in favour of the Collateral Agent.	“Secured Obligations”

Share Pledge Agreement dated March 4, 2010 over the shares in SIG Combibloc GmbH granted by SIG Finanz AG (now assumed by SIG Combibloc Group AG by way of merger effective June 15, 2010) in favour of the Collateral Agent.

COSTA RICA	Pledge of Quotas Agreement, executed by Closure Systems International B.V. This document was executed on January 29, 2010, by Closure Systems International B.V. (as Pledgor) and also by Wilmington Trust (London) Limited (as Pledgee).	“Obligations”

GERMANY	Account Pledge Agreement dated February 3, 2010 entered into between SIG Asset Holdings Limited as pledgor, Wilmington Trust (London) Limited as Collateral Agent and as pledgee and others as pledgees, as amended by a confirmation and amendment agreement dated 4 May 2010.	“Obligations”

Account Pledge Agreement dated November 16, 2010 entered into between SIG Asset Holdings Limited as pledgor, and Wilmington Trust (London) Limited as Collateral Agent.

Account Pledge Agreement dated February 1, 2011 entered into between SIG Asset Holdings Limited as pledgor, and Wilmington Trust (London) Limited as Collateral Agent.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Account Pledge Agreement dated February 9, 2011 entered into between SIG Asset Holdings Limited as pledgor, and Wilmington Trust (London) Limited as Collateral Agent.

GUERNSEY	Security Interest Agreement over Securities relating to SIG Asset Holdings Limited dated January 29, 2010 between SIG Combibloc Group AG and Wilmington Trust (London) Limited as Collateral Agent	“Obligations”

Security Interest Agreement over Third Party Bank Account of SIG Asset Holdings Limited dated January 29, 2010 between SIG Asset Holdings Limited and Wilmington Trust (London) Limited as Collateral Agent

HONG KONG	Security over Shares Agreement dated February 25, 2010 entered into by Closure Systems International B.V. over its shares in Closure Systems International (Hong Kong) Limited.	“Secured Liabilities”

Security over Shares Agreement dated February 25, 2010 entered into by SIG Finanz AG (now assumed by SIG Combibloc Group AG by way of merger effective June 15, 2010) over its shares in SIG Combibloc Limited.

Debenture granted by Closure Systems International (Hong Kong) Limited dated February 25, 2010.

Debenture granted by SIG Combibloc Limited dated February 25, 2010.

Debenture granted by Evergreen Packaging (Hong Kong) Limited dated May 4, 2010.

Security over shares agreement dated May 4, 2010 entered into by Evergreen Packaging International B.V. over its shares in Evergreen Packaging (Hong Kong) Limited.

HUNGARY	Quota Charge Agreement dated January 29, 2010 over quotas in CSI Hungary Kft granted by Closure Systems International B.V. in favour of Wilmington Trust (London) Limited.	“Obligations”

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
Quota Charge Agreement dated January 29, 2010 over quotas in Closure Systems International Holdings (Hungary) Kft granted by Closure Systems International B.V. in favour of Wilmington Trust (London) Limited.

Agreement Constituting Floating Charge dated January 29, 2010 granted by Closure Systems International Holdings (Hungary) Kft in favour of Wilmington Trust (London) Limited.

Charge and Security Deposit Over Bank Accounts Agreement dated January 29, 2010 granted by Closure Systems International Holdings (Hungary) Kft in favour of Wilmington Trust (London) Limited.

Agreement Constituting Floating Charge dated January 29, 2010 granted by CSI Hungary Kft in favour of Wilmington Trust (London) Limited.

Agreement Constituting Framework Fixed Charge Over Moveable Assets dated January 29, 2010 granted by CSI Hungary Kft in favour of Wilmington Trust (London) Limited.

Charge and Security Deposit Over Bank Accounts Agreement dated January 29, 2010 granted by CSI Hungary Kft in favour of Wilmington Trust (London) Limited.

NEW ZEALAND	General Security Deed dated May 28, 2010 between Whakatane Mill Limited and Wilmington Trust (London) Limited.	“Secured Liabilities”

Specific Security Deed dated May 28, 2010 in respect of shares in Whakatane Mill Limited, between SIG Combibloc Holding GmbH and Wilmington Trust (London) Limited.

Real property mortgages given by Whakatane Mill Limited in respect of the following certificates of title: SA685/3; SA658/133; SA657/97; SA1743/3; SA942/52; SA5B/958; SA26C/782; SA1006/36; SA1443/56 and SA802/138.

Local term covering
“Obligations” as defined
JURISDICTION	DOCUMENTS	in the FLICA
THAILAND	Share Pledge Agreement in respect of shares in SIG Combibloc Ltd granted by SIG Combibloc Holding GmbH dated January 29, 2010 between SIG Combibloc Holding GmbH as pledgor, Wilmington Trust (London) Limited as collateral agent and the Secured Parties (as defined therein) and the Pledge Supplement dated July 6, 2011.	“Obligations”

Conditional assignment of bank accounts agreement dated January 29, 2010 between SIG Combibloc Ltd. as assignor, Wilmington Trust (London) Limited as collateral agent and the Secured Parties (as defined therein)

Conditional assignment of receivables agreement dated January 29, 2010 between SIG Combibloc Ltd. as assignor, Wilmington Trust (London) Limited as collateral agent and the Secured Parties (as defined therein)

UNITED KINGDOM	Security Over Cash Agreement granted by CSI Hungary Gyarto es Kereskedelmi Kft, dated January 29, 2010, in favour of Wilmington Trust (London) Limited as the collateral agent.	“Secured Liabilities”

SCHEDULE C
TO THE REAFFIRMATION AGREEMENT
Grantors Reaffirming Guarantees Only
Australia:

Whakatane Mill Australia Pty Limited (ACN 143 793 659)
Costa Rica:

CSI Closure Systems Manufacturing de Centro America Sociedad de Responsabilidad Limitada
Japan:

Closure Systems International Japan, Limited
Closure Systems International Holdings (Japan) KK

SCHEDULE D
TO THE REAFFIRMATION AGREEMENT
Excluded Grantors
Austria:

SIG Combibloc GmbH
SIG Combibloc GmbH & Co KG
SIG Austria Holding GmbH

SCHEDULE 1
Tranche C Term Lenders

Tranche C Term Lender	Tranche C Term Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$2,000,000,000.00

TOTAL TRANCHE C TERM LOAN COMMITMENT	$2,000,000,000.00

SCHEDULE 2
Limitations
          Each Loan Party incorporated or otherwise organized under the laws of Austria or such other jurisdiction as may be agreed by the Administrative Agent acting in its sole discretion (each a "Limited Loan Party” and, collectively, the “Limited Loan Parties”) is only a signatory to this Amendment and Assumption Agreement for the purpose of giving its assent to the amendments to the Credit Agreement made by this Amendment and Assumption Agreement (and for no other purpose whatsoever). It is expressly agreed by all parties to this Amendment and Assumption Agreement that, notwithstanding that each such Limited Loan Party is a signatory to this Amendment and Assumption Agreement, in addition to the limitations set forth in Section 3(d), none of the Limited Loan Parties is (by so being a signatory) consenting to, confirming or otherwise acknowledging, and no Limited Loan Party shall be held liable for, any extension whatsoever of its obligations and liabilities under the Second Amended and Restated Credit Agreement or any other Loan Document (in its capacity as a Loan Party or otherwise) in excess of, or in addition to, such obligations and liabilities as they existed with respect to such Limited Loan Party immediately prior to the Amendment Effective Date.
          The Administrative Agent and the Lenders party hereto hereby agree that there shall be no breach of any representation, warranty or covenant in the Second Amended and Restated Credit Agreement or any other Loan Documents as a result of the fact that any such representation or warranty made by or with respect to (a) a Limited Loan Party or (b) a Limited Loan Party Shareholder (but only in respect of a Limited Collateral Agreement), required in any Loan Document or in any document required by any Loan Document would be untrue or incorrect (or any such covenant would be unable to be satisfied) by virtue of the fact that (i) all necessary corporate or other action may not yet have been taken to approve or authorize the extension by such Limited Loan Party of any obligation or liability on its part in respect of the Tranche C Term Loans or otherwise in respect of this Amendment and Assumption Agreement (save for the purpose referred to in the first paragraph above) or the Reaffirmation Agreement referred to herein or any other amendment, supplement, or confirmation of any existing Loan Document as referred to in Section 4(e) of the Amendment and Assumption Agreement or any matters relating thereto, (ii) all necessary corporate or other action may not yet have been taken by a Limited Loan Party Shareholder to approve or authorize the extension by it of its obligations under any Limited Collateral Agreement to which it is a party, to the Tranche C Term Loans or otherwise in respect of this Amendment and Assumption Agreement or (iii) any existing guarantee or security interest in the Collateral (x) provided by such Limited Loan Party or (y) provided by a Limited Loan Party Shareholder under a Limited Collateral Agreement, may not be legal, valid or enforceable in respect of Bank Obligations relating to the Tranche C Term Loans or otherwise in respect of this Amendment and Assumption Agreement, or any such security interest is not a first priority Lien and perfected in respect thereof, and no Default or Event of Default shall be deemed to have occurred as a result thereof, provided that the Loan Parties are otherwise in compliance with the obligations under Section 10 of the Amendment and Assumption Agreement.
          For the purposes of this Schedule 2, “Limited Collateral Agreement” shall mean a Collateral Agreement entered into by a Loan Party (a “Limited Loan Party Shareholder”) in respect of the equity, stock or other membership interests of a Limited Loan Party.

SCHEDULE 3
Post-Effectiveness Matters
Holdings shall cause:
within 135 days after the Closing Date (or such later date as the Administrative Agent in its sole discretion may permit), and subject to the Agreed Security Principles, each Loan Party incorporated or otherwise organized under the laws of Austria to take any and all actions reasonably requested by the Administrative Agent to confirm and acknowledge (in particular but not limited to by way of confirmation agreements) that its guarantee of the Bank Obligations (with respect to each such Loan Party) and its other security granted (in particular but not limited to Austrian law pledges) (with respect to each such Loan Party) continue in full force and effect, in each case subject to any limitations contained therein or in Schedule 10.03 of the Second Amended and Restated Credit Agreement, in respect of the Bank Obligations under the Second Amended and Restated Credit Agreement and the other Loan Documents, including the Tranche C Term Loans;
within 90 days after the Closing Date (or such later date as the Administrative Agent in its sole discretion may permit), the Thai Guarantor to (i) apply to the Bank of Thailand for an in-principle approval for the remittance of any foreign currency sum from Thailand to the Bank Secured Parties pursuant to such Thai Guarantor’s obligation of payment under the Second Amended and Restated Credit Agreement and (ii) apply for a permit under the Alien Business Act B.E. 2542 from the Director-General of the Department of Business Development, Ministry of Commerce of Thailand (the “Thai Business Permit”) in respect of the Thai Guarantor’s guarantee of the obligations of Reynolds Group Holdings Limited and Pactiv Corporation. The Thai Guarantor shall use commercially reasonable efforts to obtain the Thai Business Permit and shall, promptly upon the receipt of the Thai Business Permit, provide a certified copy of such permit to the Administrative Agent; and
within 120 days after the Closing Date (or such later date as the Administrative Agent in its sole discretion may permit) with respect to each Mortgage encumbering a Mortgaged Property located in the United States of America, (x) an amendment thereof (each, a “Mortgage Amendment”), setting forth such changes as are reasonably necessary to reflect that the lien securing the Bank Obligations under the Second Amended and Restated Credit Agreement encumbers such Mortgaged Property and to further grant, preserve, protect, confirm and perfect the first-priority lien and security interest thereby created and perfected, (y) opinions by local counsel reasonably acceptable to the Administrative Agent regarding the enforceability of each such Mortgage Amendment, and (z) a date-down endorsement to each policy of title insurance insuring the interest of the mortgagee or beneficiary, as the case may be, with respect to such Mortgages, in each case in substantially the same form as those Mortgage Amendments and local counsel opinions delivered to the Administrative Agent on June 7, 2011, in connection with Amendment No. 4, except for those changes necessary to reflect the Second Amended and Restated Credit Agreement, and each of the foregoing being in all respects reasonably acceptable to the Administrative Agent.

SCHEDULE 4
Escrow Arrangement
     In the event that either Holdings and the U.S. Term Borrowers, on the one hand, or the Administrative Agent, on the other hand, requests in writing at least five Business Days prior to the Escrow Term Loan Funding Date that the Tranche C Lenders make the Tranche C Term Loans prior to the Closing Date (such Tranche C Term Lenders, the “Escrow Term Lenders”, and such Tranche C Term Loans, the “Escrow Term Loans”), the Second Amended and Restated Credit Agreement and, to the extent permitted by their terms, the other Loan Documents shall be amended as necessary to reflect the terms set forth below (any such amendment, together with the Escrow Agreement (as defined below) and the Escrow Security Documents (as defined below), the “Escrow Arrangement”) to facilitate the making of the Escrow Term Loans. As part of the Escrow Arrangement, additional amendments to the Second Amended and Restated Credit Agreement and, to the extent permitted by their terms, the Escrow Security Documents and the other Loan Documents that are not materially adverse to any Escrow Term Lender and that would apply solely during the Escrow Period (as defined below) may be made with the consent of Holdings and the Administrative Agent, provided that no such additional amendment shall be made pursuant to this Schedule 4 that would require the consent of more Lenders than the Lenders constituting the Required Lenders and the Tranche C Term Lenders. For purposes of this Schedule 4, the term “Escrow Period” shall mean the period commencing on the Escrow Term Loan Funding Date and ending on the Escrow Termination Date; the term “Escrow Release Date” shall mean the date on which the conditions to release set forth in Section 4 of the Amendment and Assumption Agreement have been satisfied; and “Escrow Termination Date” shall mean the earliest to occur of (a) the Escrow Release Date, (b) the termination or expiration of the Merger Agreement and (c) March 20, 2012. Notwithstanding the foregoing, without the prior written consent of Holdings, the Administrative Agent may not request that the Escrow Term Loan Funding Date occur prior to the 91st day after the Second Restatement Date.
     Except as set forth below in this Schedule 4, the terms of the Escrow Term Loans shall be the same as those that would otherwise apply to the Tranche C Term Loans had the conditions to funding in Section 7 of the Amendment and Assumption Agreement been satisfied on the date the Escrow Term Loans were funded.

Escrow Borrower:	A newly formed Wholly Owned Subsidiary of Holdings, organized under Delaware law and constituting an “Escrow Subsidiary”, as defined in the Second Amended and Restated Credit Agreement (the “Escrow Borrower”), formed for the purpose of borrowing the Escrow Term Loans; provided that (a) the requirements for adding an additional Borrower under Section 9.21 of the Second Amended and Restated Credit Agreement shall have been satisfied prior to the Escrow Term Loan Funding Date and (b) so long as such Person is an “Escrow Borrower”, such Person shall have no liabilities or assets other than (i) the Escrow Term Loans and the liabilities associated therewith, (ii) the cash proceeds of the Escrow Term Loans (which will be held in escrow pursuant to an escrow agreement (the “Escrow Agreement”) among Holdings, the U.S. Term Borrowers, the Escrow Borrower, the Escrow Borrower Parent (as defined below) and the Administrative Agent, in form and substance satisfactory to the Administrative Agent, for the benefit of the Escrow Term Lenders and any applicable representative or agent thereof (the “Escrow Secured Parties”) until the Escrow Release Date), (iii) cash as may be necessary to pay accrued interest, original issue discount, premiums, fees and expenses in connection with such Escrow Term Loans and (iv) other incidental liabilities and assets reasonably acceptable to the Administrative Agent.

Guarantees:	During the Escrow Period, the Escrow Borrower’s obligations under the Escrow Term Loans, including obligations to pay any principal, interest, fees and expenses payable with respect to the Escrow Term Loans (the “Escrow Term Loan Obligations”), shall be guaranteed by the Escrow Borrower Parent (as defined below) on a senior secured basis. Solely during the Escrow Period, (a) neither the Escrow Borrower nor the Escrow Borrower Parent shall guarantee the Bank Obligations and (b) the Escrow Term Loan Obligations shall not be guaranteed by Holdings or any Loan Party.

In furtherance of and without limiting the foregoing, solely during the Escrow Period and for purposes of each Loan Document, (a) the term “Bank Obligations” as defined in the Second Amended and Restated Credit Agreement shall be deemed not to include the Escrow Term Loan Obligations and (b) the term “Bank Secured Parties” as defined in the Second Amended and Restated Credit Agreement shall not include the Escrow Term Lenders, each in its capacity as such.

The Escrow Arrangement may provide that the Wholly Owned Subsidiary of Holdings that is the direct parent entity of the Escrow Borrower and organized under Delaware law (the “Escrow Borrower Parent”) shall be deemed not to be a “Subsidiary” as

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defined in the Second Amended and Restated Credit Agreement until the Escrow Release Date, at which time it will become a Subsidiary; provided that (a) Holdings designates such Person as the “Escrow Borrower Parent” and (b) for so long as such Person is the Escrow Borrower Parent under the Escrow Arrangement, such Person has no liabilities or assets other than (i) the Equity Interests of the Escrow Borrower, (ii) the guarantee of the Escrow Term Loan Obligations, (iii) cash as may be necessary to pay accrued interest, original issue discount, premiums, fees and expenses in connection with such Escrow Term Loans and (iv) other incidental liabilities and assets reasonably acceptable to the Administrative Agent.

Security:	During the Escrow Period, the Escrow Term Loans shall be secured in favor of the Escrow Secured Parties only by all of the assets of the Escrow Borrower and the Escrow Borrower Parent, including (a) a first priority security interest in the deposit account in which the cash proceeds of the Escrow Term Loans are held and (b) a first priority pledge of 100% of the Equity Interests of the Escrow Borrower (together, the “Escrow Collateral”). Solely during the Escrow Period, (i) no other Liens (including Liens securing the Bank Obligations) shall be permitted to be placed on the Escrow Collateral and (ii) the Escrow Term Loan Obligations shall not be secured by the Collateral securing the Bank Obligations. During the Escrow Period, the security agreements and other instruments and documents in respect of the Escrow Collateral (the “Escrow Security Documents”) shall not be deemed to be “Security Documents” or “Loan Documents” for purposes of (A) the definition of “Bank Obligations” in the Second Amended and Restated Credit Agreement and (B) the definition of “Bank Secured Parties” in the Second Amended and Restated Credit Agreement.

Effective solely during the Escrow Period, for purposes of the Security Documents, each of the Escrow Borrower and the Escrow Borrower Parent shall be deemed not to be a Loan Party.

Conditions to Funding:	In addition to the requirements set forth in Section 7 of the Amendment and Assumption Agreement, the Administrative Agent shall have received (a) a favorable written opinion of Debevoise &

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Plimpton LLP, counsel for Holdings, the U.S. Term Borrowers and the Escrow Borrower and New Zealand counsel for the Administrative Agent, in each case covering such matters relating to the Amendment and Assumption Agreement and the Escrow Arrangement as the Administrative Agent shall reasonably request, (b) corporate authorization with respect to Holdings, the U.S. Term Borrowers, the Escrow Borrower and the Escrow Borrower Parent, (c) other certificates and documentation with respect to Holdings, the U.S. Term Borrowers, the Escrow Borrower and the Escrow Borrower Parent as the Administrative Agent shall reasonably request, (d) the Escrow Security Documents shall have been duly executed by the Escrow Borrower and the Escrow Borrower Parent and shall be in full force and effect on the Escrow Term Loan Funding Date, and the Escrow Secured Parties, or a representative on behalf of the Escrow Secured Parties, shall have a security interest in the Escrow Collateral of the type and the priority described in each Escrow Security Document and (e) the Administrative Agent shall have received a Perfection Certificate with respect to the Escrow Borrower and the Escrow Borrower Parent dated the Escrow Term Loan Funding Date and duly executed by a Responsible Officer of the Escrow Borrower and the Escrow Borrower Parent, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Escrow Borrower and the Escrow Borrower Parent in the states of formation of such Persons and in such other locations as the Administrative Agent may reasonably request, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under the Escrow Security Documents or have been or will be contemporaneously released or terminated. Holdings and the U.S. Term Borrowers request such counsel to deliver the opinions described in clause (a) of this paragraph.

Conditions to Release:	The conditions to the release of the proceeds of the Escrow Term Loans from escrow shall be as set forth in Section 4 of the Amendment and Assumption Agreement.

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Mandatory Prepayments:	Effective solely during the Escrow Period, if the conditions to release are not met on or prior to the earlier of (a) the termination or expiration of the Merger Agreement and (b) March 20, 2012, the Escrow Term Loans shall be prepaid in full, at par, on the Escrow Termination Date, together with all accrued interest thereon and other amounts payable in connection therewith.

Voluntary Prepayments:	During the Escrow Period, the Escrow Term Loans may be prepaid in whole or in part, at par, together with all accrued interest thereon and other amounts payable in connection therewith.

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